   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 10, 1997
                                                 REGISTRATION NO. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                              CLYDE COMPANIES, INC.
             (Exact name of registrant as specified in its charter)

            UTAH                      3272                    87-0260879
       (State or other          (Primary standard          (I.R.S. Employer
       jurisdiction of             industrial             Identification No.)
      incorporation or           Classification
        organization)             code number)

                              ---------------------

                              1423 DEVONSHIRE DRIVE
                           SALT LAKE CITY, UTAH 84108
                                 (801) 582-2783
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              ---------------------

                               CAROL C. SALISBURY
                              1423 DEVONSHIRE DRIVE
                           SALT LAKE CITY, UTAH 84108
                                 (801) 582-2783
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              ---------------------

                                  WITH COPY TO:
                              ARTHUR B. RALPH, ESQ.
                      VAN COTT, BAGLEY, CORNWALL & MCCARTHY
                        50 SOUTH MAIN STREET, SUITE 1600
                           SALT LAKE CITY, UTAH 84144
                                 (801) 532-3333

                              ---------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: At the effective time of the proposed merger of wholly-owned subsidiaries of Clyde Companies, Inc. ("CCI") with and into W.W. Clyde & Co. ("Clyde"), Geneva Rock Products, Inc. ("Geneva Rock"), Utah Service, Inc. ("Utah Service") and Beehive Insurance Agency, Inc. ("Beehive Insurance"), in accordance with the Agreement and Plan of Merger, dated as of November 13, 1997, attached as Annex A to the Proxy Statement/Prospectus forming a part of this Registration Statement, which shall occur as promptly as practicable after this Registration Statement becomes effective and the shareholders of each of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance have approved the merger.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                              ---------------------

                         CALCULATION OF REGISTRATION FEE

=================================================================================================
                                                 Proposed
  Title of each class of                          maximum        Proposed maximum     Amount of
     securities to be          Amount to be    offering price   aggregate offering   registration
        registered             registered(1)    per share(2)           price(2)          fee (2)
-------------------------------------------------------------------------------------------------
Common Stock, no par value   6,938,709 shares       $14.52         $100,750,055         $30,531
================================================================================================

(1) Represents the estimated maximum number of shares of common stock, no par value, of CCI issuable in connection with the merger, based upon an assumed exchange ratio of (a) 33.93 shares for each outstanding share of common stock, par value $10 per share, of Clyde, (b) 239.27 shares for each outstanding share of common stock, par value $10 per share, of Geneva Rock,
     (c) 43.43 shares for each outstanding share of common stock, par value $10 per share, of Utah Service, and (e) 4.33 shares for each outstanding share of common stock, par value $1 per share, of Beehive Insurance.

(2) Estimated pursuant to Rule 457(f) under the Securities Act of 1933, as amended, based on the book value of the merging companies.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME FURTHER EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                              CLYDE COMPANIES, INC.
                                W.W. CLYDE & CO.
                           GENEVA ROCK PRODUCTS, INC.
                               UTAH SERVICE, INC.
                         BEEHIVE INSURANCE AGENCY, INC.
                               ____________, 1998

Dear Shareholder:

Special Meetings of Shareholders (each a "Special Meeting") of each of Clyde Companies, Inc. ("CCI"), W.W. Clyde & Co. ("Clyde"), Geneva Rock Products, Inc. ("Geneva Rock"), Utah Service, Inc. ("Utah Service") and Beehive Insurance Agency, Inc. ("Beehive Insurance") will be held at the places and times set forth in the accompanying Notices of Special Meeting of Shareholders for your respective company.

At your respective Special Meeting, you will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger dated as of November 13, 1997 (the "Merger Agreement") providing for the merger ("Merger") of wholly owned subsidiaries of CCI with Clyde, Geneva Rock, Utah Service and Beehive Insurance, each of which will become wholly owned subsidiaries of CCI. Upon the effective date of the Merger, each issued and outstanding share of common stock of Clyde, Geneva Rock, Utah Service and Beehive Insurance will be converted into, respectively, 33.93, 239.27, 43.43 and 4.33 shares of common stock, no par value, of CCI.

The Board of Directors of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance each has unanimously approved the Merger Agreement and the transactions contemplated thereby, and has determined that it is in the best interests of their respective shareholders. Your Board of Directors unanimously recommends that shareholders vote to approve the Merger Agreement.

In the materials accompanying this letter, you will find a Notice of Special Meeting of Shareholders, a Proxy Statement/Prospectus relating to the actions to be taken by you at the Special Meeting and a proxy card. The Proxy Statement/Prospectus more fully describes the proposed Merger.

ALL SHAREHOLDERS ARE INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN THOUGH YOU HAVE PREVIOUSLY RETURNED YOUR PROXY. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE SPECIAL MEETING.

                                 Sincerely,

------------------------------   -----------------------------------------------
Carol C. Salisbury, President    Richard C. Clyde, President and General Manager
Clyde Companies, Inc.            W.W. Clyde & Co.

------------------------------   -----------------------------------------------
Wilford W. Clyde, President      David O. Cook, President
Geneva Rock Products, Inc.       Utah Service, Inc.

------------------------------
W. Douglas Snow, President
Beehive Insurance Agency, Inc.

                              CLYDE COMPANIES, INC.
                              1423 DEVONSHIRE DRIVE
                           SALT LAKE CITY, UTAH 84108
                                 (801) 582-2783

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
             TO BE HELD ON ______________, __________________, 1998

Notice is hereby given that a Special Meeting of Shareholders of Clyde Companies, Inc. ("CCI") will be held on _______, _____________, 1998, at 9:30
a.m., local time, at 1565 West 400 North, Orem, Utah for the following purposes:

       (1) To consider and vote upon a proposal to approve an Agreement and Plan of Merger dated as of November 13, 1997 (the "Merger Agreement") providing for the merger ("Merger") of wholly owned subsidiaries of CCI with W.W. Clyde & Co. ("Clyde"), Geneva Rock Products, Inc. ("Geneva Rock"), Utah Service, Inc. ("Utah Service") and Beehive Insurance Agency, Inc. ("Beehive Insurance"), each of which will become wholly owned subsidiaries of CCI. Upon the effective date of the Merger, each issued and outstanding share of common stock of Clyde, Geneva Rock, Utah Service and Beehive Insurance will be converted into, respectively, 33.93, 239.27, 43.43 and 4.33 shares of common stock, no par value, of CCI.

       (2) To transact such other business that may properly come before the Special Meeting or any postponements or adjournments thereof.

Only shareholders of record at the close of business on ___________, 1998 are entitled to notice of and to vote at the Special Meeting, or at any postponements or adjournments thereof.

A complete list of shareholders entitled to vote at the Special Meeting will be available for examination at CCI's principal executive offices, for any purposes germane to the Special Meeting, during ordinary business hours, for a period of at least 10 days prior to the Special Meeting.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF COMMON STOCK OF CCI THAT YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON. YOUR PROXY CAN BE WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS VOTED.

____________, 1998

                                      BY ORDER OF THE BOARD OF DIRECTORS,

                                      Carol C. Salisbury, Director and President

           PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME.

                                W.W. CLYDE & CO.
                             1375 NORTH MAIN STREET
                             SPRINGVILLE, UTAH 84663
                                 (801) 489-5616

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
              TO BE HELD ON ______________, _________________, 1998

Notice is hereby given that a Special Meeting of Shareholders of W.W. Clyde & Co. ("Clyde") will be held on _______, _____________, 1998, at 10:00 a.m., local time, at 1565 West 400 North, Orem, Utah for the following purposes:

       (1) To consider and vote upon a proposal to approve an Agreement and Plan of Merger dated as of November 13, 1997 (the "Merger Agreement") providing for the merger ("Merger") of wholly owned subsidiaries of Clyde Companies, Inc. ("CCI") with Clyde, Geneva Rock Products, Inc. ("Geneva Rock"), Utah Service, Inc. ("Utah Service") and Beehive Insurance Agency, Inc. ("Beehive Insurance"), each of which will become wholly owned subsidiaries of CCI. Upon the effective date of the Merger, each issued and outstanding share of common stock of Clyde, Geneva Rock, Utah Service and Beehive Insurance will be converted into, respectively, 33.93, 239.27, 43.43 and 4.33 shares of common stock, no par value, of CCI.

       (2) To transact such other business that may properly come before the Special Meeting or any postponements or adjournments thereof.

Only shareholders of record at the close of business on ___________, 1998 are entitled to notice of and to vote at the Special Meeting, or at any postponements or adjournments thereof. The affirmative vote of the holders of a majority of the outstanding shares of common stock of Clyde is required for the approval of the Merger.

Under the Utah Revised Business Corporation Act, shareholders of Clyde will have the right to assert dissenters' rights in connection with the proposed Merger. See "Dissenters' Rights" in the Proxy Statement/Prospectus accompanying this notice.

A complete list of shareholders entitled to vote at the Special Meeting will be available for examination at Clyde's principal executive offices, for any purposes germane to the Special Meeting, during ordinary business hours, for a period of at least 10 days prior to the Special Meeting.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF COMMON STOCK OF CLYDE THAT YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON. YOUR PROXY CAN BE WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS VOTED.

____________, 1998
                                       BY ORDER OF THE BOARD OF DIRECTORS,

                                       Richard C. Clyde, Director, President and
                                       General Manager

           PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME.

                           GENEVA ROCK PRODUCTS, INC.
                               1565 WEST 400 NORTH
                                OREM, UTAH 84057
                                 (801) 328-2700

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
              TO BE HELD ON ______________, ________________, 1998

Notice is hereby given that a Special Meeting of Shareholders of Geneva Rock Products, Inc. ("Geneva Rock") will be held on _______, _________________, 1998, at 10:30 a.m., local time, at 1565 West 400 North, Orem, Utah for the following purposes:

       (1) To consider and vote upon a proposal to approve an Agreement and Plan of Merger dated as of November 13, 1997 (the "Merger Agreement") providing for the merger ("Merger") of wholly owned subsidiaries of Clyde Companies, Inc. ("CCI") with W.W. Clyde & Co. ("Clyde"), Geneva Rock, Utah Service, Inc. ("Utah Service") and Beehive Insurance Agency, Inc. ("Beehive Insurance"), each of which will become wholly owned subsidiaries of CCI. Upon the effective date of the Merger, each issued and outstanding share of common stock of Clyde, Geneva Rock, Utah Service and Beehive Insurance will be converted into, respectively, 33.93, 239.27, 43.43 and 4.33 shares of common stock, no par value, of CCI.

       (2) To transact such other business that may properly come before the Special Meeting or any postponements or adjournments thereof.

Only shareholders of record at the close of business on ___________, 1998 are entitled to notice of and to vote at the Special Meeting, or at any postponements or adjournments thereof. The affirmative vote of the holders of a majority of the outstanding shares of common stock of Geneva Rock is required for the approval of the Merger.

Under the Utah Revised Business Corporation Act, shareholders of Geneva Rock will have the right to assert dissenters' rights in connection with the proposed Merger. See "Dissenters' Rights" in the Proxy Statement/Prospectus accompanying this notice.

A complete list of shareholders entitled to vote at the Special Meeting will be available for examination at Geneva Rock's principal executive offices, for any purposes germane to the Special Meeting, during ordinary business hours, for a period of at least 10 days prior to the Special Meeting.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF COMMON STOCK OF GENEVA ROCK THAT YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON. YOUR PROXY CAN BE WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS VOTED.

____________, 1998

                                        BY ORDER OF THE BOARD OF DIRECTORS,

                                        Wilford W. Clyde, Director and President

           PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME.

                               UTAH SERVICE, INC.
                                35 EAST 400 SOUTH
                             SPRINGVILLE, UTAH 84663
                                 (801) 322-2772

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
             TO BE HELD ON ______________, ___________________, 1998

Notice is hereby given that a Special Meeting of Shareholders of Utah Service, Inc. ("Utah Service") will be held on _______, ______________, 1998, at 11:00
a.m., local time, at 1565 West 400 North, Orem, Utah for the following purposes:

       (1) To consider and vote upon a proposal to approve an Agreement and Plan of Merger dated as of November 13, 1997 (the "Merger Agreement") providing for the merger ("Merger") of wholly owned subsidiaries of Clyde Companies, Inc. ("CCI") with W.W. Clyde & Co. ("Clyde"), Geneva Rock Products, Inc. ("Geneva Rock"), Utah Service and Beehive Insurance Agency, Inc. ("Beehive Insurance"), each of which will become wholly owned subsidiaries of CCI. Upon the effective date of the Merger, each issued and outstanding share of common stock of Clyde, Geneva Rock, Utah Service and Beehive Insurance will be converted into, respectively, 33.93, 239.27, 43.43 and 4.33 shares of common stock, no par value, of CCI.

       (2) To transact such other business that may properly come before the Special Meeting or any postponements or adjournments thereof.

Only shareholders of record at the close of business on ___________, 1998 are entitled to notice of and to vote at the Special Meeting, or at any postponements or adjournments thereof. The affirmative vote of the holders of a majority of the outstanding shares of common stock of Utah Service is required for the approval of the Merger.

Under the Utah Revised Business Corporation Act, shareholders of Utah Service will have the right to assert dissenters' rights in connection with the proposed Merger. See "Dissenters' Rights" in the Proxy Statement/Prospectus accompanying this notice.

A complete list of shareholders entitled to vote at the Special Meeting will be available for examination at Utah Service's principal executive offices, for any purposes germane to the Special Meeting, during ordinary business hours, for a period of at least 10 days prior to the Special Meeting.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF COMMON STOCK OF UTAH SERVICE THAT YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON. YOUR PROXY CAN BE WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS VOTED.

____________, 1998

                                        BY ORDER OF THE BOARD OF DIRECTORS,

                                        Vernon O. Cook, Chairman of the Board

           PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME.

                         BEEHIVE INSURANCE AGENCY, INC.
                         302 WEST 5400 SOUTH, SUITE 109
                               MURRAY, UTAH 84107
                                 (801) 685-2779

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
             TO BE HELD ON ______________, __________________, 1998

Notice is hereby given that a Special Meeting of Shareholders of Beehive Insurance Agency, Inc. ("Beehive Insurance") will be held on _______, _______________, 1998, at 11:30 a.m., local time, at 1565 West 400 North, Orem,
Utah for the following purposes:

       (1) To consider and vote upon a proposal to approve an Agreement and Plan of Merger dated as of November 13, 1997 (the "Merger Agreement") providing for the merger ("Merger") of wholly owned subsidiaries of Clyde Companies, Inc. ("CCI") with W.W. Clyde & Co. ("Clyde"), Geneva Rock Products, Inc. ("Geneva Rock"), Utah Service, Inc. ("Utah Service") and Beehive Insurance, each of which will become wholly owned subsidiaries of CCI. Upon the effective date of the Merger, each issued and outstanding share of common stock of Clyde, Geneva Rock, Utah Service and Beehive Insurance will be converted into, respectively, 33.93, 239.27, 43.43 and
       4.33 shares of common stock, no par value, of CCI.

       (2) To transact such other business that may properly come before the Special Meeting or any postponements or adjournments thereof.

Only shareholders of record at the close of business on ___________, 1998 are entitled to notice of and to vote at the Special Meeting, or at any postponements or adjournments thereof. The affirmative vote of the holders of a majority of the outstanding shares of common stock of Beehive Insurance is required for the approval of the Merger.

Under the Utah Revised Business Corporation Act, shareholders of Beehive Insurance will have the right to assert dissenters' rights in connection with the proposed Merger. See "Dissenters' Rights" in the Proxy Statement/Prospectus accompanying this notice.

A complete list of shareholders entitled to vote at the Special Meeting will be available for examination at Beehive Insurance's principal executive offices, for any purposes germane to the Special Meeting, during ordinary business hours, for a period of at least 10 days prior to the Special Meeting.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF COMMON STOCK OF BEEHIVE INSURANCE THAT YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON. YOUR PROXY CAN BE WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS VOTED.

____________, 1998

                                       BY ORDER OF THE BOARD OF DIRECTORS,

                                       W. Douglas Snow, Director, President and
                                       General Manager

           PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME.

                                 PROXY STATEMENT

                              CLYDE COMPANIES, INC.
                                W.W. CLYDE & CO.
                           GENEVA ROCK PRODUCTS, INC.
                               UTAH SERVICE, INC.
                         BEEHIVE INSURANCE AGENCY, INC.

                          Special Meeting to be Held on
                              ______________, 1998

                        ---------------------------------

                                   PROSPECTUS

                              CLYDE COMPANIES, INC.

                        6,938,709 SHARES OF COMMON STOCK
                            (no par value per share)

                        ---------------------------------

        This Proxy Statement/Prospectus is being furnished to holders of common stock, no par value ("CCI Common Stock"), of Clyde Companies, Inc., a Utah corporation ("CCI"), holders of common stock, par value $10 per share ("Clyde Common Stock"), of W.W. Clyde & Co., a Utah corporation ("Clyde"), holders of common stock, par value $10 per share ("Geneva Rock Common stock"), of Geneva Rock Products, Inc., a Utah corporation ("Geneva Rock"), holders of common stock, par value $10 per share ("Utah Service Common Stock"), of Utah Service, Inc., a Utah corporation ("Utah Service"), and holders of common stock, par value $1 per share ("Beehive Insurance Common Stock"), of Beehive Insurance Agency, Inc., a Utah corporation ("Beehive Insurance"), in connection with the solicitation of proxies by the Boards of Directors of CCI, Clyde, Geneva Rock, Utah Service, and Beehive Insurance for use at special meetings of each of those companies to be held at 9:30, 10:00, 10:30, 11:00 and 11:30 a.m., respectively, on _____________, ____________, 1998, at the offices of Geneva Rock located at 1565 West 400 North, Orem, Utah.

        This Proxy Statement/Prospectus constitutes a prospectus of CCI with respect to up to 4,634,789 shares of CCI Common Stock to be issued in connection with the merger (the "Merger") of Clyde, Geneva Rock, Utah Service, and Beehive Insurance with wholly owned subsidiaries of CCI, and 2,303,920 shares presently held by the shareholders of CCI. Upon the effective date of the Merger, each issued and outstanding share of Clyde Common Stock, Geneva Rock Common Stock, Utah Service Common Stock, and Beehive Insurance Common Stock will be converted into respectively, 33.93, 239.27, 43.43 and 4.33 shares of CCI Common Stock.

THE ABOVE MATTERS ARE DISCUSSED IN DETAIL IN THIS PROXY STATEMENT/PROSPECTUS. HOLDERS OF CCI, CLYDE, GENEVA ROCK, UTAH SERVICE AND BEEHIVE INSURANCE COMMON STOCK ARE STRONGLY URGED TO READ AND CAREFULLY CONSIDER THIS PROXY STATEMENT/PROSPECTUS IN ITS ENTIRETY, PARTICULARLY THE MATTERS REFERRED TO UNDER "RISK FACTORS" BEGINNING ON PAGE 19.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to shareholders of CCI, Clyde, Geneva Rock, Utah Service and
                Beehive Insurance on or about ____________, 1998.

       The date of this Proxy Statement/Prospectus is _____________, 1998.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             ADDITIONAL INFORMATION

        CCI has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities to be issued pursuant to the Agreement and Plan of Merger dated as of November 13, 1997 (the "Merger Agreement"), attached as Annex A to this Proxy Statement/Prospectus. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. Statements contained in this Proxy Statement/Prospectus or in any document incorporated by reference in this Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference. Copies of the Registration Statement and the exhibits and schedules thereto may be obtained, upon payment of the fee prescribed by the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be examined without charge at the Commission's principal office in Washington, D.C. The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

        All disclosures contained in this Proxy Statement/Prospectus regarding CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance, including the information derived from any publicly available document described in the preceding paragraph, have been provided by such corporations. CCI makes no representation that such information or any other publicly available information regarding Clyde, Geneva Rock, Utah Service or Beehive Insurance is accurate or complete.

                                NO AUTHORIZATION

        NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CCI, CLYDE, GENEVA ROCK, UTAH SERVICE, BEEHIVE INSURANCE OR ANY OTHER PERSON. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CCI, CLYDE, GENEVA ROCK, UTAH SERVICE OR BEEHIVE INSURANCE SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                           FORWARD-LOOKING STATEMENTS

        Certain statements included or incorporated by reference in this Proxy Statement/Prospectus, including without limitation statements containing the words "believes," "anticipates," "intends," "expects" and words of similar import, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of CCI to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Such factors include, among other things, the following: (1) expected cost savings from the Merger may not be realized; (2) costs or difficulties related to the integration of the businesses of Clyde, Geneva Rock, Utah Service and Beehive Insurance may be greater than expected; (3) an increase of competitive pressure in the industries of Clyde, Geneva Rock, Utah Service and Beehive Insurance may adversely affect the businesses of those companies; and (4) general economic conditions, either nationally or in the states in which Clyde, Geneva Rock, Utah Service and Beehive do business, may be less favorable than expected. CCI disclaims any obligation to update such factors or to publicly announce the result of any revisions to any forward-looking statements included or incorporated by reference herein to reflect future events or developments.

                                TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----
SUMMARY..................................................................................... 1
        THE COMPANIES........................................................................1
               CCI    .......................................................................1
               CLYDE  .......................................................................1
               GENEVA ROCK...................................................................1
               UTAH SERVICE..................................................................2
               BEEHIVE INSURANCE.............................................................2
        THE SPECIAL MEETINGS.................................................................2
               TIME, DATE AND PLACE..........................................................2
               PURPOSES......................................................................2
               VOTE REQUIRED; RECORD DATE....................................................2
        THE MERGER...........................................................................3
               EFFECT OF MERGER..............................................................3
               REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS............3
               TASK FORCE....................................................................4
               VALUATION REPORTS FOR OPERATING COMPANIES BY FINANCIAL ADVISOR................5
               EXCHANGE RATIOS...............................................................6
               INTEREST OF CERTAIN PERSONS IN THE MERGER.....................................6
               ACCOUNTING TREATMENT..........................................................6
               REGULATORY APPROVAL...........................................................6
               CERTAIN FEDERAL INCOME TAX CONSIDERATIONS.....................................6
               REPORTS TO SHAREHOLDERS.......................................................7
        STOCK REDEMPTION PLAN................................................................7
        VOTING AGREEMENT.....................................................................7
        MANAGEMENT OF CCI AFTER THE MERGER...................................................8
        COMPARISON OF SHAREHOLDER RIGHTS.....................................................8
        THE MERGER AGREEMENT.................................................................9
               GENERAL.......................................................................9
               CONVERSION OF SHARES..........................................................9
               CONDITIONS TO THE MERGER......................................................9
               WAIVER AND AMENDMENT.........................................................10
               TERMINATION..................................................................10
               FEES AND EXPENSES............................................................10
               SURRENDER OF CERTIFICATES....................................................10
        DISSENTERS' RIGHTS..................................................................10
        SELECTED FINANCIAL INFORMATION......................................................11
               SUMMARY HISTORICAL FINANCIAL INFORMATION.....................................11
               COMPARATIVE PER SHARE DATA...................................................13
               PRO FORMA FINANCIAL INFORMATION..............................................18
        MARKETS AND MARKET PRICES FOR SHARES................................................18
RISK FACTORS................................................................................19
        FAILURE TO REALIZE MERGER STRATEGY..................................................19
        NO PUBLIC TRADING MARKET FOR CCI COMMON STOCK; UNCERTAINTY OF STOCK REDEMPTION
               PLAN; RESTRICTIONS ON TRANSFER...............................................19
        UNCERTAINTY OF FUTURE DIVIDENDS.....................................................19
        TAX RISKS...........................................................................20
        DEPENDENCE ON KEY PERSONNEL.........................................................20
        UNCERTAINTY OF BUSINESS OF OPERATING COMPANIES......................................20
        VOTING CONTROL OF CCI...............................................................20

        DETERMINATION OF EXCHANGE RATIOS....................................................20
        LACK OF SEPARATE LEGAL REPRESENTATION...............................................21
CLYDE COMPANIES, INC........................................................................22
        OVERVIEW............................................................................22
        MARKET PRICE OF AND DIVIDENDS ON CCI COMMON STOCK...................................22
        CCI MANAGEMENT PRIOR TO CONSUMMATION OF THE MERGER..................................22
               DIRECTORS....................................................................22
               EXECUTIVE OFFICERS...........................................................24
        CCI MANAGEMENT UPON CONSUMMATION OF THE MERGER......................................24
               DIRECTORS....................................................................24
               EXECUTIVE OFFICERS...........................................................25
        COMMITTEES OF CCI BOARD.............................................................25
        ATTENDANCE AT CCI BOARD MEETINGS....................................................25
        CCI EXECUTIVE COMPENSATION..........................................................25
               SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION...............................25
               COMPENSATION OF DIRECTORS OF CCI.............................................25
               DEFINED BENEFIT RETIREMENT PLAN..............................................26
        STOCK REDEMPTION PLAN...............................................................26
        VOTING AGREEMENT....................................................................27
        EMPLOYMENT AGREEMENT................................................................27
        PRINCIPAL SHAREHOLDERS OF CCI PRIOR TO CONSUMMATION OF THE MERGER...................28
        PRINCIPAL SHAREHOLDERS OF CCI UPON CONSUMMATION OF THE MERGER.......................29
        SELECTED FINANCIAL INFORMATION FOR CCI..............................................30
        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
               OPERATIONS OF CCI............................................................31
        CCI PRO FORMA COMBINED FINANCIAL INFORMATION (UNAUDITED)............................33
CLYDE   ....................................................................................40
        BACKGROUND..........................................................................40
        SERVICES AND MARKET.................................................................40
        RAW MATERIALS, EQUIPMENT AND SUPPLIERS..............................................41
        INDUSTRY AND COMPETITION............................................................41
        SEASONALITY OF CLYDE BUSINESS.......................................................41
        REGULATION AND INSURANCE............................................................41
        EMPLOYEES...........................................................................42
        CUSTOMERS...........................................................................42
        BACKLOG.............................................................................42
        PROPERTIES..........................................................................42
        EQUIPMENT...........................................................................42
        LEGAL PROCEEDINGS...................................................................43
        MARKET PRICE OF AND DIVIDENDS ON CLYDE COMMON STOCK.................................43
        CLYDE MANAGEMENT....................................................................43
               DIRECTORS....................................................................43
               EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES.................................44
               COMMITTEES OF CLYDE BOARD....................................................44
               ATTENDANCE AT CLYDE BOARD MEETINGS...........................................44
               COMPENSATION OF DIRECTORS OF CLYDE...........................................44
        PRINCIPAL SHAREHOLDERS OF CLYDE.....................................................44
        SELECTED FINANCIAL INFORMATION FOR CLYDE............................................46
        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
               OPERATIONS OF CLYDE..........................................................47
               FORWARD-LOOKING STATEMENTS...................................................47
               RESULTS OF OPERATIONS........................................................47
               GENEVA ROCK..................................................................48
               LIQUIDITY AND CAPITAL RESOURCES..............................................49

               INFLATION....................................................................49
               SEASONALITY..................................................................50
               THE YEAR 2000 ISSUE..........................................................50
        CERTAIN TRANSACTIONS................................................................50
GENEVA ROCK.................................................................................51
        BACKGROUND..........................................................................51
        PRODUCTS AND SERVICES...............................................................51
               NORTHERN DIVISION............................................................51
               SOUTHERN DIVISION............................................................52
        RAW MATERIALS AND SUPPLIERS.........................................................52
               NORTHERN DIVISION............................................................52
               SOUTHERN DIVISION............................................................53
        COMPETITION.........................................................................53
               NORTHERN DIVISION............................................................53
               SOUTHERN DIVISION............................................................53
        SEASONALITY OF BUSINESS.............................................................53
               NORTHERN DIVISION............................................................53
               SOUTHERN DIVISION............................................................53
        REGULATION..........................................................................54
        EMPLOYEES...........................................................................54
               NORTHERN DIVISION............................................................54
               SOUTHERN DIVISION............................................................54
        CUSTOMERS...........................................................................54
        PROPERTIES..........................................................................54
               NORTHERN DIVISION............................................................54
               SOUTHERN DIVISION............................................................56
        FUTURE LAND DEVELOPMENT.............................................................56
        TRADE NAMES.........................................................................57
        BACKLOG.............................................................................57
        LEGAL PROCEEDINGS...................................................................57
        MARKET PRICE OF AND DIVIDENDS ON GENEVA ROCK COMMON STOCK...........................57
        GENEVA ROCK MANAGEMENT..............................................................57
               DIRECTORS....................................................................57
               EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES.................................58
               COMMITTEES OF GENEVA ROCK BOARD..............................................59
               ATTENDANCE AT GENEVA ROCK BOARD MEETINGS.....................................59
               COMPENSATION OF DIRECTORS OF GENEVA ROCK.....................................59
        PRINCIPAL SHAREHOLDERS OF GENEVA ROCK...............................................59
        SELECTED FINANCIAL INFORMATION FOR GENEVA ROCK......................................61
        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
               OPERATIONS OF GENEVA ROCK....................................................62
               FORWARD-LOOKING STATEMENTS...................................................62
               RESULTS OF OPERATIONS........................................................62
               LIQUIDITY AND CAPITAL RESOURCES..............................................63
               INFLATION....................................................................64
               SEASONALITY..................................................................64
               THE YEAR 2000 ISSUE..........................................................64
        CERTAIN TRANSACTIONS................................................................64
UTAH SERVICE................................................................................65
        BACKGROUND..........................................................................65
        PRODUCTS AND SERVICES...............................................................65
               BUILDING MATERIALS AND LUMBER................................................65
               HARDWARE.....................................................................65
               CHEVRON GAS STATION/CONVENIENCE STORE........................................65

               AUTOMOTIVE AND INDUSTRIAL SUPPLIES...........................................66
        SUPPLIERS...........................................................................66
        COMPETITION.........................................................................66
        SEASONALITY OF BUSINESS.............................................................66
        EMPLOYEES...........................................................................67
        INFORMATION SYSTEMS.................................................................67
        REGULATION..........................................................................67
        PROPERTIES..........................................................................67
        TRADE NAMES.........................................................................67
        LEGAL PROCEEDINGS...................................................................68
        MARKET PRICE OF AND DIVIDENDS ON UTAH SERVICE COMMON STOCK..........................68
        UTAH SERVICE MANAGEMENT.............................................................68
               DIRECTORS....................................................................68
               EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES.................................69
               COMMITTEES OF UTAH SERVICE BOARD.............................................69
               ATTENDANCE AT UTAH SERVICE BOARD MEETINGS....................................69
               COMPENSATION OF DIRECTORS OF UTAH SERVICE....................................69
        PRINCIPAL SHAREHOLDERS OF UTAH SERVICE..............................................70
        SELECTED FINANCIAL INFORMATION FOR UTAH SERVICE.....................................71
        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
               OPERATIONS OF UTAH SERVICE...................................................72
               FORWARD-LOOKING STATEMENTS...................................................72
               RESULTS OF OPERATIONS........................................................72
               LIQUIDITY AND CAPITAL RESOURCES..............................................73
               INFLATION....................................................................74
               SEASONALITY..................................................................74
               THE YEAR 2000 ISSUE..........................................................74
        CERTAIN TRANSACTIONS................................................................74
BEEHIVE INSURANCE...........................................................................75
        BACKGROUND..........................................................................75
        THE INDUSTRY AND MARKET.............................................................75
        INSURANCE CARRIERS..................................................................75
        COMPETITION.........................................................................75
        SEASONALITY OF BUSINESS.............................................................76
        REGULATION..........................................................................76
        EMPLOYEES...........................................................................76
        PROPERTIES..........................................................................76
        TRADE NAMES.........................................................................77
        LEGAL PROCEEDINGS...................................................................77
        MARKET PRICE OF AND DIVIDENDS ON BEEHIVE INSURANCE COMMON STOCK.....................77
        BEEHIVE INSURANCE MANAGEMENT........................................................77
               DIRECTORS....................................................................77
               EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES.................................78
               COMMITTEES OF BEEHIVE INSURANCE BOARD........................................78
               ATTENDANCE AT BEEHIVE INSURANCE BOARD MEETINGS...............................78
               COMPENSATION OF DIRECTORS OF BEEHIVE INSURANCE...............................78
        PRINCIPAL SHAREHOLDERS OF BEEHIVE INSURANCE.........................................78
        SELECTED FINANCIAL INFORMATION FOR BEEHIVE INSURANCE................................80
        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
               OPERATIONS OF BEEHIVE INSURANCE..............................................81
               FORWARD-LOOKING STATEMENTS...................................................81
               RESULTS OF OPERATIONS........................................................81
               LIQUIDITY AND CAPITAL RESOURCES..............................................82
               INFLATION....................................................................83

               SEASONALITY..................................................................83
               THE YEAR 2000 ISSUE..........................................................83
        CERTAIN TRANSACTIONS................................................................83
THE SPECIAL MEETINGS........................................................................85
        TIME, DATE AND PLACE OF THE SPECIAL MEETINGS........................................85
        PURPOSES OF THE SPECIAL MEETINGS....................................................85
        VOTE REQUIRED; RECORD DATE..........................................................85
               CCI    ......................................................................85
               CLYDE  ......................................................................85
               GENEVA ROCK..................................................................86
               UTAH SERVICE.................................................................86
               BEEHIVE INSURANCE............................................................86
        PROXIES; REVOCATION OF PROXIES......................................................87
THE MERGER..................................................................................88
        GENERAL.............................................................................88
        REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF CCI,
               CLYDE, GENEVA ROCK, UTAH SERVICE AND BEEHIVE INSURANCE.......................88
               INCREASED FINANCIAL AND COMPETITIVE STRENGTH.................................88
               PROFESSIONAL MANAGEMENT TEAM.................................................88
               SPIN-OFFS OR SALES OF OPERATIONS.............................................88
               INCREASED PURCHASING POWER...................................................88
               CONSOLIDATION OF OPERATIONS..................................................89
               CONSOLIDATION OF ADMINISTRATIVE FUNCTIONS....................................89
               POTENTIAL TAX SAVINGS........................................................89
        TASK FORCE..........................................................................89
        VALUATION REPORTS FOR OPERATING COMPANIES BY FINANCIAL ADVISOR, HOULIHAN
               VALUATION ADVISORS...........................................................90
               BACKGROUND...................................................................90
               VALUATIONS OF OPERATING COMPANIES............................................90
               VALUATION OF CCI BY TASK FORCE...............................................91
               RECOMMENDATION OF TASK FORCE.................................................91
               LIMITATIONS ON HVA VALUATIONS................................................92
        EXCHANGE RATIOS.....................................................................93
        INTERESTS OF CERTAIN PERSONS IN THE MERGER..........................................93
               CLYDE FAMILY TREE............................................................93
               FAMILY RELATIONSHIPS; INTERRELATED MANAGEMENT AND STOCK OWNERSHIP............94
               EMPLOYMENT AGREEMENT.........................................................96
               VOTING AGREEMENT.............................................................96
               LACK OF SEPARATE LEGAL REPRESENTATION........................................97
        ACCOUNTING TREATMENT................................................................97
        CERTAIN FEDERAL INCOME TAX CONSIDERATIONS...........................................97
        REGULATORY APPROVALS................................................................99
        FEDERAL SECURITIES LAW CONSEQUENCES.................................................99
THE MERGER AGREEMENT.......................................................................100
        GENERAL............................................................................100
        CONVERSION OF SHARES...............................................................100
        CONDITIONS TO THE MERGER...........................................................100
        WAIVER AND AMENDMENT...............................................................101
        TERMINATION........................................................................101
        FEES AND EXPENSES..................................................................101
        SURRENDER OF CERTIFICATES..........................................................101
        CORPORATE STRUCTURE AND RELATED MATTERS AFTER THE MERGER...........................102
        BUSINESS OF THE OPERATING COMPANIES PENDING THE MERGER.............................102

DISSENTERS'  RIGHTS........................................................................103
DESCRIPTION OF CCI CAPITAL STOCK...........................................................105
        COMMON STOCK.......................................................................105
        UTAH CONTROL SHARES ACQUISITION ACT................................................105
        CERTAIN PROVISIONS OF CCI'S ARTICLES OF INCORPORATION AND BY-LAWS..................106
COMPARISON OF THE RIGHTS OF HOLDERS OF CCI COMMON STOCK AND CLYDE, GENEVA ROCK, UTAH
        SERVICE AND BEEHIVE INSURANCE COMMON STOCK.........................................107
        AMENDMENTS TO ARTICLES AND BY-LAWS.................................................107
        SPECIAL MEETINGS OF SHAREHOLDERS...................................................107
        CORPORATE ACTION BY WRITTEN CONSENT OF SHAREHOLDERS................................108
        DIVIDENDS..........................................................................108
        CAPITAL STOCK......................................................................108
        DISSENTERS' RIGHTS.................................................................108
        PROVISIONS RELATING TO DIRECTORS...................................................108
VALIDITY OF CCI COMMON STOCK...............................................................110
EXPERTS....................................................................................110
OTHER MATTERS..............................................................................110
SHAREHOLDER PROPOSALS......................................................................110
INDEX TO FINANCIAL STATEMENTS..............................................................F-1

                                 LIST OF ANNEXES

ANNEX A    AGREEMENT AND PLAN OF MERGER
ANNEX B    STOCK REDEMPTION PLAN
ANNEX C UTAH REVISED BUSINESS CORPORATION ACT SECTIONS 16-10A-1301 THROUGH 16-10A-1331

                                     SUMMARY

        THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS AND THE ANNEXES HERETO. UNLESS OTHERWISE DEFINED HEREIN, CAPITALIZED TERMS USED IN THIS SUMMARY HAVE THE RESPECTIVE MEANINGS ASCRIBED TO THEM ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS. CCI, CLYDE, GENEVA ROCK, UTAH SERVICE AND BEEHIVE INSURANCE SHAREHOLDERS ARE URGED TO READ THIS PROXY STATEMENT/PROSPECTUS AND THE ANNEXES HERETO IN THEIR ENTIRETY. SEE "RISK FACTORS" FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY THE SHAREHOLDERS OF CCI, CLYDE, GENEVA ROCK, UTAH SERVICE AND BEEHIVE INSURANCE.

THE COMPANIES

CCI

        CCI was incorporated in the state of Utah in 1961 as a holding company for shares of stock of Clyde, Geneva Rock, Utah Service and Beehive Insurance. In November 1997, the name of CCI was changed from W.W. Clyde Investment Co. to Clyde Companies, Inc. CCI has no operations of its own and, prior to the consummation of the Merger, its assets consisted solely of shares of common stock of Clyde (31,935 shares or 33.78% of the outstanding shares), Geneva Rock (4,725 shares or 21.67% of the outstanding shares), Utah Service (1,698 shares or 31.37% of the outstanding shares) and Beehive Insurance (3,700 shares or 17.22% of the outstanding shares). All cash held by CCI, other than an amount of cash sufficient to satisfy CCI's tax obligations upon the consummation of the Merger, will be distributed as a dividend to its shareholders prior to the consummation of the Merger. It is anticipated that upon the consummation of the Merger, CCI will continue to be a holding company with no operations of its own, and that operations will be conducted by its wholly owned subsidiaries, Clyde, Geneva Rock, Utah Service and Beehive Insurance (the "Operating Companies"). The merging companies (CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance) are sometimes collectively referred to herein as the "Constituent Corporations". The principal executive offices of CCI are located at 1423 Devonshire Drive, Salt Lake City, Utah 84108, and its telephone number is (801) 582-2783. See "Clyde Companies, Inc."

CLYDE

        Clyde was founded in approximately 1926 by W. W. Clyde and was incorporated as a Utah corporation in 1933. Since that time, Clyde has been involved in the construction of interstate highways, bridges, dams, airports, mines, golf courses, environmental reclamation projects, large site work/site preparation, and other types of large construction projects in the Intermountain region requiring massive earth moving and professional management. Clyde has completed more than $400 million of construction projects throughout the Intermountain West. Clyde owns 7,581 shares, or 34.77% of the outstanding shares of Geneva Rock Common Stock. The principal executive offices of Clyde are located at 1375 North Main Street, Springville, Utah 84663, and its telephone number is (801) 489-5616. See "Clyde".

GENEVA ROCK

        Geneva Rock, which was incorporated in August 1954 as a Utah corporation, was founded as a ready-mix concrete business by W.W. Clyde and his associates. Geneva Rock is engaged in the construction business through its Northern Utah and Southern Utah divisions. Geneva Rock's products consist primarily of ready-mix concrete, asphalt, sand, gravel and other building materials, and its services consist primarily of road and site construction. Geneva Rock's market is primarily the Northern Utah area, including Utah, Salt Lake, Davis, Weber, Summit and Wasatch Counties, and the Southern Utah area surrounding St. George, Utah. Geneva Rock's client base is diversified, with no one client generating more than 10% of Geneva Rock's total sales. Geneva Rock has furnished much of the concrete for many of the large commercial office buildings in downtown Salt Lake City. The principal executive offices of Geneva Rock are located at 1565 West 400 North, Orem, Utah 84057, and its telephone number is (801) 765-7800. See "Geneva Rock".

UTAH SERVICE

        Utah Service was founded in 1938 by W.W. Clyde to service Clyde. Utah Service owns and operates a hardware store and lumber yard and an adjacent gasoline station/convenience store, all located at 400 South Main Street in Springville, Utah. The hardware store sells hardware items, electrical supplies, plumbing fittings and other plumbing items, vanity goods, building materials, locksets, hand tools, lawn and garden chemicals and supplies, housewares, appliances, fasteners, paint, industrial supplies, automotive supplies, auto care products, auto tools and conveyor belting. Sales are made directly to retail customers, as well as to building contractors and retail auto shops. The lumber yard sells a wide variety of lumber products, primarily to building contractors. The gasoline station/convenience store, located directly to the west of the hardware store, sells gasoline and diesel fuel, as well as a variety of convenience items. The principal executive offices of Utah Service are located at 35 East 400 South, Springville, Utah 84663, and its telephone number is (801) 489-5686. See "Utah Service".

BEEHIVE INSURANCE

        Beehive Insurance was incorporated in Utah in 1961 by W.W. Clyde to operate as an independent insurance agency for the sale of insurance coverage to Clyde and the general public. Beehive Insurance's operations have gradually evolved into the sale of primarily commercial property insurance policies, casualty insurance policies and surety bonds. Affiliated companies (particularly Clyde and Geneva Rock) comprise a significant portion of Beehive Insurance's client base. The principal executive offices of Beehive Insurance are located at 302 West 5400 South, Murray, Utah 84107, and its telephone number is (801) 685-2779. See "Beehive Insurance".

THE SPECIAL MEETINGS

TIME, DATE AND PLACE

        The Special Meetings of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance will be held at 9:30, 10:00, 10:30, 11:00 and 11:30 a.m., respectively, _____________, 1998, at the offices of Geneva Rock located at 1565 West 400 North, Orem, Utah.

PURPOSES

        At the Special Meetings, the shareholders of each of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance will consider and vote upon a proposal to approve the Agreement and Plan of Merger dated as of November 13, 1997 (the "Merger Agreement") and the transactions contemplated thereby. A copy of the Merger Agreement is attached to this Proxy Statement/Prospectus as Annex A.

VOTE REQUIRED; RECORD DATE

        Shareholders of record at the close of business on ____________, 1998 (the "Record Date") will be entitled to notice of and to vote at the CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance Special Meetings and at any adjournment or postponement thereof. On the Record Date, there were issued and outstanding: (i) 2,303,920 shares of CCI Common Stock held by approximately 56 shareholders of record; (ii) 94,544 shares of Clyde Common Stock held by approximately 100 shareholders of record; (iii) 21,802 shares of Geneva Rock Common Stock held by approximately 81 shareholders of record; (iv) 5,413 shares of Utah Service Common Stock held by approximately 52 shareholders of record; and (v) 21,487 shares of Beehive Insurance Common Stock held by approximately 52 shareholders of record.

        Under the Utah Revised Business Corporation Act ("URBCA"), the adoption and approval of the Merger Agreement by the shareholders of Clyde, Geneva Rock, Utah Service and Beehive Insurance requires the affirmative vote of the holders of at least a majority of the outstanding shares of Clyde Common Stock, Geneva Rock Common Stock, Utah Service Common Stock and Beehive Insurance Common Stock. The URBCA does not require that the Merger Agreement be adopted and approved by the shareholders of CCI since only CCI, as the sole shareholder of its subsidiaries, will vote on the merger of its subsidiaries with Clyde, Geneva Rock, Utah Service and Beehive Insurance. However, the Board of Directors of CCI has determined that it is in the best interest of CCI and its shareholders for CCI to submit the Merger Agreement to its shareholders for approval. Under the terms of the Merger Agreement, the affirmative vote of holders of at least a majority of the outstanding shares of CCI is required to approve the Merger. In determining whether the approval of the Merger Agreement has received the requisite number of affirmative votes, abstentions and shares not represented at the CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance Special Meetings will have the same effect as a vote against any such proposal.

        As of the Record Date, the directors and officers of CCI and their affiliates owned 759,160 shares representing approximately 32.95% of the outstanding shares of CCI Common Stock. All of such persons have indicated that they intend to vote their shares FOR approval of the Merger.

        As of the Record Date, the directors and officers of Clyde and their affiliates owned 12,680 shares, representing approximately 13.41% of the outstanding shares of Clyde Common Stock, and CCI owned 31,935 shares, representing approximately 33.78% of the outstanding shares of Clyde Common Stock. All of such persons have indicated that they intend to vote their shares FOR approval of the Merger.

        As of the Record Date, the directors and officers of Geneva Rock and their affiliates owned 1,812 shares, representing approximately 8.31% of the outstanding shares of Geneva Common Stock, Clyde owned 7,581 shares, representing approximately 34.77% of the outstanding shares of Geneva Rock Common Stock, and CCI owned 4,725 shares, representing approximately 21.67% of the outstanding shares of Geneva Rock Common Stock. All of such persons have indicated that they intend to vote their shares FOR approval of the Merger, thereby assuring approval of the Merger by the Geneva Rock shareholders.

        As of the Record Date, the directors and officers of Utah Service and their affiliates owned 1,423 shares, representing approximately 26.89% of the outstanding shares of Utah Services Common Stock, and CCI owned 1,698 shares, representing approximately 31.37% of the outstanding shares of Utah Service Common Stock. All of such persons have indicated that they intend to vote their shares FOR approval of the Merger, thereby assuring approval of the Merger by the Utah Service shareholders.

        As of the Record Date, the directors and officers of Beehive Insurance and their affiliates owned 6,734 shares, representing approximately 31.34% of the outstanding shares of Beehive Insurance Common Stock, and CCI owned 3,700 shares of Beehive Insurance Common Stock, representing approximately 17.2% of the outstanding shares of Beehive Insurance Common Stock. All of such persons except J. Richard Walton have indicated that they intend to vote their shares FOR approval of the Merger. Although J. Richard Walton, a director of Beehive Insurance, believes that the Merger is in the best interest of Beehive Insurance and its shareholders and, therefore, voted in favor of the Merger as a director of Beehive Insurance, he has advised CCI that, because of personal financial considerations, he intends to vote his shares AGAINST approval of the Merger at the Beehive Insurance Special Meeting and exercise his dissenter's rights. See "Dissenters' Rights."

THE MERGER

EFFECT OF MERGER

        Upon the effective date of the Merger, Clyde, Geneva Rock, Utah Service and Beehive Insurance each will become wholly owned subsidiaries of CCI, and each share of common stock of Clyde, Geneva Rock, Utah Service and Beehive Insurance (except for (i) shares of the Operating Companies owned by CCI and (ii) shares of Geneva Rock owned by Clyde, which will be distributed as a dividend to CCI) will be converted into 33.93, 239.27, 43.43 and 4.33 shares, respectively, of CCI Common Stock. In anticipation of the Merger, in November 1997 each outstanding share of CCI Common Stock was converted into 40 shares of CCI Common Stock.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

        The Boards of Directors of the Constituent Corporations believe that the Merger will be in the best interest of each of the Constituent Corporations for several reasons. The Merger will combine the financial strength of Clyde and Geneva Rock and increase their respective competitive positions. The combination of entities resulting from the Merger will create a company with greater financial strength to bid on large construction projects. After the Merger, the benefits of a management team comprised of the top management from the Constituent Corporations will be made available to each of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance to help them address problems in their respective businesses. While there are no present plans to sell part or all of any of the Operating Companies, the Boards of Directors of the Constituent Corporations believe that the Merger will increase shareholder value by creating a unified ownership structure that would make it easier to sell one or more of the Operating Companies should CCI even elect to do so. The Merger will also create an entity with greater purchasing power, eliminate duplicative purchasing and potentially reduce the cost of obtaining such items as fuel, construction materials and equipment. After the Merger, the management of CCI will be in a better position to combine divisions of Clyde, Geneva Rock, Utah Service and Beehive Insurance that now have similar operations and to consolidate the separate financial and accounting systems now used by the Constituent Corporations, resulting in potential cost savings.

        As a consequence of the Merger, taxable dividends to CCI and Clyde from the other Constituent Corporations will be eliminated, resulting in tax savings to CCI and Clyde. Also, it is anticipated that the Merger will result in tax savings for the Constituent Corporations as a whole due to the elimination of sales tax on certain intercompany transactions and the filing of consolidated tax returns that will replace the current practice of each of the Constituent Corporations filing separate tax returns.

        The Board of Directors of each of the Constituent Corporations believes that the terms of the Merger are fair to and in the best interests of each of the Constituent Corporations and their respective shareholders. ACCORDINGLY, THE BOARD OF DIRECTORS OF EACH OF THE CONSTITUENT CORPORATIONS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT THE SHAREHOLDERS OF EACH OF THE CONSTITUENT CORPORATIONS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. Although J. Richard Walton, a director of Beehive Insurance, believes that the Merger is in the best interest of Beehive Insurance and its shareholders and, therefore, voted in favor of the Merger as a director of Beehive Insurance, he has advised CCI that, because of personal financial considerations, he intends to vote his shares AGAINST approval of the Merger at the Beehive Insurance Special Meeting and exercise his dissenter's rights. See "Dissenters' Rights."

        For a more detailed discussion of the factors considered by the Boards of Directors of the Constituent Corporations in reaching their decisions to approve the Merger Agreement and the transactions contemplated thereby and in recommending that the Constituent Corporations' respective shareholders vote FOR the proposal to adopt and approve the Merger Agreement and the transactions contemplated thereby, see "The Merger -- Reasons for the Merger; Recommendations of the Boards of Directors of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance."

TASK FORCE

        In order to facilitate the Merger, an informal working group of shareholders of the Constituent Corporations (the "Task Force") was formed for the purpose of considering and making recommendations to the Board of Directors of each Constituent Corporation with respect to the economic and other terms of the Merger. The Task Force is comprised of (i) David E. Salisbury, who is a director of Clyde and the husband of Carol C. Salisbury, who is the President and a director of CCI and the Secretary, Treasurer and a director of Beehive Insurance, (ii) Hal M. Clyde, who is a director of Utah Service and Beehive Insurance, (iii) Wilford W. Clyde, who is the President and General Manager of Geneva Rock and a director of Clyde, Geneva Rock and Beehive Insurance, (iv) Richard C. Clyde, who is the President and General Manager of Clyde and a director of CCI, Clyde, Geneva Rock and Beehive Insurance, (v) Paul B. Clyde, who is a Vice President of Clyde and a director of CCI, Clyde, Geneva Rock and Utah Service, (vi) David O. Cook, who is the President and a director of Utah Service, (vii) James C. Gramoll, who is a grandson of Harry S. Clyde, (viii) Steven L. Clyde, who is the Project Superintendent and a director of Clyde, (ix)
A. Ray Gammell, who is the Vice President and a director of Utah

Service and a director of Geneva Rock and (x) Norman D. Clyde, who is a director of Clyde, Geneva Rock, Utah Service and Beehive Insurance. The Board of Directors of each of the Constituent Corporations has considered and approved the recommendations of the majority of the Task Force with respect to the Merger. See "The Merger -- The Task Force."

VALUATION REPORTS FOR OPERATING COMPANIES BY FINANCIAL ADVISOR

        The Task Force requested Houlihan Valuation Advisors ("HVA") to prepare valuation reports with respect to Clyde, Geneva Rock, Utah Service and Beehive Insurance as of June 30, 1997. HVA provides professional services relative to business valuations, fairness and solvency opinions, economic loss analyses and other valuation and economic issues. HVA prepared two separate valuation reports for these companies as of June 30, 1997, the first dated September 12, 1997 (the "First HVA Report") and the second dated October 23, 1997 (the "Second HVA Report"). Both the First HVA Report and the Second HVA Report resulted in the same valuations for each of Geneva Rock, Utah Service and Beehive Insurance. The Second HVA Report resulted in a different valuation for Clyde.

        The First HVA Report was prepared valuing each of Clyde, Geneva Rock, Utah Service and Beehive Insurance as a stand alone entity. This approach took into account certain tax liabilities that would be incurred by Clyde with respect to Geneva Rock Common Stock owned by Clyde in the event Clyde and its assets were to be liquidated. Pursuant to this valuation approach, HVA estimated the fair market enterprise value of Clyde Common Stock to be $520 per share for a total value of $49,200,000. The Second HVA Report was prepared valuing each of Clyde, Geneva Rock, Utah Service and Beehive Insurance based on the assumption that they would be combining in a tax free transaction where Clyde would not be liquidated and would incur no tax liabilities with respect to its Geneva Rock Common Stock. Based on this second approach, the fair market enterprise value of Clyde as of June 30, 1997 was estimated to be $657 per share for a total value of $62,100,000. A majority of the Task Force recommended to the Board of Directors of each of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance that the Second HVA Report be accepted for the purpose of determining the exchange ratios in the Merger. It is the position of Task Force member James C. Gramoll that the First HVA Report with respect to Clyde (reflecting the tax liability which would be incurred by Clyde with respect to its Geneva Rock Common Stock in the event Clyde were to be liquidated) should be the basis for calculating the exchange ratios in the Merger. The Boards of Directors of each of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance considered and approved the majority Task Force recommendation to use the Second HVA Report for the purpose of determining the exchange ratios in the Merger.

        As indicated above, the Second HVA Report estimated the fair market enterprise value of Clyde to be $657 per share for a total value of $62,100,000. The fair market enterprise value of the Geneva Rock Common Stock was estimated by HVA to be $4,633 per share for a total value of $101,206,000 and rounded to $101,000,000. The fair market enterprise value of the Utah Service Common Stock was estimated by HVA to be $841 per share for a total value of $4,552,800 and rounded to $4,550,000. The fair market enterprise value of Beehive Insurance Common Stock was estimated by HVA to be $83.77 per share for a total value of $1,795,700 and rounded to $1,800,000.

        Since CCI's only assets are cash and the shares of common stock it owns in the Operating Companies, the Task Force did not request HVA to prepare a valuation report for CCI. The Task Force determined the value of CCI Common Stock to be equal to the total value of the shares of the Operating Companies owned by CCI. Based on the HVA valuations described above, the Task Force determined that the total value of the shares of the Operating Companies owned by CCI is approximately $44,610,187, which results in a valuation of approximately $19.36 per share of CCI Common Stock. As indicated below, for the purpose of establishing the exchange ratios in the Merger, the Task Force discounted the above per share valuation for CCI by 25% to $14.52 per share to reflect the value of minority shareholder interest. Based on this valuation and in anticipation of the Merger, in November 1997 each outstanding share of CCI Common Stock was converted into 40 shares, and presently there are 2,303,920 outstanding shares of CCI Common Stock.

        Each of the valuation reports were prepared by HVA on the assumption that HVA was valuing a controlling interest. In light of this, the Task Force recommended to the Boards of Directors of each of CCI, Clyde,

Geneva Rock, Utah Service and Beehive Insurance that a discount of 25% be applied to each of the valuations to reflect the value of a minority shareholder interest. This discount would reflect the inability of such minority interests to sell or liquidate the applicable company, mandate the payment of dividends or otherwise change or effectuate corporate policies. Based on this discount, for the purpose of establishing the exchange ratios in the Merger, the per share valuation of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance Common Stock is $14.52, $492.63, $3,474.45, $630.43 and $62.83, respectively. The full text of the Second HVA Report with respect to any Operating Company can be obtained by sending a written request to the Secretary of such Operating Company. See "The Merger -- Valuation Reports for Operating Companies by Financial Advisor, Houlihan Valuation Advisors."

EXCHANGE RATIOS

        The exchange ratios at which shares of common stock of Clyde, Geneva Rock, Utah Service and Beehive Insurance will be exchanged for shares of CCI Common Stock were determined by the Task Force and approved by the Board of Directors of each Constituent Corporation. The exchange ratios were determined by dividing the discounted value determined by HVA for each share of common stock of Clyde, Geneva Rock, Utah Service and Beehive Insurance, respectively, by $14.52, the amount which the Task Force determined to be the discounted per share value of CCI Common Stock. This resulted in an exchange ratio of (i) 33.93 shares of CCI Common Stock for each outstanding share of Clyde Common Stock,
(ii) 239.27 shares of CCI Common Stock for each outstanding share of Geneva Rock Common Stock, (iii) 43.43 shares of CCI Common Stock for each outstanding share of Utah Service Common Stock and (iv) 4.33 shares of CCI Common Stock for each outstanding share of Beehive Insurance Common Stock, respectively.

INTEREST OF CERTAIN PERSONS IN THE MERGER

        Shareholders of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance should be aware that certain directors and executive officers of each of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance have interests in the Merger that are in addition to the interests of shareholders generally, which interests may create potential conflicts of interest. These interests include, among other things, the following: (i) certain directors and executive officers of each of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance are related family members; (ii) certain directors and executive officers of each of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance will be directors and/or executive officers of CCI; (iii) certain directors and executive officers of CCI may be deemed to be principal shareholders of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance Common Stock; (iv) Richard C. Clyde will enter into an employment agreement with CCI; (v) the shareholders of CCI as constituted prior to the Merger will enter into a ten year voting agreement with respect to the election of CCI directors and certain other matters; and (vi) David E. Salisbury, a director of Clyde, is a shareholder of the law firm of Van Cott, Bagley, Cornwall & McCarthy, which has represented each of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance in connection with the Merger. For a more detailed description of the interests described above, see "The Merger--Interests of Certain Persons in the Merger."

ACCOUNTING TREATMENT

        For accounting and financial reporting purposes, it is intended that the Merger will be accounted for in a manner similar to a "pooling of interests." See "The Merger -- Accounting Treatment."

REGULATORY APPROVAL

        CCI and Geneva Rock filed a notification with the Federal Trade Commission ("FTC"), pursuant to the Hart Scott Rodino Antitrust Improvement Act of 1976, requesting early termination of the waiting period required under that Act. On November 21, 1997, the FTC granted CCI's and Geneva Rock's request for early termination of the waiting period. See "The Merger -- Regulatory Approval."

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

        The Merger is intended to qualify as (i) a transfer to a controlled corporation under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), and/or (ii) a reorganization within the meaning of Section 368(a)(1)(B) of the Code so that no gain or loss will be recognized by a holder of CCI, Clyde, Geneva Rock, Utah Service or Beehive Insurance Common Stock with respect to the receipt of CCI Common Stock in exchange for Clyde, Geneva Rock, Utah Service or Beehive Insurance Common Stock pursuant to the Merger (except with respect to any cash received in lieu of fractional shares of CCI Common Stock). Grant Thornton LLP, independent accountants ("Grant Thornton"), has rendered an opinion to that effect. Payment received by holders of Clyde, Geneva Rock, Utah Service or Beehive Insurance Common Stock in lieu of fractional shares of CCI Common Stock will be treated as payment in redemption of such fractional shares and, provided that the redeemed interest is held as a capital asset at the effective time of the Merger, will generally result in the recognition of capital gain or loss by such holders measured by the difference between the amount received and the tax basis allocable to such fractional shares. For a discussion of certain federal income tax consequences applicable to shareholders who exercise their dissenters' rights and a further discussion of certain of the federal income tax consequences of the Merger, see "The Merger -- Certain Federal Income Tax Considerations."

        Because of the complexity of the tax laws and the individual nature of the tax consequences of the Merger to each holder of CCI, Clyde, Geneva Rock, Utah Service or Beehive Insurance Common Stock, each such shareholder should consult a tax advisor concerning certain other federal and all state, local and foreign tax consequences of the Merger that may be applicable.

REPORTS TO SHAREHOLDERS

        It is anticipated that following the consummation of the Merger, CCI will furnish to its shareholders audited annual financial statements and unaudited quarterly financial statements.

STOCK REDEMPTION PLAN

        The Board of Directors of CCI has adopted a Stock Redemption Plan, a copy of which is attached as Annex B hereto, pursuant to which it is anticipated that CCI will make funds available for the redemption of a limited number of shares of CCI Common Stock each year beginning in 1999, on a date to be established each year by the Board of Directors (the "Redemption Date"). Each year commencing in 1999, as soon as practicable following the issuance by CCI's independent auditors of their report regarding the consolidated financial statements of CCI and its subsidiaries for the prior year, the Board of Directors will (i) cause an appraisal (or an update of a prior appraisal) of CCI to be completed by an independent individual or firm selected by the Board of Directors which will set forth a determination of the total fair market value of CCI as of the last day of the prior year (the "Appraisal Value"), and (ii) determine the amount which shall be made available by CCI on the Redemption Date to fund the redemption of shares of CCI Common Stock (the "Redemption Fund"). The price to be paid to shareholders for each share of redeemed CCI Common Stock (the "Redemption Price") will be an amount equal to the Appraisal Value divided by the number of shares of CCI Common Stock outstanding on the last day of the prior year, discounted by 25% (reflecting a lack of marketability and minority interest). The Redemption Fund established each year will be an amount which is greater than or equal to 5% and less than or equal to 10% of the net earnings of CCI (after taxes) for the prior year. All shares of CCI Common Stock will be eligible for redemption subject to and in accordance with the terms of the Stock Redemption Plan. In the event that the number of shares offered for redemption by shareholders is greater than the number of shares that can be redeemed from the Redemption Fund, such shares will be redeemed on a pro rata basis. Unused portions of the Redemption Fund will not be carried forward to increase the Redemption Fund in future years. The Stock Redemption Plan will be administered and interpreted by the Board of Directors of CCI in its sole and absolute discretion, and the Stock Redemption Plan may be amended or terminated, and/or the Redemption for any particular year may be canceled, upon a vote of 75% of the directors of CCI.

VOTING AGREEMENT

        In anticipation of the Merger, the current shareholders of CCI (the "Original CCI Shareholders") entered into a Voting Agreement dated as of November 14, 1997 (the "Voting Agreement") for the purpose of controlling the voting of the 2,303,920 shares of CCI Common Stock owned by the Original CCI Shareholders on the Record Date, representing approximately 33.20% of the shares of CCI Common Stock to be outstanding upon consummation of the Merger (the "Voting Agreement Shares"). Pursuant to the Voting Agreement, six individuals (the "Voting Committee Members") have appointed to act as a committee (the "Voting Committee") to determine how the Voting Agreement Shares will be voted on each matter to be voted upon by the shareholders of CCI. Each Voting Committee Member represents the other members of his or her family who are Original CCI Shareholders.

        Pursuant to the Voting Agreement, each Original CCI Shareholder has granted to the Voting Committee an irrevocable proxy, for a period of 10 years from November 13, 1997 (or until such time as the Voting Agreement is terminated), to allow the Committee to vote such Shareholder's Voting Agreement Shares in accordance with the Voting Agreement. However, under the Voting Agreement, the Original CCI Shareholders retain their right to vote any shares of CCI Common Stock which they own, other than the Voting Agreement Shares, as they wish. The Voting Agreement will remain in effect for 10 years, unless earlier terminated because (i) the Voting Committee Members unanimously agree in writing to terminate the Voting Agreement, (ii) CCI is in bankruptcy or receivership or is dissolved, (iii) CCI ceases it business, (iv) CCI enters into an underwriting agreement with respect to a public offering of CCI Common Stock in excess of $30,000,000, (v) CCI sells all or substantially all of its assets or is the non-surviving corporation in a merger, or (vi) there is only one CCI Shareholder bound by the terms of the Voting Agreement.

        The Voting Agreement provides that an Original CCI Shareholder will not be permitted to sell, transfer or otherwise dispose of any Voting Agreement Shares, except to (i) a spouse of such Original CCI Shareholder, (ii) a child of such Original CCI Shareholder or such spouse, (iii) a trustee in trust for the benefit of such Original CCI Shareholder, such spouse or such child, (iv) CCI in the event such Original CCI Shareholder owns no CCI Common Stock other than such Voting Agreement Shares or (v) a third party upon obtaining the prior written consent of the Committee Members. All transferees of the Voting Agreement Shares will be required to enter into the Voting Agreement and to receive and hold the Voting Agreement Shares subject to the terms and provisions of the Voting Agreement.

MANAGEMENT OF CCI AFTER THE MERGER

        Certain provisions in the Bylaws of CCI will control the composition of the Board of Directors of CCI upon the consummation of the Merger and for five years thereafter. Pursuant to such Bylaw provisions, the Board of Directors of CCI will consist of between eight and eleven directors. Each of six directors will be the respective nominees of each of the families of the six children of
W. W. Clyde, namely Cornell Clyde, Blaine Clyde, William R. Clyde, Ila C. Cook, Louise C. Gammell and Carol C. Salisbury. The remaining two directors will be nominated by the members of the Edward Clyde family. The Board of Directors of CCI will have the right to add up to three additional directors. In no event will there be more than eleven directors of CCI. For a more detailed description of the applicable Bylaw provisions, see "Comparison of the Rights of Holders of CCI Common Stock and Clyde, Geneva Rock, Utah Service and Beehive Insurance Common Stock - Provisions Relating to Directors." It is also contemplated that as soon as reasonably practicable after the consummation of the Merger, Richard
C. Clyde will serve as President and Chief Executive Officer and Wilford W. Clyde will serve as Vice President and Chief Operating Officer of CCI. See "Clyde Companies, Inc.--CCI Management Upon Consummation of the Merger".

COMPARISON OF SHAREHOLDER RIGHTS

        As a consequence of the Merger, the shareholders of Clyde, Geneva Rock, Utah Service and Beehive Insurance will become shareholders of CCI. There will be significant differences between the rights of shareholders of Clyde, Geneva Rock, Utah Service and Beehive Insurance prior to the Merger and the rights of CCI shareholders after the Merger. See "Comparison of the Rights of Holders of CCI Common Stock and Clyde, Geneva Rock, Utah Service and Beehive Insurance Common Stock" for a summary of the material differences between the rights of holders of CCI Common Stock and Clyde, Geneva Rock, Utah Service and Beehive Insurance Common Stock.

THE MERGER AGREEMENT

GENERAL

        The description of the material terms and conditions of the Merger Agreement and any related documents in this Proxy Statement/Prospectus is qualified in its entirety by reference to the copy of the Merger Agreement attached hereto as Annex A. Shareholders of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance are urged to read the Merger Agreement in its entirety for a more complete description of the terms of such agreement.

CONVERSION OF SHARES

        At the effective time of the Merger Agreement (the "Effective Time"), each outstanding share of common stock of the Operating Companies (except (i) those shares of the Operating Companies owned by CCI, (ii) those shares of Geneva Rock owned by Clyde, which will be distributed as a dividend to CCI and
(iii) to the extent that the holders of shares of Clyde, Geneva Rock, Utah Service or Beehive Insurance Common Stock duly elect to exercise their dissenters' rights under Part 13 of the URBCA) will be converted into (i) in the case of Clyde Common Stock, 33.93 shares of CCI Common Stock, (ii) in the case of Geneva Rock Common Stock, 239.27 shares of CCI Common Stock, (iii) in the case of Utah Service Common Stock, 43.43 shares of CCI Common Stock, and (iv) in the case of Beehive Insurance Common Stock, 4.33 shares of CCI Common Stock (the ratios set forth in clauses (i) through (iv) above are sometimes referred to herein as the "Exchange Ratios"). Fractional shares of CCI Common Stock will not be issued. In lieu of fractional shares, shareholders of Clyde, Geneva Rock, Utah Service and Beehive Insurance will receive cash equal to the product of (i) such fraction multiplied by (ii) $14.52.

        Clyde Reorganization Corporation ("CRC"), Geneva Rock Reorganization Corporation ("GRRC"), Utah Service Reorganization Corporation ("USRC") and Beehive Insurance Reorganization Corporation ("BIRC") (collectively, the "Merger Subs") were recently organized by CCI for the purpose of effecting the acquisition of the Operating Companies. CRC will merge with Clyde, GRRC will merge with Geneva Rock, USRC will merge with Utah Service and BIRC will merge with Beehive Insurance, with the Operating Companies being the surviving corporations of such mergers. Each share of CRC, GRRC, USRC and BIRC common stock issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock of the respective Operating Company.

CONDITIONS TO THE MERGER

        Consummation of the Merger is subject to the satisfaction of various conditions, including but not limited to (i) the approval and adoption of the Merger Agreement by the requisite vote of the shareholders of each of the Constituent Corporations; (ii) the total value of all dissenting shares (after applying a 25% discount for minority interest) is not more than 5% of the aggregate value of the Operating Companies; (iii) no governmental authority shall have issued any order, and there shall not be any statute, rule, decree or regulation restraining, prohibiting or making illegal the consummation of the Merger; (iv) any waiting period applicable to the consummation of the Merger under the Hart Scott Rodino Act shall have expired or been terminated (such waiting period has been terminated); (v) the representations and warranties of CCI contained in the Merger Agreement shall be true and correct in all material respects when made and as of the closing date of the Merger (the "Closing Date") (except for such matters which specifically address a particular date which need only be true and correct as of such date); (vi) CCI shall have performed in all material respects all of the obligations to be performed by it under the Merger Agreement prior to the Closing Date; (vii) a responsible officer of CCI shall have provided each of the Operating Companies with a certificate with respect to the matters referred to in the Merger Agreement; (viii) the representations and warranties of each of the Operating Companies contained in the Merger Agreement shall be true and correct in all material respects when made and as of the Closing Date (except for matters which specifically address a particular date which need only be true and correct as of such date); (ix) each of the Operating Companies shall have performed in all material respects all of the obligations to be performed by it under the Merger Agreement prior to the Closing Date; (x) a responsible officer of each of the Operating Companies shall have provided CCI with a certificate with respect to the matters referred to in the Merger Agreement; (xi) CCI shall have received a written Affiliates Agreement (the "Affiliates Agreement") executed by the affiliates of each of the

Constituent Corporations; and (xii) the receipt of an opinion from Grant Thornton to the effect that the Merger will qualify as a tax free reorganization.

WAIVER AND AMENDMENT

        Provisions of the Merger Agreement may be waived by the party entitled to the benefits thereof by a written instrument signed by the party granting such waiver. The Merger Agreement may be amended, modified or supplemented at any time prior to the Closing Date by the written agreement of each of the parties thereto.

TERMINATION

        The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the shareholders of the Constituent Corporations, under the circumstances specified therein, including (i) automatically, without any further actions by any of the parties (except as may be otherwise required by the URBCA), (A) if the Merger of each of the Constituent Corporations has not been consummated on or prior to June 30, 1998 or (B) if any governmental authority shall have issued a statute, order, decree or regulation or taken any other action permanently restraining or enjoining or otherwise materially restricting the consummation of the transactions contemplated by the Merger Agreement and such statute, order, decree, regulation or other action shall have become final and non-appealable,
(ii) by the Boards of Directors of the Operating Companies, acting jointly, if CCI breaches or fails in any material respect to perform or comply with any of its covenants and agreements contained in the Merger Agreement or breaches its representations and warranties therein in any material respect and fails to cure such breach as provided for therein, or (iii) by the Board of Directors of CCI, if any of the Operating Companies breaches or fails in any material respect to perform or comply with any of its respective covenants and agreements contained in the Merger Agreement or breaches its representations and warranties in any material respect and fails to cure such breach as provided for therein.

FEES AND EXPENSES

        If the Merger is consummated, CCI will pay all fees and expenses incurred in connection with the Merger from the dividends CCI receives from the Operating Companies. If the Merger is not consummated, each of the Constituent Corporations will bear their pro-rata share of all such fees and expenses.

SURRENDER OF CERTIFICATES

        Certificates nominally representing shares of the common stock of the Operating Companies, other than any certificate representing dissenting shares, if any ("Operating Company Certificates"), as of the Effective Time, for all purposes, shall be deemed to evidence the number of shares of CCI Common Stock determined in accordance with the applicable Exchange Ratio. As soon as practicable after the Effective Time, CCI shall mail to each record holder of an outstanding Operating Company Certificate, as of the Effective Time, a form of letter of transmittal (the "Transmittal Letter") that contains instructions for use in effecting the surrender of each Operating Company Certificate in exchange for a CCI Common Stock certificate ("CCI Certificate"). Upon surrender to CCI of an Operating Company Certificate, together with a duly executed Transmittal Letter (and any other documents which may be reasonably required by CCI, if any), the holder of such Operating Company Certificate shall receive promptly in exchange therefor a CCI Certificate for the number of shares of CCI Common Stock evidenced thereby in accordance with the applicable Exchange Ratio. At that time, the Operating Company Certificate shall be canceled. If a CCI Certificate is to be issued to a person other than the person in whose name the surrendered Operating Company Certificate is registered, it shall be a condition of issuance of the CCI Certificate (x) that the Operating Company Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and (y) that the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance to a person other than the registered holder of the Operating Company Certificate surrendered or establish to the satisfaction of CCI that such tax has been paid or is not applicable. CCI shall pay all charges and expenses, including those of the Operating Companies, in connection with the distribution of CCI Certificates.

DISSENTERS' RIGHTS

        If the Merger is consummated, holders of shares of Clyde Common Stock, Geneva Rock Common Stock, Utah Service Common Stock and Beehive Insurance Common Stock will be entitled to dissenters' rights under the URBCA, provided that they comply with the conditions of Sections 16-10a-1301 through 16-10a-1331 of the URBCA. Original CCI Shareholders are not entitled to dissenters' rights. Those shareholders of Clyde, Geneva Rock, Utah Service and Beehive Insurance who elect to exercise their dissenters' rights and who properly and timely perfect such rights will be entitled to receive the "fair value" in cash for their shares of Clyde Common Stock, Geneva Rock Common Stock, Utah Service Common Stock and Beehive Insurance Common Stock. Pursuant to Section 16-10a-1301(4) of the URBCA, such "fair value" means the value of the shares immediately before the effectuation of the applicable Merger, excluding any appreciation or depreciation in anticipation of such Merger. In order to exercise their dissenters' rights, the holders of Clyde Common Stock, Geneva Rock Common Stock, Utah Service Common Stock and Beehive Insurance Common Stock must comply with the procedural requirements of Sections 16-10a-1301 through 16-10a-1331 of the URBCA, a description of which is provided in "Dissenters' Rights" and the full text of which is attached to this Proxy Statement/Prospectus as Annex C and which is incorporated by reference herein. Failure to comply with any of the steps required under Sections 16-10a-1301 through 16-10a-1331 of the URBCA on a timely basis may result in the loss of dissenters' rights. See "Dissenters' Rights."

SELECTED FINANCIAL INFORMATION

SUMMARY HISTORICAL FINANCIAL INFORMATION

        The following summary historical financial information should be read in conjunction with the financial statements of CCI, Clyde, Geneva Rock, Beehive Insurance and Utah Service and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of each of the respective companies included elsewhere in this Proxy Statement/Prospectus. The summary historical financial information presented below has been derived from the financial statements of CCI, Clyde, Geneva Rock, Beehive Insurance and Utah Service. The financial statements for CCI and Clyde as of and for the year ended December 31, 1996 have been audited by Grant Thornton whose reports are included elsewhere herein. The financial statements for Geneva Rock as of and for the year ended December 31, 1996 have been audited by Squire & Company, PC ("Squire") whose report is included elsewhere herein. The financial statements for Beehive Insurance as of and for the year ended December 31, 1996 have been audited by Daines Associates LLC ("Daines") whose report is included elsewhere herein. The financial statements of Utah Service as of and for the year ended December 31, 1996 have not been audited. The summary historical financial information for the nine month period ended September 30, 1997 is included herein and has not been audited for any of the respective Constituent Corporations except for Utah Service. Management believes, however, that the unaudited financial statements reflect all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the information included therein. The summary historical financial information for Utah Service is derived from financial statements as of September 30, 1997 and for the nine months then ended, which were audited by Grant Thornton whose report is included elsewhere herein.

                                                                              Geneva        Utah          Beehive
                                               CCI              Clyde          Rock        Service       Insurance
                                            ----------       ----------     ----------    ----------    ----------
                                                            (In thousands, except per share data)
Nine months ended September 30, 1997
------------------------------------
Statement of earnings data:
     Net revenues                           $       93       $    9,696     $   94,736    $    9,258    $      523
     Operating income (loss)                        88             (864)        11,033           500           306
     Net earnings                                1,408            1,437          7,145           358           204

     Earnings per common share              $     0.61(1)    $    15.19     $   327.72    $    66.20    $     9.49
     Weighted average shares outstanding     2,303,920(1)        94,544         21,802         5,413        21,487


Balance sheet data (at period end):

                                                                              Geneva        Utah          Beehive
                                               CCI              Clyde          Rock        Service       Insurance
                                            ----------       ----------     ----------    ----------    ----------
                                                               (In thousands, except per share data)
     Current assets                         $      124       $   16,287     $   42,113    $    3,539    $      840
     Current liabilities                             -            1,126          9,913           826           470
     Total assets                               27,270           47,231         84,598         4,815           945
     Total liabilities                           9,932           11,014         20,274           958           470
     Stockholders' equity                       17,338           36,217         64,324         3,857           475

                                                                              Geneva        Utah          Beehive
                                               CCI              Clyde          Rock        Service       Insurance
                                            ----------       ----------     ----------    ----------    ----------
                                                              (In thousands, except per share data)
Year Ended December 31, 1996
Statement of earnings data:
     Net revenues                           $      404       $   19,056    $  116,349    $   13,108    $      578
     Operating income                              398              497        12,462           565           334
     Net earnings                                1,935            2,687         8,434           421           234

     Earnings per common share              $     0.84(1)    $    28.42    $   386.85    $    77.78    $    10.88
     Weighted average shares outstanding     2,303,920(1)        94,544        21,802         5,413        21,487

Balance sheet data (at period end):
     Current assets                         $       31       $   16,357    $   35,240    $    3,057    $      679
     Current liabilities                             5            1,092         8,036           626           377
     Total assets                               25,088           44,916        74,848         4,387           756
     Total liabilities                           9,158            9,969        17,669           853           377
     Stockholders' equity                       15,930           34,947        57,179         3,534           379

(1) Earnings per common share are based upon the weighted average number of common shares outstanding during the period presented after giving retroactive effect to all periods presented for the subsequent 40:1 stock split effected November 13, 1997.

COMPARATIVE PER SHARE DATA

        Set forth below are unaudited pro forma combined earnings from continuing operations and book value per common share of CCI after giving effect to the Merger. The information set forth below should be read in conjunction with the financial statements and the "CCI Pro Forma Combined Financial Information (Unaudited)" included elsewhere in this Proxy Statement/Prospectus, in each case including the notes thereto. The pro forma information presented herein is for illustrative purposes only.

                Comparative Per Share Data as of and for the nine
                         months ended September 30, 1997

CCI
Historical
    Net earnings                         $    0.61
    Book value (at period end)                7.53
    Cash dividends declared by CCI              --
    *Cash dividends declared by
      Subsidiaries                            0.14
Pro forma combined
    Net earnings                         $    1.10
    Book value (at period end)               13.12
    Cash dividends declared by CCI              --
    *Cash dividends declared by
      Subsidiaries                            0.05


                                                                                  Beehive
                                           Clyde     Geneva Rock   Utah Service  Insurance
                                        ----------   ------------  ------------  ---------
Historical
    Net earnings                        $    15.20   $     327.72   $    66.20   $    9.48
    Book value (at period end)              383.07       2,950.36       712.64       22.11
    Cash dividends declared                   2.00             --         6.00        5.00

    Exchange ratio                           33.93         239.27        43.43        4.33
                                        ==========   ============   ==========   =========

Equivalent pro forma combined
    Net earnings                        $    37.45   $     264.11   $    47.94   $    4.78
    Book value (at period end)              445.08       3,138.64       569.70       56.80
    Cash dividends declared by CCI              --             --           --          --
    *Cash dividends declared by
      Subsidiaries                            1.61          11.34         2.06        0.21

                Comparative Per Share Data as of and for the year
                             ended December 31, 1996

CCI
Historical
    Net earnings                         $    0.84
    Book value (at period end)                6.91
    Cash dividends declared by CCI            0.16
    *Cash dividends declared by
      Subsidiaries                            0.67
Pro forma combined
    Net earnings                         $    1.42
    Book value (at period end)               12.01
    Cash dividends declared by CCI            0.05
    *Cash dividends declared by
      Subsidiaries                            0.22


                                                                                       Beehive
                                          Clyde        Geneva Rock     Utah Service   Insurance
                                        ----------     -----------     ------------   ---------
Historical
    Net earnings                        $    28.42      $  386.85        $  77.78     $   10.87
    Book value (at period end)              369.64       2,622.64          652.96         17.61
    Cash dividends declared                   6.00          30.00           20.00         10.00

Equivalent pro forma combined
    Net earnings                        $    48.30      $  340.63       $   61.83     $    6.16
    Book value (at period end)              407.53       2,873.88          521.64         52.01
    Cash dividends declared by CCI            1.75          12.37            2.25          0.22
    *Cash dividends declared by
      Subsidiaries                            7.55          53.26            9.67          0.96

                Comparative Per Share Data as of and for the year
                             ended December 31, 1995

CCI
Historical
    Net earnings                         $    1.14
    Cash dividends declared by CCI            0.21
   *Cash dividends declared by
      Subsidiaries                            0.83
Pro forma combined
    Net earnings                         $    1.91
    Cash dividends declared by CCI            0.07
    *Cash dividends declared by
      Subsidiaries                            0.28


                                                                                       Beehive
                                          Clyde        Geneva Rock     Utah Service   Insurance
                                        ----------     -----------     ------------   ---------
Historical
    Net earnings                        $    44.81      $  503.54        $  64.77     $    6.09
    Cash dividends declared                  10.00          30.00           20.00          9.49

Equivalent pro forma combined
    Net earnings                        $    64.75      $  456.59       $   82.88     $    8.26
    Cash dividends declared by CCI            2.33          16.46            2.99          0.30
    *Cash dividends declared by
      Subsidiaries                            9.35          65.93           11.97          1.19

                Comparative Per Share Data as of and for the year
                             ended December 31, 1994

CCI
Historical
    Net earnings                         $    0.87
    Cash dividends declared by CCI            0.21
    *Cash dividends declared by
      Subsidiaries                            0.79
Pro forma combined
    Net earnings                         $    1.47
    Cash dividends declared by CCI            0.07
    *Cash dividends declared by
      Subsidiaries                            0.26

                                                                                       Beehive
                                          Clyde        Geneva Rock     Utah Service   Insurance
                                        ----------     -----------     ------------   ---------
Historical
    Net earnings                        $    27.34      $  403.85        $  89.18    $    11.26
    Cash dividends declared                  10.00          27.00           15.59         10.00

Equivalent pro forma combined
    Net earnings                        $    50.01      $  352.66       $   64.01     $    6.38
    Cash dividends declared by CCI            2.31          16.30            2.96          0.29
    *Cash dividends declared by
      Subsidiaries                            8.93          63.00           11.43          1.14


*Cash dividends declared by Subsidiaries is not a required disclosure but is included herein for additional information.

PRO FORMA FINANCIAL INFORMATION

        The CCI Summary Unaudited Pro Forma Financial Information as of December 31, 1996 and September 30, 1997 included below gives effect to the Merger as described in this Proxy Statement/Prospectus and the estimated adjustments caused by the Merger as described in "Clyde Companies, Inc. -- CCI Pro Forma Combined Financial Information (Unaudited)" and the notes thereto. Shareholders are urged to carefully read this document, "Clyde Companies, Inc. -- CCI Pro Forma Combined Financial Information (Unaudited)" and the notes thereto.

              CCI Summary Unaudited Pro Forma Financial Information

                      (In thousands, except per share data)

                                         Nine months ended   Year ended
                                            September 30,    December 31,
                                                1997            1996
                                         -----------------   ----------
Statement of earnings data:(1)
    Operating Revenues                       $  112,853      $  147,303
    Gross margin                                 17,610          22,152


    Net Earnings                                  7,659           9,878
    Earnings per share                       $     0.61      $     1.42
Weighted average shares outstanding (2)       6,938,709       6,938,709

Balance Sheet Data (at period end):(3)
    Working capital                          $   50,575
    Total assets                                114,571
    Total liabilities                            23,552
    Retained earnings                            89,215
    Stockholders' equity                         91,019

----------

(1) The pro forma statements of earnings data are presented assuming the combination occurred at the beginning of the periods presented.

(2) Reflects the conversion of the Constituent Corporations' shares into CCI shares.

(3) The September 30, 1997 pro forma balance sheet data are presented assuming the combination occurred on September 30, 1997.

MARKETS AND MARKET PRICES FOR SHARES

        There is no public trading market for CCI Common Stock, Clyde Common Stock, Geneva Rock Common Stock, Utah Service Common Stock or Beehive Insurance Common Stock, and it is not anticipated that a public market for CCI Common Stock will develop following the Merger. See "Clyde Companies, Inc. -- Stock Redemption Plan."

                                  RISK FACTORS

        The following risk factors should be considered carefully by the shareholders of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance in evaluating whether to approve and adopt the Merger Agreement and the transactions contemplated thereby. These factors should be considered in conjunction with the other information included in this Proxy
Statement/Prospectus.

FAILURE TO REALIZE MERGER STRATEGY

        Although the respective Boards of Directors of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance anticipate that as a result of the Merger the Operating Companies will be able to achieve certain operating efficiencies, there can be no assurance that such operating efficiencies will be achieved. The ability of CCI to achieve operating efficiencies will depend on a number of factors, including the ability of CCI to: (i) realize economies, particularly in the areas of accounting and financial reporting, advertising and public relations, human resources, purchasing, project bidding and employee safety,
(ii) implement effective internal information systems and management, operational and financial controls, and (iii) retain existing personnel and attract new personnel. Although CCI will attempt to integrate and streamline overlapping functions of Clyde, Geneva Rock, Utah Service and Beehive Insurance, there can be no assurance that it will be successful in doing so or that the process of integrating businesses and operations will not cause an interruption of, or loss in momentum in, the businesses of the Operating Companies.

NO PUBLIC TRADING MARKET FOR CCI COMMON STOCK; UNCERTAINTY OF STOCK REDEMPTION PLAN; RESTRICTIONS ON TRANSFER

        There is no public trading market for CCI Common Stock, and no public trading market is expected to develop in the future. Holders of CCI Common Stock may be able to redeem a limited number of their shares pursuant to the terms of CCI's Stock Redemption Plan, which provides that beginning in 1999 between 5% and 10% of CCI's net after tax earnings, as determined by CCI's Board of Directors, will be put into a redemption fund to provide for the redemption of CCI Common Stock. There can be no assurance that CCI will have available adequate funds to effect all shareholders' requests for redemption, or that the plan will not be subsequently amended or repealed upon a vote of 75% of the directors of CCI. Also, there can be no assurance that the redemption prices to be offered by CCI pursuant to the Stock Redemption Plan will be equal to the prices which might be received by shareholders upon the sale or liquidation of CCI. See "Clyde Companies, Inc. -- Stock Redemption Plan".

        The Voting Agreement entered into by the Original CCI Shareholders provides that such shareholders will not be permitted to sell, transfer or otherwise dispose of any Voting Agreement Shares, except to (i) a spouse of such Original CCI Shareholder, (ii) a child of such Original CCI Shareholder or such spouse, (iii) a trustee in trust for the benefit of such Original CCI Shareholder, such spouse or such child, (iv) CCI in the event such Original CCI Shareholder owns no CCI Common Stock other than such Voting Agreement Shares and
(v) a third party upon obtaining the prior written consent of the Voting Committee Members. All transferees of the Voting Agreement Shares will be required to enter into the Voting Agreement and to receive and hold the Voting Agreement Shares subject to the terms and provisions of the Voting Agreement. See "Clyde Companies, Inc. -- Voting Agreement".

UNCERTAINTY OF FUTURE DIVIDENDS

        Prior to the Merger, each of the Operating Companies has paid cash dividends to their respective shareholders. The amount, type and frequency of dividends paid by CCI on CCI Common Stock will be determined by the Board of Directors of CCI based on the results of operations, financial condition and liquidity needs of CCI. The amount, type and frequency of dividends paid by CCI to its shareholders will not be equivalent to the amount, type and frequency of dividends paid by the Operating Companies prior to the Merger. See "Summary--Selected Financial Information--Comparative Per Share Data".

TAX RISKS

        The Merger has been structured so as to qualify as transfers within the meaning of Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), and/or as reorganizations under Section 368(a)(1)(B) of the Code, and the independent accounting firm of Grant Thornton has rendered an opinion to this effect. Assuming the Merger qualifies under one or both of these provisions, no gain or loss will be recognized by the Operating Companies or by their shareholders on the exchange of stock of the Operating Companies for shares of CCI Common Stock. However, no ruling from the Internal Revenue Service ("IRS") has been obtained, and there can be no assurance that the IRS will agree with Grant Thornton as to the tax consequences of the Merger. Shareholders of the Constituent Corporations should consult their own tax advisors concerning the federal, state and local tax consequences to them of the Merger. See "The Merger--Certain Federal Income Tax Considerations."

DEPENDENCE ON KEY PERSONNEL

        Management of the business of CCI will be substantially dependent on Richard C. Clyde, President and Chief Executive Officer, and Wilford W. Clyde, Vice President and Chief Operating Officer. The loss of either of these employees could have a material adverse effect on CCI's business, financial condition and results of operations.

UNCERTAINTY OF BUSINESS OF OPERATING COMPANIES

        The construction business is by nature a cyclical business. Although Geneva Rock has experienced significant growth in revenues during the last five years, there can be no assurance that Geneva Rock will be able to maintain current levels of growth. Clyde has experienced a significant decline in revenues over the last five years and there can be no assurance that this decline will not continue. In addition, the business of Utah Service may be affected by cyclical declines in the construction industry and the economy in general. Also, the business of Beehive Insurance may be subject to more restrictive regulations as a result of the Merger because the Utah Insurance Code restricts the amount of compensation an insurance agency may receive for placing insurance with "controlled businesses" and such restriction may limit the amount of insurance business that Beehive Insurance may place with Clyde and Geneva Rock after the Merger. At the present time, Clyde and Geneva Rock together account for more than 50% of the insurance business placed by Beehive Insurance. See "Beehive Insurance -- Regulation".

VOTING CONTROL OF CCI

        On all matters with respect to which CCI's shareholders have a right to vote, including the election of Directors, each share of CCI Common Stock is entitled to one vote. The Original CCI Shareholders have entered into a 10-year Voting Agreement for the purpose of controlling the voting of the 2,303,920 shares of CCI Common Stock owned by the Original CCI Shareholders on the Record Date, representing approximately 33.20% of the shares of CCI Common Stock to be outstanding upon consummation of the Merger. So long as the Voting Agreement is in place, such original CCI shareholders may have the ability (subject to the restrictions in CCI's Bylaws relating to the configuration of its Board of Directors) to elect the entire Board of Directors of CCI and determine the outcome of all matters involving a shareholder vote. Control of CCI by such original CCI shareholders could make it more difficult for a third party to acquire, or could discourage a third party from attempting to acquire, control of CCI. See "Clyde Companies, Inc.--Voting Agreement."

DETERMINATION OF EXCHANGE RATIOS

        In connection with the Merger, each outstanding share of Clyde, Geneva Rock, Utah Service and Beehive Insurance Common Stock will be exchanged for 33.93, 239.27, 43.43 and 4.33 shares, respectively, of CCI Common Stock. In anticipation of the Merger, in November 1997 each then outstanding share of CCI Common Stock was converted into 40 shares of CCI Common Stock. The exchange ratios were determined by the Task Force and approved by the Boards of Directors of the Constituent Corporations in reliance upon valuation reports for each of the Constituent Corporations, except CCI, prepared by Houlihan Valuation Advisors. Since the only assets of CCI are cash and the shares of the other Constituent Corporations which it owns, an independent valuation report was not obtained for CCI. For purposes of determining CCI's value in the Merger, CCI was assigned a value equal to the value of the shares it owns in each of the Constituent Corporations. Although in approving the recommendations of the Task Force, the Boards of Directors of the Constituent Corporations have used their best efforts to arrive at exchange ratios that are equitable to the shareholders of each of the Constituent Corporations, there can be no assurance that such exchange ratios are indicative of the consideration which the shareholders of the Constituent Corporations would receive upon the sale or liquidation of the Constituent Corporations in which they own shares. See "Summary -- Selected Financial Information--Comparative Per Share Data" and "The Merger -- Valuation Reports for Operating Companies by Financial Advisor, Houlihan Valuation Advisors."

LACK OF SEPARATE LEGAL REPRESENTATION

        The law firm of Van Cott, Bagley, Cornwall & McCarthy ("Van Cott") previously has represented each of the Constituent Corporations, as well as certain individual Task Force members, directors, officers and shareholders of the Constituent Corporations. Because each Constituent Corporation is affiliated through family relationships, interconnected Boards of Directors and cross stock ownership, and in an effort to reduce the costs of the Merger, the Boards of Directors of each Constituent Corporation determined to use Van Cott to represent all of the Constituent Corporations in connection with the Merger and the transactions contemplated thereby, including the preparation of this joint Proxy Statement/Prospectus. Van Cott did not represent any Constituent Corporation or individual shareholder separately in negotiating the exchange ratios or any of the other terms or provisions of the Merger Agreement, nor did Van Cott undertake any due diligence investigation with respect to any Constituent Corporation, such as an investigation of the validity of the outstanding shares of the Constituent Corporations, or the status of legal agreements, pending legal proceedings or other legal matters with respect to the Constituent Corporations. Such representation by Van Cott involves a conflict of interest to the extent that the interest of one Constituent Corporation in the Merger may be separate from or opposed to the interest of the other Constituent Corporations or individuals (mentioned above) who may also be clients of Van Cott. Because of such conflicts of interest, Van Cott obtained a written waiver of such conflicts from the Board of Directors of each Constituent Corporation and certain individual shareholders, pursuant to which each corporation and individual shareholder acknowledged the existence of the conflicts of interest, waived any objection thereto and agreed to Van Cott's representation of all of the Constituent Corporations. David E. Salisbury, who is a shareholder of Van Cott, was a member of the Task Force that negotiated the pertinent terms and provisions of the Merger Agreement, including the exchange ratios. Mr. Salisbury participated on the Task Force in his capacity as a director of Clyde, and as a direct or indirect owner of shares of common stock of the Constituent Corporations. See "The Merger--Interests of Certain Persons in the Merger".

                              CLYDE COMPANIES, INC.

OVERVIEW

        CCI was incorporated in the state of Utah in 1961 under the name "W.W. Clyde Investment Co." as a holding company for shares of stock of Clyde, Geneva Rock, Utah Service and Beehive Insurance. In November 1997 the name of the corporation was changed to "Clyde Companies, Inc." CCI has no operations of its own and, prior to the consummation of the Merger, its assets consisted solely of cash and shares of common stock of Clyde (31,935 shares or 33.78% of the outstanding shares), Geneva Rock (4,725 shares or 21.67% of the outstanding shares), Utah Service (1,698 shares or 31.37% of the outstanding shares) and Beehive Insurance (3,700 shares or 17.22% of the outstanding shares). Upon the consummation of the Merger, CCI will be a holding company with wholly owned subsidiaries consisting of Clyde, Geneva Rock, Utah Service and Beehive Insurance. At this time, it is anticipated that CCI will have no operations of its own after the consummation of the Merger. As of the date hereof, CCI has no employees. The principal executive offices of CCI are located at 1423 Devonshire Drive, Salt Lake City, Utah 84108, and its telephone number is (801) 582-2783.

MARKET PRICE OF AND DIVIDENDS ON CCI COMMON STOCK

        There is no public trading market for CCI's Common Stock and none is expected to develop. The approximate number of shareholders of record on September 30, 1997 was 56. Upon the consummation of the Merger, the approximate number of shareholders of record (assuming that no shareholders of the Operating Companies exercise their dissenters' rights) will be 174.

        In 1995, CCI declared and paid cash dividends of $.21 per share of CCI Common Stock to shareholders. In 1996, CCI declared and paid cash dividends of $.16 per share of CCI Common Stock to shareholders. As of November 30, 1997, CCI had not declared or paid any cash dividends for 1997. Management anticipates that all cash held by CCI, other than an amount of cash sufficient to satisfy CCI's tax obligations upon the consummation of the Merger, will be distributed as a dividend to its shareholders prior to the consummation of the Merger, but the amount of the dividend has yet to be determined. Because CCI is a holding company, any dividends declared and paid to its shareholders is dependent upon the dividends CCI receives from its subsidiaries. The amount, type and frequency of dividends paid by CCI on CCI Common Stock after consummation of the Merger will be determined by the Board of Directors of CCI based on the results of operations, financial condition and liquidity needs of CCI. The amount, type and frequency of dividends paid by CCI to its shareholders will not be equivalent to the amount, type and frequency of dividends paid by the Operating Companies prior to the Merger. See "Summary--Selected Financial Information--Comparative Per Share Data".

CCI MANAGEMENT PRIOR TO CONSUMMATION OF THE MERGER

DIRECTORS

        The names and ages of CCI's Directors prior to and upon the consummation of the Merger are as follows:

                                                                                DIRECTOR
NAME                        AGE    POSITION(S) WITH CCI (PRIOR TO THE MERGER)    SINCE
----                        ---    ------------------------------------------   --------
Carol C. Salisbury.........  70    Director, President                            1961
Ila C. Cook................  76    Director, Vice President                       1972
William R. Clyde...........  79    Director, Vice President                       1961
Louise C. Gammell..........  73    Director, Secretary and Treasurer              1961
Paul B Clyde...............  56    Director                                       1988
Richard C. Clyde...........  62    Director                                       1997
H. Michael Clyde...........  47    (1)
Tawna Clyde Smith..........  41    (1)

------------------------
(1) H. Michael Clyde and Tawna Clyde Smith have agreed to serve as directors upon consummation of the Merger.

        Carol C. Salisbury is currently Secretary and Treasurer of Beehive Insurance. Ms. Salisbury also serves on the Board of Directors and Executive Committee of Beehive Insurance. She holds a Bachelors degree in economics from the University of Utah. Prior to becoming President of CCI, Ms. Salisbury was Secretary and Treasurer of CCI for twenty-two years. Carol C. Salisbury is the wife of David E. Salisbury, who is currently a director of Clyde; a sister of William R. Clyde, Ila C. Cook and Louise C. Gammell; and an aunt of Richard C. Clyde, Paul B. Clyde, Wilford W. Clyde, Steven L. Clyde, David O. Cook, A. Ray Gammell and B. Clyde Gammell.

        Ila C. Cook has served as Vice President of CCI since 1988. She holds a Bachelors degree from the University of Utah and a Masters degree from New York University. Ila C. Cook is the wife of Vernon O. Cook, who is currently the Chairman of the Board of Utah Service, the mother of David O. Cook, who is currently the President, Chief Executive Officer and a director of Utah Service; the sister of William R. Clyde, Louise C. Gammell and Carol C. Salisbury; and an aunt of Richard C. Clyde, Paul B. Clyde, Wilford W. Clyde, Steven L. Clyde, A. Ray Gammell and B. Clyde Gammell.

        William R. Clyde has served as Vice President of CCI since 1997. Mr. Clyde retired from employment with Clyde in 1983 after working for over 45 years as a superintendent, project manager and equipment manager for Clyde. Mr. Clyde is currently the Secretary of Geneva Rock and serves on the Boards of Directors of Utah Service and Geneva Rock. William R. Clyde is the father of Steven L. Clyde, who is currently the Project Superintendent and a director of Clyde, and the brother of Ila C. Cook, Louise C. Gammell and Carol C. Salisbury; and an uncle of Richard C. Clyde, Paul B. Clyde, Wilford W. Clyde, David O. Cook, A. Ray Gammell and B. Clyde Gammell.

        Louise C. Gammell holds a Bachelors degree from the University of Utah. Ms. Gammell also serves on the Board of Directors of Utah Service. Louise C. Gammell is the mother of A. Ray Gammell, who is currently a director of Geneva Rock, and of B. Clyde Gammell, who is currently the Vice President and a director of Beehive Insurance; the sister of William R. Clyde, Ila C. Cook and Carol C. Salisbury; and an aunt of Richard C. Clyde, Paul B. Clyde, Wilford W. Clyde, Steven L. Clyde and David O. Cook.

        Paul B. Clyde has served as Vice President of Construction of Clyde since 1992. Prior to that, he was Vice President of Marketing, Estimating and Safety of Clyde from 1986 to 1992; Vice President of Marketing and Estimating from 1983 to 1992; Chief Estimator from 1982 to 1983; and Project Manager/Superintendent from 1969 to 1982. Mr. Clyde holds a B.S. degree in construction engineering and management from Arizona State University. He is responsible for field construction, estimating and bidding of all projects performed by Clyde. Mr. Clyde also serves on the Boards of Directors of Clyde, Utah Service and Geneva Rock. Paul B. Clyde is the brother of Wilford W. Clyde, who will become the Vice President and Chief Operating Officer of CCI after the Merger, the President and a director of Geneva Rock, and a director of Clyde and Beehive Insurance; and a nephew of William R. Clyde, Ila C. Cook, Louise C. Gammell and Carol C. Salisbury.

        Richard C. Clyde is the third generation of the Clyde family to be President and General Manager of Clyde, being named to that position in 1986. Prior to that time, he was Vice President and Treasurer of Clyde from 1982 to 1986, and Project Manager/Superintendent from 1976 to 1982. Mr. Clyde holds a B.S. degree from

Brigham Young University. He serves on the National Board of Directors of the American Road and Transportation Builders Association and is Director of the Utah Highway Users Federation. Mr. Clyde also serves on the Boards of Directors of Clyde, Beehive Insurance and Geneva Rock. Richard C. Clyde is the father of Jeffrey R. Clyde, who is currently the Contracts Manager and a director of Clyde; and a nephew of William R. Clyde, Ila C. Cook, Louise C. Gammell and Carol C. Salisbury.

        H. Michael Clyde has agreed to become a director of CCI upon consummation of the Merger. Mr. Clyde is a member of the law firm of Brown & Bain, P.A. ("Brown & Bain") in Phoenix, Arizona where he is a general litigator practicing primarily in the areas of securities, antitrust and professional liability. Neither Mr. Clyde nor Brown & Bain has provided legal services to CCI or to any other Constituent Corporation, nor has Mr. Clyde or Brown & Bain provided any advice or services in connection with any of the transactions discussed in, or contemplated by, this Proxy Statement/Prospectus. Mr. Clyde received a J.D. degree from the University of Utah. H. Michael Clyde is son of Hal M. Clyde, who is currently a director of Utah Service and Beehive Insurance; and a nephew of Norman D. Clyde, who is currently a director of Utah Service, Clyde, Geneva Rock, and Beehive Insurance.

        Tawna Clyde Smith has agreed to become a director of CCI upon consummation of the Merger. Ms. Smith earned an R.N. degree from Brigham Young University. She has worked as a secretary and bookkeeper for Geneva Rock and as an office manager at a medical clinic for three years. Tawna Clyde Smith is the daughter of Norman D Clyde, who is currently a director of Utah Service, Clyde, Geneva Rock, and Beehive Insurance; and a niece of Hal M. Clyde, who is currently a director of Utah Service and Beehive Insurance.

EXECUTIVE OFFICERS

        The names, ages and positions of CCI's executive officers prior to the consummation of the Merger are as follows:

NAME                                    AGE   CURRENT POSITION(S) WITH CCI    SINCE
----                                    ---   ----------------------------    -----
Carol C. Salisbury....................   70   President                       1997
Ila C. Cook...........................   76   Vice President                  1988
William R. Clyde......................   79   Vice President                  1997
Louise C. Gammell.....................   73   Secretary and Treasurer         1997

        For a description of the business backgrounds of Carol C. Salisbury, Ila
C. Cook, William R. Clyde and Louise C. Gammell, see "CCI Management Prior to Consummation of the Merger--Directors" above.

CCI MANAGEMENT UPON CONSUMMATION OF THE MERGER

DIRECTORS

        CCI's Directors upon the consummation of the Merger will be the same as CCI's Directors prior to the consummation of the Merger. See "CCI Management Prior to Consummation of the Merger--Directors" above.

EXECUTIVE OFFICERS

        The names, ages and positions of CCI's executive officers upon the consummation of the Merger will be as follows:

NAME                                    AGE    POSITION(S) WITH CCI
----                                    ---    --------------------
Richard C. Clyde......................   62    President and Chief Executive Officer
Wilford W. Clyde......................   44    Vice President and Chief Operating Officer
Carol C. Salisbury....................   70    Secretary and Treasurer

        For a description of the business backgrounds of Richard C. Clyde and Carol C. Salisbury, see "CCI Management Prior to Consummation of the Merger--Directors" above.

        Wilford W. Clyde is the current President and General Manager of Geneva Rock. He is also the Chairman of the Board and President of Geneva Rock's wholly owned subsidiary, J & J Building Supply, Inc. Mr. Clyde graduated form Brigham Young University. Mr. Clyde also serves on the Board of Directors of Clyde, Geneva Rock and Beehive Insurance. Wilford W. Clyde is the brother of Paul B. Clyde, who is currently Vice President of Construction of Clyde and a director of Clyde, CCI, Geneva Rock and Utah Service; and a nephew of William R. Clyde, Ila C. Cook, Louise C. Gammell and Carol C. Salisbury.

COMMITTEES OF CCI BOARD

        The Board of Directors of CCI currently has no committee and no plans to establish any committee.

ATTENDANCE AT CCI BOARD MEETINGS

        As of the date hereof, the Board of Directors held one meeting in 1997, and all of the directors attended this meeting.

CCI EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

        Previously, none of the executive officers of CCI have received any compensation for their services as such. It is anticipated that after the consummation of the Merger, none of the executive officers of CCI will receive compensation that exceeds $100,000 per year except for Richard C. Clyde, who will be the President and Chief Executive Officer of CCI, and Wilford W. Clyde, who will be the Vice President and Chief Operating Officer of CCI. Richard C. Clyde will receive an aggregate of $110,000 salary per year, plus such bonus as may be determined by the Board of Directors of CCI, in accordance with the provisions of an employment agreement to be entered into between CCI and Richard
C. Clyde. See "Clyde Companies, Inc. -- Employment Agreement" and "Interests of Certain Persons in the Merger Employment Agreement". Wilford W. Clyde will receive aggregate compensation of $110,000 (including amounts paid to him by subsidiaries of CCI) plus such bonus as may be determined by the Board of Directors of CCI.

COMPENSATION OF DIRECTORS OF CCI

        Prior to the consummation of the Merger, CCI directors have received annual cash compensation of $1,000 for serving on the Board of Directors of CCI. It is anticipated that after the consummation of the Merger, directors will continue to receive annual cash compensation of $1,000 for serving on the Board of Directors of CCI.

DEFINED BENEFIT RETIREMENT PLAN

        Clyde, Geneva and Beehive Insurance have a defined benefit pension plan, the Retirement Plan for Employees of W.W. Clyde & Co., Geneva Rock Products, Inc. and Beehive Insurance Agency (the "Plan"), which is qualified under Section 401 of the Internal Revenue Code (the "Code") and that will continue in force after the Merger. The Plan became effective on April 1, 1965. The annual pension benefit under the plan is determined by the number of years of employment multiplied by a percentage of the participant's average monthly compensation for the five highest consecutive years of participation. Each of the executive officers listed under the heading "Summary of Cash and Certain Other Compensation" above is a participant in the Plan. The annual benefits payable at retirement under the Plan are calculated as 1.800% of the participant's average monthly compensation multiplied by the participant's total years of employment with the applicable company.

        The table below may be used to calculate the approximate annual benefits payable at retirement at age 65 under the Plan to individuals in the specified average annual compensation and years of service classifications:

                                  PENSION TABLE

                                Years of Service

Average
Compensation        10          15          20          25          30          35
$60,000          $10,800     $16,200     $21,600     $27,000     $32,400     $37,800
 70,000           12,600      18,900      25,200      31,500      37,800      44,100
 80,000           14,400      21,600      28,800      36,000      43,200      50,400
 90,000           16,200      24,300      32,400      40,500      48,600      56,700
100,000           18,000      27,000      36,000      45,000      54,000      63,000
110,000           19,800      29,700      39,600      49,500      59,400      69,300
120,000           21,600      32,400      43,200      54,000      64,800      75,600
130,000           23,400      35,100      46,800      58,500      70,200      81,900
140,000           25,200      37,800      50,400      63,000      75,600      88,200

        The salary amounts listed under the heading "Summary of Cash and Certain Other Compensation" above qualify under the Plan. The present credited years of service for the officers listed under the heading "Summary of Cash and Certain Other Compensation" above are as follows: Richard C. Clyde, 32 years; and Wilford W. Clyde, 21 years.

STOCK REDEMPTION PLAN

        The Board of Directors of CCI has adopted a Stock Redemption Plan, a copy of which is attached as Annex B hereto, pursuant to which it is anticipated that CCI will make funds available for the redemption of a limited number of shares of CCI Common Stock each year beginning in 1999, on a date to be established each year by the Board of Directors (the "Redemption Date"). Each year commencing in 1999, as soon as practicable following the issuance by CCI's independent auditors of their report regarding the consolidated financial statements of CCI and its subsidiaries for the prior year, the Board of Directors will (i) cause an appraisal (or an update of a prior appraisal) of CCI to be completed by an independent individual or firm selected by the Board of Directors which will set forth a determination of the total fair market value of CCI as of the last day of the prior year (the "Appraisal Value"), and (ii) determine the amount which shall be made available by CCI on the Redemption Date to fund the redemption of shares of CCI Common Stock (the "Redemption Fund"). The price to be paid to shareholders for each share of redeemed CCI Common Stock (the "Redemption Price") will be an amount equal to the Appraisal Value divided by the number of shares of CCI Common Stock outstanding on the last day of the prior year, discounted by 25% (reflecting a lack of marketability and minority interest). The Redemption Fund established each year will be an amount which is greater than or equal to 5% and less than or equal to 10% of the net earnings of CCI (after taxes) for the prior year. All shares of CCI Common Stock will be eligible for redemption subject to and in accordance with the terms of the Stock Redemption Plan. In the event that the number of shares offered for redemption by shareholders is greater than the number of shares that can be redeemed from the Redemption Fund, such shares will be redeemed on a pro rata basis. Unused portions of the Redemption Fund will not be carried forward to increase the Redemption Fund in future years. The Stock Redemption Plan will be administered and interpreted by the Board of Directors of CCI in its sole and absolute discretion, and the Stock Redemption Plan may be amended or terminated, and/or the Redemption for any particular year may be canceled, upon a vote of 75% of the directors of CCI.

VOTING AGREEMENT

        In anticipation of the Merger, the current shareholders of CCI (the "Original CCI Shareholders") entered into a Voting Agreement dated as of November 14, 1997 (the "Voting Agreement") for the purpose of controlling the voting of the 2,303,920 shares of CCI Common Stock owned by the Original CCI Shareholders on the Record Date, representing approximately 33.20% of the shares of CCI Common Stock to be outstanding upon consummation of the Merger (the "Voting Agreement Shares"). Pursuant to the Voting Agreement, six individuals (the "Voting Committee Members") have been appointed to act as a committee (the "Voting Committee") to determine how the Voting Agreement Shares will be voted on each matter to be voted upon by the shareholders of CCI. Each Voting Committee Member represents the other members of his or her family who are Original CCI Shareholders.

        Pursuant to the Voting Agreement, each Original CCI Shareholder has granted to the Voting Committee an irrevocable proxy, for a period of 10 years from November 13, 1997 (or until such time as the Voting Agreement is terminated), authorizing the Voting Committee to vote such Shareholder's Voting Agreement Shares in accordance with the Voting Agreement. However, under the Voting Agreement, the Original CCI Shareholders retain their right to vote any shares of CCI Common Stock which they own, other than the Voting Agreement Shares, as they wish. The Voting Agreement will remain in effect for 10 years, unless earlier terminated because (i) the Voting Committee Members unanimously agree in writing to terminate the Voting Agreement, (ii) CCI is in bankruptcy or receivership or is dissolved, (iii) CCI ceases it business, (iv) CCI enters into an underwriting agreement with respect to a public offering of CCI Common Stock in excess of $30,000,000, (v) CCI sells all or substantially all of its assets or is the non-surviving corporation in a merger, or (vi) there is only one CCI Shareholder bound by the terms of the Voting Agreement.

        The Voting Agreement provides that an Original CCI Shareholder may not sell, transfer or otherwise dispose of any Voting Agreement Shares, except to
(i) a spouse of such Original CCI Shareholder, (ii) a child of such Original CCI Shareholder or such spouse, (iii) a trustee in trust for the benefit of such Original CCI Shareholder, such spouse or such child, (iv) CCI in the event such Original CCI Shareholder owns no CCI Common Stock other than such Voting Agreement Shares and (v) a third party upon obtaining the prior written consent of the Committee Members. All transferees of the Voting Agreement Shares will be required to enter into the Voting Agreement and to receive and hold the Voting Agreement Shares subject to the terms and provisions of the Voting Agreement.

EMPLOYMENT AGREEMENT

        It is contemplated that upon consummation of the Merger, CCI will enter into an employment agreement with Richard C. Clyde pursuant to which Richard C. Clyde will be employed as President and Chief Executive Officer for a term of three years from and after the 1998 annual shareholders meeting of CCI. The employment agreement will provide for a minimum annual base salary of $110,000 for Richard C. Clyde and a discretionary annual incentive bonus in an amount as the Board of Directors of CCI may determine. The employment agreement will also provide that if Richard C. Clyde is terminated by CCI prior to the end of the term of employment, other than for cause, death or disability, CCI will pay Richard C. Clyde an amount equal to his annual salary multiplied by the number of years remaining under the term of the employment agreement. See also
"The Merger -- Interests of Certain Persons in the Merger--Employment
Agreement".

PRINCIPAL SHAREHOLDERS OF CCI PRIOR TO CONSUMMATION OF THE MERGER

        The following table sets forth certain information regarding the beneficial ownership of CCI Common Stock as of the Record Date, after giving effect to the 40:1 split shares of CCI Common Stock which occurred in November 1997, as to (i) each person who is known by CCI to own beneficially 5% or more of the outstanding shares of Common Stock, (ii) each Director of CCI, (iii) each executive officer and (iv) all Directors and executive officers as a group. Except as otherwise noted, CCI believes the persons listed below have sole investment and voting power with respect to the CCI Common Stock that they are deemed to beneficially own.

                                                                           COMMON STOCK
                                                                  -----------------------------
                                                                        SHARES      APPROXIMATE
                                                                  BENEFICIALLY       PERCENTAGE
NAME AND ADDRESS                                                      OWNED(1)         OWNED(1)
                                                                  ------------      -----------
Louise C. Gammell (2).............................................     269,120           11.68%
1100 E. 400 S.
Springville, UT 84663

Kenneth L. and Carma C. Russell (3)...............................     215,600            9.36%
1869 East Michigan Avenue
Salt Lake City, UT  84108

William R. Clyde(4)...............................................     180,160            7.82%
2000 Canyon Road
Springville, UT 84663

INVO, L.C.........................................................     135,480            5.88%
2711 Sherwood Dr.
Salt Lake City, UT  84108

Carol C. Salisbury................................................     122,360            5.31%
1423 Devonshire Drive
Salt Lake City, UT  84108

Richard C. and Patricia Clyde(5)..................................     115,200            5.00%
776 South 600 West
Orem, UT 84057

Paul B. Clyde(6)..................................................      72,320            3.14%
3308 N. 350 E.
Provo, UT 84601

Ila C. Cook.......................................................           0                *
2711 Sherwood Dr.
Salt Lake City, UT 84108

All Directors and executive officers as a group (6 people)........     759,160          32.95%

----------

 *   Less than 1%

(1) Applicable percentage of ownership is based on 2,303,920 shares of Common Stock outstanding as of the Record Date, after giving effect to the 40:1 stock split in November 1997. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission"), and includes voting and investment power with respect to such shares.

(2) Includes 222,720 shares owned directly by Louise C. Gammell and 46,400 shares owned indirectly by Ms. Gammell as custodian for her son, John Scott Gammell.

(3) Includes 54,400 shares owned directly by Carma C. Russell and 161,200 shares jointly owned by Kenneth L. and Carma C. Russell (husband and wife).

(4) Includes 1,080 shares owned indirectly by William R. Clyde through the William R. Clyde Family Trust and 179,080 shares owned indirectly by Mr. Clyde through the Reklaw & Co. Trust. Mr. Clyde does not own any shares of CCI Common Stock directly.

(5) Includes 8,000 shares owned directly by Richard C. Clyde, 81,600 shares jointly owned by Richard C. and Patricia Clyde (husband and wife), 12,800 shares owned indirectly by Richard C. Clyde through the Richard C. Clyde Trust and 12,800 shares owned indirectly by Patricia Clyde through the Patricia Clyde Trust.

(6) Includes 40,000 shares owned directly by Paul B. Clyde and 35,200 shares jointly owned by Paul B. and Jeanette P. Clyde (husband and wife).

PRINCIPAL SHAREHOLDERS OF CCI UPON CONSUMMATION OF THE MERGER

        The following table sets forth certain information regarding the beneficial ownership of CCI Common Stock after giving effect to the Merger for
(i) each person who will own beneficially 5% or more of the outstanding shares of CCI Common Stock, (ii) each person to become a Director of CCI, (iii) each person to become an executive officer of CCI and (iv) all persons described in clauses (ii) and (iii) above as a group. Except as otherwise noted, CCI believes the persons listed below have sole investment and voting power with respect to the CCI Common Stock that they are deemed to beneficially own.

                                                                           COMMON STOCK
                                                                  -----------------------------
                                                                        SHARES      APPROXIMATE
                                                                  BENEFICIALLY       PERCENTAGE
NAME AND ADDRESS                                                      OWNED(1)         OWNED(1)
                                                                  ------------      -----------
Louise C. Gammell (2).............................................     369,492            5.33%
1100 E. 400 S.
Springville, UT 84663

Richard C. Clyde(3)...............................................     220,894            3.18%
776 South 600 West
Orem, UT 84057

Carol C. Salisbury(4).............................................     215,989            3.11%
1423 Devonshire Drive
Salt Lake City, UT  84108

William R. Clyde(5)...............................................     192,585            2.78%
2000 Canyon Road
Springville, UT 84663

Wilford W. Clyde(6)...............................................     183,673            2.65%
1324 East 950 South
Springville, UT 84663

Paul B. Clyde(7)..................................................     178,004            2.57%
3308 N. 350 E.
Provo, UT 84601

H. Michael Clyde..................................................      22,946                *
4338 North 56th Street
Phoenix, Arizona 85018

Ila C. Cook(8)....................................................      17,399                *
2711 Sherwood Dr.
Salt Lake City, UT 84108

Tawna Clyde Smith.................................................      17,398                *
3223 Apache Lane
Provo, Utah 84604

Voting Committee(9)...............................................   2,303,920           33.20%

All Directors and executive officers of CCI as a
  group (9 people)................................................   1,418,380          20.44%

-----------
 *   Less than 1%

(1) Applicable percentage of ownership is based on 6,938,709 shares of CCI Common Stock outstanding after giving effect to the Merger. Beneficial ownership is determined in accordance with the rules of the Commission, and includes voting and investment power with respect to such shares. The conversion of shares of common stock of the Operating Companies into CCI Common Stock will, in some instances, result in fractional shares of CCI Common Stock. Fractional shares of CCI Common Stock will not be issued. In lieu of fractional shares, shareholders of Clyde, Geneva Rock, Utah Service and Beehive Insurance will receive cash equal to the product of such fraction multiplied by $14.52. See "The Merger Agreement -- Conversion of Shares".

(2) Includes 317,603 shares owned directly by Louise C. Gammell, 46,400 shares owned indirectly by Ms. Gammell as custodian for her son, John Scott Gammell, 3,757 shares owned directly by Ms. Gammell's husband, Blake Gammell, and 1,732 shares owned jointly by Blake and Louise C. Gammell.

(3) Includes 69,965 shares owned directly by Richard C. Clyde, 112,985 shares jointly owned by Richard C. and Patricia Clyde (husband and wife), 17,933 shares owned indirectly by Richard C. Clyde through Richard C. Clyde Trust and 20,011 shares owned indirectly by Patricia Clyde through the Patricia Clyde Trust.

(4) Includes 207,506 shares owned directly by Carol C. Salisbury and 8,483 shares owned directly by her husband, David E. Salisbury.

(5) Includes 608 shares owned directly by William R. Clyde, 9,915 shares owned indirectly by Mr. Clyde through the William R. Clyde Family Trust and 182,062 shares owned indirectly by Mr. Clyde through the Reklaw & Co. Trust.

(6) Includes 120,640 shares owned directly by Wilford W. Clyde and 63,033 shares owned jointly by Wilford W. and Natalie Clyde (husband and wife).

(7) Includes 112,091 shares owned directly by Paul B. Clyde and 65,913 shares jointly owned by Paul B. and Jeanette P. Clyde (husband and wife).

(8) Includes 479 shares owned directly by Ila C. Cook, 11,318 shares owned indirectly by Ila C. Cook through the Ila C. Cook Family Trust and 5,602 shares owned indirectly by Ms. Cook's husband, Vernon O. Cook, through the Vernon O. Cook Family Trust.

(9) Pursuant to the Voting Agreement among the Original CCI Shareholders, each Original CCI Shareholder has granted to the Voting Committee the right to vote such shares on each matter to be voted upon by the shareholders of CCI. See "Clyde Companies, Inc. -- Voting Agreement."

SELECTED FINANCIAL INFORMATION FOR CCI

        The following selected statement of earnings and balance sheet data as of and for each of the years in the two year period ended December 31, 1995 are derived from the financial statements of CCI which are unaudited.

The financial statements as of and for the year ended December 31, 1996 have been audited by Grant Thornton. The selected statement of earnings data for the nine month period ended September 30, 1997 and 1996 are unaudited, but, in the opinion of management, the unaudited financial statements reflect all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the information included therein. The financial data for CCI should be read in conjunction with the Financial Statements and Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations of CCI" included elsewhere herein. The results for the nine month period ended September 30, 1997 are not necessarily indicative of results that may be expected for the full year.

                                              Nine months ended
                                                September 30,                       Year ended December 31,
                                           ----------------------  ----------------------------------------------------------
                                              1997        1996        1996        1995        1994        1993        1992
                                           ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                                  (in thousands, except per share data)
Statement of earnings data:

   Revenue                                 $       93  $       47  $      404  $      530  $      508  $      492 $       461
   General and administrative                       5           5           6           7           8           7           7
                                           ----------  ----------  ----------  ----------  ----------  ----------  ----------
   Operating income                                88          42         398         523         500         485         454

   Other income (expense), net                  2,109       2,669       2,504       3,414       2,472       2,153       1,878
   Income taxes                                   789         998         967       1,321         963         998         755
                                           ----------  ----------  ----------  ----------  ----------  ----------  ----------
   Net earnings                            $    1,408   $   1,713  $    1,935  $    2,616  $    2,009  $    1,640  $    1,577
                                           ==========   =========  ==========  ==========  ==========  ==========  ==========

   Earnings per common share(1)            $     0.61  $     0.74  $     0.84  $     1.14  $     0.87  $     0.71  $     0.68

   Weighted average shares outstanding(1)   2,303,920   2,303,920   2,303,920   2,303,920   2,303,920   2,303,920   2,303,920

Balance sheet data (at period end):

   Current assets                          $      124              $       31  $       40  $       39  $       39  $       39
   Current liabilities                              -                       5          20          19          16          16
   Total assets                                27,270                  25,088      22,593      19,180      16,725      14,574
   Total liabilities                            9,932                   9,158       8,240       6,949       6,047       5,092
   Stockholders' equity                        17,338                  15,930      14,353      12,213      10,678       9,482

----------
(1) Earnings per common share are based upon the weighted average number of common shares outstanding during the period presented after giving retroactive effect to all periods presented for the subsequent 40:1 stock split effected November 13, 1997.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF CCI

        CCI is a holding company for shares of stock of Clyde, Geneva Rock, Utah Service and Beehive Insurance and it has no operations of its own. Its assets consist solely of cash and shares of common stock of Clyde (31,935 shares or 33.78% of the outstanding shares), Geneva Rock (4,725 shares or 21.67% of the outstanding shares), Utah Service (1,698 shares or 31.37% of the outstanding shares), and Beehive Insurance (3,700 shares or 17.22% of the outstanding shares). CCI's income consists of the dividends it receives from such companies, and the interest it receives on its cash deposits. All cash held by CCI, other than an amount of cash sufficient to pay for the expenses of the Merger and to allow CCI to satisfy its tax obligations upon the consummation of the Merger, will be distributed as a dividend to its shareholders prior to the consummation of the Merger. It is anticipated that upon the consummation of the Merger, CCI will continue to be a holding company with no operations of its own, and that business operations will be conducted by its wholly owned subsidiaries, Clyde, Geneva Rock, Utah Service and Beehive Insurance. Based on the September 30, 1997 pro-forma financial statements, management believes the consolidated company will have adequate cash and cash equivalents to meet CCI's capital needs in the foreseeable future.

CCI PRO FORMA COMBINED FINANCIAL INFORMATION (UNAUDITED)

        The following unaudited pro forma combined financial information gives pro forma effect to the Merger, giving effect to the pro forma adjustments described in "Notes to Unaudited Pro Forma Combined Financial Statements" below. The Pro Forma Combined Financial Information and related notes are provided for informational purposes only. The CCI Unaudited Pro Forma Combined Balance Sheet and the CCI Unaudited Pro Forma Combined Statements of Earnings included below are not necessarily indicative of the financial position or results that would have occurred had the events referred to above been consummated on the dates for which the consummation of such events is being given effect, nor is it necessarily indicative of the future financial position or results of the proposed entity. The Pro Forma Financial Information should be read in conjunction with the historical consolidated financial statements of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance, and the related notes thereto, which are included elsewhere in this Proxy Statement/Prospectus. See "Index to Financial Statements."

                 CCI Unaudited Pro Forma Combined Balance Sheet

                               September 30, 1997

                                 (In thousands)


                                                              Geneva      Utah      Beehive               Eliminating       Final
                                          CCI       Clyde      Rock      Service   Insurance  Combined      Entries       Combined
                                       ---------  ---------  ---------  ---------  ---------  ---------   -----------    ---------
ASSETS
Cash and cash equivalents              $     108  $   2,251  $   5,245  $     666  $     539  $   8,809      $   --      $   8,809
Interest bearing deposits in banks            --      8,430         --         --         --      8,430          --          8,430
Receivables                                   --      3,598     28,875      1,385        299     34,157        (776)(2)     33,381
Costs and estimated earnings in
     excess of billings, contracts in
     progress                                 --      1,608         --         --         --      1,608          --          1,608
Inventories                                   --        199      7,759      1,478         --      9,436          --          9,436

Other current assets                          16        201        234         10          2        463          --            463
                                       ---------  ---------  ---------  ---------  ---------  ---------   ---------      ---------
     Current assets                          124     16,287     42,113      3,539        840     62,903          --         62,127

Property, plant, and equipment, net           --      8,578     39,742      1,211         59     49,590          --         49,590
Investments - affiliates                  27,146     22,366         --         --         --     49,512     (49,512)(1)          -
Intangible assets                             --         --      2,229         --         --      2,229          --          2,229
Other assets                                  --         --        514         65         46        625          --            625
                                       ---------  ---------  ---------  ---------  ---------  ---------   ---------      ---------
                                       $  27,270  $  47,231  $  84,598  $   4,815  $     945  $ 164,859   $ (50,288)     $ 114,571
                                       =========  =========  =========  =========  =========  =========   =========      =========

                               September 30, 1997

                                 (In thousands)


                                                         Geneva      Utah       Beehive               Eliminating        Final
                                    CCI       Clyde       Rock      Service    Insurance  Combined    Entries           Combined
                                 ---------  ---------   ---------  ---------   ---------  ---------   ---------         ---------
LIABILITIES
Current maturities of long-term
  obligations                     $     --    $    --   $     721  $      82        $ --  $     803       $  --         $     803
Accounts payable                        --        663       6,214        620           2      7,499        (776)(2)         6,723
Billings in excess of costs and
  estimated earnings on
  contracts in progress                 --         96          --         --          --         96          --                96
Income taxes payable                    --         --         860         --           4        864          (7)(1)           857

Accrued liabilities                     --        367       2,118        124         464      3,073          --             3,073
                                 ---------  ---------   ---------  ---------   ---------  ---------   ---------         ---------
     Current liabilities                --      1,126       9,913        826         470     12,335        (783)           11,552

Long-term obligations                   --         --       7,745         --          --      7,745          --             7,745
Accrued pension expense                 --        224         168        132          --        524          --               524
Deferred income taxes                9,932      9,664       2,448         --          --     22,044     (18,313)(1)         3,731
                                 ---------  ---------   ---------  ---------   ---------  ---------   ---------         ---------
                                     9,932      9,888      10,361        132          --     30,313     (18,313)           12,000
EQUITY
Common stock, at par                   707      1,000         218         54          21      2,000          27 (1)(4)      2,027
Less:  treasury stock                   --       (538)         --         --          --       (538)        538 (1)(4)          -
Additional paid-in capital              --         --          29        533           3        565        (565)(1)(4)          -
Retained earnings                   16,631     35,895      64,077      3,353         451    120,407     (31,192)(1)(4)     89,215

Additional pension cost                 --       (140)         --        (83)         --       (223)         --              (223)
                                 ---------  ---------   ---------  ---------   ---------  ---------   ---------         ---------
                                    17,338     36,217      64,324      3,857         475    122,211     (31,192)           91,019
                                 ---------  ---------   ---------  ---------   ---------  ---------   ---------         ---------
                                 $  27,270  $  47,231   $  84,598  $   4,815   $     945  $ 164,859   $ (50,288)        $ 114,571
                                 =========  =========   =========  =========   =========  =========   =========         =========

             CCI Unaudited Pro Forma Combined Statement of Earnings

                      Nine Months Ended September 30, 1997

                      (In thousands, except per share data)


                                                             Geneva     Utah       Beehive              Eliminating        Final
                                       CCI        Clyde       Rock     Service    Insurance   Combined     Entries        Combined
                                    ---------- ----------  ---------- ----------  ---------- ----------  ----------     ----------
Operating revenues                  $       93  $   9,696  $   94,736  $   9,258  $      523 $  114,306  $   (1,453)(3) $  112,853
Cost of goods sold                          --      9,453      79,560      7,590          --     96,603      (1,360)(3)     92,543
                                    ----------  ---------  ----------  ---------  ---------- ----------  ----------     ----------
Gross margin                                93        243      15,176      1,668         523     17,703         (93)        17,610

General and administrative expenses          5      1,107       4,143      1,168         217      6,640          --          6,640
                                    ----------  ---------  ----------  ---------  ---------- ----------  ----------     ----------
     Earnings from operations               88       (864)     11,033        500         306     11,063         (93)        10,970

Other income (expense)
     Income from long-term
          investment                        --         --          --         --          --         --          --             --
     Interest income, net                    1        386          --         (8)         19        398          --            398
     Equity in net earnings of
          affiliate                      2,089      2,484          --         --          --      4,573      (4,753)(1)         --
     Other, net                             19        289         255         79          --        642          --            642
                                    ----------  ---------  ----------  ---------  ---------- ----------  ----------     ----------
                                         2,109      3,159         255         71          19      5,613      (4,753)         1,040
                                    ----------  ---------  ----------  ---------  ---------- ----------  ----------     ----------
     Earnings before income taxes        2,197      2,295      11,288        571         325     16,676      (4,666)        12,010

Income taxes                               789        858       4,143        213         121      6,124      (1,773)(1)      4,351
                                    ----------  ---------  ----------  ---------  ---------- ----------  ----------     ----------
     Net earnings                   $    1,408  $   1,437  $    7,145  $     358  $      204 $   10,552  $   (2,893)    $    7,659
                                    ==========  =========  ==========  =========  ========== ==========  ==========     ==========
Earnings per share                  $     0.61  $   15.20  $   327.72  $   66.20  $     9.49
                                    ==========  =========  ==========  =========  ==========
Weighted average shares
     outstanding                     2,303,920     94,544      21,802      5,413      21,487
                                    ==========  =========  ==========  =========  ==========

             CCI Unaudited Pro Forma Combined Statement of Earnings

                          Year Ended December 31, 1996

                      (In thousands, except per share data)

                                                                     Geneva        Utah           Beehive
                                          CCI           Clyde         Rock        Service        Insurance
                                       ----------    ----------    ----------    ----------     ----------
Operating revenues                     $      404    $   19,056    $  116,349    $   13,108     $      578
Cost of goods sold                             --        17,116        98,908        10,915             --
                                       ----------    ----------    ----------    ----------     ----------
Gross margin                                  404         1,940        17,441         2,193            578
General and administrative expenses             6         1,443         4,979         1,628            244
                                       ----------    ----------    ----------    ----------     ----------
     Earnings from operations                 398           497        12,462           565            334
Other income (expense)
     Income from long-term
          investment                           --            --            29            --             --
     Interest income, net                       1           641            --           (28)            24
     Equity in net earnings of
          affiliate                         2,503         2,932            --            --             --
     Other, net                                --           127           752           142              5
                                       ----------    ----------    ----------    ----------     ----------
                                            2,504         3,700           781           114             29
                                       ----------    ----------    ----------    ----------     ----------
     Earnings before income taxes           2,902         4,197        13,243           679            363
                                       ----------    ----------    ----------    ----------     ----------
Income taxes                                  967         1,510         4,809           258            129
                                       ----------    ----------    ----------    ----------     ----------
     Net earnings                      $    1,935    $    2,687    $    8,434    $      421     $      234
                                       ==========    ==========    ==========    ==========     ==========
Earnings per share                     $     0.84    $    28.42    $   386.85    $    77.78     $    10.88
                                       ==========    ==========    ==========    ==========     ==========
Weighted average shares outstanding     2,303,920        94,544        21,802         5,413         21,487
                                       ==========    ==========    ==========    ==========     ==========

                                                      Eliminating          Final
                                        Combined        Entries          Combined
                                       ----------     -----------       ----------
Operating revenues                     $  149,495     $   (2,192)(3)    $  147,303
Cost of goods sold                        126,939         (1,788)(3)       125,151
                                       ----------     ----------        ----------
Gross margin                               22,556           (404)           22,152
General and administrative expenses         8,300             --             8,300
                                       ----------     ----------        ----------
     Earnings from operations              14,256           (404)           13,852
Other income (expense)
     Income from long-term
          investment                           29             --                29
     Interest income, net                     638             --               638
     Equity in net earnings of
          affiliate                         5,435         (5,435)(1)            --
     Other, net                             1,026             --             1,026
                                       ----------     ----------        ----------
                                            7,128         (5,435)            1,693
                                       ----------     ----------        ----------
     Earnings before income taxes          21,384         (5,839)           15,545
                                       ----------     ----------        ----------
Income taxes                                7,673         (2,006)(1)         5,667
                                       ----------     ----------        ----------
     Net earnings                      $   13,711     $   (3,833)       $    9,878
                                       ==========     ==========        ==========
Earnings per share
Weighted average shares outstanding

             CCI Unaudited Pro Forma Combined Statement of Earnings

                          Year Ended December 31, 1995

                      (In thousands, except per share data)

                                                                     Geneva        Utah           Beehive
                                          CCI           Clyde         Rock        Service        Insurance
                                       ----------    ----------    ----------    ----------     ----------
Operating revenues                     $      530    $   21,325    $  100,422    $   13,580     $      538
Cost of goods sold                             --        18,199        80,811        11,633             --
                                       ----------    ----------    ----------    ----------     ----------
Gross margin                                  530         3,126        19,611         1,947            538
General and administrative expenses             7         1,255         3,173         1,498            357
                                       ----------    ----------    ----------    ----------     ----------
          Earnings from operations            523         1,871        16,438           449            181
Other income (expense)
     Income from long-term investment          --            --            52            --             --
     Interest income, net                       1           697            --           (22)            33
     Equity in net earnings of
          affiliate                         3,413         3,817            --            --             --
     Other, net                                --           282           866           123              5
                                       ----------    ----------    ----------    ----------     ----------
                                            3,414         4,796           918           101             38
                                       ----------    ----------    ----------    ----------     ----------
          Earnings before income
             taxes                          3,937         6,667        17,356           550            219
Income taxes                                1,321         2,431         6,378           199             88
                                       ----------    ----------    ----------    ----------     ----------
          Net earnings                 $    2,616    $    4,236    $   10,978    $      351     $      131
                                       ==========    ==========    ==========    ==========     ==========
Earnings per share                     $     1.14    $    44.81    $   503.54    $    64.77     $     6.10
                                       ==========    ==========    ==========    ==========     ==========
Weighted average shares outstanding     2,303,920        94,544        21,802         5,413         21,487
                                       ==========    ==========    ==========    ==========     ==========

                                                      Eliminating          Final
                                        Combined        Entries          Combined
                                       ----------     -----------       ----------
Operating revenues                     $  136,395     $   (3,442)(3)    $  132,953
Cost of goods sold                        110,643         (2,912)(3)       107,731
                                       ----------     ----------        ----------
Gross margin                               25,752           (530)           25,222
General and administrative expenses         6,290             --             6,290
                                       ----------     ----------        ----------
          Earnings from operations         19,462           (530)           18,932
Other income (expense)
     Income from long-term investment          52             --                52
     Interest income, net                     709             --               709
     Equity in net earnings of
          affiliate                         7,230         (7,230)(1)            --
     Other, net                             1,276             --             1,276
                                       ----------     ----------        ----------
                                            9,267         (7,230)            2,037
                                       ----------     ----------        ----------
          Earnings before income
             taxes                         28,729         (7,760)           20,969
Income taxes                               10,417         (2,689)(1)         7,728
                                       ----------     ----------        ----------
          Net earnings                 $   18,312     $   (5,071)       $   13,241
                                       ==========     ==========        ==========
Earnings per share

Weighted average shares outstanding

             CCI Unaudited Pro Forma Combined Statement of Earnings

                          Year Ended December 31, 1994

                      (In thousands, except per share data)

                                                                     Geneva        Utah          Beehive
                                          CCI           Clyde         Rock        Service       Insurance
                                       ----------    ----------    ----------    ----------    ----------
Operating revenues                     $      508    $   20,222    $   80,526    $   10,690    $      598
Cost of goods sold                             --        18,590        65,205         9,159            --
                                       ----------    ----------    ----------    ----------    ----------
Gross margin                                  508         1,632        15,321         1,531           598
General and administrative expenses             8         1,321         2,655           915           254
                                       ----------    ----------    ----------    ----------    ----------
     Earnings from
          operations                          500           311        12,666           616           344
Other income (expense)
     Income from long-term
          investment                           --            --            47            --            --
     Interest income, net                       2           546            --            --            23
     Equity in net earnings of
          affiliate                         2,455         3,061            --            --            --
     Other, net                                15           116         1,154            95             4
                                       ----------    ----------    ----------    ----------    ----------
                                            2,472         3,723         1,201            95            27
                                       ----------    ----------    ----------    ----------    ----------
          Earnings before income
          taxes                             2,972         4,034        13,867           711           371
Income taxes                                  963         1,449         5,062           265           129
                                       ----------    ----------    ----------    ----------    ----------
          Net earnings                 $    2,009    $    2,585    $    8,805    $      446    $      242
                                       ==========    ==========    ==========    ==========    ==========
Earnings per share                     $     0.87    $    27.34    $   403.85    $    89.18    $    11.26
                                       ==========    ==========    ==========    ==========    ==========
Weighted average shares outstanding     2,303,920        94,544        21,802         5,000        21,487
                                       ==========    ==========    ==========    ==========    ==========

                                                      Eliminating          Final
                                        Combined        Entries          Combined
                                       ----------     -----------       ----------
Operating revenues                     $  112,544     $   (2,246)(3)    $  110,298
Cost of goods sold                         92,954         (1,738)(3)        91,216
                                       ----------     ----------        ----------
Gross margin                               19,590           (508)           19,082
General and administrative expenses         5,153             --             5,153
                                       ----------     ----------        ----------
          Earnings from
          operations                       14,437           (508)           13,929
Other income (expense)
     Income from long-term
          investment                           47                               47
     Interest income, net                     571             --               571
     Equity in net earnings of
          affiliate                         5,516         (5,516)(1)            --
     Other, net                             1,384             --             1,384
                                       ----------     ----------        ----------
                                            7,518         (5,516)            2,002
                                       ----------     ----------        ----------
          Earnings before income
          taxes                            21,955         (6,024)           15,931
Income taxes                                7,868         (2,164)(1)         5,704
                                       ----------     ----------        ----------
          Net earnings                 $   14,087     $   (3,860)       $   10,227
                                       ==========     ==========        ==========
Earnings per share

Weighted average shares outstanding

Notes to Unaudited Pro Forma Combined Financial Statements

1. Represents the elimination of Clyde's investment in Geneva Rock and the elimination of CCI's investment in Clyde (33.78%), Geneva Rock (21.67%), Utah Service (31.37%) and Beehive Insurance (17.22%), including related deferred income taxes.

2.    Represents the elimination of affiliate receivables/payables.

3.    Represents the elimination of affiliate revenue/expenses.

4. Represents the recapitalization of CCI incorporating the change from $10 par value common stock to no par common stock.

                                      CLYDE

BACKGROUND

        Clyde was founded in approximately 1926 by W. W. Clyde and was incorporated in Utah in 1933. Since that time, Clyde has been involved in the construction of interstate highways, bridges, dams, airports, mines, golf courses, environmental reclamation projects, large site work/site preparation, and other types of large construction projects in the Intermountain region requiring massive earth moving and professional management. Clyde has completed more than $400 million of construction projects throughout the Intermountain West.

SERVICES AND MARKET

        Examples of recent projects completed by Clyde include a $6.7 million contract for the Wolf Creek Forest Road in Wasatch County; a $2.4 million contract for the reconstruction of the Brown's Park Road in Daggett County, including grading, drainage and paving; a $8.5 million contract for the South Mountain Planned Community in Draper, Utah, including the construction of the four lane Highland Drive highway extension, 18 hole golf course, all site storm drainage, 1,000,000 gallon water storage tank, residential roads, ball fields, and amphitheater; a $5 million contract for grading a pipeline corridor at Kennecott Copper; and the construction of a $2.8 million hazardous waste cell at the Laidlaw Environmental Grassy Mountain Facility.

        Other projects in which Clyde is currently involved include a $10.3 million contract for environmental reclamation and site service work at Bingham Canyon Mine for Kennecott Copper; a $3.2 million contract for the Eagle Mountain Planned Community in Cedar Valley, Utah, including construction of Eagle Mountain Boulevard, a concrete water tank and related water system, and the Waste Water Lagoons; a $2 million contract for construction of the access road, and phases 1 and 2 residential areas of the Sun River Ranch Planned Community Project at Bloomington, Utah; a $1 million contract for the reconstruction of the Holmes Irrigation Dam in Layton, Utah; a $1.2 million contract for closure of cells 1, 2 and Y at Laidlaw Environmental Grassy Mountain Facility; and a $1.6 million contract for a grading, drainage and paving project for UDOT in Grand County, Utah.

        Clyde has clients in both the public and private sector, including the Federal Highway Administration, UDOT, the U.S. Bureau of Reclamation, Laidlaw Environmental Co., Utah Power & Light (Pacificorp), Kennecott Corporation, the Wyoming Department of Transportation, Brush Wellman, Burns McDonnell, and many others. In 1995, the revenue mix between the public and private sectors was approximately 30% public and 70% private; however, this mix can change significantly from year to year. For example, public projects for UDOT generated between 70% and 80% of Clyde's total revenue during the mid-1980s. Clyde performs construction work throughout the Intermountain Area, primarily in Utah, Wyoming, Arizona, and Nevada. Most of the projects that Clyde bids on are competitive bid projects.

        Clyde has historically been most successful in bidding and working on projects in the $15 million to $30 million range, which require the moving of large amounts of dirt, such as the Jordanelle Highway Relocation Project completed in 1992. With the completion of construction of the federal Interstate Highway System in 1992, which provided a large volume of this type of work, Clyde and the industry in general has seen a significant decline in large earth work contracts. The market in Utah and surrounding states for highway work has changed from building new roads to refurbishing existing roads. The most recent trend in Utah is to enter into design/build contracts, as exhibited by Utah's massive Interstate 15 ("I-15") re-construction project currently underway in Salt Lake County. This single contract worth $1.5 billion has drastically changed the road construction market in Utah. In the past, UDOT would have divided a project of this magnitude into ten to fifteen smaller projects. Clyde participated in the bidding process earlier this year for the I-15 re-construction project as a team member on one of the three teams competing for this project. The Clyde team was not successful in obtaining this work, but Clyde intends to bid on future UDOT projects.

        In addition to bidding on design/build projects, Clyde has moved into private sector projects, which generally provide better margins than public projects. In the mid-1980s Clyde's work on projects for the transportation departments of Utah, Wyoming and Idaho accounted for approximately 70% to 80% of Clyde's revenues. In 1996, however, these projects accounted for approximately 10% of Clyde's revenues. The private sector requires more marketing activities, including early and constant contact and involvement with prospective customers. Clyde has focused on securing work in the private sector by working with private-sector customers during the design stage and providing constant input. Clyde is currently working with owners whose projects are still one to two years away from commencement. Most of these projects involve residential sub-division and planned community development. Clyde has also focused on securing repeat private-sector customers by developing relationships with customers throughout the construction project. Quality, safety and performance all play an important part in getting repeat work from the customer.

RAW MATERIALS, EQUIPMENT AND SUPPLIERS

        Raw materials and components necessary for the rendering of Clyde's construction projects are generally available from a variety of sources. Clyde purchases most of its concrete and other materials used for construction projects from Geneva Rock, in which Clyde owns a 34.77% equity interest before giving effect to the Merger. Clyde also produces a limited supply of its own aggregates through thirteen portable crushers, two asphalt plants and three concrete batch plants, that can be moved throughout the region to supply Clyde's needs when local commercial sources are unavailable.

INDUSTRY AND COMPETITION

        Clyde's primary competitors are Gibbons & Reed, Gilbert Western, LeGrande Johnson, Harpers Excavating and Ames Construction, some of which are larger and have greater capital resources than Clyde. Since these firms are similar in terms of performing high quality work, bid awards are usually granted to the low cost bidder. Other factors influencing competitiveness include reputation for quality, the availability of materials, machinery and equipment, financial strength, knowledge of the local markets and conditions and estimating abilities. Clyde believes that its competitive strengths include its excellent reputation as a heavy contractor which has been in business for over 60 years; its financial strength; its large, modern equipment fleet; its experienced and dedicated employee base (field and office supervisors average over 20 years of experience); its excellent safety record; and its commitment to quality work and environmental sensitivity. Based on these factors, Clyde believes that it is well positioned to compete effectively. There can be no assurance, however, that Clyde will compete effectively.

SEASONALITY OF CLYDE BUSINESS

        Clyde's business is seasonal, slowing down significantly during the winter months due to adverse weather conditions. Historically, Clyde has experienced a major curtailment in the amount and types of construction work that can be accomplished in the months of December, January and February due to the extreme temperatures and the frost in the ground.

REGULATION AND INSURANCE

        Clyde's operations are subject to compliance with the regulatory requirements of federal, state and county agencies and authorities, including regulations covering safety, labor relations, affirmative action, and the protection of the environment.

        Clyde maintains a full time safety director, to assure its compliance with all safety regulations and performs monthly safety audits on each of its projects to assure that it is meeting the safety requirements of the project. As of September 30, 1997, approximately 80 Clyde employees have received at least 40 hours of hazardous materials training as required by OSHA. All of Clyde's employees are covered by workers compensation insurance. Because of Clyde's focus on safety, it enjoys competitive insurance rates. Clyde also carries general, auto and pollution liability insurance for all operations. Management believes that each of these insurance policies have limits which are equal to or greater than the industry norm.

        Clyde maintains an affirmative action program and policy for assuring equal opportunity in the workplace, which program has passed the periodic reviews of state and federal regulatory agencies. Clyde also holds air quality permits for its general operations and its asphalt plants and periodically undergoes independent, pollution control testing and certification of its facilities in accordance with applicable environmental regulations.

        Clyde management believes that Clyde currently has all material licenses, permits and approvals necessary for its current operations and is in material compliance with all applicable government regulations.

EMPLOYEES

        At August 31, 1997, Clyde had a total of 173 employees. This number varies substantially depending on workload and seasonality, increasing to over 200 at times during the summer, but averaging between 50 and 60 during the winter months. Clyde has contracts with several unions, including the Operating Engineers Union, the Teamsters Union, the Laborers Union, the Cement Masons Union and the Carpenters Union. These labor agreements were re-negotiated during the summer of 1997 and run through June 30, 2000. All of these contracts contain "no strike" provisions and enable Clyde to obtain trained workers to meet any schedule that may be required. Clyde considers its relationship with its employees to be generally good.

CUSTOMERS

        Because of the large size of Clyde's infrastructure projects, a relatively small number of projects may provide a significant percentage of the Clyde's revenue in a given year. Kennecott Copper accounted for approximately 38% of Clyde's total 1996 revenues, approximately 33% of total 1995 revenues and approximately 32% of total revenues over the last seven years. The loss of Kennecott Copper's business could have a material adverse effect on Clyde.

BACKLOG

        Backlog of work as of December 31, 1996 was an estimated $827,998 compared to $3,055,458 as of December 31, 1995. The decline in the 1996 backlog was attributable to a curtailment in work under Clyde's service contract with Kennecott Copper and the softening in the Utah housing market, which delayed projects that were intended to be started during the fourth quarter of 1996, but that did not materialize until the second quarter of 1997. These delays resulted in the lower backlog, as well as a decline in construction revenues during 1996. Kennecott Copper's cut back on Clyde's service contract work in 1996 was due to problems with Kennecott Copper's new smelter. Work on this project did not begin to pick up until late summer of 1997. Backlog of work began showing improvement by August 1997. Clyde's estimate of backlog construction contracts as of September 30, 1997 is $8,356,000.

PROPERTIES

        Clyde owns approximately 10.8 acres of land located at 1375 North Main Street, Springville, Utah, which includes one office building, an equipment shed, repair shop and warehouse. Clyde also owns an approximately 20 acre parcel of land located at 1455 North Main Street, Springville, Utah, which is used to store Clyde equipment, and an approximately 18 acre parcel of land located at 2600 North 300 West, Lehi, Utah, which is currently being developed into residential building lots.

EQUIPMENT

        Clyde purchases and maintains a large fleet of construction equipment, including bulldozers, scrapers, graders, loaders, trucks, pavers, rollers and construction materials processing equipment. As of September 30, 1997, Clyde's fleet included 21 crawler tractors, 15 rubber tired scrapers, 16 rubber tired front end loaders, 10 off highway end dump trucks, 11 motor graders, 12 hydraulic track hoes, 30 belly dump semi trucks, 12 - 4,000 gallon water trucks, 3 - 10,000 gallon water trucks, 10 vibrating rollers and 4 asphalt pavers.

        Clyde generally replaces and replenishes its equipment from revenues generated from operations. As of September 30, 1997, Clyde did not have any long-term debt. Purchases of equipment amounted to $2,220,046 in 1996 and $4,551,214 in 1995. Clyde believes that owning most of its own equipment assures it of the availability of equipment when needed, thereby making Clyde more competitive. Clyde does rent or lease equipment to meet high demand periods or to acquire the use of specialty equipment. Clyde maintains a 27,000 square foot maintenance shop, with the ability to completely rebuild or overhaul any of its equipment to assure availability on the job-site.

LEGAL PROCEEDINGS

        There are no material pending legal proceedings to which Clyde is a party. From time to time, Clyde becomes involved in ordinary, routine or regulatory legal proceedings incidental to the business of Clyde.

MARKET PRICE OF AND DIVIDENDS ON CLYDE COMMON STOCK

        There is no public trading market for Clyde Common Stock. The approximate number of shareholders of record on September 30, 1997 was 98.

        In 1995, Clyde paid cash dividends of $10.00 per share of Clyde Common Stock to shareholders. In 1996, Clyde paid cash dividends of $6.00 per share of Clyde Common Stock to shareholders. In 1997, Clyde paid cash dividends of $8.00 per share of Clyde Common Stock to shareholders. After the Merger, dividends will be paid by CCI in such amounts and at such times as the CCI Board of Directors deems to be appropriate based on the results of operations, financial condition and liquidity needs of CCI. The amount, type and frequency of dividends paid by CCI to its shareholders will not be equivalent to the amount, type and frequency of dividends paid by Clyde prior to the Merger. See "Summary--Selected Financial Information--Comparative Per Share Data".

CLYDE MANAGEMENT

DIRECTORS

        The names and ages of Clyde's Directors are currently as follows:

                                                                                    DIRECTOR
NAME                        AGE             POSITION(S) WITH CLYDE                  SINCE
----                        ---             ----------------------                  --------
Richard C. Clyde ..........  62    Director, President and General Manager             1970
Paul B. Clyde .............  56    Director, Vice President of Construction            1971
Norman D. Clyde............  67    Director                                            1961
Wilford W. Clyde ..........  44    Director                                            1994
William R. Clyde ..........  79    Director                                            1955
Steven L. Clyde ...........  42    Director, Project Superintendent                    1986
Jeffrey R. Clyde ..........  37    Director, Contracts Manager                         1994
David E. Salisbury.........  70    Director                                            1961

        For a description of the business backgrounds of Richard C. Clyde, Paul
B. Clyde, and William R. Clyde, see "Clyde Companies, Inc. -- CCI Management Prior to Consummation of the Merger," and of Wilford W. Clyde, see "Clyde Companies, Inc. -- CCI Management Upon Consummation of the Merger."

        Norman D. Clyde has been a director since 1961. Mr. Clyde retired from management of Clyde in 1996, after working over forty years for Clyde. Mr. Clyde graduated from the University of Utah. Mr. Clyde also serves on the Boards of Directors of Beehive, Geneva Rock and Utah Service. Norman D. Clyde is the brother of Hal M. Clyde, who is currently a director of Utah Service and Beehive Insurance; the father of Tawna Clyde Smith, who will be a director of CCI upon consummation of the Merger; and an uncle of H. Michael Clyde, who will be a director of CCI upon consummation of the Merger.

        Steven L. Clyde has been a director since 1986. Mr. Clyde graduated from Brigham Young University. He began working for Clyde in 1981 and is currently employed as a Project Superintendent of Clyde. Steven L. Clyde is the son of William R. Clyde; and a nephew of Ila C. Cook, Louise C. Gammell and Carol C. Salisbury.

        Jeffrey R. Clyde has been a director since 1994. Mr. Clyde graduate of Arizona State University. He began working for Clyde in 1986 and is currently employed as Contracts Manager of Clyde. Jeffrey R. Clyde is the son of Richard
C. Clyde.

        David E. Salisbury has been a director since 1961. Mr. Salisbury is a senior member and past President of the law firm of Van Cott, Bagley, Cornwall & McCarthy where he has been an attorney for over 45 years. Mr. Salisbury received a B.S. degree from the University of Utah and a J.D. degree from Stanford University. David E. Salisbury is the husband of Carol C. Salisbury, who is currently the President and a director of CCI, and the Secretary, Treasurer and a director of Beehive Insurance.

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

        The names, ages and positions of Clyde's executive officers and significant employees are currently as follows:

NAME                                    AGE   CURRENT POSITION(S) WITH CLYDE          SINCE
----                                    ---   ------------------------------          -----
Richard C. Clyde.......................  62   President and General Manager            1986
Paul B. Clyde..........................  56   Vice President of Construction           1992
Keith M. Nelson........................  37   Secretary and Treasurer                  1991
Jeffrey R. Clyde.......................  38   Contracts Manager                        1996
Steven L. Clyde........................  42   Project Superintendent                   1990

        For a description of the business backgrounds of Richard C. Clyde and Paul B. Clyde, see "Clyde Companies, Inc. -- CCI Management Prior to Consummation of the Merger," and of Jeffrey R. Clyde and Steven L. Clyde, see "Clyde--Clyde Management--Directors".

        Keith M. Nelson has worked for Clyde since 1985 and is currently Office Manager. He has served as Secretary and Treasurer of Clyde since 1991. He graduated from Brigham Young University and is a Certified Management Accountant.

COMMITTEES OF CLYDE BOARD

        The Board of Directors of Clyde currently has no committee and no plans to establish any committee.

ATTENDANCE AT CLYDE BOARD MEETINGS

        As of the date hereof, the Board of Directors met two times in 1997, and no director attended fewer than 75% of these meetings, except Norman Clyde who is currently on a leave of absence for church service for a period of approximately three years.

COMPENSATION OF DIRECTORS OF CLYDE

        Non-employee directors of Clyde receive an annual cash compensation of $1,500 for serving on the Board of Directors of Clyde.

PRINCIPAL SHAREHOLDERS OF CLYDE

        The following table sets forth certain information regarding the beneficial ownership of Clyde Common Stock as of the Record Date as to (i) each person who is known by Clyde to own beneficially 5% or more of the outstanding shares of Common Stock, (ii) each Director of Clyde, (iii) each executive officer and (iv) all Directors and executive officers as a group. Except as otherwise noted, Clyde believes the persons listed below have sole investment and voting power with respect to the Clyde Common Stock that they are deemed to beneficially own.

                                                                                    COMMON STOCK
                                                                           ----------------------------
                                                                              SHARES        APPROXIMATE
                                                                           BENEFICIALLY      PERCENTAGE
                                                                              OWNED(1)        OWNED(1)
                                                                           ------------     -----------
Richard C. Clyde(2).....................................................      34,535           36.53%
776 South 600 West
Orem, UT 84057

David E. and Carol C. Salisbury(3)......................................      34,275           36.25%
1423 Devonshire Drive
Salt Lake City, UT  84108

Louise C. Gammell (4)...................................................      34,255           36.23%
1100 E. 400 S.
Springville, UT 84663

Paul B. Clyde(5)........................................................      33,660           35.60%
3308 N. 350 E.
Provo, UT 84601

William R. Clyde(6).....................................................      32,040           33.89%
2000 Canyon Road
Springville, UT 84663

Clyde Companies, Inc....................................................      31,935           33.78%
1423 Devonshire Drive
Salt Lake City, UT 84108

Ila C. Cook(7)..........................................................      31,935           33.78%
2711 Sherwood Dr.
Salt Lake City, UT 84108

Norman D. Clyde(8)......................................................       3,150            3.33%
3223 Apache Lane
Provo, UT 84604

Wilford W. Clyde(9).....................................................       1,675            1.77%
1324 East 950 South
Springville, UT 84663

Steven L. Clyde(10).....................................................       1,035            1.09%
8604 South Woodland Hills Drive
Spanish Fork, UT 84660

Jeffrey R. Clyde........................................................         100                *
4753 West Wasatch
Highland, Utah  84003

All Directors and executive officers as a group (8 people)(11)..........      44,615          47.19%

----------
* Less than 1%

(1) Applicable percentage of ownership is based on 94,544 shares of Common Stock outstanding as of the Record Date. Beneficial ownership is determined in accordance with the rules of the Commission, and includes voting and investment power with respect to such shares.

(2) Includes 1,375 shares owned directly by Richard C. Clyde, 925 shares owned jointly by Richard C. and Patricia Clyde (husband and wife), 150 shares owned indirectly by Richard C. Clyde through the Richard Cornell Clyde Trust, 150 shares owned indirectly by Patricia Clyde through the Patricia Clyde Trust and 31,935 shares owned by CCI, which shares Mr. Clyde may be deemed to beneficially own as a result of his position as a director of CCI.

(3) Includes 250 shares owned directly by David E. Salisbury, 2,090 shares owned directly by Carol C. Salisbury and 31,935 shares owned by CCI, which shares the Salisburys may be deemed to beneficially own as a result of Carol C. Salisbury's position as President and a director of CCI.

(4) Includes 2,320 shares owned directly by Louise C. Gammell and 31,935 shares owned by CCI, which shares Ms. Gammell may be deemed to beneficially own as a result of her position as Secretary, Treasurer and a director of CCI.

(5) Includes 1,115 shares owned directly by Paul B. Clyde, 610 shares owned jointly by Paul B. and Jeanette P. Clyde (husband and wife) and 31,935 shares owned by CCI, which shares Mr. Clyde may be deemed to beneficially own as a result of his position as a director of CCI.

(6)  Includes 75 shares owned indirectly by William R. Clyde through the William
     R. Clyde Family Trust, 30 shares owned indirectly by Mr. Clyde through the Reklaw & Co. Trust and 31,935 shares owned by CCI, which shares Mr. Clyde may be deemed to beneficially own as a result of his position as Vice President and a director of CCI.

(7) Ila C. Cook may be deemed to be the beneficial owner of all of the 31,935 shares owned by CCI as a result of her position as Vice President and a director of CCI. Ms. Cook does not own any shares of Clyde Common Stock directly.

(8) Includes 50 shares owned directly by Norman D. Clyde and 3,100 shares owned indirectly by Norman D. Clyde through the Norman D. Clyde Family Inter Vivos Revocable Trust.

(9) Includes 1,065 shares owned directly by Wilford W. Clyde and 610 shares jointly owned by Wilford W. and Natalie Clyde (husband and wife).

(10) Includes 885 shares owned directly by Steven L. Clyde and 150 shares owned jointly by Steven L. and Pamela Clyde (husband and wife).

(11) In computing the aggregate number of shares owned by officers and directors as a group, the shares owned by CCI, which shares certain of the officers and directors may be deemed to beneficially own, are counted only once.

SELECTED FINANCIAL INFORMATION FOR CLYDE

        The following selected statement of earnings and balance sheet data as of and for each of the years in the five year period ended December 31, 1996 are derived from the financial statements of Clyde which have been audited by Grant Thornton. The selected statement of earnings data for the nine month periods ended September 30, 1997 and 1996 are unaudited, but, in the opinion of management, the unaudited financial statements reflect all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the information included therein. The financial data for Clyde should be read in conjunction with the Financial Statements and Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Clyde" included elsewhere herein. The results for the nine month period ended September 30, 1997 are not necessarily indicative of results that may be expected for the full year.

                                           Nine months ended
                                              September 30,                            Year ended December 31,
                                          ---------------------    --------------------------------------------------------
                                            1997         1996        1996        1995        1994        1993        1992
                                          --------     --------    --------    --------    --------    --------    --------
                                                                   (in thousands, except per share data)
Statement of earnings data:

   Construction revenue                   $  9,696     $ 14,674    $ 19,056    $ 21,325    $ 20,222    $ 26,911    $ 25,879
   Cost of construction                      9,417       12,756      17,116      18,199      18,590      23,139      21,658
   General and administrative                1,107          995       1,443       1,255       1,321       1,267       1,283
                                          --------     --------    --------    --------    --------    --------    --------
   Operating income (loss)                    (864)         923         497       1,871         311       2,505       2,938

   Other income (expense), net               3,159        3,207       3,700       4,796       3,723       3,009       2,072
   Income taxes                                858        1,584       1,510       2,431       1,449       2,377       1,829
                                          --------     --------    --------    --------    --------    --------    --------
   Net earnings                           $  1,437     $  2,546    $  2,687    $  4,236    $  2,585    $  3,137    $  3,181
                                          ========     ========    ========    ========    ========    ========    ========
   Earnings per common share              $  15.19     $  26.93    $  28.42    $  44.81    $  27.34    $  33.18    $  33.64

   Weighted average shares outstanding      94,544       94,544      94,544      94,544      94,544      94,544      94,544

Balance sheet data (at period end):
   Current assets                         $ 16,287                 $ 16,357    $ 16,320    $ 18,008    $ 18,175    $ 17,516
   Current liabilities                       1,126                    1,092       1,297       1,225       1,599       1,801
   Total assets                             47,231                   44,916      41,825      37,114      34,888      31,638
   Total liabilities                        11,014                    9,969       8,836       7,415       6,829       5,770
   Stockholders' equity                     36,217                   34,947      32,990      29,699      28,059      25,868

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CLYDE

FORWARD-LOOKING STATEMENTS

        Certain statements contained in this Management's Discussion and Analysis of Financial Condition and Results of Operations of Clyde and other sections of this Proxy Statement/Prospectus, including without limitation statements containing the words "believes," "anticipates," "intends," "expects" and words of similar import, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Constituent Corporations to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Such factors include, among other things, the following: (1) expected cost savings from the Merger may not be realized; (2) costs or difficulties related to the integration of the businesses of Clyde, Geneva Rock, Utah Service and Beehive Insurance may be greater than expected; (3) an increase of competitive pressure in the industries of Clyde, Geneva Rock, Utah Service and Beehive Insurance may adversely affect the businesses of those companies; and (4) general economic conditions, either nationally or in the states in which Clyde, Geneva Rock, Utah Service and Beehive Insurance do business, may be less favorable than expected. CCI disclaims any obligation to update such factors or to publicly announce the result of any revisions to any forward-looking statements included or incorporated by reference herein to reflect future events or developments.

RESULTS OF OPERATIONS

        The following discussions should be read in conjunction with the financial statements and related notes of Clyde included elsewhere in this Proxy Statement/Prospectus.

        NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1996

        Construction revenue for the nine-month period ended September 30, 1997 declined by $4,978,000 or 35% as compared to the nine-month period ended September 30, 1996. This decrease largely was attributable to a decrease in Clyde's work under its service contract with Kennecott Copper. The decrease in construction revenue resulted in a net operating loss of $864,244 for the interim 1997 period, as compared to a net profit of $923,000 for the 1996 interim period.

        YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

        Construction revenue for the year ended December 31, 1996 totaled $19,055,543, which represented a 10.6% decrease from $21,325,495 in construction revenue for the year ended December 31, 1995. The decrease in 1996 construction revenue was attributable to a decrease in Clyde's work under its service contract at Kennecott Copper and the softening in the housing market. Work that the management of Clyde anticipated doing in the fall of 1996 failed to materialize during 1996. In addition, the management of Clyde was significantly involved during 1996 in submitting a bid for the work on the I-15 project. The bid process consumed considerable management resources and had a material effect on construction revenue for 1996.

        Earnings before income taxes for 1996 were $4,197,191, compared with earnings before income taxes of $6,667,604 for 1995, resulting in a 37% decrease. A 10.6% reduction in construction revenue in 1996 contributed materially to the reduction in earnings before income taxes. Additionally, the gross profit margin on construction revenue for 1996 declined to 10.2%, down from a gross profit margin of 14.7% in 1995. The lower gross profit margin for 1996 stemmed from increased competition for construction work in the Utah market and lower construction work volume. General and administrative expenses for 1996 increased to $1,443,165 from $1,254,961 in 1995. This increase was largely a result of a non-cash accrual to pension expense of $111,715 in 1996 compared to no accrual for pension expense in 1995. Earnings before income taxes for 1996 were also materially affected by a 23.2% decrease in the net income of Geneva Rock in which Clyde has a 34.77% ownership interest (discussed below).

        Other income of Clyde in 1996 included gain on the sale of property and equipment in the amount of $63,541, compared to a gain on the sale of property and equipment in 1995 in the amount of $196,165. The gain on sale of property in 1995 was from Clyde's sale of 15 acres of land in Lehi, Utah, to the Alpine School District. Interest income to Clyde for 1996 was $640,667, a decrease from interest income in 1995 in the amount of $697,056.

        YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

        Construction revenue for 1995 increased to $21,325,495, a 5.5% gain over the 1994 construction revenue of $20,222,246. Gross profit on construction revenue for 1995 in the amount of $3,126,551 represented a gross profit margin of 14.7%, an increase over the 1994 gross profit margin of 8.1%. Increased construction revenue in 1995 was attributable to an increased work load at Kennecott Copper and the South Mountain Golf Course project In addition, improvements in the gross profit margin from 1994 to 1995 were attributable to better margins on negotiated work at Kennecott and South Mountain. Net income before taxes increased to $6,667,604 for 1995 compared to $4,033,789 for 1994. Clyde's strong net income for 1995 resulted from the strong construction industry in Utah, the profitable year experienced in 1995 by Geneva Rock and the volume of negotiated work completed during the year.

GENEVA ROCK

        Clyde owns 34.77% of Geneva Rock. Clyde's investment in Geneva Rock is shown on an equity basis on Clyde's 1996 balance sheet as an investment in an affiliate having a value of $19,881,754. Clyde's investment in Geneva Rock as of December 31, 1994 and December 31, 1995 were shown as $17,176,684 and $13,587,014, respectively. Net income of Geneva Rock for 1996 was $8,433,997, resulting in an additional $2,932,500 of income to Clyde. Geneva Rock has declared and paid dividends of $30, $30, and $27 per share for the years 1996, 1995, 1994, respectively.

LIQUIDITY AND CAPITAL RESOURCES

        Clyde's primary sources of liquidity have been funds generated by operations and dividends received from Geneva Rock, in which Clyde has a 34.77% interest. Net cash provided by (used in) operating activities was approximately $5,668,299, $3,321,364, $1,163,408 and $(133,499) during 1994, 1995, 1996 and the nine months ended September 30, 1997, respectively. Net cash provided by operating activities is primarily attributable to Clyde's income before depreciation and amortization expense. Net cash provided by dividends received from Geneva Rock was approximately $204,687, $227,430, $227,430 and $0 during 1994, 1995, 1996 and the nine months ended September 30, 1997, respectively.

        The cash position of Clyde from December 31, 1994 to December 31, 1995 increased from $5,144,323 on December 31, 1994 to $5,563,295 on December 31, 1995. Net cash provided by Clyde's operations totaled $3,321,364 for the year ended December 31, 1995. During 1995 Clyde used cash of $4,551,214 for the purchase of property and equipment and $2,857,022 for the purchase of interest bearing deposits. In addition, $4,976,979 of investments which matured during 1995 was used to fund the purchase of property and equipment. Clyde paid dividends of $945,440 during 1995. Equipment sold by Clyde during 1995 generated $246,875 in cash and Clyde received a dividend from its subsidiary, Geneva Rock, during 1995 in the amount of $227,430.

        The cash position of Clyde dropped from a December 31,1995 balance of $13,113,317 to a December 31, 1996 balance of $11,835,454. This reduction of cash assets of Clyde, notwithstanding the 1996 after tax net income of $2,686,858, resulted from a $112,395 increase in contracts receivable from a December 31, 1995 balance of $2,084,533 to a December 31, 1996 balance of $2,191,928. Additionally, costs and estimated earnings in excess of billings on contracts in progress increased by the amount of $634,352 from a December 31, 1995 balance of $269,753 to a December 31, 1996 balance of $904,105, and costs and estimated earnings in excess of billings on completed contracts increased to a December 31, 1996 balance of $268,945 from a zero balance on December 31, 1995.

        Clyde has historically had little or no long term debt. This has continued to be the case through the years 1994, 1995, and 1996. Paid-in capital remained unchanged from December 31, 1994 through December 31, 1996 at the amount of $1,000,000. Retained earnings increased from $29,237,220 on December 31, 1994 to $32,527,923 on December 31, 1995 to $34,647,517 on December 31,
1996.

        In addition to substantial cash investments on December 31, 1996, Clyde had other substantial current assets in contracts receivable in the sum of $2,191,928 (current) and $545,982 (in retention), and income taxes receivable in the amount or $405,669.

        The cash position of Clyde did not change significantly as of September 30, 1997 as compared to September 30, 1996.

INFLATION

        Inflation in the U.S. economy has been relatively moderate during the last few years. Price increases for labor and materials kept pace with inflation for 1995 and 1996. The low unemployment rate in Utah and the rapid increase in the number of workers required in the construction industry in the state has put increased pressure on the cost of labor. Labor contracts negotiated in 1997 provide for increases in the 5% to 6% range per year through the year 2000.

        Clyde expects that inflation will increase over the next few years, making it more difficult to pass the increases on in the form of higher prices. This could lead to lower margins in the work or a decrease in the work for which Clyde successfully competes.

SEASONALITY

        Because Clyde conducts its business in the Intermountain West, Clyde experiences lower sales during the winter months due to adverse weather conditions. Historically, the months of December, January and February see a major curtailment in the amount and types of construction work that can be accomplished due to the extreme temperatures and frost in the ground. Clyde anticipates that seasonal variations will continue. Clyde has, however, established adequate reserves and, therefore, seasonal variations do not pose a threat to Clyde.

THE YEAR 2000 ISSUE

        Clyde utilizes computer hardware and software in its operations. Certain computer applications could fail or create erroneous results due to the upcoming change in the century (the "Year 2000 Issue"). Clyde regularly upgrades its computer hardware and believes that it will not incur any additional expenses to modify computer hardware due to the Year 2000 Issue. Clyde does not expect that its expenditures related to the Year 2000 Issue will have a material adverse effect on the results of operations or financial condition of Clyde

CERTAIN TRANSACTIONS

        The following is a summary of related party transactions that occurred during the years ended December 31, 1996 and 1995. Clyde provided construction services and materials to Geneva Rock totaling approximately $519,000 and $1,700,000 for the years ended December 31, 1996 and 1995, respectively. Clyde paid $353,197 and $57,707 for the years ended December 31, 1996 and 1995, respectively, for construction services and materials provided by Geneva Rock, and $303,633 and $313,946 for the years ended December 31, 1996 and 1995, respectively, for construction materials provided by Utah Service. Beehive Insurance received $51,291 and $42,254 in commission revenue for insurance purchased by Clyde in 1996 and 1995, respectively. Transactions with related parties were not effected at below market prices.

                                   GENEVA ROCK

BACKGROUND

        Geneva Rock, which was incorporated in Utah in 1954, was founded as a ready-mix concrete business by W.W. Clyde and his associates. Geneva Rock is engaged in the construction business through its Northern and Southern Utah divisions. Geneva Rock's construction products consist primarily of ready-mix concrete, asphalt, sand, gravel and other building materials, and its construction services consist primarily of road and site construction. Geneva Rock does business primarily in the Northern Utah area including Utah, Salt Lake, Davis, Weber, Summit and Wasatch Counties, and the Southern Utah area surrounding St. George, Utah. Geneva Rock's client base is diversified, with no one client generating more than 10% of Geneva Rock's total sales. Geneva Rock has furnished much of the concrete for many of the large commercial office buildings in downtown Salt Lake City. Geneva Rock's Northern and Southern Utah divisions are more fully described below.

PRODUCTS AND SERVICES

NORTHERN DIVISION

        Utah has experienced a strong economy during the past four years. The construction industry in the metropolitan areas of Utah, Salt Lake, Davis, Weber, Summit and Wasatch Counties has benefited from Utah's strong economy. The award of the 2002 Olympics to Salt Lake City has sparked plans of improvements of highways, airports, lodging and ski areas. Construction of a light rail system and a massive Interstate 15 ("I-15") freeway expansion project are currently under way in the Salt Lake Valley. Geneva Rock was a team member of one of the three consortiums that bid on the large I-15 freeway expansion project. Although that consortium was not awarded the bid, Geneva Rock anticipates receiving at least a portion of the materials work on the project because of the convenient location of its plants along the I-15 freeway.

        Geneva Rock produces many types of gravel for use in making asphalt, drain rock, chips, screened sand, bank run sand, and gravel to make ready-mix concrete, including washed sand and washed rock. Geneva Rock makes various grades of asphalt to be used by its own construction crews or sold to other contractors. The types of asphalt produced include 1/2" and 3/4" asphalt and many special UDOT mixes, such as rubberized and friction course asphalts. Because it does not wish to compete with its customers, Geneva Rock supplies, but does not place, concrete. Geneva Rock's construction services consist of excavation, utility and pipe work, site preparation, curb, gutter, and sidewalk (placed by subcontractors), asphalt paving and other road building and site work activities.

        Geneva Rock has spent approximately $14,200,000 since January 1, 1993 updating its trucking fleets. Ninety percent of Geneva Rock's mixer trucks for the ready-mix concrete business are front discharge trucks with capacities of nine cubic yards per load. Geneva Rock's belly dump fleet of trucks has not been significantly updated or expanded since many outside trucking firms are available to perform these services. Savage Industries and Larsen Trucking, Inc. are the two main haulers that Geneva Rock uses to transport aggregates to Geneva Rock's plants. Geneva Rock's Construction Division is currently updating its 14 ton capacity dump trucks to 24 ton capacity trucks. With the constriction on roads along the Salt Lake Valley region caused by the recent reconstruction of the I-15 freeway, transporting Geneva Rock's products has become a more complicated process. Upgrading to larger trucks has decreased the number of trucks needed to transport product to a job site. In addition, Geneva Rock has nearly completed the installation of new metal bins at its downtown Salt Lake City plant that will enable Geneva Rock to produce 1200 to 1400 cubic yards of concrete without hauling any aggregates into the downtown area during the busy daylight hours. Aggregates can be hauled to the downtown bins during the night while traffic is light so that Geneva Rock's trucks will not have to negotiate I-15 traffic during the day. Since 1990 all cement powder used by Geneva Rock has been hauled by Savage Industries.

        Several Utah construction and material supply companies have recently been acquired by national and international companies. Within the last two years, Gibbons & Reed was acquired by Granite Construction, located in Watsonville, California; Staker Paving and Jack B. Parsons Co. were acquired by Old Castle, a U.S. subsidiary of CRH, an Ireland company; and Valley Asphalt, Cox Rock Products, and Western Rock were acquired by U.S. Aggregates. There has also been an influx of new large construction companies into Utah, such as Ames, Industrial,

Morrison Knudsen, and Peter Kewitt. Geneva Rock and Clyde are two of only a few large, locally owned and operated highway contractors and gravel, asphalt, and ready-mix concrete suppliers along the Wasatch front. The increase in competitors and equipment have resulted in generally lower prices in the industry along the Wasatch Front and operating and profit margins have decreased. Despite increasing competition and decreased margins, the management of Geneva Rock believes that it can continue to compete effectively in the Utah market.

        Geneva Rock has made several acquisitions in Northern Utah during the 1990's, including Ajax, a Tooele company acquired in 1990 and later divested; Ideal Concrete, also acquired in 1990; the Price ready-mix concrete operation, acquired in 1993; and Pioneer Sand and Gravel, a West Valley company acquired in 1995. Although Geneva Rock does not currently have any plans to acquire other companies, it intends to continue to seek out other acquisitions to round out its product lines in its existing market areas.

SOUTHERN DIVISION

        In 1996, Geneva Rock formed J & J Building Supply, Inc. ("J & J") which acquired the assets of J & J Mill & Lumber Supply Co. of St. George, Utah. Geneva Rock's acquisition of J & J also included the operations of Quality Concrete, a ready-mix cement producer located in Cedar City, Utah. As of September 30, 1997, Geneva Rock's total investment in J & J was $18.47 million. J & J is headquartered in St. George, Utah and also has operations in Cedar City, Utah and Mesquite, Nevada. J & J's primary construction products consist of rock products, including sand, gravel and ready mix concrete; concrete block products, which it produces through its concrete block plant in St. George; and other building materials, such as lumber, paint, sheet rock, roofing, plumbing, electrical supplies and hardware products, which it sells through its stores in St. George and Cedar City. J & J sells its product primarily in St. George and Cedar City, Utah areas and in Mesquite, Nevada. Construction in Southwestern Utah and Southeastern Nevada has in the past few years been strong, although growth has experienced some recent slowdown, making it more difficult for J & J to maintain past volumes. This region, however, continues to hold significant potential growth as a preferred retirement community, especially as more people move out of the increasingly congested Southern California, Las Vegas, Nevada and Phoenix, Arizona regions.

RAW MATERIALS AND SUPPLIERS

NORTHERN DIVISION

        Sand and gravel are the most basic raw materials required by Geneva Rock. Presently Geneva Rock owns or leases gravel pits in Mapleton, Provo Canyon, Draper and Bluffdale (Point of the Mountain), West Valley, South Weber, and Morgan (all located in Utah). For a description of these properties, see "Geneva Rock--Properties--Northern Division" below. Current sources in Davis and Weber counties are sufficient, based on Geneva Rock's present requirements, to supply Geneva Rock with sand and gravel for approximately ten years. Geneva Rock is presently negotiating with certain property owners in the Davis, Weber and Box Elder County region for the purchase or lease of new sites. New sources are becoming harder to come by along the Wasatch Front due to increased property development and more difficult permitting requirements.

        Geneva Rock obtains other major raw materials from outside vendors. Cement powder is purchased from three main suppliers in the area: Ashgrove Cement, which owns a plant in Lemmington, Utah (approximately 90 miles south of Salt Lake City) and a plant in southern Idaho near Inkom; Holnam Cement, which is modernizing its plant in Weber Canyon at Devils Slide and will soon be able to double production capacity; and Mountain Cement, which transports its cement by train from a plant in Wyoming. These suppliers also import cement from other plants and cement producers to meet customer demand. Geneva Rock is the largest customer in Utah for Ashgrove and Holnam. Geneva Rock purchases most of its concrete additives from Grace Construction Products. Geneva Rock also purchases asphalt oil for the production of asphalt. Geneva Rock's major suppliers of asphalt oil are Sinclair Oil, Crysen Refining, and Koch Asphalt Materials. Geneva Rock prices diesel fuel daily and is currently purchasing most of its diesel fuel requirements from Kellerstraus and Flying J. Management anticipates that with a new cement plant coming on line, Geneva Rock will not experience any significant shortages in cement products. Although the Wasatch Front region has a limited number of suppliers of asphalt oil, management believes that the supply is sufficient to meet the needs of Geneva Rock. Management also believes that the supply of diesel fuel in the region is sufficient to meet the needs of Geneva Rock.

SOUTHERN DIVISION

        J & J has various leases for sand and gravel in St. George and Cedar City, Utah. For a description of these and other J & J properties, see "Geneva Rock--Properties--Southern Division" below. J & J also has many suppliers of its building and hardware products. J & J belongs to a buying cooperative named TrueServe. Much of J & J's lumber products are purchased direct. Georgia Pacific is one of J & J's largest suppliers of lumber. Cement products are purchased from Ashgrove, Holnam, and Southdown. Management believes that because of the availability of a large number of suppliers, J & J will not experience any significant shortages in raw materials or goods.

COMPETITION

NORTHERN DIVISION

        Geneva Rock has a number of competitors in Northern Utah, some of which are larger and have greater financial resources. Management believes that with an increasing number of new competitors entering the construction business and the increase in the capabilities of existing competitors that have been sold to larger firms, the opportunities for business and expansion will be more limited than they have been in the last five years. Geneva Rock's primary ready-mix concrete competitors currently include Westroc, Metro, Parsons, Monroc, CPC, Valley Materials, Valley Ready Mix, Alta View/All American, and Fife Rock Products. Construction, sand and gravel competitors include Valley Asphalt, Staker Paving, Savage Asphalt, Miller Paving, Gibbons & Reed, Parsons, Harper Excavating, Western Quality Concrete, H.E. Davis & Sons, and a number of smaller competitors.

        Competition is based on price, product quality and service, and availability. Geneva Rock management believes that Geneva Rock is well positioned to compete with its competitors because it has high-quality products and services and key strategic locations of its operations.

SOUTHERN DIVISION

        J & J's primary competitors for building materials include Anderson Lumber, Burton Lumber, which concentrates on catering to the needs of contractors, and a number of smaller competitors in the St. George area. J & J has the only concrete block plant in the St. George area, and its primary competitors for concrete block products are producers in Las Vegas, Nevada and Southern California that ship into Southern Utah. J & J's primary competitors in the sand, gravel, and ready-mix concrete business are Western Rock and, to a lesser extent, Interstate Rock. Prices in this business are very competitive. Competition is based on prices, product quality, service and availability.

SEASONALITY OF BUSINESS

NORTHERN DIVISION

        The business of Geneva Rock in Northern Utah is seasonal, slowing during December through February due to the winter weather. Geneva Rock typically lays off a number of employees during this slow period (depending on the severity of the weather), and/or as workload varies. During this period, the ready-mix concrete and aggregate businesses continue to operate, but on a scaled back basis. Geneva Rock's road construction business almost totally shuts down during December, January, and February because its work consists largely of asphalt paving which cannot be performed in the cold winter months.

SOUTHERN DIVISION

        Southern Utah experiences two different seasonal weather conditions. In St. George, Utah and Mesquite, Nevada, work can be performed year round because the winters generally are mild. The summer months, however, are extremely hot which results in a slight slowdown in business since concrete is harder to finish in extreme heat and many residents go on vacations during this time. Cedar City, Utah has a climate similar to Northern Utah and must deal with similar cold winter weather as the Northern Utah division.

REGULATION

        Geneva Rock and J & J's operations are subject to a variety of federal, state, and local laws and regulations, including environmental regulations. Geneva Rock is continually upgrading its facilities in an effort to ensure compliance with these regulations. Management believes that Geneva Rock and J & J are in substantial compliance with all applicable government regulations and have all material licenses, permits, and approvals from local, state and federal governing bodies which are required to mine sand and gravel and to conduct business at Geneva Rock's various locations.

EMPLOYEES

NORTHERN DIVISION

        As of September 30, 1997, Geneva Rock's Northern Utah division had approximately 700 employees, 53 of which were salaried employees and the remainder of which were hourly employees. Geneva Rock has bargaining agreements with the Operating Engineers Union and the Teamsters Union. Approximately 250 employees belong to the Operating Engineers Union, 275 belong to the Teamsters Union and 175 are non-bargaining employees. The two union groups have benefit programs that are funded by Geneva Rock. Benefit programs for the non-bargaining unit employees are sponsored by Geneva Rock and, in the case of the health insurance and retirement plans, are part of a combined plan with other Clyde affiliated companies. Because of the seasonal nature of Geneva Rock's Northern Utah business, an average of approximately 50% of its employees are laid off during the winter months. Geneva Rock also experiences a turnover of about 10-15% of its employees each year. Geneva Rock believes that its employee relations are satisfactory.

SOUTHERN DIVISION

        As of September 30, 1997, J & J had approximately 200 employees, 36 of which were salaried employees and the remainder of which were hourly employees. J & J has no affiliation with any labor unions. J & J experiences a turnover of about 5-10% of it's employees each year. J & J experiences less turnover than Geneva Rock in Northern Utah because of the limited amount of good paying jobs in J & J's market area in Southern Utah. Geneva Rock believes that its employee relations are satisfactory.

CUSTOMERS

        Geneva Rock and J & J have a customer base of approximately 5,000 customers. There are a few key customers that do a large volume of business with Geneva Rock each year, but none that account for more than 10% of the business of Geneva Rock. UDOT has consistently been Geneva Rock's largest customer. UDOT's projects are typically awarded to the low bid. Most other customers are either cities or private construction companies.

PROPERTIES

NORTHERN DIVISION

        Geneva Rock has a number of operating facilities and sand and gravel pits throughout Northern Utah, including sand and gravel pits in Mapleton, Provo Canyon, Cedar Hills, Draper, Bluffdale, West Valley, Morgan and South Weber. Geneva Rock has concrete plants in Ogden, Layton, Salt Lake City, South Salt Lake, West Valley, Sandy, Draper, Orem, Park City and Helper. Geneva Rock also has two asphalt plants, one at Geneva Rock's gravel pit in Draper at the Point of the Mountain and the other in Orem, Utah. Geneva Rock's corporate offices and Construction Division headquarters are located in Orem, Utah. The Ready Mix Concrete headquarters is located in Murray, Utah and the Gravel and Asphalt Materials Division is in Draper, Utah. Geneva Rock also has offices in Layton, West Valley, Park City and Helper, Utah. The following is a description of Geneva Rock's primary properties in Northern Utah.

        OREM. Geneva Rock's Orem property is the original and present location of Geneva Rock's corporate office where all accounting functions take place. It is also the headquarters for Geneva Rock's Construction Division. The property is situated on 38 acres of industrial property which is owned by Geneva Rock. The site also has a 300 ton- per-hour asphalt plant, 200 yard-per-hour pre-mix concrete plant, nine bay shop with paint room and three bay weld shop. The site is located in the heart of the Utah County, which currently has a population of over 300,000. This area has experienced significant growth recently, especially in the high tech industry. Major employers in the area include Brigham Young University, Utah Valley State College, Geneva Steel, Novell and Nuskin International.

        DRAPER AND BLUFFDALE (POINT OF THE MOUNTAIN). These locations service both Utah and Salt Lake Counties, Utah's two most populous counties, and are Geneva Rock's two most important gravel pits. The pit in Bluffdale is leased by Geneva Rock and contains a gravel washing operation and other miscellaneous screening plants. The pit is a major source for sand throughout the area. The Draper pit is owned by Geneva Rock and contains a washing operation, road base and asphalt plant material crushing plant, dry mix concrete batch plant, and 500 ton-per-hour state-of-the-art asphalt plant. Geneva Rock has also just completed a new combination shop/office at the Draper site. This will be the new headquarters for Geneva Rock's Gravel and Asphalt Materials Division. This shop/office facility, with 10 bays, will be Geneva Rock's largest and will be used to service crushing equipment, large front end loaders and trucks.

        SANDY. This location is owned by Geneva Rock and contains a pre-mix concrete batch plant and small shop located at the south end of the Salt Lake Valley, which is currently undergoing a major commercial expansion. The city of Sandy, however, has restricted this site's operating hours. Geneva Rock has considered moving its Sandy operations to its Draper property and selling the Sandy property.

        MURRAY. In 1997, Geneva Rock purchased a 25,000 square foot office building in Murray, Utah. One-fourth of the building is currently being used as Geneva Rock's Salt Lake Sales and Dispatch Office and the remaining space is being leased to other tenants, including Beehive Insurance. The office, which is situated at the center of the Salt Lake Valley, is in an excellent location to conduct business and is the headquarters for Geneva Rock's Ready-Mix Concrete Division.

        WEST VALLEY CITY. Geneva Rock has three gravel pits with gravel crushers in West Valley City. The Pioneer property is leased from West Valley City with two years remaining on the lease. Geneva Rock owns the 150 acre West Valley Pit and leases the Bacchus property adjacent to the West Valley Pit from the Property Reserve, Inc. These sites are critical sources of material to service the west side of the Salt Lake Valley including Kennecott. Geneva Rock also has a dry mix concrete batch plant at the West Valley Pit.

        SOUTH SALT LAKE. This property is owned by Geneva Rock, is Geneva Rock's first location in the Salt Lake Valley and is located in the middle of the valley. The site contains a premix concrete batch plant and 8 bay truck shop. This plant is strategically located to service any location throughout the Salt Lake Valley.

        DOWNTOWN SALT LAKE CITY. This location is owned by Geneva Rock and contains a premix concrete batch plant and a small truck shop. This plant is being upgraded to be able to batch 1200 to 1400 cubic yards of concrete without any aggregate being hauled during daylight hours. It is located in the downtown area and is key to supplying some of the largest projects in the area.

        LAYTON. This location is owned by Geneva Rock and includes a sales office, premix concrete batch plant and small truck shop. The office services the Davis and Weber County areas.

        PARK CITY. This location is owned by Geneva Rock and includes a sales office, small batch plant and small shop to service the Park City area, a high growth resort area located approximately 30 miles from Salt Lake City.

        PRICE. This location is owned by Geneva Rock and includes a sales office and small dry-mix concrete batch plant to service the Carbon and Emery County area. This site is situated approximately 90 miles from the corporate office in Orem and services the low production levels required by surrounding rural communities.

SOUTHERN DIVISION

        ST. GEORGE STORE. This store is leased from the prior owners of J & J under a 5 year lease with four 5 year options to renew. The store contains J & J's corporate offices, a hardware store built in 1995 and a lumber yard. It is located one block away from one of St. George's primary streets, St. George Boulevard. This has been the original location of J & J for nearly fifty years.

        ST. GEORGE CONCRETE PLANT. This plant, located on Bluff Street in the center of town, is a leased property comprising a small shop and a dry-mix concrete batch plant. Aggregates from J & J's gravel pit must be hauled through town to this location. J & J is considering a move of the concrete plant to the gravel pit. This will save J & J transportation costs and the $180,000 annual lease currently paid for the St. George plant.

        ST. GEORGE CONCRETE BLOCK PLANT. The block plant is owned by J & J and is located in the Bloomington Hills area of St George. This location has two block plants: a plant built in 1987 and a new state of the art plant built in 1996. The older plant employs a 3 block machine, while the new plant employs a 5 block machine. The location also includes a masonry store and a sales office.

        FORT PIERCE GRAVEL PITS. The Fort Pierce gravel pits are located near the St. George block plant. J & J is leasing one of the two pits for a term of 25 years and the other gravel pit from the State of Utah for a 5 year term which began in September 1996. These pits are the two main sources of gravel in the area. Management believes that these pits hold an adequate supply of gravel to meet J & J's needs for the next twenty years.

        MESQUITE, NEVADA. This location is owned by J & J and includes a small concrete dry batch plant with a small gravel reserve. The property is surrounded by a large tract of BLM property that could be a good source for future gravel reserves, provided that the necessary permits could be obtained. There can be no assurance, however, that such permits can be obtained.

        CEDAR CITY, UTAH. There are two sites in Cedar City. One site includes a small 6,000 square foot store, which is leased by J & J and stocks building and masonry products, and the second site, which is owned by J & J, includes a ready-mix concrete plant and a gravel pit. The second site has approximately 60 acres held in reserve for future gravel production. Although Cedar City is currently a small community of approximately 20,000 people, it has recently experienced strong growth.

FUTURE LAND DEVELOPMENT

        One of Geneva Rock's most important land development needs is the acquisition of future gravel reserves. The Davis and Weber County areas have relatively few gravel reserves compared to other areas. Geneva Rock's current reserves in the Davis and Weber County areas are expected to last approximately ten years based on current requirements. Geneva Rock intends to seek the purchase or lease of additional gravel reserves in this area. Geneva Rock believes its reserves in Salt Lake and Utah Counties and the St. George, Utah area will last at least twenty years based on current requirements.

        Geneva Rock has entered into a Real Property Purchase Agreement, dated September 2, 1997, pursuant to which Geneva Rock has agreed to purchase 57 acres of real property situated in the Box Elder and Weber Counties of Utah. The purchase price for the property is $40,000 per acre. Geneva Rock is in the process of conducting due diligence on the property and has applied for governmental approval and permits necessary for Geneva Rock to conduct sand, gravel, and rock excavation upon the property and to operate crushing equipment and a ready mix batch plant. The obligations of Geneva Rock to proceed with its purchase of the property are contingent upon satisfactory completion of Geneva Rock's due diligence and the issuance to Geneva Rock of all necessary governmental approvals and permits.

TRADE NAMES

        Geneva Rock uses the "Geneva Rock Products" and "Red Rock Construction" names as service marks in connection with its business operations. J & J uses the "J & J Building Supply" name as a service mark in connection with its business operations.

BACKLOG

        Neither Geneva Rock nor J & J has a significant backlog of projects. Most projects are completed in the year they are begun. Geneva Rock's Ready-Mix Concrete Division, however, will start two large projects in 1998 that will extend into 1999. The first project is for the supply of about 100,000 cubic yards of concrete to the new Little America Grand Hotel in downtown Salt Lake City, and the other project is for the supply of about 150,000 cubic yards of concrete to Wasatch Constructors over the next four years in connection with the I-15 freeway reconstruction. All other Geneva Rock projects will be substantially completed in 1997.

LEGAL PROCEEDINGS

        There are no material pending legal proceedings to which Geneva Rock was a party. From time to time, Geneva Rock and J & J become involved in ordinary, routine or regulatory legal proceedings incidental to their business. Management does not believe that any of these legal proceedings will have a material adverse impact on the financial condition and results of operations of Geneva Rock or J & J.

MARKET PRICE OF AND DIVIDENDS ON GENEVA ROCK COMMON STOCK

        There is no public trading market for Geneva Rock Common Stock. The approximate number of Geneva Rock shareholders of record on September 30, 1997 was 81.

        In 1995, Geneva Rock paid cash dividends of $30.00 per share of Geneva Rock Common Stock to shareholders. In 1996, Geneva Rock paid cash dividends of $30.00 per share of Geneva Rock Common Stock to shareholders. In 1997, Geneva Rock paid cash dividends of $30.00 per share of Geneva Rock Common Stock to shareholders. After the Merger, dividends will be paid by CCI in such amounts and at such times as the CCI Board of Directors deems to be appropriate based on the results of operations, financial condition and liquidity needs of CCI. The amount, type and frequency of dividends paid by CCI to its shareholders will not be equivalent to the amount, type and frequency of dividends paid by Geneva Rock prior to the Merger. See "Summary--Selected Financial Information--Comparative Per Share Data".

GENEVA ROCK MANAGEMENT

DIRECTORS

        The names and ages of Geneva Rock's Directors are currently as follows:

                                                                                     DIRECTOR
NAME                        AGE         POSITION(S) WITH GENEVA ROCK                   SINCE
----                        ---         ----------------------------                   -----
William R. Clyde.............79    Director, Secretary                                 1954
Norman D. Clyde..............67    Director                                            1959
Richard C. Clyde.............62    Director                                            1971
Paul B. Clyde................56    Director                                            1971
Wilford W. Clyde.............44    Director, President                                 1978
Albert T. Schellenberg.......51    Director, Vice President                            1984
John R. Young................54    Director, Concrete Division Manager                 1987
A. Ray Gammell...............39    Director, Equipment and Facilities Manager          1987

        For a description of the business backgrounds of Richard C. Clyde, Paul
B. Clyde, and William R. Clyde, see "Clyde Companies, Inc.--CCI Management Prior to Consummation of the Merger," of Wilford W. Clyde, see "Clyde Companies, Inc.--CCI Management Upon Consummation of the Merger," and of Norman D. Clyde, see "Clyde--Clyde Management."

        Albert T. Schellenberg has been a director since 1984. He is also Vice President, with responsibility for construction, human resources, property management, safety, and assisting the President where needed. Mr. Schellenberg is professional engineer and has worked at Geneva Rock as project manager, construction division manager, assistant secretary/treasurer, and now as vice president. He has been involved with road construction and design for 25 years, with previous employment at Kennecott Copper Mine in Utah. Mr.
Schellenberg also serves on the Board of Directors of J & J.

        John R. Young has been a director since 1987. He is currently Concrete Division Manager for Geneva Rock. He has worked at Geneva Rock for over 30 years in the concrete sales and production area. He has been a salesman, plant manager and now division manager.

        A. Ray Gammell has been a director since 1987. He is currently Equipment and Facilities Manager for Geneva Rock. He has worked at Geneva Rock for 17 years in the equipment and asphalt construction divisions. He has worked on asphalt crews and currently serves as the equipment manager. He is responsible for all ordering, repair and implementation of all equipment at Geneva Rock. Mr. Gammell also serves on the Board of Directors of J & J and Utah Service and is the Vice President of Utah Service. A. Ray Gammell is the son of Louise C. Gammell, who is currently the Secretary and Treasurer of CCI, a director of CCI and Utah Service; and the brother of B. Clyde Gammell, who is currently the Vice President and a director of Beehive Insurance.

        Members of the Board of Directors of J & J includes Wilford W. Clyde, Albert T. Schellenberg, William R. Clyde, Richard C. Clyde, Paul B. Clyde, Norman D. Clyde, A. Ray Gammell and David O. Cook. For a description of the business background of David O. Cook, see "Utah Service--Utah Service Management" below.

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

        The names, ages and positions of Geneva Rock's executive officers and significant employees are currently as follows:

                                              CURRENT POSITION(S)
NAME                                   AGE    WITH GENEVA ROCK                             SINCE
----                                   ---    ----------------                             -----
Wilford W. Clyde.........................44   President                                    1988
Albert T. Schellenberg...................51   Vice President                               1988
William R. Clyde.........................79   Secretary                                    1969
Don C. McGee.............................44   Assistant Secretary, Treasurer               1988
John R. Young............................54   Concrete Division Manager                    1983
A. Ray Gammell...........................39   Equipment and Facilities Division Manager    1983

        For a description of the business backgrounds of Wilford W. Clyde, see "Clyde Companies, Inc.--CCI Management Upon Consummation of the Merger," of William R. Clyde, see "Clyde Companies, Inc.--CCI Management Prior to Consummation of the Merger," and of Albert T. Schellenberg, John R. Young and A. Ray Gammell, see "Geneva Rock--Geneva Rock Management--Directors".

        Don C. McGee currently serves as Assistant Secretary and Treasurer of Geneva Rock, with responsibility for all of the accounting functions and tax reporting requirements. Don has a B.S. in accounting and has been employed as Credit Manager, Accounting Manager, Controller and currently is Assistant Secretary and Treasurer. He has been involved with accounting for 20 years with previous employment at Exxon Oil Company as an internal auditor. Mr. McGee also serves as Secretary and Treasurer of J & J.

COMMITTEES OF GENEVA ROCK BOARD

        The Board of Directors of Geneva Rock does not have any committee and no plans to establish any committee.

ATTENDANCE AT GENEVA ROCK BOARD MEETINGS

        As of the date hereof, the Board of Directors met two times in 1997, and no director attended fewer than 75% of these meetings, except Norman Clyde who is currently on a leave of absence for church service for a period of approximately three years.

COMPENSATION OF DIRECTORS OF GENEVA ROCK

        Directors that are not full time employees of Geneva Rock received $1,500 in 1994, 1995, and 1996 for serving on the Geneva Rock Board of Directors. Members of the Board of Directors that were full time employees (i.e., Wilford W. Clyde, Albert T. Schellenberg, John R. Young and A. Ray Gammell) received no compensation for serving as directors.

PRINCIPAL SHAREHOLDERS OF GENEVA ROCK

        The following table sets forth certain information regarding the beneficial ownership of Geneva Rock Common Stock as of the Record Date as to (i) each person who is known by Geneva Rock to own beneficially 5% or more of the outstanding shares of Common Stock, (ii) each Director of Geneva Rock, (iii) each executive officer and (iv) all Directors and executive officers as a group. Except as otherwise noted, Geneva Rock believes the persons listed below have sole investment and voting power with respect to the Geneva Rock Common Stock that they are deemed to beneficially own.

                                                                            COMMON STOCK
                                                                            ------------
                                                                        SHARES     APPROXIMATE
                                                                  BENEFICIALLY      PERCENTAGE
                                                                      OWNED(1)        OWNED(1)
                                                                      --------        --------
Paul B. Clyde (2).......................................................12,831          58.85%
3308 N 350 E
Provo, Utah 84601

Richard C. Clyde(3).....................................................12,366          56.72%
776 South 600 West
Orem, Utah 84057

William R. Clyde(4)....................................................12,335            56.58%
2000 Canyon Road
Springville, Utah 84663

David E. and Carol C. Salisbury(5).....................................12,308            56.45%
1423 Devonshire Drive
Salt Lake City, UT  84108

Norman D. Clyde(6)......................................................8,535           39.15%
3223 Apache Lane
Provo, Utah 84604

Wilford W. Clyde(7).....................................................7,804           35.79%
1324 E 950 S

Springville, Utah 84663

Steven L. Clyde(8)......................................................7,768           35.63%
8604 South Woodland Hills Drive
Spanish Fork, UT 84660

W.W. Clyde & Co.........................................................7,581           34.77%
P. O. Box 350
Springville, Utah 84663

Jeffrey R. Clyde(9).....................................................7,581           34.77%
4753 West Wasatch
Highland, UT 84003

Ila C. Cook(10).........................................................4,727           21.68%
2711 Sherwood Dr.
Salt Lake City, UT 84108

Louise C. Gammell(11)...................................................4,726           21.68%
1100 E. 400 S.
Springville, UT 84663

Clyde Companies, Inc....................................................4,725           21.67%
1423 Devonshire Drive
Salt Lake City, Utah 84108

Albert T. Schellenberg.....................................................10                *
11089 N 5020 W
Highland, Utah 84003

John R. Young..............................................................10                *
1404 Cherry Canyon Way
Draper, Utah 84020

A. Ray Gammell..............................................................1                *
1294 N 1000 W
Mapleton, Utah 84663

All Directors and Executive Officers as a group (8 people)(12).........14,118            64.76%

----------------

* Less than 1%.

(1) Applicable percentage of ownership is based on 21,802 shares of Common Stock outstanding as of the Record Date. Beneficial ownership is determined in accordance with the rules of the Commission, and includes voting and investment power with respect to such shares.

(2) Includes 143 shares owned directly by Paul B. Clyde, 37 shares owned jointly by Paul B. and Jeanette Clyde (husband and wife), 7,581 shares owned by Clyde, which shares Mr. Clyde may be deemed to beneficially own as a result of his position as a director and Vice President of Clyde, and 4,725 shares owned by CCI, which shares Mr. Clyde may be deemed to beneficially own as a result of his position as a director of CCI.

(3) Includes 60 shares owned directly by Richard C. Clyde, 7,581 shares owned by Clyde, which shares Mr. Clyde may be deemed to beneficially own as a result of his position as a director, President and General Manager of Clyde, and 4,725 shares owned by CCI, which shares Mr. Clyde may be deemed to beneficially own as a result of his position as a director of CCI.

(4)  Includes 26 shares owned indirectly by William R. Clyde through the William
     R. Clyde Trust, 3 shares owned indirectly by Mr. Clyde through the Reklaw & Co. Trust, 7,581 shares owned by Clyde, which shares Mr. Clyde may be deemed to beneficially own as a result of his position as a director of Clyde, and 4,725 shares owned by CCI, which shares Mr. Clyde may be deemed to beneficially own as a result of his position as a director of CCI.

(5) David E. and Carol C. Salisbury (husband and wife) may be deemed to be the beneficial owners of two shares owned directly by Carol C. Salisbury, all of the 7,581 shares owned by Clyde as a result of Mr. Salisbury's position as a director of Clyde and all of the 4,725 shares owned by CCI as a result of Ms. Salisbury's position as President and Director of CCI.

(6) Includes 304 shares owned directly by Norman D. Clyde, 650 shares owned jointly by Norman D. and Phyllis Clyde (husband and wife) and 7,581 shares owned by Clyde, which shares Mr. Clyde may be deemed to beneficially own as a result of his position as a director of Clyde.

(7) Includes 186 shares owned directly by Wilford W. Clyde, 37 shares owned jointly by Wilford W. and Natalie Clyde (husband and wife) and 7,581 shares owned by Clyde, which shares Mr. Clyde may be deemed to beneficially own as a result of his position as a director of Clyde.

(8) Includes 187 shares owned directly by Steven L. Clyde and 7,581 shares owned by Clyde, which shares Mr. Clyde may be deemed to beneficially own as a result of his position as a director of Clyde.

(9) Jeffrey R. Clyde may be deemed to be the beneficial owners of all of the 7,581 shares owned by Clyde as a result of his position as a director of Clyde. Mr. Clyde does not own any shares of Geneva Rock Common Stock directly.

(10) Includes two shares owned directly by Ila C. Cook and 4,725 shares owned by CCI, which shares Ms. Cook may be deemed to beneficially own as a result of her position as Vice President and Director of CCI.

(11) Includes one share owned directly by Louise C. Gammell and 4,725 shares owned by CCI, which shares Ms. Gammell may be deemed to beneficially own as a result of her position as Secretary, Treasurer and Director of CCI.

(12) In computing the aggregate number of shares owned by officers and directors as a group, the shares owned by CCI and Clyde, which shares certain of the officers and directors may be deemed to beneficially own, are counted only once.

SELECTED FINANCIAL INFORMATION FOR GENEVA ROCK

        The following selected statement of earnings and balance sheet data as of and for each of the years in the five year period ended December 31, 1996 are derived from the financial statements of Geneva Rock which have been audited by Squire. The selected statement of earnings for the nine month periods ended September 30, 1997 and 1996 are unaudited, but, in the opinion of management, the unaudited financial statements reflect all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the information included therein. The financial data for Geneva Rock should be read in conjunction with the Financial Statements and Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Geneva Rock" included elsewhere herein. The results for the nine month period ended September 30, 1997 are not necessarily indicative of results that may be expected for the full year.

                                        Nine months ended
                                          September 30,                       Year ended December 31,
                                        ------------------    -----------------------------------------------------
                                         1997       1996        1996        1995       1994       1993       1992
                                        -------    -------    --------    --------    -------    -------    -------
                                                           (in thousands, except per share data)
Statement of earnings data:

  Gross sales and contract income       $94,736    $85,260    $116,349    $100,422    $80,526    $70,556    $56,507
  Cost of sales and contracts            79,560     71,566      98,908      80,811     65,205     58,133     49,853
  General and administrative              4,143      2,784       4,979       3,173      2,655      2,905      2,254
                                        -------    -------    --------    --------    -------    -------    -------

   Operating income                      11,033     10,910      12,462      16,438     12,666      9,518      4,400
   Other income (expense), net              255        810         781         918      1,201        430        235
   Income taxes                           4,143      3,675       4,809       6,378      5,062      3,321      1,488
                                        -------    -------    --------    --------    -------    -------    -------
   Net earnings                         $ 7,145    $ 8,045    $  8,434    $ 10,978    $ 8,805    $ 6,627    $ 3,147
                                        =======    =======    ========    ========    =======    =======    =======

   Earnings per common share            $327.72    $369.04    $ 386.85    $ 503.54    $403.85    $304.01    $144.39

   Weighted average shares outstanding   21,802     21,802      21,802      21,802     21,802     21,802     21,802

Balance sheet data:

   Current assets                       $42,113               $ 35,240    $ 31,230    $25,373    $19,346    $13,244
   Current liabilities                    9,913                  8,036       5,289      4,307      3,964      2,484
   Total assets                          84,598                 74,848      56,702     45,294     35,919     28,290
   Total liabilities                     20,274                 17,669       7,303      6,219      5,060      3,579
   Stockholders' equity                  64,077                 57,179      49,399     39,075     30,859     24,710

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF GENEVA ROCK

FORWARD-LOOKING STATEMENTS

        Certain statements contained in this Management's Discussion and Analysis of Financial Condition and Results of Operations of Geneva Rock and other sections of this Proxy Statement/Prospectus, including without limitation statements containing the words "believes," "anticipates," "intends," "expects" and words of similar import, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Constituent Corporations to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Such factors include, among other things, the following: (1) expected cost savings from the Merger may not be realized; (2) costs or difficulties related to the integration of the businesses of Clyde, Geneva Rock, Utah Service and Beehive Insurance may be greater than expected; (3) an increase of competitive pressure in the industries of Clyde, Geneva Rock, Utah Service and Beehive Insurance may adversely affect the businesses of those companies; and (4) general economic conditions, either nationally or in the states in which Clyde, Geneva Rock, Utah Service and Beehive Insurance do business, may be less favorable than expected. CCI disclaims any obligation to update such factors or to publicly announce the result of any revisions to any forward-looking statements included or incorporated by reference herein to reflect future events or developments.

RESULTS OF OPERATIONS

        The following discussions should be read in conjunction with the financial statements and related notes of Geneva Rock included elsewhere in this Proxy Statement/Prospectus.

        NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1996

        Gross sales and contract income increased by $9,476,000 or 11% for the nine-month period ended September 30, 1997, as compared to the comparable period in 1996. This increase was primarily due to the acquisition of J & J on June 28, 1996 resulting in only three months of comparable sales figures for 1996 compared to nine months in 1997. However, net earnings decreased by $374,900 or 5% primarily due to lower prices resulting from increased competition and losses experienced by J & J.

        YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

        Gross sales and contract income for the year ended December 31, 1996 totaled $116,348,692, which represented a 15.9% increase from $100,422,149 in sales for the year ended December 31, 1995. Sales increased 10.9% primarily because of Geneva Rock's acquisition of J & J. The remaining 5% increase in sales was attributable to the strong construction market in Utah.

        Net earnings for 1996 were $8,433,997 compared with net earnings of $10,978,104 for 1995, a 23.2% decrease. This decline in net earnings was attributable primarily to lower gross profit margins. The lower gross profit margin for 1996 stemmed from increased competition in the Utah market resulting in static pricing or, in some instances, lower pricing of Geneva Rock's products. 1995 was a year with a long autumn of fair weather which made it possible to continue construction work later in the year and contributed to increased net earnings. In contrast, construction work ceased earlier in the year during 1996 which contributed to a decrease in net earnings as compared to 1995. Additionally, the cost of producing Geneva Rock's products (i.e., labor costs, equipment costs, and the cost of raw materials) saw significant increases in 1996. Also contributing to the reduction in net income in 1996 were losses of $363,331, attributable to Geneva Rock's investment in J & J. J & J has not realized a profit since Geneva Rock acquired J & J in 1996 because of the construction slowdown in the St. George, Utah, Cedar City, Utah and Mesquite, Nevada areas and the revaluing of J & J's assets which increased the amount of depreciation. General and administrative expenses for 1996 increased to $4,979,299 from $3,172,944 in 1995. Increased cost of producing products and increased overhead resulted from increased sales volumes in 1995 and 1996 which created the need for more equipment and personnel to service the increasing sales.

        YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

        Gross sales and contract income for 1995 increased 24.7% to $100,422,149 over 1994 sales of $80,525,668. Gross profit on sales for 1995 increased to $19,610,985, a 28% increase over 1994 gross profit on sales of $15,320,393. Increased sales in 1995 were attributable to strong increases in the Utah construction market and to Geneva Rock's acquisition of the assets of Pioneer Sand and Gravel. Net income before taxes increased to $10,978,104 for 1995 compared to $8,804,707 for 1994. Geneva Rock's strong net income for 1995 resulted from the strong construction industry in Utah and less price competition than was to be experienced by Geneva Rock after 1995.

LIQUIDITY AND CAPITAL RESOURCES

        Geneva Rock's primary sources of liquidity have been funds generated by operations. Net cash provided by operating activities was approximately $12,052,679, $12,673,418, $9,524,490 and $6,932,153 during 1994, 1995, 1996 and the nine months ended September 30, 1997, respectively. Net cash provided by operating activities is primarily attributable to Geneva Rock's income before depreciation and amortization expense.

        The cash position of Geneva Rock from December 31, 1994 to December 31, 1995 was essentially unchanged. However, liquidity improved by an increase of non-cash current assets from December 31, 1994 to December 31, 1995 by the amount of $5,905,863. The liquidity of Geneva Rock improved from December, 1994 to December, 1995 as a result of the profitability of Geneva Rock.

        The cash position of Geneva Rock dropped from a December 31, 1995 balance of $11,924,153 to a December 31, 1996 balance of $7,752,630. This reduction of cash assets of Geneva Rock, notwithstanding net income in 1996 of $8,433,997, resulted from a cash contribution for the stock of J & J in the amount of $12,130,000. Non-cash current assets increased from 1995 to 1996 by the amount of $8,180,909. Geneva Rock has historically had little or no long term debt. In connection with J & J's acquisition of assets from J & J Mill and Lumber Company, however, Geneva Rock incurred debt of $6,700,000. This debt, evidenced by a promissory note in the original principal amount of $6,700,000, is payable with interest at the rate of 8 1/4% per annum in seven consecutive equal annual payments of $1,297,908.83. As a result of the investment in J & J, the December 31, 1996 balance sheet reflects an equity position in stock in the sum of $18,466,669.

        Paid-in capital remained unchanged from December 31, 1994 through December 31, 1996, in the amount of $28,456. Retained earnings increased from $38,828,357 on December 31, 1994 to $49,152,401 on December 31, 1995 and to
$56,932,337 on December 31, 1996.

        In addition to substantial cash assets on December 31, 1995 and December 31, 1996, Geneva Rock has established a line of credit with First Security Bank of Utah, N.A. Geneva Rock's line of credit at First Security was $1,000,000 in 1996 and has been increased to $2,000,000 for the year 1997. As of the date hereof, Geneva Rock had not drawn on this line of credit.

INFLATION

        Inflation in the U.S. economy has been relatively moderate during the last few years. Price increases for labor and materials kept pace with inflation for 1995. In 1996, although price increases were introduced, increased competition in the Utah market from outside vendors precluded Geneva Rock from passing on to its customers all increases in the cost of producing its products. Geneva Rock expects that inflation will affect the cost of wages and materials to Geneva Rock in 1998 and that the current competitive circumstance of the Utah market will preclude Geneva Rock from passing all of such increases on to its customers. This circumstance may result in lower profit margins for Geneva Rock in 1998.

SEASONALITY

        Because of the location of Geneva Rock's operations primarily in central and northern Utah, Geneva Rock experiences significantly lower sales during the winter months due to adverse weather conditions. Historically, the months of November through March have shown losses for Geneva Rock, with Geneva Rock's profitable months being April through October. Geneva Rock has historically dealt well with these seasonal variations in sales and has established adequate reserves to address the liquidity requirements of Geneva Rock in the winter months. Also, the acquisition of J & J in southern Utah may reduce the losses historically experienced in the winter months, although it will not eliminate losses in the winter months.

THE YEAR 2000 ISSUE

        Geneva Rock utilizes computer hardware and software in its operations. Certain computer applications could fail or create erroneous results due to the upcoming change in the century (the "Year 2000 Issue"). Geneva Rock regularly upgrades its computer hardware and believes that it will not incur any additional expenses to modify computer hardware due to the Year 2000 Issue. In addition, Geneva Rock has received commitments from software vendors that will allow Geneva Rock to upgrade third-party software programs with minimal expense to Geneva Rock. Geneva Rock anticipates, however, that it will incur expenses of approximately $300,000 over the next two years to upgrade certain proprietary software developed for Geneva Rock. Geneva Rock does not expect that its expenditures related to the Year 2000 Issue will have a material adverse effect on the results of operations or financial condition of Geneva Rock

CERTAIN TRANSACTIONS

        The following is a summary of related party transactions that occurred during the years ended December 31, 1996 and 1995. Geneva Rock provided construction services and materials to Clyde totaling approximately $353,197 and $57,707 for the years ended December 31, 1996 and 1995, respectively. Geneva Rock paid $519,000 and $1,700,000 for the years ended December 31, 1996 and 1995, respectively, for construction services and materials provided by Clyde, and $637,833 and $645,138 for the years ended December 31, 1996 and 1995, respectively, for construction materials provided by Utah Service. Beehive Insurance received $193,025 and $183,885 in commission revenue for insurance purchased by Geneva Rock in 1996 and 1995, respectively. Geneva Rock also leases part of its office building in Murray, Utah to Beehive Insurance. Transactions with related parties were not effected at below market prices.

                                  UTAH SERVICE

BACKGROUND

        Utah Service was founded in 1937 by W.W. Clyde to service Clyde. Utah Service owns and operates a hardware store and lumber yard and an adjacent gasoline station/convenience store, all located at 400 South Main Street in Springville, Utah. Utah Service's customer base is well diversified, with none of its customers generating more than 10% of total sales. The products and services offered by Utah Service are described below.

PRODUCTS AND SERVICES

BUILDING MATERIALS AND LUMBER

        Utah Service is a retailer of lumber and building materials. Utah Service stocks a wide range of building materials and lumber to provide customers with quality products needed to build, repair or remodel residential or commercial property. Wood products include lumber, plywood, roof trusses, floor trusses, treated lumber, sheathing, wood siding and specialty lumber. Building materials include roofing, vinyl siding, doors, windows, molding, drywall, insulation, cement and nails.

        Utah Service sells its products to general contractors, such as residential and commercial building professionals, repair contractors and remodeling contractors, and to the general public, such as retail customers involved in home improvement and remodeling projects. Utah Service concentrates its efforts on service, product assortment, specialist advice, convenient location, scheduled on time job-site delivery and competitive prices. Utah Service's retail building materials and lumber market is largely confined to the Springville/Mapleton area. Utah Service's customer base is well diversified, with no customers accounting for more than 10% of total sales. Most of Utah Service's advertising is in the form of direct mail and advertisements in the local newspaper. These marketing efforts are generally targeted at the general public which includes individual homeowners, students, and other retail customers.

        Utah Service is formulating plans for moving to a new, fully operational building material and lumber contractor yard by the fall of 1998 on a 7.3 acre site owned by Utah Service and located one-half mile west of Utah Service's current location. The yard will be surfaced and comprised of lumber sheds and a contractor's office. Utah Service estimates that the cost of this new facility will be approximately $825,000.

HARDWARE

        Utah Service is also a retailer in the home improvement industry. Utah Service sells an assortment of building materials, home improvement, lawn and garden supplies, housewares, appliances and seasonal items, such as plumbing, heating, lighting, electrical, hardware, tools and paint. The hardware store stocks approximately 42,000 product items ranging in color and size with a variety of quality and nationally advertised brand names, such as "Ace". Utah Service's retail hardware sales are largely confined to the Springville/Mapleton, Utah area.

        Utah Service plans to open a new full service hardware and garden store at an existing site in Spanish Fork, a city adjacent to Springville, by the fall of 1998. The leased store will be 24,500 square feet and stocked with everything currently sold at the Springville store, other than lumber packages which will be supplied by the Springville store. The location of the new store will help maintain customer satisfaction by reducing delays in shopping, increasing utilization by existing customers and attracting new customers to a more convenient location. The hardware department will also continue to offer a broad assortment of high quality merchandise at competitive prices. Utah Service estimates that the cost of this new facility will be approximately $725,000.

CHEVRON GAS STATION/CONVENIENCE STORE

        Utah Service also owns and operates a Chevron gas station/convenience retail store. The gas station/convenience store sells Chevron gasoline and diesel products exclusively under an independent dealership arrangement with Chevron. The store also offers a wide variety of products, such as milk, ice cream, groceries, beverages, snack foods, candy, deli products, hot dogs, chili, soup, nachos, baked goods, other food items, tobacco products and health and beauty aids. The store also supplies various automotive supplies, such as oil, brake fluid, windshield wipers, fix-a-flat and air fresheners. Utah Service's retail service station/convenience store market is largely confined to the Springville/Mapleton, Utah area.

        Utah Service plans to upgrade and remodel its Chevron gas station/convenience store on its existing location in late 1998 or early 1999 once the lumber yard is moved to its new site. These remodeling plans include modernizing and changing the store's appearance, upgrading the gasoline facilities, increasing the number of gas pumps from 4 to 8 and installing modern environmental protection equipment. Utah Service estimates that the cost of upgrading and remodeling this facility will be approximately $250,000.

AUTOMOTIVE AND INDUSTRIAL SUPPLIES

        Utah Service is also an automotive specialty retailer in the automotive aftermarket. The automotive aftermarket refers to products and services purchased for vehicles after the original sale, such as accessories, maintenance and repairs, replacement parts, including brake shoes, brake pads, belts, hoses, starters, alternators, batteries, shocks, struts, CV boots, carburetors, transmission parts, clutches, electrical components, suspension and engine parts. Other automotive products sold include batteries, oil, antifreeze, brake and power steering fluid, engine additives, wax and protectants, floor mats, seat covers, and more. Utah Service is not in the business of selling tires or performing automotive repairs. Utah Service's retail automotive supply market is largely confined to the automotive repair shops and retail customers in the Springville/Mapleton, Utah area. The department also sells industrial supplies, including crusher bowls, conveyor belting, and fasteners for industrial use.

SUPPLIERS

        Utah Service purchases its products for each department from numerous vendors. The majority of its building materials, lumber, automotive and industrial supplies are purchased directly from manufacturers, while the remaining products are purchased from combination manufacturers/wholesalers. Its main hardware vendor is Ace Hardware. The hardware department purchases approximately 62% of its hardware items from Ace. Utah Service purchase all of its gasoline and diesel products through Chevron's local wholesaler. Convenience store items are purchased through various vendors. Utah Service is not fully dependent on any single vendor and management believes that alternative sources of products and supplies are available for all of its products.

COMPETITION

        Utah Service's business is highly competitive. Utah Service's building materials and lumber business competes primarily with national or regional building centers, warehouses, and home center retailing, such as Anderson Lumber, Burton Lumber and BMC West. Utah Service's hardware business competes primarily with chains of building supply houses, home improvement stores, national hardware stores and warehouse clubs, such as Anderson Lumber, Eagle Hardware and Home Base. Utah Service's gas station/convenience store business currently competes with other convenience stores, large, nationally recognized gas stations, supermarket chains, independent gasoline stations, fast food operations and other similar retail stores. As of September 30, 1997, Springville had seven other gasoline stations and/or convenience stores which competed with Utah Service's Chevron station. Automotive products similar or identical to those sold at the Utah Service store are generally available from a variety of different competitors in and around Springville. Key competitive factors include location, quality service, product selection, pricing, hours of operation, expertise of sales staff and product promotions. Management believes that Utah Service competes favorably on each of these factors.

SEASONALITY OF BUSINESS

        Utah Service's businesses are generally adversely affected by cold weather patterns in the first and fourth quarters when sales tend to decline by approximately 35% to 40% from average annual sales. Hardware sales usually rise, however, during the fourth quarter due to holiday shopping. Utah Service generally experiences higher revenues and profit margins during the warmer months in the second and third quarters. For example, gas sales during this period tend to increase by approximately 25% from average annual sales as a result of an increase in vacation traveling and the use of recreational vehicles, boats, jet skis and motorcycles.

EMPLOYEES

        As of September 30, 1997, Utah Service had a total of 57 employees, 32 which were full time and 25 which were part time. None are unionized. Utah Service considers its employee relations to be satisfactory.

INFORMATION SYSTEMS

        Utah Service employs "point of sale" computer terminals with an electronic bar code scanning system in every department. These systems provide efficient customer check-out, which decreases transaction time, reduces register lines and eliminates the time previously spent on price labeling every item. The systems also provide management with current, valuable sales and marketing information to help in the future planning of each store and monitor inventory levels thereby reducing the frequency of physical inventories to only once or twice a year.

        Utah Service also makes use of the Internet to help expand its business. Utah Service maintains a World Wide Web site at http://www.ACELB.com, which contains valuable product and service information relating to their hardware, lumber and building materials needs. Utah Service also has access to detailed and up-to-date information on Ace through Ace Net.

REGULATION

        Utah Service is subject to a variety of federal, state, and local laws and regulations. Utah Service management believes that Utah Service currently has all licenses, permits and approvals necessary for its current operations and is in substantial compliance with all applicable government regulations.

PROPERTIES

        Utah Service merged with an affiliated company, Utah Valley Industrial Supply, on December 31, 1994. Prior to that date, the two companies operated out of two separate facilities, Utah Service out of a 7,000 square foot building and Utah Valley Industrial Supply out of a 4,000 square foot building, both located where the present facilities are located. The present hardware store facility was completed in April 1995 at a total cost of $825,000 (excluding approximately $148,000 in new equipment purchased to equip the new facility). The facility has a total of 23,500 square feet of space on the main (retail) floor, with an additional 2,000 square feet of corporate office space located on the second floor.

        Utah Service's hardware store, gasoline station/convenience store, and lumber yard are all located on a 2.75 acre parcel of land. In addition to these facilities, Utah Service also owns a 2.67 acre parcel of land located west of Center Street in Springville, which is used by Utah Service primarily for lumber storage. In October 1997, Utah Service sold two retail buildings located on Main Street in Springville to help fund Utah Service's expansion plans. These plans include building a new, fully operational building material and lumber contractor yard on land that it owns in Springville, opening a new full service hardware and garden store and expanding its gas station/convenience store in late 1998 or early 1999. See "Utah Service--Products and Services" above.

TRADE NAMES

        Utah Service uses the "Chevron", "Ace Hardware" and "Parts Plus" names as service marks in connection with its business operations. Utah Service owns the "Utah Service, Inc." mark and currently licenses the other marks. It does not sell any goods under any brand name owned by Utah Service.

LEGAL PROCEEDINGS

        There are no material pending legal proceedings to which Utah Service was a party. From time to time, Utah Service becomes involved in ordinary, routine or regulatory legal proceedings incidental to the business of Utah Service.

MARKET PRICE OF AND DIVIDENDS ON UTAH SERVICE COMMON STOCK

        There is no public trading market for Utah Service Common Stock. The approximate number of shareholders of record on September 30, 1997 was 52.

        In 1995, Utah Service paid cash dividends of $20.00 per share of Utah Service Common Stock to shareholders. In 1996, Utah Service paid cash dividends of $20.00 per share of Utah Service Common Stock to shareholders. In 1997, Utah Service paid cash dividends of $20.00 per share of Utah Service Common Stock to shareholders. After the Merger, dividends will be paid by CCI in such amounts and at such times as the CCI Board of Directors deems to be appropriate based on the results of operations, financial condition and liquidity needs of CCI. The amount, type and frequency of dividends paid by CCI to its shareholders will not be equivalent to the amount, type and frequency of dividends paid by Utah Service prior to the Merger. See "Summary--Selected Financial Information--Comparative Per Share Data".

UTAH SERVICE MANAGEMENT

DIRECTORS

         The names and ages of Utah Service's Directors are currently as follows:

                                                                                   DIRECTOR
NAME                        AGE                 POSITION(S) WITH UTAH SERVICE         SINCE
----                        ---                 -----------------------------         -----
Vernon O. Cook ..............76    Chairman of the Board                               1949
Hal M. Clyde ................70    Director                                            1970
Norman D. Clyde .............67    Director                                            1964
Paul B. Clyde ...............56    Director                                            1987
William R. Clyde ............79    Director                                            1948
A. Ray Gammell...............39    Director , Vice President                           1995
Louise C. Gammell............73    Director                                            1968
David O. Cook................47    Director, President and Chief Executive Officer     1982

        For a description of the business backgrounds of Paul B. Clyde, William
R. Clyde, and Louise C. Gammell, see "Clyde Companies, Inc.--CCI Management Prior to Consummation of the Merger," of Norman D. Clyde, see "Clyde--Clyde Management," and of A. Ray Gammell, see "Geneva Rock--Geneva Rock Management."

        Vernon O. Cook has served as director since 1949 and as Chairman of the Board since April 1997. He is retired from work in the retail and real estate industries and from management of Utah Service. Mr. Cook graduated from the University of California in 1949 with a degree in Physics. From 1949-1962, he was Manager of Operations and Director of Utah Service. From 1962-1971, he was General Manager and Executive Vice President of IRECO Chemicals, Mesabi Blasting Agents, Inc. and Intermountain Research and Engineering Co., Inc. Since the early 1970s, Mr. Cook has purchased and operated income property and has formed a private corporation called Vernon O. Cook & Co., Inc. for real estate sales and operations. Vernon O. Cook is the husband of Ila C. Cook, who is currently Vice President and a director of CCI; and the father of David O. Cook, who is currently President, CEO and a director of Utah Service.

        Hal M. Clyde has served as director since 1970. He is retired from 44 years of employment with Clyde. Mr. Clyde currently serves as a Commissioner on the UDOT Commission. He also serves on the Board of Directors of Beehive Insurance. Hal M. Clyde is the brother of Norman D. Clyde, who is currently a director of Utah Service, Clyde, Geneva Rock, and Beehive Insurance; the father of H. Michael Clyde, who has agreed to become a director of CCI upon consummation of the Merger; and an uncle of Tawna Clyde Smith, who has agreed to become a director of CCI upon consummation of the Merger.

        Louise C. Gammell has been a director since 1968. She has a Bachelors degree from the University of Utah. Ms. Gammell is currently the Secretary, Treasurer and a director of CCI. Louise C. Gammell is the mother of A. Ray Gammell, who is currently the Vice President and a director of Utah Service and a director of Geneva Rock, and B. Clyde Gammell, who is currently the Vice President and a director of Beehive Insurance; the sister of William R. Clyde, Ila C. Cook and Carol C. Salisbury; and an aunt of Richard C. Clyde, Paul B. Clyde, Wilford W. Clyde, Steven L. Clyde and David O. Cook.

        David O. Cook has been a director since 1982. He was elected President and Chief Executive Officer of Utah Service in April 1997. He graduated from BYU, Hawaii with a Bachelors degree in Accounting and Business Administration. Mr. Cook is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and Utah Association of Certified Public Accountants. From 1977 to present, he has worked for Utah Service in a variety of positions, including Assistant Manager, General Manager, Secretary/Treasurer, Vice President and now President. Prior to joining Utah Service, Mr. Cook was Assistant Controller for NRP, Staff Accountant and Supervisor for Robinson, Hill and Co. from 1973 to 1975. David O. Cook is the son of Vernon O. Cook, who is currently Chairman of the Board of Utah Service, and of Ila C. Cook who is currently the Vice President and a director of CCI.

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

        The names, ages and positions of Utah Service's executive officers and significant employees are currently as follows:

                                                CURRENT POSITION(S)
NAME                                    AGE     WITH UTAH SERVICE                             SINCE
----                                    ---     -----------------                             -----
Vernon O. Cook...........................76   Chairman of Board                               1997
David O. Cook............................47   President and Chief Executive Officer           1997
A. Ray Gammell...........................39   Vice President                                  1997
Lawrence Kosmuch.........................45   Accounting Manager, Secretary and Treasurer     1979

        For a description of the business backgrounds of A. Ray Gammell, see "Geneva Rock--Geneva Rock Management," and of Vernon O. Cook and David O. Cook, see "Utah Service--Utah Service Management--Directors" above.

        Lawrence Kosmuch has been the Accounting Manager, Secretary and Treasurer of Utah Service since 1979.

COMMITTEES OF UTAH SERVICE BOARD

        The Board of Directors of Utah Service does not have any committee and no plans to establish any committees.

ATTENDANCE AT UTAH SERVICE BOARD MEETINGS

        As of the date hereof, the Board of Directors met four times in 1997, and no director attended fewer than 75% of these meetings, except Norman Clyde who is currently on a leave of absence for church service for a period of approximately three years.

COMPENSATION OF DIRECTORS OF UTAH SERVICE

        Vernon O. Cook receives $2,000 annually for his services as Chairman of the Board of Directors of Utah Service. Directors who are not employed by Utah Service, including Hal M. Clyde, Norman D. Clyde, Paul B.

Clyde, William R. Clyde, A. Ray Gammell and Louise Clyde Gammell, receive $750 per year for their services as directors.

PRINCIPAL SHAREHOLDERS OF UTAH SERVICE

The following table sets forth certain information regarding the beneficial ownership of Utah Service Common Stock as of the Record Date as to
(i) each person who is known by Utah Service to own beneficially 5% or more of the outstanding shares of Common Stock, (ii) each Director of Utah Service,
(iii) each executive officer and (iv) all Directors and executive officers as a group. Except as otherwise noted, Utah Service believes the persons listed below have sole investment and voting power with respect to the Utah Service Common Stock that they are deemed to beneficially own.

                                                                            COMMON STOCK
                                                                            ------------
                                                                        SHARES       APPROXIMATE
                                                                  BENEFICIALLY        PERCENTAGE
                                                                      OWNED(1)          OWNED(1)
                                                                      --------          --------
Louise C. Gammell(2).....................................................2,084           38.50%
1100 E. 400 S.
Springville, UT 84663

Vernon O. Cook and Ila C. Cook(3)........................................2,019           37.30%
2711 Sherwood Dr.
Salt Lake City, UT 84108

Carol Clyde Salisbury(4).................................................1,946           35.95%
1423 Devonshire Dr.
Salt Lake City, UT 84108

Richard C. Clyde(5)......................................................1,720           31.78%
776 South 600 West
Orem, UT 84057

Paul B. Clyde(6).........................................................1,719           31.76%
3308 N. 350 E.
Provo, UT 84601

William. R. Clyde(7).....................................................1,712           31.63%
2000 Canyon Rd.
Springville, UT 84663

Clyde Companies, Inc.....................................................1,698           31.37%
1423 Devonshire Drive
Salt Lake City, UT 84108

David O. Cook..............................................................379            7.00%
1498 E. Center St.
Springville, UT 84663

Hal M. Clyde(8)............................................................192            3.55%
908 Hillcrest Dr.
Springville, UT 84663


Norman D. Clyde............................................................191           3.53%
3223 Apache Lane
Provo, UT 84604

A. Ray Gammell...............................................................5               *
1294 N. 1000 W.
Mapleton , UT 84664

All Directors and executive officers as a group (8 people)(9)............3,207          59.25%


-----------------

* Less than 1%.

(1) Applicable percentage of ownership is based on 5,413 shares of Common Stock outstanding as of the Record Date. Beneficial ownership is determined in accordance with the rules of the Commission, and includes voting and investment power with respect to such shares.

(2) Includes 300 shares owned directly by Louise C. Gammell, 86 shares owned directly by Ms. Gammell's husband, Blake Gammell, which shares Ms. Gammell may be deemed to beneficially own, and 1,698 shares owned by CCI, which shares Ms. Gammell may be deemed to beneficially own as a result of her position as Secretary, Treasurer and a director of CCI.

(3) Includes 129 shares owned indirectly by Vernon O. Cook through the Vernon O. Cook Family Trust, 192 shares owned indirectly by Ila C. Cook through the Ila C. Cook Family Trust, and 1,698 shares owned by CCI, which shares Ila C. Cook may be deemed to beneficially own as a result of her position as Vice President and a director of CCI.

(4) Includes 248 shares owned directly by Carol C. Salisbury and 1,698 shares owned by CCI, which shares Ms. Salisbury may be deemed to beneficially own as a result of her position as President and a director of CCI.

(5) Includes 22 shares owned directly by Richard C. Clyde and 1,698 shares owned by CCI, which shares Mr. Clyde may be deemed to beneficially own as a result of his position as a director of CCI.

(6) Includes 21 shares jointly owned by Paul B. and Jeanette Clyde (husband and wife) and 1,698 shares owned by CCI, which shares Mr. Clyde may be deemed to beneficially own as a result of his position as a director of CCI.

(7) Includes 14 shares owned directly by William R. Clyde and 1,698 shares owned by CCI, which shares Mr. Clyde may be deemed to beneficially own as a result of his position as Vice President and a director of CCI.

(8) Includes 192 shares owned indirectly by Hal M. Clyde through the Hal M. Clyde Trust.

(9) In computing the aggregate number of shares owned by officers and directors as a group, the shares owned by CCI, which shares certain of the officers and directors may be deemed to beneficially own, are counted only once.

SELECTED FINANCIAL INFORMATION FOR UTAH SERVICE

        The following selected statement of earnings and balance sheet data as of and for the nine months ended September 30, 1997 are derived from the financial statements of Utah Service which have been audited by Grant Thornton. The selected statement of earnings and balance sheet data as of and for each of the years in the five year period ended December 31, 1996 and the selected statement of earnings data for the nine months ended September 30, 1996 are unaudited, but, in the opinion of management, the unaudited financial statements reflect all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the information included therein. The financial data for Utah Service should be read in conjunction with the Financial Statements and Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Utah Service" included elsewhere herein. The results for the nine month period ended September 30, 1997 are not necessarily indicative of results that may be expected for the full year.

                                        Nine months ended
                                          September 30,                   Year ended December 31,
                                        -----------------    -------------------------------------------------
                                          1997      1996      1996       1995       1994       1993      1992
                                         ------    ------    -------    -------    -------    ------    ------
                                                         (in thousands, except per share data)
Statement of earnings data:
  Operating revenues                     $9,258    $9,939    $13,108    $13,580    $10,690    $8,252    $6,141
  Cost of goods sold                      7,590     8,373     10,915     11,633      9,159     7,053     5,152
  General and administrative              1,168     1,121      1,628      1,498        915       800       691
                                         ------    ------    -------    -------    -------    ------    ------

  Operating income                          500       445        565        449        616       399       298

  Other income (expense), net                71        89        114        101         95       165       123
  Income taxes                              213       183        258        199        265       217       148
                                         ------    ------    -------    -------    -------    ------    ------
  Net earnings                           $  358    $  351    $   421    $   351    $   446    $  347    $  273
                                         ======    ======    =======    =======    =======    ======    ======

  Earnings per common share              $66.20    $64.81    $ 77.78    $ 64.77    $ 89.18    $69.23    $54.66

  Weighted average shares outstanding     5,413     5,413      5,413      5,413      5,000     5,000     5,000

Balance sheet data (at period end):

  Current assets                         $3,539              $ 3,057    $ 2,911    $ 2,339    $2,098    $1,741
  Current liabilities                       826                  626        608        359       489       400
  Total assets                            4,815                4,387      4,278      2,857     2,618     2,281
  Total liabilities                         958                  853        977        359       489       400
  Stockholders' equity                    3,857                3,534      3,301      2,498     2,130     1,881

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF UTAH SERVICE

FORWARD-LOOKING STATEMENTS

        Certain statements contained in this Management's Discussion and Analysis of Financial Condition and Results of Operations of Utah Service and other sections of this Proxy Statement/Prospectus, including without limitation statements containing the words "believes," "anticipates," "intends," "expects" and words of similar import, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Constituent Corporations to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Such factors include, among other things, the following: (1) expected cost savings from the Merger may not be realized; (2) costs or difficulties related to the integration of the businesses of Clyde, Geneva Rock, Utah Service and Beehive Insurance may be greater than expected; (3) an increase of competitive pressure in the industries of Clyde, Geneva Rock, Utah Service and Beehive Insurance may adversely affect the businesses of those companies; and (4) general economic conditions, either nationally or in the states in which Clyde, Geneva Rock, Utah Service and Beehive Insurance do business, may be less favorable than expected. CCI disclaims any obligation to update such factors or to publicly announce the result of any revisions to any forward-looking statements included or incorporated by reference herein to reflect future events or developments.

RESULTS OF OPERATIONS

        The following discussions should be read in conjunction with the financial statements and related notes of Utah Service included elsewhere in this Proxy Statement/Prospectus.

        NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1996

        Operating Revenues and net earnings for the nine months ended September 30, 1997 did not change significantly from the comparable period in 1996.

        YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

        Operating revenues for the year ended December 31, 1996 totaled $13,107,947, which represented a 3.5% decrease from $13,580,133 in operating revenues for the year ended December 31, 1995. Approximately one million dollars of the operating revenues in 1995 were attributable solely to a single sale of lumber in connection with the Pinehurst/Orchard Park project.

        Operating income before income taxes for 1996 was $679,336 compared with net income before income taxes of $550,083 for 1995, a 23.5% increase. This increase in operating income was attributable in part to the 4.2% increase in sales (excluding the Pinehurst/Orchard Park sale) and to an improved gross profit margin. The improved gross profit margin for 1996 was the result of a greater volume of sales in the hardware area, as opposed to lumber sales which typically have a lower gross profit margin. Also, total operating expenses for 1996 experienced a 8.9% increase over 1995. Most of this increase was attributable to additional payroll expense resulting from a tight labor market in Utah which required Utah Service to pay higher salaries and wages to attract and retain qualified employees. It is likely that payroll expenses in 1997 and 1998 will continue to increase at a rate somewhat higher than inflation.

        YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

        Operating revenues for 1995 increased 27% to $13,580,133 over 1994 operating revenues of $10,689,864. Gross profit on sales for 1995 increased due to increased sales with the gross profit margin remaining essentially unchanged from 1994 to 1995. Increased sales in 1995 were attributable to the approximately one million dollar sale of lumber to the Pinehurst/Orchard Park project and to the opening of Utah Service's new and expanded hardware/lumber store facility in Springville, Utah. The expansion into the new hardware/lumber store facility caused some lost sales in 1994 due to interruption of business for the transition. Further, 1995 benefited from increased and improved space for marketing Utah Service's lumber and hardware products and from a strong construction industry in Utah.

LIQUIDITY AND CAPITAL RESOURCES

        Utah Service's primary sources of liquidity have been funds generated by operations. Net cash provided by (used in) operating activities was approximately $(227,602), $569,020 and $364,272 during 1995, 1996 and the nine months ended September 30, 1997, respectively. Net cash provided by operating activities is primarily attributable to Utah Service's income before depreciation and amortization expense.

        The cash position of Utah Service from December 31, 1994 to December 31, 1995 reflected a decline in cash by the amount of $388,235 from a December 31, 1994 cash balance of $603,618 to a December 31, 1995 cash balance of $215,383. This decline in cash was more than offset in the current assets by a $942,934 increase in accounts receivable from a December 31, 1994 balance of $1,011,242 to a December 31, 1995 balance of $1,954,176. The net effect was an increase in liquidity of Utah Service from December 31, 1994 to December 31, 1995 by the amount of $554,699.

        The cash position of Utah Service improved in 1996 from a December 31, 1995 balance of $215,383 to a December 31, 1996 balance of $479,954. This improvement in the cash assets of Utah Service was more than offset by a $682,974 decline in the accounts receivable balance from a December 31, 1995 balance of $1,954,176 to a December 31, 1996 balance of $1,271,202. Total current assets saw a modest increase from a December 31, 1995 balance of $2,911,288 to a December 31, 1996 balance of $3,057,394.

        The liquidity of Utah Service was also affected by an increase in current liabilities from a December 31, 1994 balance of $359,115 to a December 31, 1995 balance of $608,183. Current liabilities as of December 31, 1996 increased to a level of $626,226. Most of the increase in current liabilities from December 31, 1994 to December 31, 1996 resulted from increases in the accounts payable of Utah Service. With the expansion of the hardware and lumber sales facilities of Utah Service in December 31, 1995, accounts payable levels are likely to remain higher than the December 31, 1994 level.

        The expansion of Utah Service's hardware and lumber sales facilities in Springville, Utah resulted in an $824,938 increase in the book value of buildings and store equipment from a December 31, 1994 balance of $377,541 to a December 31, 1995 balance of $1,202,479. Utah Service financed its acquisition of additional building and store equipment assets with a loan from First Security Bank of Utah, N.A. in the amount of $369,257 as of December 31, 1995 and from cash balances of Utah Service. Paid-in capital and assets of Utah Service increased by the amount of $555,348 in 1995 by reason of the merger of Utah Valley Industrial Supply into Utah Service. On December 31, 1996 paid in capital remained essentially unchanged at a level of $556,397, while the First Security Bank of Utah, N.A. Promissory Note had been reduced to a December 31, 1996 balance of $198,081.

        Management believe that cash on hand and other current assets are consistent with historical levels and sufficient for meeting the needs of Utah Service's ongoing obligations.

INFLATION

        Inflation in the U.S. economy has been relatively moderate during the last few years. Price increases for Utah Service's products have kept pace with inflation for both 1995 and 1996. Utah Service expects that inflation will affect the cost of wages for its employees in 1998 and Utah Service expects that it will be able to pass such increases on by increasing its prices for Utah Service's products. Fuel and lumber prices typically fluctuate upward and downward and do not typically track consumer inflation indices. As a result of these factors, Utah Service anticipates that it will be in a position to maintain essentially the same profit margin in 1998 that it has experienced in 1996 and 1997.

SEASONALITY

        Because of the location of Utah Service's operations in Utah County, Utah, Utah Service experiences lower sales during the winter months due to adverse weather conditions. Historically, the months of December through February have shown decreased sales, with Utah Service's more profitable months being March through November. Utah Service has historically dealt well with these seasonal variations in sales and has established adequate reserves to address the liquidity requirements of Utah Service in the winter months.

THE YEAR 2000 ISSUE

        Utah Service utilizes computer hardware and software in its operations. Certain computer applications could fail or create erroneous results due to the upcoming change in the century (the "Year 2000 Issue"). Utah Service regularly upgrades its computer hardware and believes that it will not incur any additional expenses to modify computer hardware due to the Year 2000 Issue. In addition, Utah Service has received commitments from software vendors that will allow Utah Service to upgrade third-party software programs with minimal expense to Utah Service. Utah Service anticipates, however, that it will incur expenses of approximately $30,000 over the next two years to upgrade certain proprietary software developed for Utah Service. Utah Service does not expect that its expenditures related to the Year 2000 Issue will have a material adverse effect on the results of operations or financial condition of Utah Service.

CERTAIN TRANSACTIONS

        During the years ended December 31, 1996 and 1995, Utah Service sold construction materials to Clyde totaling approximately $303,633 and $313,946, respectively, and to Geneva Rock totaling approximately $637,833 and $645,138, respectively. Beehive Insurance received $6,658 and $5,641 in commission revenue for insurance purchased by Utah Service in 1996 and 1995, respectively. Transactions with related parties were not effected at below market prices.

                                BEEHIVE INSURANCE

BACKGROUND

        Beehive Insurance was incorporated in the State of Utah in 1961 by W.W. Clyde for the purpose of operating as an independent insurance agency for the sale of insurance coverage to Clyde and the general public. These coverages include personal automobile and homeowners policies as well as commercial, property, liability, automobile, surety bonds and other related or companion commercial insurance coverages. Beehive Insurance's operations have gradually evolved into the sale of primarily commercial property insurance policies, casualty insurance policies and surety bonds. Businesses owned by the W.W. Clyde family (particularly Clyde and Geneva Rock, which collectively generated approximately 51% of Beehive Insurance's commission revenue in 1996) comprise a significant portion of Beehive Insurance's client base. The loss of business from Clyde and Geneva would have a material adverse effect on the business of Beehive Insurance. Other unaffiliated customers, however, are also serviced by Beehive Insurance. Revenue for Beehive Insurance is derived from commissions on the sale of insurance policies to customers, interest income and insurance company profit sharing revenues received from insurance companies which Beehive Insurance represents.

THE INDUSTRY AND MARKET

        As an independent insurance agency, Beehive Insurance represents several large national insurance companies and markets their insurance policies and services to customers. Some insurance companies require certain production requirements. Such insurance companies monitor Beehive Insurance's production and loss ratios on insurance placed annually to determine whether to continue their agency relationship with Beehive Insurance.

        The majority of Beehive Insurance's customers are located along the Wasatch Front (primarily Weber, Davis, Salt Lake and Utah Counties) in the state of Utah. Beehive Insurance acquires new customers primarily by referral from existing customers. Some advertising is done, mainly in contractor trade journals and other publications. Beehive Insurance markets insurance policies to its customers primarily through commissioned sales associates.

INSURANCE CARRIERS

        Insurance policies rendered to customers are provided through a variety of highly rated national and local insurance companies. The financial strengths of the insurance companies are monitored through an industry rating service known as A.M. Best. Beehive Insurance generally markets through insurance companies bearing ratings of A- or better from A.M. Best. One of the challenges associated with marketing insurance policies is to have the right insurance company available to meet the customer's need when it arises. Beehive Insurance believes that it has been successful in attracting and retaining representation of insurance companies suited to its customer base with stable financial resources.

        The primary carriers currently represented by Beehive Insurance include St. Paul Fire & Marine and Reliance Insurance Co., which provides coverage and surety bonds for Clyde, and Royal Insurance Co. and USF&G which insures Geneva Rock. Other carriers represented by Beehive Insurance in smaller amounts include Ohio Casualty and Unigard Insurance.

        Because of Beehive Insurance's relatively small size, Beehive Insurance relies on the insurance companies for development of policies, programs and services that can be offered to customers.

COMPETITION

        Beehive Insurance encounters strong competition in the insurance services business from other insurance brokerages or agencies, many of which are larger and have greater financial and other resources than Beehive Insurance. In addition, certain insureds or groups of insureds establish programs of self insurance as a supplement or alternative to third party insurance, thereby reducing in some cases, the need for insurance placement services. Some of Beehive Insurance's strongest competition has come from specialized insurance companies providing a certain niche or specialized type of insurance coverage suited to a specific industry such as equipment dealers, roofing contractors and metal fabrication, etc. In many cases these specialized programs are not accessible to Beehive Insurance in traditional distribution channels.

SEASONALITY OF BUSINESS

        The business activity of Beehive Insurance remains fairly constant throughout the year. There are periods of seasonal activity relative to the time certain customer accounts renew during the year. Beehive Insurance experiences particularly heavy activity for January 1 renewals. Such renewals constitute approximately 67% of Beehive's annual premium production on customer insurance policies.

REGULATION

        While the laws and regulations vary among jurisdictions, each state requires an insurance agent, broker, consultant or solicitor to have an individual and/or company license from a governmental agency or self regulatory organization. If Beehive Insurance transacts insurance coverage for a customer located in a state other than Utah, Beehive Insurance must obtain a non-resident license from that state. Insurance policies transacted under the non-residence license must be countersigned (in most cases) by a resident agent of the particular state. In the states of Nevada and Wyoming, a portion of the commission must be shared with the resident countersigning agent. In most cases, the insurance company providing the coverage arranges for countersignature. Beehive Insurance is currently licensed as a resident agent in the state of Utah and as a non-resident agent in Idaho, Wyoming, Colorado, New Mexico, Arizona, Montana, Nevada, Oregon, Indiana, Kansas and Connecticut. Beehive Insurance's non-resident agent license is pending in California. An insurance company doing business in the foregoing states must undergo a prequalification process for admission to the state. An insurance company meeting the state qualifications is known as an admitted carrier. Not all insurance companies doing business in the state of Utah are admitted carriers. Beehive insurance currently provides insurance coverage, in some cases in Utah, to customers through non-admitted carriers. These carriers are not regulated by the State Insurance Department in the same way or to the extent admitted carriers are. Non-admitted carriers are also known as surplus lines carriers. In order for Beehive Insurance to provide policies to customers through surplus lines carriers, a surplus lines broker license is required. Beehive Insurance holds a surplus lines broker license for Utah. The surplus lines broker is obligated to collect from the customer surplus lines taxes and remit the taxes to the Surplus Lines Association of Utah.

        The business of Beehive Insurance may be subject to more restrictive regulations as a result of the Merger because the Utah Insurance Code restricts the amount of premiums an insurance agency may receive for placing insurance with "controlled businesses" to less than 50% of the insurance agency's total premiums during the preceding 12 months. Beehive Insurance's business with the other Operating Companies during the 12 months preceding September 30, 1997 accounted for approximately 58% of Beehive Insurance's total premiums. After the Merger, insurance that Beehive Insurance places with the other Operating Companies might be deemed to be placed with "controlled businesses" for purposes of the Utah Insurance Code and, if so, Beehive Insurance may have to restrict or reduce such coverage.

EMPLOYEES

        As of September 30, 1997, Beehive Insurance has four full-time employees providing management and production, customer service, accounting/record keeping and clerical functions.

PROPERTIES

        Beehive Insurance leases from Geneva Rock approximately 1,200 square feet of office space at 302 West 5400 South, Suite 109, Murray, Utah. Beehive Insurance owns a single story brick office building situated at 227 West 600 South, Salt Lake City, Utah . The building is approximately 2,500 square feet and is situated on a 1/3 acre lot that is also owned by Beehive Insurance.

TRADE NAMES

        Beehive Insurance uses the "Beehive Insurance Agency" name as a service mark in connection with its business operations. Beehive Insurance has registered "Beehive Insurance Agency, Inc." with the states of Utah and Nevada, but has no federal registration.

LEGAL PROCEEDINGS

        There are no material pending legal proceedings to which Beehive Insurance was a party. From time to time, Beehive Insurance becomes involved in ordinary, routine or regulatory legal proceedings incidental to the business of Beehive Insurance.

MARKET PRICE OF AND DIVIDENDS ON BEEHIVE INSURANCE COMMON STOCK

        There is no public trading market for Beehive Insurance Common Stock. The approximate number of shareholders of record on the Record Date was 52.

        In 1995, Beehive Insurance paid cash dividends of $9.50 per share of Beehive Insurance Common Stock to shareholders. In 1996, Beehive Insurance paid cash dividends of $10.00 per share of Beehive Insurance Common Stock to shareholders. In 1997, Beehive Insurance paid cash dividends of $10.00 per share of Beehive Insurance Common Stock to shareholders. After the Merger, dividends will be paid by CCI in such amounts and at such times as the CCI Board of Directors deems to be appropriate based on the results of operations, financial condition and liquidity needs of CCI. The amount, type and frequency of dividends paid by CCI to its shareholders will not be equivalent to the amount, type and frequency of dividends paid by Beehive Insurance prior to the Merger. See "Summary--Selected Financial Information--Comparative Per Share Data".

BEEHIVE INSURANCE MANAGEMENT

DIRECTORS

        The names and ages of Beehive Insurance's Directors are currently as follows:

                                                                                   DIRECTOR
NAME                        AGE      POSITION(S) WITH BEEHIVE INSURANCE               SINCE
----                        ---      ----------------------------------               -----
W. Douglas Snow............  41    Director, President, General Manager                1987
B. Clyde Gammell...........  49    Director, Vice President                            1971
Carol C. Salisbury.........  70    Director, Secretary, Treasurer                      1971
J. Richard Walton..........  73    Director                                            1961
Richard C. Clyde...........  62    Director                                            1987
Wilford W. Clyde...........  44    Director                                            1988
Norman D. Clyde............  67    Director                                            1970
Hal M. Clyde...............  70    Director                                            1963

        For a description of the business backgrounds of Carol C. Salisbury and Richard C. Clyde, see "Clyde Companies, Inc.--CCI Management Prior to Consummation of the Merger," of Wilford W. Clyde, see "Clyde Companies, Inc.--CCI Management Upon Consummation of the Merger," of Norman D. Clyde, see "Clyde--Clyde Management," and of Hal M. Clyde, see "Utah Service--Utah Service Management."

        W. Douglas Snow has been a director since 1987. He joined Beehive Insurance in July of 1979 following a brief period of employment with Fireman's Fund Insurance Company in the commercial underwriting department. Mr. Snow was appointed as President and General Manager of Beehive Insurance in 1991.

        B. Clyde Gammell has been a director since 1971. He is also currently Vice President of Beehive Insurance. Mr. Gammell is also the owner and operator of Clydeco Building Supplies, Inc. B. Clyde Gammell is the son of Louise C. Gammell, who is currently the Secretary, Treasurer and a director of CCI and a director of Utah Service; the brother of A. Ray Gammell who is currently Vice President and a director of Utah Service and a director of Geneva Rock; and a nephew of William R. Clyde, Ila C. Cook, and Carol C. Salisbury.

        J. Richard Walton has been a director since 1961 and is one of the founders of Beehive Insurance. He served as President and General Manager of Beehive Insurance from its inception in 1961 to 1991.

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

        The names, ages and positions of Beehive Insurance's executive officers and significant employees are currently as follows:

                                               CURRENT POSITION(S)
NAME                                    AGE    WITH BEEHIVE INSURANCE                 SINCE
----                                    ---    ----------------------                 -----
W. Douglas Snow .........................41   President and General Manager            1991
B. Clyde Gammell.........................49   Vice President                           1997
Carol C. Salisbury.......................70   Secretary, Treasurer                     1988

        For a description of the business backgrounds of Carol C. Salisbury, see "Clyde Companies, Inc.--CCI Management Prior to Consummation of the Merger," and of W. Douglas Snow and B. Clyde Gammel, see "Beehive Insurance--Beehive Insurance Management--Directors."

COMMITTEES OF BEEHIVE INSURANCE BOARD

        Currently, there is an Executive Committee of the Board of Directors of Beehive Insurance consisting of W. Douglas Snow, B. Clyde Gammell and Carol C. Salisbury. The executive committee meets regularly with Douglas Snow to review progress of the agency and review the agendas prior to Board of Directors meetings and shareholders meetings.

ATTENDANCE AT BEEHIVE INSURANCE BOARD MEETINGS

        As of the date hereof, the Board of Directors met three times in 1997, and no director attended fewer than 75% of these meetings, except Norman Clyde who is currently on a leave of absence for church service for a period of approximately three years.

COMPENSATION OF DIRECTORS OF BEEHIVE INSURANCE

        Each director receives an annual director fee of $500. In addition, B. Clyde Gammell and Carol C. Salisbury receive an additional $1,000 for serving on the Executive Committee.

PRINCIPAL SHAREHOLDERS OF BEEHIVE INSURANCE

The following table sets forth certain information regarding the projected beneficial ownership of Beehive Insurance Common Stock as of September 30, 1997 as to (i) each person who is known by Beehive Insurance to own beneficially 5% or more of the outstanding shares of Common Stock, (ii) each Director of Beehive Insurance, (iii) each executive officer and (iv) all Directors and executive officers as a group. Except as otherwise noted, Beehive Insurance believes the persons listed below have sole investment and voting power with respect to the Beehive Insurance Common Stock that they are deemed to beneficially own.

                                                                            COMMON STOCK
                                                                            ------------
                                                                        SHARES     APPROXIMATE
                                                                  BENEFICIALLY       PERCENTAGE
                                                                      OWNED(1)         OWNED(1)
                                                                      --------         --------
Louise C. Gammell(2).....................................................4,774           22.22%
1100 E. 400 S.
Springville, UT 84663

Carol C. Salisbury(3)....................................................4,389           20.43%
1423 Devonshire Drive
Salt Lake City, UT  84108

Ila C. Cook(4)...........................................................4,388           20.42%
2711 Sherwood Dr.
Salt Lake City, UT 84108

Richard C. Clyde(5)......................................................4,200           19.55%
776 South 600 West
Orem, UT 84057

William R. Clyde(6)......................................................4,004           18.63%
2000 Canyon Road
Springville, UT 84663

Paul B. Clyde(7).........................................................3,768           17.54%
3308 N. 350 E.
Provo, UT 84601

Clyde Companies, Inc.....................................................3,700           17.22%
1423 Devonshire Drive
Salt Lake City, UT 84108

J. Richard Walton(8).....................................................3,000           13.96%
2370 Logan Way
Salt Lake City, UT  84108

Edna T. Clyde............................................................1,788            8.32%
380 East 200 South
Springville, UT 84663

Louise C. Clyde..........................................................1,690            7.87%
240 East Center Street
Springville, UT 84663

Norman D. Clyde..........................................................1,366            6.36%
3223 Apache Lane
Provo, UT 84604

Hal M. Clyde...............................................................916            4.26%
908 Hillcrest Dr.
Springville, UT 84663

W. Douglas Snow............................................................200                *


640 East 1400 South
Kaysville, UT 84037

Wilford W. Clyde............................................................58                *
1324 East 950 South
Springville, UT 84663

B. Clyde Gammell.............................................................5                *
1045 West 1200 North
Mapleton, UT 84664

All Directors and Executive Officers as a group (8 People)(9)...........10,834           50.42%

-----------------------

* Less than 1%.

(1) Applicable percentage of ownership is based on 21,487 shares of Common Stock outstanding as of the Record Date. Beneficial ownership is determined in accordance with the rules of the Commission, and includes voting and investment power with respect to such shares.

(2) Includes 669 shares owned directly by Louise C. Gammell, 5 shares owned directly by her husband, Blake Gammell, 400 shares owned jointly by Louise and Blake Gammell, and 3,700 shares owned by CCI, which shares Ms. Gammell may be deemed to beneficially own as a result of her position as Secretary, Treasurer and as director of CCI.

(3) Includes 689 shares owned directly by Carol C. Salisbury and 3,700 shares owned by CCI, which shares Ms. Salisbury may be deemed to beneficially own as a result of her position as President and as director of CCI.

(4) Includes 688 shares owned indirectly by Ila C. Cook through the Ila C. Cook Family Trust and 3,700 shares owned by CCI, which shares Ms. Cook may be deemed to beneficially own as a result of her position as Vice President and a director of CCI.

(5) Includes 10 shares owned indirectly by Richard C. Clyde through the Richard
    C. Clyde Trust, 490 shares owned indirectly by Patricia Clyde, through the Patricia Clyde Trust and 3,700 shares owned by CCI, which shares Mr. Clyde may be deemed to beneficially own as a result of his position as a director of CCI.

(6) Includes 16 shares owned indirectly by William R. Clyde through the William
    R. Clyde Trust, 288 shares owned indirectly by Mr. Clyde through the Reklaw and Co. Trust and 3,700 shares owned by CCI, which shares William R. Clyde may be deemed to beneficially own as a result of his position as Vice President and as director of CCI.

(7) Includes 10 shares owned directly by Paul B. Clyde, 58 shares jointly owned by Paul B. and Jeanette Clyde (husband and wife) and 3,700 shares of owned by CCI, which shares Paul B. Clyde may be deemed to beneficially own as a result of his position as a director of CCI.

(8) Includes 3,000 shares owned indirectly by Mr. Walton through the J. Richard Walton Revocable Trust.

(9) In computing the aggregate number of shares owned by officers and directors as a group, the shares owned by CCI, which shares certain of the officers and directors may be deemed to beneficially own, are counted only once.

SELECTED FINANCIAL INFORMATION FOR BEEHIVE INSURANCE

        The following selected statement of earnings and balance sheet data as of and for each of the years in the five year period ended December 31, 1996 are derived from the financial statements of Beehive Insurance which have been audited by Daines. The selected statement of earnings for the nine month periods ended September 30, 1997 and 1996 are unaudited, but, in the opinion of management, the unaudited financial statements reflect all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the information included therein. The financial data for Beehive Insurance should be read in conjunction with the Financial Statements and Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Beehive Insurance" included elsewhere herein. The results for the nine month period ended September 30, 1997 are not necessarily indicative of results that may be expected for the full year.

                                         Nine months ended
                                           September 30,                    Year ended December 31,
                                         ------------------    ----------------------------------------    -------
                                          1997       1996       1996       1995       1994       1993       1992
                                         -------    -------    -------    -------    -------    -------    -------
                                                           (in thousands, except per share data)
Statement of earnings data:
  Commission revenue                     $   523    $   501    $   578    $   538    $   598    $   507    $   519
  General and administrative                 217        194        244        357        254        239        246
                                         -------    -------    -------    -------    -------    -------    -------

  Operating income                           306        307        334        181        344        268        273

  Other income (expense), net                 19         20         29         38         27         21         29
  Income taxes                               121        108        129         88        129        100        104
                                         -------    -------    -------    -------    -------    -------    -------
  Net earnings                           $   204    $   219    $   234    $   131    $   242    $   189    $   198
                                         =======    =======    =======    =======    =======    =======    =======

  Earnings per common share              $  9.49    $ 10.19    $ 10.88    $  6.10    $ 11.26    $  8.76    $  9.20

  Weighted average shares outstanding     21,487     21,487     21,487     21,487     21,487     21,487     21,487

Balance sheet data:

   Current assets                        $   840               $   679    $   827    $   960    $   846    $   946
   Current liabilities                       470                   377        554        555        473        560
   Total assets                              945                   756        914        988        879        972
   Total liabilities                         470                   377        554        555        473        560
   Stockholders' equity                      475                   379        360        433        406        411


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF BEEHIVE INSURANCE

FORWARD-LOOKING STATEMENTS

        Certain statements contained in this Management's Discussion and Analysis of Financial Condition and Results of Operations of Beehive Insurance and other sections of this Proxy Statement/Prospectus, including without limitation statements containing the words "believes," "anticipates," "intends," "expects" and words of similar import, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Constituent Corporations to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. Such factors include, among other things, the following: (1) expected cost savings from the Merger may not be realized; (2) costs or difficulties related to the integration of the businesses of Clyde, Geneva Rock, Utah Service and Beehive Insurance may be greater than expected; (3) an increase of competitive pressure in the industries of Clyde, Geneva Rock, Utah Service and Beehive Insurance may adversely affect the businesses of those companies; and (4) general economic conditions, either nationally or in the states in which Clyde, Geneva Rock, Utah Service and Beehive Insurance do business, may be less favorable than expected. CCI disclaims any obligation to update such factors or to publicly announce the result of any revisions to any forward-looking statements included or incorporated by reference herein to reflect future events or developments.

RESULTS OF OPERATIONS

        The following discussions should be read in conjunction with the financial statements and related notes of Beehive Insurance included elsewhere in this Proxy Statement/Prospectus.

        NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1996

        Commission revenue for the nine month period increased 4.4% from the comparable period in 1996 due to the acquisition of J & J by Geneva Rock in June 1996, resulting in increased commission revenue primarily derived from insurance policies sold to J & J subsequent to the acquisition. Net earnings also increased by the same margin.

        YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

        Commission revenue for the year ended December 31, 1996 totaled $577,562, which represented a 7.4% increase from $537,792 in commission revenue for the year ended December 31, 1995. The increase in 1996 of commission revenue resulted from an increase in insurance commissions in 1996 to $517,497, which were up 14.5% from 1995 insurance commissions in the amount of $451,940. Insurance commissions in 1996 increased due to the addition of several new customers and an increase in surety bond business, which pays a higher commission rate.

        The increase of insurance commissions for 1996 was not fully reflected in commission revenue for 1996 because of a 30% decline in 1996 profit sharing commissions, from $85,852 in 1995 to $60,065 in 1996. Profit sharing commissions are paid by the insurance carriers to insurance agencies based on the level of premium production during the preceding year and how profitable that business is to the insurance company. The profit sharing commissions declined in 1996 primarily because the premium production of Beehive Insurance in 1995 was less than premium production in 1994. In addition to the declining premium volumes of 1995, the cost of claims to the insurance companies from Beehive Insurance's policyholders resulted in a decline in the profitability of Beehive Insurance's business to the insurance companies. Accordingly, the profit sharing income was less in 1996 because it was based upon the lower premium production and higher claims of 1995.

        Net earnings for 1996 were $233,783, compared with net earnings of $131,007 for 1995, resulting in a 78.5% increase. This increase in net earnings was attributable in large part to a reduction of pension expenses to $12,641 in 1996, down from $104,487 in 1995. The increase in pension expenses in 1995 was caused by an actuarial adjustment. The increase in commission revenue discussed above also had a material impact on net earning for 1996. Additionally, income during 1996 benefited from a decline in selling, general and administrative expenses from $105,947 in 1995, to $80,823 in 1996, a savings of $25,124. The decline in selling, general and administrative expenses was attributable to the manner of presentation of Beehive Insurance's state corporation franchise tax payments on the 1996 Statement of Income and Retained Earnings. In 1996 the State Income Tax was reported with Beehive Insurance's income tax. In 1995 the State Income Tax was reported in Beehive Insurance's account for selling, general and administrative expenses.

        YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

        Commission revenue for 1995 declined 10.1% to $537,792, down from 1994 commission revenue of $598,125. The decline in commission revenue was attributable to a 12.9% decline in insurance commissions from 1994 insurance commissions of $518,935 to insurance commissions in 1995 of $451,940. This decline was mitigated to some extent by an 8.4% increase in profit sharing commissions from $79,190 in 1994 to $85,852 in 1995. The 12.9% decline in insurance commissions from 1994 to 1995 resulted from Beehive Insurance's loss of certain customer accounts. Also, contract surety bond commissions were less in 1995 than in 1994.

        Net income for 1995 was down 45.9% to $131,007 from net income for 1994 of $242,005. Most of this decline was attributable to the 1995 pension expenses in the amount of $104,487, none of which were recognized on the financial statements for 1994.

LIQUIDITY AND CAPITAL RESOURCES

        Beehive Insurance's primary sources of liquidity have been funds generated by operations. Net cash provided by operating activities was approximately $623,956, $92,584, $135,588 and $110,230 during 1994, 1995, 1996 and the nine months ended September 30, 1997, respectively. Net cash provided by operating activities is primarily attributable to Beehive Insurance's income before depreciation and amortization expense.

        On December 31, 1994 Beehive Insurance had cash of $779,895 and total current assets of $960,204. This amount declined to balances on December 31, 1995 of $640,669 cash and $827,348 total current assets. On December 31, 1996 cash on hand in Beehive Insurance was $558,642 with total current assets of $678,501. This decrease in cash and current assets of Beehive Insurance from December 31, 1994 to December 31, 1995 did not jeopardize the liquidity or cash requirements of Beehive Insurance. The decline in cash and current assets must be viewed in connection with the reduction in insurance premiums payable to insurance companies together with the increased amount of accounts receivable. If the accrued pension liability was eliminated, the current liabilities would be less in 1995 with correspondingly reduced cash for the payment of the current liabilities. Also, Beehive Insurance expended cash in 1995 for the purchase of an automobile, computer equipment and the replacement of the roof on the building owned by Beehive Insurance. Management believes Beehive Insurance's cash position is sufficient to meet Beehive Insurance's ongoing obligations.

        Paid in capital remained unchanged from December 31, 1994 to December 31, 1996 at the amount of $24,997, less $120 and 13 shares of treasury stock. Retained earnings decreased from $408,303 on December 31, 1994 to $335,184 on December 31, 1995. Retained earnings increased from $335,184 on December 31, 1995 to $354,097 on December 31, 1996. Dividends were paid in 1996, 1995, and 1994 in the amounts of $10.00, $9,50, and $10.00 per share, respectively.

INFLATION

        Inflation in the U.S. economy has been relatively moderate during the last few years. The impact of inflation on Beehive Insurance has been mainly the increase in employee salaries. Also, increases have been noticed in the cost of health insurance coverage for employees.

SEASONALITY

        The business activity of Beehive Insurance remains fairly consistent through each year. There may be periods of seasonal activity relative to the time certain customers' accounts renew during each year. Beehive Insurance experiences particularly heavy activity for January 1 renewals. Such renewals account for approximately 67% of Beehive Insurance's annual production on customer insurance policies.

THE YEAR 2000 ISSUE

        Beehive Insurance utilizes computer hardware and software in its operations. Certain computer applications could fail or create erroneous results due to the upcoming change in the century (the "Year 2000 Issue"). Beehive Insurance has not regularly upgraded its computer hardware and software in the past and anticipates that it will incur expenses of approximately $25,000 over the next two years to upgrade its computer hardware and proprietary software developed for the insurance agency business. The management of Beehive Insurance believes that such upgrades will prevent the Year 2000 Issue from having a material adverse effect on the business and operations of Beehive Insurance.

CERTAIN TRANSACTIONS

        During the years ended December 31, 1996 and 1995, Clyde, Geneva Rock, J & J, and Utah Service each purchased substantially all of their insurance coverages through Beehive Insurance, and together they accounted for approximately 58% of Beehive Insurance's total commission revenue. As of December 31, 1996 Clyde, Geneva Rock, J & J and Utah Service generated $51,291 or 9.91%, $193,025 or 37.30%, $19,204 or 3.71%, and $6,658 or 1.29%,
respectively, of the total commission revenue received by Beehive Insurance during the preceding 12 months. As of December 31, 1995 Clyde, Geneva Rock and Utah Service generated $42,254 or 9.35%. $183,885 or

40.69%, and $5,641 or 1.25%, respectively, of the total commission revenue received by Beehive Insurance during the preceding 12 months.

        Beehive Insurance leases from Geneva Rock approximately 1,200 square feet of office space owned by Geneva Rock and situated at 302 West 5400 South, Murray, Utah. The monthly rental amount paid by Beehive Insurance to Geneva Rock for the leased space is $1,614.17. Transactions with related parties were not effected at below market prices.

                              THE SPECIAL MEETINGS

TIME, DATE AND PLACE OF THE SPECIAL MEETINGS

        The Special Meetings of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance will be held at 9:30, 10:00, 10:30, 11:00 and 11:30 a.m., respectively, _____________, 1998, at the offices of Geneva Rock located at 1565 West 400 North, Orem, Utah.

PURPOSES OF THE SPECIAL MEETINGS

        At the Special Meetings, the shareholders of each of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance will consider and vote upon a proposal to approve the Merger Agreement and the transactions contemplated thereby. A copy of each of the Merger Agreement is attached to this Proxy
Statement/Prospectus as Annex A.

VOTE REQUIRED; RECORD DATE

CCI

        CCI shareholders of record at the close of business on ____________, 1998 (the "Record Date") will be entitled to notice of and to vote at the CCI Special Meeting and at any adjournment or postponement thereof. There were issued and outstanding 2,303,920 shares of CCI Common Stock as of the Record Date, held by approximately 56 shareholders of record.

        The Utah Revised Business Corporation Act ("URBCA") does not require that the Merger be approved by the CCI shareholders since only CCI, as the sole shareholder of its subsidiaries, will vote on the merger of its subsidiaries with Clyde, Geneva Rock, Utah Service and Beehive Insurance. However, the Board of Directors of CCI has determined that it is in the best interest of CCI and its shareholders for CCI to submit the Merger to its shareholders for approval. Under the terms of the Merger Agreement, the affirmative vote of holders of at least a majority of the outstanding shares of CCI is required to approve the Merger. In determining whether the approval of the Merger has received the requisite number of affirmative votes, abstentions and shares not represented at the CCI Special Meeting will have the same effect as a vote against any such proposal. Holders of a majority of the shares entitled to vote at the CCI Special Meeting, represented in person or by proxy, will constitute a quorum. Each holder will be entitled to cast one vote for each share of CCI Common Stock held.

        As of the Record Date, the directors and officers of CCI and their affiliates owned 759,160 shares, representing approximately 32.95% of the outstanding shares of CCI Common Stock. Such persons have indicated that they intend to vote their shares FOR approval of the Merger.

CLYDE

        Clyde shareholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Clyde Special Meeting and at any adjournment or postponement thereof. There were issued and outstanding 94,544 shares of Clyde Common Stock as of the Record Date, held by approximately 98 shareholders of record.

        Under the URBCA, the approval of the Merger by the Clyde shareholders requires the affirmative vote of the holders of at least a majority of the outstanding shares of Clyde Common Stock. In determining whether the approval of the Merger has received the requisite number of affirmative votes, abstentions, and shares not represented at the Special Meeting will have the same effect as a vote against any such proposal. Holders of a majority of the shares entitled to vote at the Clyde Special Meeting, represented in person or by proxy, will constitute a quorum. Each holder will be entitled to cast one vote for each share of Clyde Common Stock held.

        As of the Record Date, the directors and officers of Clyde and their affiliates owned 12,680 shares, representing approximately 13.41% of the outstanding shares of Clyde Common Stock, and CCI owned 31,935 shares, representing approximately 33.78% of the outstanding shares of Clyde Common Stock. Such persons have indicated that they intend to vote their shares FOR approval of the Merger.

GENEVA ROCK

        Shareholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Geneva Rock Special Meeting and at any adjournment or postponement thereof. There were issued and outstanding 21,802 shares of Geneva Rock Common Stock as of the Record Date, held by approximately 81 shareholders of record.

        Under the URBCA, the approval of the Merger by the Geneva Rock shareholders requires the affirmative vote of the holders of at least a majority of the outstanding shares of Geneva Rock Common Stock. In determining whether the approval of the Merger has received the requisite number of affirmative votes, abstentions, and shares not represented at the Special Meeting will have the same effect as a vote against any such proposal. Holders of a majority of the shares entitled to vote at the Geneva Rock Special Meeting, represented in person or by proxy, will constitute a quorum. Each holder will be entitled to cast one vote for each share of Geneva Rock Common Stock held.

        As of the Record Date, the directors and officers of Geneva Rock and their affiliates owned 1,812 shares, representing approximately 8.31% of the outstanding shares of Geneva Common Stock, Clyde owned 7,581 shares, representing approximately 34.77% of the outstanding shares of Geneva Rock Common Stock, and CCI owned 4,725 shares, representing approximately 21.67% of the outstanding shares of Geneva Rock Common Stock. Such persons have indicated that they intend to vote their shares FOR approval of the Merger, thereby assuring approval of the Merger by the Geneva Rock shareholders.

UTAH SERVICE

        Utah Service shareholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Utah Service Special Meeting and at any adjournment or postponement thereof. There were issued and outstanding 5,413 shares of Utah Service Common Stock as of the Record Date, held by approximately 52 shareholders of record.

        Under the URBCA, the approval of the Merger by the Utah Service shareholders requires the affirmative vote of the holders of at least a majority of the outstanding shares of Utah Service Common Stock. In determining whether the approval of the Merger has received the requisite number of affirmative votes, abstentions, and shares not represented at the Special Meeting will have the same effect as a vote against any such proposal. Holders of a majority of the shares entitled to vote at the Utah Service Special Meeting, represented in person or by proxy, will constitute a quorum. Each holder will be entitled to cast one vote for each share of Utah Service Common Stock held.

        As of the Record Date, the directors and officers of Utah Service and their affiliates owned 1,423 shares, representing approximately 26.89% of the outstanding shares of Utah Services Common Stock, and CCI owned 1,698 shares, representing approximately 31.37% of the outstanding shares of Utah Service Common Stock. Such persons have indicated that they intend to vote their shares FOR approval of the Merger, thereby assuring approval of the Merger by the Utah Service shareholders.

BEEHIVE INSURANCE

        Shareholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Beehive Insurance Special Meeting and at any adjournment or postponement thereof. There were issued and outstanding 21,487 shares of Beehive Insurance Common Stock as of the Record Date, held by approximately 50 shareholders of record.

        Under the URBCA, the approval of the Merger by the Beehive Insurance shareholders requires the affirmative vote of the holders of at least a majority of the outstanding shares of Beehive Insurance Common Stock. In determining whether the approval of the Merger has received the requisite number of affirmative votes, abstentions, and shares not represented at the Special Meeting will have the same effect as a vote against any such proposal. Holders of a majority of the shares entitled to vote at the Beehive Insurance Special Meeting, represented in person or by proxy, will constitute a quorum. Each holder will be entitled to cast one vote for each share of Beehive Insurance Common Stock held.

        As of the Record Date, the directors and officers of Beehive Insurance and their affiliates owned 6,734 shares, representing approximately 31.34% of the outstanding shares of Beehive Insurance Common Stock, and CCI owned 3,700 shares of Beehive Insurance Common Stock, representing approximately 17.2% of the outstanding shares of Beehive Insurance Common Stock. All such persons except J. Richard Walton have indicated that they intend to vote their shares FOR approval of the Merger. Although J. Richard Walton, a director of Beehive Insurance, believes that the Merger is in the best interest of Beehive Insurance and its shareholders and, therefore, voted in favor of the Merger as a director of Beehive Insurance, he has advised CCI that, because of personal financial considerations, he intends to vote his shares AGAINST approval of the Merger at the Beehive Insurance Special Meeting and exercise his dissenter's rights. See "Dissenters' Rights."

PROXIES; REVOCATION OF PROXIES

        Shares of CCI Common Stock, Clyde Common Stock, Geneva Rock Common Stock, Utah Service Common Stock and Beehive Insurance Common Stock represented by properly executed and unrevoked proxies will be voted at the CCI Special Meeting, Clyde Special Meeting, Geneva Rock Special Meeting, Utah Service Special Meeting and Beehive Insurance Special Meeting, respectively, in accordance with the directions contained therein. If no direction is made in a properly executed and unrevoked proxy, the shares of Clyde Common Stock, CCI Common Stock, Geneva Rock Common Stock, Utah Service Common Stock and Beehive Insurance Common Stock represented by such proxy will be voted FOR the adoption and approval of the Merger, and the transactions contemplated thereby.

        Any CCI, Clyde, Geneva Rock, Utah Service or Beehive Insurance shareholder is empowered to revoke a proxy at any time before its exercise. A proxy may be revoked by filing with the Secretary of the respective company a written revocation or a duly executed proxy bearing a later date. Any written notice revoking a proxy should be sent to (i) in the case of CCI, Clyde Companies, Inc., 1423 Devonshire Drive, Salt Lake City, Utah, 84108, Attention:
Secretary, or hand delivered to the Secretary at or before the taking of the vote at the CCI Special Meeting; (ii) in the case of Clyde, W.W. Clyde & Co., 1375 North Main Street, Springville, Utah, 84663, Attention: Secretary, or hand delivered to the Secretary at or before the taking of the vote at the Clyde Special Meeting; (iii) in the case of Geneva Rock, Geneva Rock Products, Inc., 1565 West 400 North, Orem, Utah, 84057, Attention: Secretary, or hand delivered to the Secretary at or before the taking of the vote at the Geneva Rock Special Meeting; (iv) in the case of Utah Service, Utah Service, Inc., 35 East 400 South, Springville, Utah, 84663, Attention: Secretary, or hand delivered to the Secretary at or before the taking of the vote at the Utah Service Special Meeting; or (v) in the case of Beehive Insurance, Beehive Insurance Agency, Inc., 302 West 5400 South, Suite 109, Murray, Utah, 84107, Attention: Secretary, or hand delivered to the Secretary at or before the taking of the vote at the Beehive Insurance Special Meeting.

        CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance will bear the costs of soliciting proxies from their respective shareholders. In addition to soliciting proxies by mail, directors, officers and employees of each of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance may solicit proxies by telephone, by courier service, by telegram or in person. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for their out-of-pocket expenses incurred in connection therewith. Arrangements may also be made with banks, brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of common stock held of record by such persons, and upon request, CCI, Clyde, Geneva Rock, Utah Service or Beehive Insurance will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

                                   THE MERGER

GENERAL

        The following is a brief summary of certain aspects of the Merger. This summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this Proxy Statement/Prospectus as Annex A and is incorporated herein by reference.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS OF CCI, CLYDE, GENEVA ROCK, UTAH SERVICE AND BEEHIVE INSURANCE

        The Board of Directors of each of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance believes that the shareholders of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance, respectively, should vote FOR approval of the Merger Agreement and the transactions contemplated thereby. The following are the reasons considered by the Board of Directors of each of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance, respectively, to be material in its decision to approve the Merger as described above. NO ATTEMPT HAS YET BEEN MADE TO QUANTIFY THE EXTENT OF ANY OF THE FOLLOWING POTENTIAL COST SAVINGS OR POTENTIAL INCREASES IN RETURN ON CAPITAL DESCRIBED BELOW. THERE CAN BE NO ASSURANCE THAT ANY OF THE FACTORS DESCRIBED BELOW WILL ACTUALLY RESULT IN COST SAVINGS OR INCREASED RETURNS.

INCREASED FINANCIAL AND COMPETITIVE STRENGTH

        The Boards of Directors of the Constituent Corporations believe that the Merger will combine the financial strength of Clyde and Geneva and increase their respective competitive positions, placing Clyde in a better competitive position to bid on larger design/build projects with increased bonding capability. This is particularly important due to the general consolidation which has taken place in the construction industry, resulting in larger and better financed players coming into the regional construction market in which Clyde operates.

PROFESSIONAL MANAGEMENT TEAM

        After the Merger, the benefits of a professional management team will be made available to each of the Constituent Corporations to help them move forward and grow their businesses. Under the current management structure, each of the Constituent Corporations draws on its own independent management personnel. The Merger will make the management personnel of the Constituent Corporations available to each of the other Constituent Corporations. Management believes that the consolidated professional management team will help the consolidated company to identify and take advantage of future opportunities and investments.

SPIN-OFFS OR SALES OF OPERATIONS

        While management does not have any present plans to sell any of the Operating Companies, management believes that the Merger will increase shareholder value by creating a unified ownership structure that will make it easier to sell one or more of the Operating Companies should CCI decide to do so at some point in the future. From time to time, certain of the Constituent Corporations have received offers from buyers interested in purchasing operations or entire businesses of the Constituent Corporations (no such offers have been received in the last two years). The diffused and overlapping shareholder structure has made it difficult to respond effectively to such offers. The simplified shareholder structure resulting from the Merger will allow the management of CCI to more effectively engage in negotiations with potential buyers and consider attractive offers that have the potential to increase shareholder value.

INCREASED PURCHASING POWER

        The combination of entities resulting from the Merger will potentially create greater purchasing power due to increased volume and will eliminate some duplicative purchasing that currently occurs among the Operating Companies. The increased volume of purchasing will potentially reduce the cost of obtaining such items as fuel, construction materials and equipment. Currently, the Operating Companies negotiate, order and purchase on an independent basis. This has resulted in a certain amount of duplication which can be eliminated in part through the Merger.

CONSOLIDATION OF OPERATIONS

        After the Merger, the management of CCI will be in a better position to combine divisions of the Operating Companies that now have similar or identical operations. In particular, the Merger will make it possible to combine the road construction operations of Clyde and Geneva Rock. After the consummation of the Merger, the Board of Directors of CCI will consider combining other operations of the Operating Companies with a view to realizing overall cost savings.

CONSOLIDATION OF ADMINISTRATIVE FUNCTIONS

        It is anticipated that the Merger will result in cost savings to each of the Constituent Corporations generated by the elimination of certain duplicative management and administrative functions now being carried out separately by each of the Constituent Corporations. In particular, the Merger will make it possible to explore the consolidation of the various separate financial accounting systems now used by the Constituent Corporations, resulting in potential cost savings. Also, the Merger will allow Utah Service and Beehive Insurance to enjoy the benefits of the human resource departments that have been developed by Clyde and Geneva Rock. Utah Service and Beehive Insurance have not had the financial capacity to invest in a large and well-developed human resources department to the extent of Clyde and Geneva Rock. The Merger will make it possible to spread these and other administrative benefits to all the employees of the various Constituent Corporations.

POTENTIAL TAX SAVINGS

        As a consequence of the Merger, taxable dividends to CCI and Clyde from the other Constituent Corporations will be eliminated, resulting in tax savings to CCI and Clyde. It is anticipated that the Merger will produce some tax savings for the Constituent Corporations as a whole. This is primarily due to the elimination of sales tax on certain intercompany transactions and the fact that, after the consummation of the Merger, CCI will file consolidated tax returns for federal and state tax purposes on behalf of itself and all of the Constituent Corporations, eliminating the necessity for each Operating Company to pay a separate corporate tax on earnings.

TASK FORCE

        In order to facilitate the Merger, an informal working group of shareholders of the Constituent Corporations (the "Task Force") was formed for the purpose of considering and making recommendations to the Boards of Directors of each Constituent Corporation with respect to the economic and other terms of the Merger. The Task Force is comprised of (i) David E. Salisbury, who is a director of Clyde and the husband of Carol C. Salisbury, who is the President and a director of CCI and the Secretary, Treasurer and a director of Beehive Insurance, (ii) Hal M. Clyde, who is a director of Utah Service and Beehive Insurance, (iii) Wilford W. Clyde, who is the President and General Manager of Geneva Rock and a director of Clyde, Geneva Rock and Beehive Insurance, (iv) Richard C. Clyde, who is the President and General Manager of Clyde and a director of CCI, Clyde, Geneva Rock and Beehive Insurance, (v) Paul B. Clyde, who is a Vice President of Clyde and a director of CCI, Clyde, Geneva Rock and Utah Service, (vi) David O. Cook, who is the President and a director of Utah Service, (vii) James C. Gramoll, who is a grandson of Harry S. Clyde, (viii) Steven L. Clyde, who is the Project Superintendent and a director of Clyde, (ix)
A. Ray Gammell, who is a director of Geneva Rock and Utah Service and (x) Norman
D. Clyde, who is a director of Clyde, Geneva Rock, Utah Service and Beehive Insurance. The Board of Directors of each of the Constituent Corporations has considered and approved the recommendations of the majority of the Task Force with respect to the Merger.

VALUATION REPORTS FOR OPERATING COMPANIES BY FINANCIAL ADVISOR, HOULIHAN VALUATION ADVISORS

BACKGROUND

        The Task Force requested Houlihan Valuation Advisors ("HVA") to prepare valuation reports with respect to Clyde, Geneva Rock, Utah Service and Beehive Insurance. HVA provides professional services relative to business valuations, fairness and solvency opinions, economic loss analyses and other valuation and economic issues. HVA prepared two separate valuation reports for these companies as of June 30, 1997, the first dated September 12, 1997 (the "First HVA Report") and the second dated October 23, 1997 (the "Second HVA Report"). Both the First HVA Report and the Second HVA Report resulted in the same valuations for each of Geneva Rock, Utah Service and Beehive Insurance. The Second HVA Report resulted in a different valuation for Clyde, as explained below. These reports were submitted to the Board of Directors of Clyde, Geneva Rock, Utah Service and Beehive Insurance.

        The First HVA Report was prepared valuing each of Clyde, Geneva Rock, Utah Service and Beehive Insurance as a stand alone entity. This approach took into account certain tax liabilities that would be incurred by Clyde with respect to Geneva Rock Common Stock owned by Clyde in the event Clyde and its assets were to be liquidated. Pursuant to this valuation approach, HVA estimated the fair market enterprise value of Clyde Common Stock as follows: (i) book value was estimated at $370 per share for a total value of $34,947,000 and assigned a weight of 0% in the final calculation; (ii) liquidation value was estimated at $533 per share for a total value of $50,400,000 and assigned a weight of 40% in the final calculation; (iii) the price-earnings method yielded a value of $546 per share for a total value of $51,604,000 and was assigned a weight of 10% in the final calculation; (iv) the price to cash flow method yielded a value of $544 per share for a total value of $51,417,000 and was assigned a weight of 10% in the final calculation; (v) the price to revenue method yielded a value of $429 per share for a total value of $40,561,000 and was assigned a weight of 0% in the final calculation; (vi) the price to book value method yielded a value of $545 per share for a total value of $51,554,000 was assigned a weight of 10% in the final calculation; and (vii) income value was estimated at $479 per share for a total value of $45,332,000 and was assigned a weight of 30% in the final calculation. Based on the foregoing estimated values and weights, the fair market enterprise value of the Clyde Common Stock as of June 30, 1997 was estimated to be $520 per share for a total value of $49,200,000.

        The Second HVA Report was prepared valuing each of Clyde, Geneva Rock, Utah Service and Beehive Insurance based on the assumption that they would be combining in a tax free transaction where Clyde would not be liquidated and would incur no tax liabilities with respect to its Geneva Rock Common Stock. In this second valuation, all the various valuation methods were considered, but the liquidation method was given 100% weight because this method resulted in a significantly higher value than the other methods which assume a going concern. Based on this second approach the fair market enterprise value of Clyde as of June 30, 1997 was estimated to be $657 per share for a total value of $62,100,000.

VALUATIONS OF OPERATING COMPANIES

        The valuation of each Operating Company is described below.

        CLYDE. As explained above, the Second HVA Report for Clyde estimated the fair market enterprise value of Clyde Common Stock as of June 30, 1997 to be $657 per share for a total value of $62,100,000.

        GENEVA ROCK. Both the First HVA Report and the Second HVA Report estimated the fair market enterprise value of Geneva Rock Common Stock as follows: (i) book value was estimated at $2,623 per share for a total value of $57,179,000 and assigned a weight of 0% in the final calculation; (ii) liquidation value was estimated at $4,162 per share for a total value of $90,730,000 and assigned a weight of 10% in the final calculation; (iii) the price-earnings method yielded a value of $4,963 per share for a total value of $108,203,000 and was assigned a weight of 10% in the final calculation; (iv) the price to cash flow method yielded a value of $4,666 per share for a total value of $101,732,000 and was assigned a weight of 10% in the final calculation; (v) the price to revenue method yielded a value of $4,626 per share for a total value of $100,865,000 and was assigned a weight of 10% in the final calculation; (vi) the price to book value method yielded a value of $4,304 per share for a total value of $93,831,000 and was assigned a weight of 10% in the final calculation; and (vii) income value was estimated at $4,740 per share for a total value of $103,339,000 and was assigned a weight of 50% in the final calculation. Based on the foregoing estimated values and weights, the fair market enterprise value of the Geneva Rock Common Stock as of June 30, 1997 was estimated to be $4,633 per share for a total value of $101,206,000 and rounded to $101,000,000.

        UTAH SERVICE. Both the First HVA Report and the Second HVA Report estimated the fair market enterprise value of Utah Service Common Stock as follows: (i) book value was estimated at $668 per share for a total value of $3,614,500 and assigned a weight of 0% in the final calculation; (ii) liquidation value was estimated at $756 per share for a total value of $4,090,000 and assigned a weight of 10% in the final calculation; (iii) the price-earnings method yielded a value of $1,009 per share for a total value of $5,459,500 and was assigned a weight of 10% in the final calculation; (iv) the price to cash flow method yielded a value of $653 per share for a total value of $3,533,000 and was assigned a weight of 10% in the final calculation; (v) the price to revenue method yielded a value of $676 per share for a total value of $3,658,100 and was assigned a weight of 10% in the final calculation; (vi) the price to book value method yielded a value of $856 per share for a total value of $4,635,600 and was assigned a weight of 10% in the final calculation; and
(vii) income value was estimated at $892 per share for a total value of $4,830,100 and was assigned a weight of 50% in the final calculation. Based on the foregoing estimated values and weights, the fair market enterprise value of the Utah Service Common Stock as of June 30, 1997 was estimated to be $841 per share for a total value of $4,552,800 and rounded to $4,550,000.

        BEEHIVE INSURANCE. Both the First HVA Report and the Second HVA Report estimated the fair market enterprise value of Beehive Insurance Common Stock as follows: (i) book value was estimated at $17.63 per share for a total value of $378,900 and assigned a weight of 0% in the final calculation; (ii) the price-earnings method yielded a value of $88.14 per share for a total value of $1,893,800 and was assigned a weight of 20% in the final calculation; (iii) the price to cash flow method yielded a value of $68.87 per share for a total value of $1,479,900 and was assigned a weight of 20% in the final calculation; (iv) the price to revenue method yielded a value of $23.71 per share for a total value of $509,400 and was assigned a weight of 0% in the final calculation; (v) the price to book value method yielded a value of $25.89 per share for a total value of $556,200 and was assigned a weight of 0% in the final calculation; and
(vi) income value was estimated at $86.95 per share for a total value of $1,868,200 and was assigned a weight of 60% in the final calculation. Based on the foregoing estimated values and weights, the fair market enterprise value of Beehive Insurance Common Stock as of June 30, 1997 was estimated to be $83.77 per share for a total value of $1,795,700 and rounded to $1,800,000.

VALUATION OF CCI BY TASK FORCE

        Since CCI's only assets are cash and the shares of common stock it owns in the Operating Companies, the Task Force did not request HVA to prepare a valuation report for CCI. Prior to December 31, 1997, CCI intends to pay a dividend to its shareholders equal to all cash currently held by CCI, less the amount of the tax liabilities and other expenses that CCI will incur in connection with the Merger. Accordingly, the Task Force determined the value of CCI Common Stock to be equal to the total value of the shares of the Operating Companies owned by CCI. Based on the HVA valuations described above, the Task Force determined that the total value of the shares of the Operating Companies owned by CCI is approximately $44,610,187, which results in a valuation of approximately $19.36 per share of CCI Common Stock. For the purpose of establishing the exchange ratios in the Merger, the Task Force discounted the above per share valuation for CCI by 25% to $14.52 per share to reflect the value of minority shareholder interest. Based on this valuation and in anticipation of the Merger, in November 1997 each outstanding share of CCI Common Stock was converted into 40 shares, and presently there are 2,303,920 outstanding shares of CCI Common Stock.

RECOMMENDATION OF TASK FORCE

        All members of the Task Force, except James C. Gramoll, recommended to the Board of Directors of each of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance that the Second HVA Report be accepted for the purpose of determining the exchange ratios in the Merger. It is the position of James C. Gramoll that the First HVA Report with respect to Clyde (reflecting the tax liability which would be incurred by Clyde with respect to its

Geneva Rock Common Stock in the event Clyde were to be liquidated) should be the basis for calculating the exchange ratios in the Merger. The Boards of Directors of each of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance considered and approved the majority Task Force recommendation to use the Second HVA Report for the purpose of determining the exchange ratios in the Merger.

        As described above, each of the valuation reports were prepared by HVA on the assumption that HVA was valuing a controlling interest. In light of this, the Task Force recommended to the Boards of Directors of each of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance that a discount of 25% be applied to each of the valuations to reflect the value of a minority shareholder interests. This discount would reflect the inability of minority shareholders to sell or liquidate the applicable company, mandate the payment of dividends or otherwise change or effectuate corporate policies. Although HVA recommended that a discount of 30% be applied to reflect minority shareholder interest, the Board of Directors of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance determined to accept the 25% valuation discount recommended by the Task Force. Based on this discount, for the purpose of establishing the exchange ratios in the Merger, the per share valuation of a share of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance Common Stock would be $14.52, $492.63, $3,474.45, $630.43 and $62.83, respectively.

LIMITATIONS ON HVA VALUATIONS

        HVA did not express any opinion as to what the value of CCI Common Stock will be when issued to the shareholders of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance pursuant to the Merger or the prices at which CCI Common Stock will actually trade at any time (there is no trading market for such shares and it is not anticipated that a trading market will develop). The full text of the Second HVA Report with respect to any Operating Company can be obtained by sending a written request to the Secretary of such Operating Company.

        In preparing its valuations, HVA used information provided by each of Clyde, Geneva Rock, Utah Service and Beehive Insurance, respectively. The management of each of the foregoing companies represented to HVA that the information provided was reasonably complete and accurate. HVA did not make independent examinations of any financial statements or other information prepared by the management of any of the foregoing companies which was relied upon and, accordingly, HVA made no representations or warranties and did not express any opinion regarding the accuracy or reasonableness of such financial statements and other information. All of the information made available to HVA was carefully analyzed and reasonable attempts were made by HVA to find additional information which would be helpful in the valuation study.

        Financial projections utilized in the First and Second HVA Reports were prepared based on analysis of each respective company's historical operating results and conversations with the management of each respective company. FORECASTING THE FUTURE IS AT BEST A DIFFICULT AND TENUOUS PROCESS. THERE WILL UNDOUBTEDLY BE DISPARITIES BETWEEN THE PROJECTED FIGURES AND ACTUAL RESULTS, SINCE EVENTS AND CIRCUMSTANCES FREQUENTLY DO NOT OCCUR AS EXPECTED, AND THOSE DISPARITIES MAY BE MATERIAL. THE HVA VALUATION REPORTS DO NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF ANY OF THE CONSTITUENT CORPORATIONS AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT ANY OF THE SPECIAL MEETINGS OF ANY CONSTITUENT CORPORATION.

        Both the First HVA Report and the Second HVA Report were prepared for the specific purpose of valuing the common stock of Clyde, Geneva Rock, Utah Service and Beehive Insurance on an enterprise value basis pursuant to the proposed Merger. In arriving at its valuations of the fair market enterprise value (assuming controlling interest) of the common stock of each of Clyde, Geneva Rock, Utah Service and Beehive Insurance, HVA defined "fair market value" as that value at which a willing buyer and willing seller, neither being compelled to act and both being well informed of the relevant facts and conditions which might be anticipated, would effect a sale of an asset at "arm's length" on a given date. HVA's valuation study was undertaken using widely accepted principles of financial analysis and valuation. In particular, the book value, liquidation value, market value, and income value methods of valuation were utilized in arriving at an estimate of the fair market enterprise value of the common stock of Clyde, Geneva Rock, Utah Service and Beehive Insurance.

        Valuation is an imprecise science, and HVA has not purported to be a guarantor of the valuations set forth in the Valuation Reports. Value is a question of informed judgment, and reasonable persons can differ in their estimates of value. HVA has certified that the First HVA Report and the Second HVA Report were conducted and the conclusions arrived at independently using conceptually sound and commonly accepted methods of valuation.

        Neither HVA or its principals have any present or intended interest in any of the Constituent Corporations. HVA's fees for providing the Valuation Reports are based on professional time charges, and are in no way contingent upon the final valuation figures. The actual fees paid to HVA for the performance of the valuations amounted to approximately $20,000.

EXCHANGE RATIOS

        The exchange ratios at which shares of common stock of Clyde, Geneva Rock, Utah Service and Beehive Insurance will be exchanged for shares of CCI Common Stock were determined by the Task Force and approved by the Board of Directors of each Constituent Corporation. The exchange ratios were determined by dividing the discounted value determined by HVA for each share of common stock of Clyde, Geneva Rock, Utah Service and Beehive Insurance, respectively, by $14.52, the amount which the Task Force determined to be the discounted per share value of CCI Common Stock. This resulted in an exchange ratio of (i) 33.93 shares of CCI Common Stock for each outstanding share of Clyde Common Stock,
(ii) 239.27 shares of CCI Common Stock for each outstanding share of Geneva Rock Common Stock, (iii) 43.43 shares of CCI Common Stock for each outstanding share of Utah Service Common Stock and (iv) 4.33 shares of CCI Common Stock for each outstanding share of Beehive Insurance Common Stock, respectively.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

        Shareholders of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance should be aware that certain directors and executive officers of each of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance have interests in the Merger that are in addition to the interests as shareholders generally and which may create potential conflicts of interest. These interests include, among other things, the following: (i) certain directors and executive officers of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance are related family members; (ii) certain directors and executive officers of each of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance will be directors and/or executive officers of CCI; (iii) certain directors and executive officers of CCI may be deemed to be principal shareholders of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance Common Stock; (iv) Richard C. Clyde will enter into an employment agreement with CCI; (v) the shareholders of CCI as constituted prior to the Merger will enter into a ten year Voting Agreement with respect to the election of CCI directors and certain other matters; and (vi) David E. Salisbury, a director of Clyde, is a shareholder of the law firm of Van Cott, Bagley, Cornwall & McCarthy, which has represented each of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance in connection with the Merger. These interests are more fully described below.

CLYDE FAMILY TREE

        For ease of reference, the following sets forth the family relationships among members of the W.W. Clyde family that are currently serving on the Task Force or as officers or directors of the Constituent Corporations. The three brothers involved in the founding of the various Constituent Corporations were W.W. Clyde, Edward Clyde and Harry S. Clyde.

        W.W. CLYDE FAMILY. The children of W.W. Clyde whose names or whose children's names appear elsewhere in this Proxy Statement/Prospectus are Cornell Clyde (deceased), Blaine Clyde (deceased), William R. Clyde, Ila C. Cook, Louise
C. Gammell and Carol C. Salisbury. The spouses, children and grandchildren of the foregoing whose names appear elsewhere in this Proxy Statement/Prospectus are as follows:

               (i) CORNELL CLYDE. Richard C. Clyde is the son of Cornell Clyde; Jeffrey R. Clyde is the son of Richard C. Clyde.

               (ii) BLAINE CLYDE. Paul B. Clyde and Wilford W. Clyde are each sons of Blaine Clyde.

               (iii) WILLIAM R. CLYDE. Steven L. Clyde is the son of William R. Clyde.

               (iv) ILA C. COOK. David O. Cook is the son of Vernon O. and Ila
               C. Cook.

               (v) LOUISE C. GAMMELL. B. Clyde Gammell and A. Ray Gammell are each sons of Louise C. Gammell.

               (vi) CAROL C. SALISBURY. David E. Salisbury is the husband of Carol C. Salisbury.

        EDWARD CLYDE FAMILY. The children of Edward Clyde whose names appear elsewhere in this Proxy Statement/Prospectus are Hal M. Clyde and Norman D. Clyde. The children of the foregoing whose names appear elsewhere in this Proxy Statement/Prospectus are as follows:

               (i)  HAL M. CLYDE.  H. Michael Clyde is the son of Hal M. Clyde.

               (ii) NORMAN D. CLYDE. Tawna Clyde Smith is the daughter of Norman
               D. Clyde.

        HARRY S. CLYDE FAMILY. The only descendant of Harry S. Clyde whose name appears elsewhere in this Proxy Statement/Prospectus is James C. Gramoll, who is a grandson of Harry S. Clyde.

FAMILY RELATIONSHIPS; INTERRELATED MANAGEMENT AND STOCK OWNERSHIP

        Carol C. Salisbury is the President and a director of CCI and the Secretary and Treasurer and a director of Beehive Insurance. After the consummation of the Merger, Ms. Salisbury will become the Secretary and Treasurer of CCI. Ms. Salisbury is the wife of David E. Salisbury, who is currently a director of Clyde; a sister of William R. Clyde, Ila C. Cook and Louise C. Gammell; and an aunt of Richard C. Clyde, Paul B. Clyde, Wilford W. Clyde, Steven L. Clyde, David O. Cook, A. Ray Gammell and B. Clyde Gammell. As of the Record Date, Ms. Salisbury may be deemed to beneficially own or control
(i) 122,360 shares or approximately 5.31% of the outstanding CCI Common Stock;
(ii) 34,275 shares or approximately 36.25% of the outstanding Clyde Common Stock; (iii) 12,308 shares or approximately 56.45% of the outstanding Geneva Rock Common Stock; (iv) 1,946 shares or approximately 35.95% of the outstanding Utah Service Common Stock; and (v) 4,389 shares or approximately 20.43% of the outstanding Beehive Insurance Common Stock. Upon the consummation of the Merger, Ms. Salisbury may be deemed to beneficially own or control 215,988 shares or approximately 1.95% of the outstanding CCI Common Stock. See "Clyde Companies, Inc.--Principal Shareholders of CCI Prior to Consummation of the Merger", "Clyde Companies, Inc.--Principal Shareholders of CCI Upon Consummation of the Merger", "Clyde--Principal Shareholders of Clyde", "Geneva Rock--Principal Shareholders of Geneva Rock", "Utah Service--Principal Shareholders of Utah Service" and "Beehive Insurance--Principal Shareholders of Beehive Insurance".

        Ila C. Cook is Vice President and a director of CCI. Ms. Cook is the wife of Vernon O. Cook, who is currently the Chairman of the Board of Utah Service, the mother of David O. Cook, who is currently the President, Chief Executive Officer and a director of Utah Service; the sister of William R. Clyde, Louise C. Gammell and Carol C. Salisbury; and an aunt of Richard C. Clyde, Paul B. Clyde, Wilford W. Clyde, Steven L. Clyde, A. Ray Gammell and B. Clyde Gammell. As of the Record Date, Ms. Cook may be deemed to beneficially own or control (i) 31,935 shares or approximately 33.78% of the outstanding Clyde Common Stock; (ii) 4,727 shares or approximately 21.68% of the outstanding Geneva Rock Common Stock; (iii) 2,019 shares or approximately 37.30% of the outstanding Utah Service Common Stock; and (iv) 4,388 shares or approximately 20.42% of the outstanding Beehive Insurance Common Stock. Upon the consummation of the Merger, Ms. Cook may be deemed to beneficially own or control 17,398 shares or less than 1% of the outstanding CCI Common Stock. See "Clyde--Principal Shareholders of Clyde", "Geneva Rock--Principal Shareholders of Geneva Rock", "Utah Service--Principal Shareholders of Utah Service" and "Beehive Insurance--Principal Shareholders of Beehive Insurance".

        William R. Clyde is Vice President of CCI and a director of CCI, Clyde, Geneva Rock and Utah Service. William R. Clyde is the father of Steven L. Clyde, who is currently the Project Superintendent and a director of Clyde, and the brother of Ila C. Cook, Louise C. Gammell and Carol C. Salisbury; and an uncle of Richard C.

Clyde, Paul B. Clyde, Wilford W. Clyde, David O. Cook, A. Ray Gammell and B. Clyde Gammell. As of the record Date, Mr. Clyde may be deemed to beneficially own or control (i) 180,160 shares or approximately 7.82% of the outstanding CCI Common Stock; (ii) 32,040 shares or approximately 33.89% of the outstanding Clyde Common Stock; (iii) 12,335 shares or approximately 56.58% of the outstanding Geneva Rock Common Stock; (iv) 1,712 shares or approximately 31.63% of the outstanding Utah Service Common Stock; and (v) 4,004 shares or approximately 18.63% of the outstanding Beehive Insurance Common Stock. Upon the consummation of the Merger, Mr. Clyde may be deemed to beneficially own or control 192,585 shares or approximately 1.74% of the outstanding CCI Common Stock. See "Clyde Companies, Inc.--Principal Shareholders of CCI Prior to Consummation of the Merger", "Clyde Companies, Inc.--Principal Shareholders of CCI Upon Consummation of the Merger", "Clyde--Principal Shareholders of Clyde", "Geneva Rock--Principal Shareholders of Geneva Rock", "Utah Service--Principal Shareholders of Utah Service" and "Beehive Insurance--Principal Shareholders of Beehive Insurance".

        Louise C. Gammell is currently Secretary and Treasurer of CCI and a director of CCI and Utah Service. Ms. Gammell is the mother of A. Ray Gammell, who is currently the Vice President and a director of Utah Service and a director of Geneva Rock, and of B. Clyde Gammell, who is currently the Vice President and a director of Beehive Insurance; the sister of William R. Clyde, Ila C. Cook and Carol C. Salisbury; and an aunt of Richard C. Clyde, Paul B. Clyde, Wilford W. Clyde, Steven L. Clyde and David O. Cook. As of the Record Date, Ms. Gammell may be deemed to beneficially own or control (i) 269,120 shares or approximately 11.68% of the outstanding CCI Common Stock; (ii) 34,255 shares or approximately 36.25% of the outstanding Clyde Common Stock; (iii) 4,726 shares or approximately 21.68% of the outstanding Geneva Rock Common Stock; (iv) 300 shares or approximately 5.54% of the outstanding Utah Service Common Stock; and (v) 3,969 shares or approximately 18.47% of the outstanding Beehive Insurance Common Stock. Upon the consummation of the Merger, Ms. Gammell may be deemed to beneficially own or control 369,491 shares or approximately 3.34% of the outstanding CCI Common Stock. See "Clyde Companies, Inc.--Principal Shareholders of CCI Prior to Consummation of the Merger", "Clyde Companies, Inc.--Principal Shareholders of CCI Upon Consummation of the Merger", "Clyde--Principal Shareholders of Clyde", "Geneva Rock--Principal Shareholders of Geneva Rock", "Utah Service--Principal Shareholders of Utah Service" and "Beehive Insurance--Principal Shareholders of Beehive Insurance".

        Paul B. Clyde is the Vice President of Construction of Clyde and a director of CCI, Clyde, Geneva Rock and Utah Services. Mr. Clyde is the brother of Wilford W. Clyde, who will become the Vice President and Chief Operating Officer of CCI after consummation of the Merger, the President and a director of Geneva Rock, and a director of Clyde and Beehive Insurance; and a nephew of William R. Clyde, Ila C. Cook, Louise C. Gammell and Carol C. Salisbury. As of the Record Date, Mr. Clyde may be deemed to beneficially own or control (i) 72,320 shares or approximately 3.14% of the outstanding CCI Common Stock; (ii) 33,660 shares or approximately 35.60% of the outstanding Clyde Common Stock;
(iii) 12,831 shares or approximately 58.85% of the outstanding Geneva Rock Common Stock; (iv) 1,719 shares or approximately 31.76% of the outstanding Utah Service Common Stock; and (v) 3,768 shares or approximately 17.54% of the outstanding Beehive Insurance Common Stock. Upon the consummation of the Merger, Mr. Clyde may be deemed to beneficially own or control 178,004 shares or approximately 1.61% of the outstanding CCI Common Stock. See "Clyde Companies, Inc.--Principal Shareholders of CCI Prior to Consummation of the Merger", "Clyde Companies, Inc.--Principal Shareholders of CCI Upon Consummation of the Merger", "Clyde--Principal Shareholders of Clyde", "Geneva Rock--Principal Shareholders of Geneva Rock", "Utah Service--Principal Shareholders of Utah Service" and "Beehive Insurance--Principal Shareholders of Beehive Insurance".

        Richard C. Clyde is a director of CCI and after the consummation of the Merger will become the President and Chief Executive Officer of CCI. Mr. Clyde is also the President and General Manager of Clyde and a director of Clyde, Geneva Rock and Beehive Insurance. Mr. Clyde is the father of Jeffrey R. Clyde, who is currently the Contracts Manager and a director of Clyde; and a nephew of William R. Clyde, Ila C. Cook, Louise C. Gammell and Carol C. Salisbury. As of the Record Date, Mr. Clyde may be deemed to beneficially own or control (i) 115,200 shares or approximately 5.00% of the outstanding CCI Common Stock; (ii) 34,535 shares or approximately 36.53% of the outstanding Clyde Common Stock;
(iii) 12,366 shares or approximately 56.72% of the outstanding Geneva Rock Common Stock; (iv) 1,720 shares or approximately 31.78% of the outstanding Utah Service Common Stock; and (v) 4,200 shares or approximately 19.55% of the outstanding Beehive Insurance Common Stock. Upon the consummation of the Merger, Mr. Clyde may be deemed to beneficially own or control 220,894 shares or approximately 2.00% of the outstanding CCI Common Stock. See "Clyde Companies, Inc.--Principal Shareholders of CCI Prior to Consummation of the Merger", "Clyde Companies, Inc.--Principal Shareholders of CCI Upon Consummation of the Merger", "Clyde--Principal Shareholders of Clyde", "Geneva Rock--Principal Shareholders of Geneva Rock", "Utah Service--Principal Shareholders of Utah Service" and "Beehive Insurance--Principal Shareholders of Beehive Insurance".

        Wilford W. Clyde will become the Chief Operating Officer of CCI after the consummation of the Merger. Mr. Clyde is currently the President of Geneva Rock and a director of Clyde, Geneva Rock and Beehive Insurance. Mr. Clyde is the brother of Paul B. Clyde, who is currently Vice President of Construction of Clyde and a director of Clyde, CCI, Geneva Rock and Utah Service; and a nephew of William R. Clyde, Ila C. Cook, Louise C. Gammell and Carol C. Salisbury. As of the Record Date, Mr. Clyde may be deemed to beneficially own or control (i) 72,320 shares or approximately 3.14% of the outstanding CCI Common Stock; (ii) 1,675 shares or approximately 1.77% of the outstanding Clyde Common Stock; (iii) 7,804 shares or approximately 35.79% of the outstanding Geneva Rock Common Stock; (iv) 21 shares or approximately 0.39% of the outstanding Utah Service Common Stock; and (v) 58 shares or approximately 0.27% of the outstanding Beehive Insurance Common Stock. Upon the consummation of the Merger, Mr. Clyde may be deemed to beneficially own or control 183,673 shares or approximately 1.66% of the outstanding CCI Common Stock. See "Clyde Companies, Inc.--Principal Shareholders of CCI Upon Consummation of the Merger", "Clyde--Principal Shareholders of Clyde", "Geneva Rock--Principal Shareholders of Geneva Rock" and "Beehive Insurance--Principal Shareholders of Beehive Insurance".

        H. Michael Clyde has agreed to become a director of CCI upon consummation of the Merger. Mr. Clyde is the son of Hal M. Clyde, who is currently a director of Utah Service and Beehive Insurance; and a nephew of Norman D. Clyde, who is currently a director of Utah Service, Clyde, Geneva Rock, and Beehive Insurance. As of the Record Date, Mr. Clyde may be deemed to beneficially own or control (i) 500 shares or approximately 0.53% of the outstanding Clyde Common Stock and (ii) 25 shares or approximately 0.11% of the outstanding Geneva Rock Common Stock. Upon the consummation of the Merger, Mr. Clyde may be deemed to beneficially own or control 22,946 shares or less than 1% of the outstanding CCI Common Stock.

        Tawna Clyde Smith has agreed to become a director of CCI upon consummation of the Merger. Ms. Smith is the daughter of Norman D Clyde, who is currently a director of Utah Service, Clyde, Geneva Rock, and Beehive Insurance; and a niece of Hal M. Clyde, who is currently a director of Utah Service and Beehive Insurance. As of the Record Date, Ms. Smith may be deemed to beneficially own or control (i) 500 shares or approximately 0.53% of the outstanding Clyde Common Stock and (ii) 100 shares or approximately 0.47% of the outstanding Beehive Insurance Common Stock. Upon the consummation of the Merger, Ms. Smith may be deemed to beneficially own or control 17,398 shares or less than 1% of the outstanding CCI Common Stock.

EMPLOYMENT AGREEMENT

        It is contemplated that upon consummation of the Merger, CCI will enter into an employment agreement with Richard C. Clyde pursuant to which Richard C. Clyde will be employed as President and Chief Executive Officer for a term of three years from the 1998 annual shareholders meeting of CCI. The employment agreement will provide for a minimum annual base salary of $110,000 for Richard
C. Clyde and a discretionary annual incentive bonus in an amount as the Board of Directors of CCI may determine. The employment agreement will also provide that if Richard C. Clyde is terminated by CCI prior to the end of the term of employment, other than for cause, death or disability, CCI will pay Richard C. Clyde an amount equal to his annual salary multiplied by the number of years remaining under the term of the employment agreement. See also "Clyde Companies, Inc.--Employment Agreement."

VOTING AGREEMENT

        On all matters with respect to which CCI's shareholders have a right to vote, including the election of directors, each share of CCI Common Stock is entitled to one vote. The Original CCI Shareholders have entered into a 10-year Voting Agreement for the purpose of controlling the voting of the 2,303,920 shares of CCI Common Stock owned by the Original CCI Shareholders on the Record Date, representing approximately 33.20% of the shares of CCI Common Stock to be outstanding upon consummation of the Merger. So long as the Voting

Agreement is in place, such original CCI shareholders may have the ability (subject to the restrictions in CCI's Bylaws relating to the configuration of its Board of Directors) to elect the entire Board of Directors of CCI and determine the outcome of all matters involving a shareholder vote. Control of CCI by such original CCI shareholders could make it more difficult for a third party to acquire, or could discourage a third party from attempting to acquire, control of CCI. See "Clyde Companies, Inc.--Voting Agreement."

LACK OF SEPARATE LEGAL REPRESENTATION

        The law firm of Van Cott, Bagley, Cornwall & McCarthy ("Van Cott") previously has represented each of the Constituent Corporations, as well as certain individual Task Force members, directors, officers and shareholders of the Constituent Corporations. Because each Constituent Corporation is affiliated through family relationships, interconnected Boards of Directors and cross stock ownership, and in an effort to reduce the costs of the Merger, the Boards of Directors of each Constituent Corporation determined to use Van Cott to represent all of the Constituent Corporations in connection with the Merger and the transactions contemplated thereby, including the preparation of this joint Proxy Statement/Prospectus. Van Cott did not represent any Constituent Corporation or individual separately in negotiating the exchange ratios or any of the other terms or provisions of the Merger Agreement, nor did Van Cott undertake any due diligence investigation with respect to any Constituent Corporation, such as an investigation of the validity of the outstanding shares of the Constituent Corporations, or the status of legal agreements, pending legal proceedings or other legal matters with respect to the Constituent Corporations. Such representation by Van Cott involves a conflict of interest to the extent that the interest of one Constituent Corporation in the Merger may be separate from or opposed to the interest of the other Constituent Corporations or individuals (mentioned above) who may also be clients of Van Cott. Because of such conflicts of interest, Van Cott obtained a written waiver of such conflicts from the Boards of Directors of each Constituent Corporation and certain individual shareholders, pursuant to which each corporation and individual shareholder acknowledged the existence of the conflicts of interest, waived any objection thereto and agreed to Van Cott's representation of all of the Constituent Corporations. David E. Salisbury, who is a shareholder of Van Cott, was a member of the Task Force that negotiated the pertinent terms and provisions of the Merger Agreement, including the exchange ratios. Mr. Salisbury participated on the Task Force in his capacity as a director of Clyde, and as a direct or indirect owner of shares of Common Stock of the Constituent Corporations. See also "Risk Factors--Lack of Separate Legal Representation".

ACCOUNTING TREATMENT

        For accounting and financial reporting purposes, it is expected that the Merger will be accounted for in a manner similar to a "pooling of interests." Under this method of accounting, the previously recorded assets and liabilities of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance prior to the consummation of the Merger will be carried forward to CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance, respectively, subsequent to the consummation of the Merger, at their recorded amounts; income and expenses of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance subsequent to the consummation of the Merger would include income and expenses of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance, respectively, for the entire fiscal year in which the Merger occurs.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

        The firm of Grant Thornton LLP, independent accountants, has rendered an opinion to the Constituent Corporations and their shareholders regarding certain federal income tax consequences of the Merger, as described below. The following discussion summarizes certain of the principal federal income tax considerations associated with the Merger under the Internal Revenue Code of 1986, as amended (the "Code"), to holders who hold shares of CCI, Clyde, Geneva Rock, Utah Service or Beehive Insurance Common Stock as capital assets. As it is not feasible to describe all of the tax consequences associated with the Merger, each shareholder should consult his or her tax advisor with respect to the tax consequences of the Merger applicable to his or her specific circumstances. The following summary is based on the Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. There can be no assurance that future legislative, judicial or administrative changes or interpretations will not adversely affect the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences of the

Merger to CCI, Clyde, Geneva Rock, Utah Service or Beehive Insurance and their respective shareholders. Furthermore, the following discussion addresses only certain federal income tax matters and does not consider any state, local or foreign tax consequences of the Merger.

        Neither CCI nor Clyde, Geneva Rock, Utah Service or Beehive Insurance has requested or will request any ruling from the Internal Revenue Service ("IRS") in connection with the Merger. However, the Merger has been structured with the intention that it qualify as (i) a transfer to a controlled corporation described in Section 351 of the Code and/or as (ii) a reorganization under
Section 368(a)(1)(B) of the Code.

        Assuming the Merger qualifies under Section 351 of the Code or the Merger is treated as a reorganization under the Code, the following federal income tax consequences, among others, generally will apply to shareholders of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance:

        (i) No gain or loss will be recognized by a holder of Clyde, Geneva Rock, Utah Service or Beehive Insurance Common Stock with respect to the receipt of CCI Common Stock in exchange for such Clyde, Geneva Rock, Utah Service or Beehive Insurance Common Stock pursuant to the Merger (except with respect to any cash received in lieu of fractional shares of CCI Common Stock).

        (ii) The aggregate tax basis of CCI Common Stock received by each holder of Clyde, Geneva Rock, Utah Service or Beehive Insurance Common Stock will be the same as the aggregate tax basis of the Clyde, Geneva Rock, Utah Service or Beehive Insurance Common Stock received by such shareholder in the Merger, decreased by the amount of any tax basis allocable to fractional shares of CCI Common Stock in lieu of which cash will be paid.

        (iii) The holding period of CCI Common Stock received by each holder of Clyde, Geneva Rock, Utah Service or Beehive Insurance Common Stock will include the period for which the Clyde, Geneva Rock, Utah Service or Beehive Insurance Common Stock received in exchange therefor was considered to be held, provided the Clyde, Geneva Rock, Utah Service or Beehive Insurance Common Stock so received is held as a capital asset at the effective time of the Merger.

        (iv) Payment received by holders of Clyde, Geneva Rock, Utah Service or Beehive Insurance Common Stock in lieu of fractional shares of CCI Common Stock will be treated as payment in redemption of such fractional shares and, provided that the redeemed interest is held as a capital asset at the effective time of the Merger, will generally result in the recognition of capital gain or loss by such holders measured by the difference between the amount received and the tax basis allocable to such fractional shares.

        Each holder of Clyde, Geneva Rock, Utah Service or Beehive Insurance Common Stock who receives cash in lieu of a fractional interest will recognize gain or loss as of the effective time of the Merger equal to the difference between the amount of cash received and the portion of such holder's adjusted tax basis in the shares of Clyde, Geneva Rock, Utah Service or Beehive Insurance Common Stock allocable to such fractional share interest. Any gain or loss generally will be capital gain or loss if such shareholder holds Clyde, Geneva Rock, Utah Service or Beehive Insurance Common Stock as a capital asset at the effective time of the Merger and will be long-term capital gain or loss if the holding period (determined as described above) for the fractional share interest deemed to be received and then redeemed is more than one year. Under recently enacted legislation, an individual holder of Clyde, Geneva Rock, Utah Service or Beehive Insurance Common Stock is generally subject to a maximum capital gains rate of 28% for Clyde, Geneva Rock, Utah Service or Beehive Insurance Common Stock held more than one year and a maximum capital gains rate of 20% for Clyde, Geneva Rock, Utah Service or Beehive Insurance Common Stock held in excess of 18 months.

        Holders of Clyde, Geneva Rock, Utah Service or Beehive Insurance Common Stock who exercise their dissenters' rights and who receive cash in exchange for their respective shares will be treated as having received such payment in redemption of such shares. In general, if such shares are held as a capital asset at the effective time of the Merger, the holder will recognize capital gain or loss measured by the difference between the amount of cash received and the holder's adjusted tax basis for the shares. If, however, the holder owns, either actually or constructively, any Clyde, Geneva Rock, Utah Service or Beehive Insurance Common Stock that is exchanged in the Merger for CCI Common Stock, the payment for dissenting shares to such holder could, in certain circumstances, be treated as dividend income. In general, under the constructive ownership rules of the Code, a holder may be considered to own stock that is owned, and in some cases constructively owned, by certain related individuals or entities, as well as stock that the holder (or related individuals or entities) has the right to acquire by exercising an option or converting a convertible security. Each holder who contemplates exercising dissenters' rights should consult such holder's own tax advisor as to the possibility that any payment to such holder will be treated as dividend income.

THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT A COMPLETE DESCRIPTION OF ALL POTENTIAL TAX CONSEQUENCES THAT MAY OCCUR AS A RESULT OF THE MERGER. SHAREHOLDERS SHOULD THEREFORE CONSULT THEIR TAX ADVISORS REGARDING THE FEDERAL TAX CONSEQUENCES OF THE MERGER, THE HOLDING AND DISPOSING OF CCI COMMON STOCK RECEIVED IN THE MERGER, AND THE TAX CONSEQUENCES OF THE MERGER ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR OTHER JURISDICTION.

REGULATORY APPROVAL

        CCI and Geneva Rock filed a notification with the Federal Trade Commission ("FTC"), pursuant to the Hart Scott Rodino Antitrust Improvement Act of 1976, requesting early termination of the waiting period required under that Act. On November 21, 1997, the FTC granted CCI's and Geneva Rock's request for early termination of the waiting period. See "The Merger Agreement--Conditions to the Merger."

FEDERAL SECURITIES LAW CONSEQUENCES

        All shares of CCI Common Stock received by Clyde, Geneva Rock, Utah Service and Beehive Insurance shareholders in the Merger will be freely transferable, except that (i) shares of CCI Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance will be restricted as described herein and (ii) shares of CCI Common Stock that are subject to the Voting Agreement described above under "Clyde Companies, Inc.--Voting Agreement" will be subject to certain restrictions thereunder. Rule 145 promulgated under the Securities Act regulates the disposition of securities of "affiliates" of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance in connection with the Merger.

        As a condition to the consummation of the Merger, CCI must receive a written Affiliates Agreement (the "Affiliates Agreement") executed by the "affiliates" of each of CCI, Clyde, Geneva Rock, Utah Service or Beehive Insurance at the time of the CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance Special Meetings (an "Affiliate") prior to the effective time of the Merger.

        Under the Affiliates Agreement, each Affiliate will agree that the Affiliate will not sell, transfer, exchange, pledge, or otherwise dispose of any shares of CCI Common Stock issued to the Affiliate in the Merger unless (i) such transaction is permitted pursuant to Rule 145 under the Securities Act, (ii) counsel representing the Affiliate, which counsel is satisfactory to CCI, shall have advised CCI in a written opinion letter that no registration under the Securities Act would be required in connection with the proposed sale, transfer or other disposition, (iii) a registration statement under the Securities Act covering CCI Common Stock proposed to be sold, transferred or otherwise disposed of shall have been filed with the SEC and made effective under the Securities Act, or (iv) an authorized representative of the SEC shall have rendered written advice to the Affiliate (sought by the Affiliate or counsel to the Affiliate) to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to the proposed disposition if consummated. CCI is under no obligation to register the sale, transfer or other disposition of CCI Common Stock under the Securities Act or to take any other action necessary to make compliance with an exemption from such registration available.

        Under the Affiliate Agreement, CCI will issue appropriate stop transfer instructions to the transfer agent for the shares of CCI Common Stock that are to be received by such Affiliate and will place restrictive legends on the certificates evidencing such CCI Common Stock.

                              THE MERGER AGREEMENT

GENERAL

        The description of the material terms and conditions of the Merger Agreement and any related documents in this Proxy Statement/Prospectus is qualified in its entirety by reference to the copy of the Merger Agreement attached hereto as Annex A. Shareholders of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance are urged to read the Merger Agreement in their entirety for a more complete description of the terms of such agreements.

CONVERSION OF SHARES

        At the Effective Time, each outstanding share of the Operating Companies except (i) those shares of the Operating Companies owned by CCI, (ii) those shares of Geneva Rock owned by Clyde, which will be distributed as a dividend to CCI and (iii) to the extent that the holders of shares of Clyde Common Stock, Geneva Rock Common Stock, Utah Service Common Stock or Beehive Insurance Common Stock duly elect to exercise their dissenters' rights under Part 13 of the URBCA) will be converted into shares of CCI Common Stock equal to (i) in the case of Clyde Common Stock, 33.93 shares of CCI Common Stock, (ii) in the case of Geneva Rock Common Stock, 239.27 shares of CCI Common Stock, (iii) in the case of Utah Service Common Stock, 43.43 shares of CCI Common Stock, and (iv) in the case of Beehive Insurance Common Stock, 4.33 shares of CCI Common Stock (the ratios set forth in clauses (i) through (iv) above are sometimes referred to herein as the "Exchange Ratios"). Fractional shares of CCI Common Stock will not be issued. In lieu of fractional shares, shareholders of Clyde, Geneva Rock, Utah Service and Beehive Insurance will receive cash equal to the product of (i) such fraction multiplied by (ii) $14.52.

        CRC will merge with and into Clyde, GRRC will merge with and into Geneva Rock, USRC will merge with and into Utah Service and BIRC will merge with and into Beehive Insurance, with the Operating Companies being the surviving corporations of such mergers. Each share of CRC, GRRC, USRC and BIRC common stock issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock of the respective Operating Company.

CONDITIONS TO THE MERGER

        Consummation of the Merger provided for in the Merger Agreement is subject to the satisfaction of various conditions, including but not limited to
(i) the approval and adoption of the Merger Agreement by the requisite vote of the shareholders of each of the Constituent Corporations; (ii) the total value of all dissenting shares (after applying a 25% discount for minority interest) is not more than 5% of the aggregate value of the Operating Companies; (iii) no governmental authority shall have issued any order, and there shall not be any statute, rule, decree or regulation restraining, prohibiting or making illegal the consummation of the Merger; (iv) any waiting period applicable to the consummation of the Merger under the Hart Scott Rodino Act shall have expired or been terminated (such waiting period has been terminated); (v) the representations and warranties of CCI contained in the Merger Agreement shall be true and correct in all material respects when made and as of the closing date of the Merger (the "Closing Date") (except for such matters which specifically address a particular date which need only be true and correct as of such date);
(vi) CCI shall have performed in all material respects all of the obligations to be performed by it under the Merger Agreement prior to the Closing Date; (vii) a responsible officer of CCI shall have provided each of the Operating Companies with a certificate with respect to the matters referred to in the Merger Agreement; (viii) the representations and warranties of each of the Operating Companies contained in the Merger Agreement shall be true and correct in all material respects when made and as of the Closing Date (except for matters which specifically address a particular date which need only be true and correct as of such date); (ix) each of the Operating Companies shall have performed in all material respects all of the obligations to be performed by it under the Merger Agreement prior to the Closing Date; (x) a responsible officer of each of the Operating Companies shall have provided CCI with a certificate with respect to the matters referred to in the Merger Agreement; (xi) CCI shall have received a written Affiliates Agreement (the "Affiliates Agreement") executed by the affiliates of each of the Constituent Corporations; and (xii) the receipt of an opinion from Grant Thornton to the effect that the Merger will qualify as a tax free reorganization.

WAIVER AND AMENDMENT

        Provisions of the Merger Agreement may be waived by the party entitled to the benefits thereof by a written instrument signed by the party granting such waiver. The Merger Agreement may be amended, modified or supplemented at any time prior to the Closing Date by the written agreement of each of the parties thereto.

TERMINATION

        The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the shareholders of the Constituent Corporations, under the circumstances specified therein, including (i) automatically, without any further actions by any of the parties (except as may be otherwise required by the URBCA), (A) if the Merger of each of the Constituent Corporations has not been consummated on or prior to June 30, 1998 or (B) if any governmental authority shall have issued a statute, order, decree or regulation or taken any other action permanently restraining or enjoining or otherwise materially restricting the consummation of the transactions contemplated by the Merger Agreement and such statute, order, decree, regulation or other action shall have become final and non-appealable,
(ii) by the Boards of Directors of the Operating Companies, acting jointly, if CCI breaches or fails in any material respect to perform or comply with any of its covenants and agreements contained in the Merger Agreement or breaches its representations and warranties therein in any material respect and fails to cure such breach as provided for therein, or (iii) by the Board of Directors of CCI, if any of the Operating Companies breaches or fails in any material respect to perform or comply with any of its respective covenants and agreements contained in the Merger Agreement or breaches its representations and warranties in any material respect and fails to cure such breach as provided for therein.

FEES AND EXPENSES

        If the Merger is consummated, CCI will pay all fees and expenses incurred in connection with the Merger from the dividends CCI receives from the Operating Companies. If the Merger is not consummated, each of the Constituent Corporations will bear their pro-rata share of all such fees and expenses.

SURRENDER OF CERTIFICATES

        Certificates nominally representing shares of the common stock of the Operating Companies, other than any certificate representing dissenting shares, if any, ("Operating Company Certificates"), as of the Effective Time, for all purposes, shall be deemed to evidence the number of shares of CCI Common Stock determined in accordance with the applicable Exchange Ratio. As soon as practicable after the Effective Time, CCI shall mail to each record holder of an outstanding Operating Company Certificate, as of the Effective Time, a form of letter of transmittal (the "Transmittal Letter") that contains instructions for use in effecting the surrender of each Operating Company Certificate in exchange for a CCI Common Stock certificate ("CCI Certificate"). Upon surrender to CCI of an Operating Company Certificate, together with a duly executed Transmittal Letter (and any other documents which may be reasonably required by CCI, if any), the holder of such Operating Company Certificate shall receive promptly in exchange therefor a CCI Certificate for the number of shares of CCI Common Stock evidenced thereby in accordance with the applicable Exchange Ratio. At that time, the Operating Company Certificate shall be canceled. If a CCI Certificate is to be issued to a person other than the person in whose name the surrendered Operating Company Certificate is registered, it shall be a condition of issuance of the CCI Certificate (x) that the Operating Company Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and (y) that the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance to a person other than the registered holder of the Operating Company Certificate surrendered or establish to the satisfaction of CCI that such tax has been paid or is not applicable. CCI shall pay all charges and expenses, including those of the Operating Companies, in connection with the distribution of CCI Certificates.

CORPORATE STRUCTURE AND RELATED MATTERS AFTER THE MERGER

        At the Effective Time, CRC will merge with and into Clyde, GRRC will merge with and into Geneva Rock, USRC will merge with and into Utah Service and BIRC will merge with and into Beehive Insurance, with the Operating Companies being the surviving corporations of such mergers. Each share of CRC, GRRC, USRC and BIRC common stock issued and outstanding immediately prior to the Effective Time will be converted into one share of common stock of the respective Operating Company and all of the issued and outstanding shares of the common stock of each of the Operating Companies will be owned by CCI.

        The Articles of Incorporation of each of the Operating Companies, as amended, shall continue to be the Articles of Incorporation of such Operating Company. The Bylaws of each of the Operating Companies, as amended, shall continue to be the Bylaws of such Operating Company. The directors and officers of each Operating Company prior to the Merger shall continue to be the officers and directors of such Operating Company.

BUSINESS OF THE OPERATING COMPANIES PENDING THE MERGER

        Prior to the Effective Time, each of the Operating Companies is required to operate its businesses in accordance with sound business practices and not engage in any transactions other than in the ordinary course of business. In addition, neither CCI nor any of the Operating Companies is permitted to issue any additional shares of its capital stock (except, CCI shall issue shares of CCI Common Stock in accordance with the Merger Agreement).

                               DISSENTERS' RIGHTS


        If the Merger is consummated, holders of shares of Clyde Common Stock, Geneva Rock Common Stock, Utah Service Common Stock and Beehive Insurance Common Stock will be entitled to dissenters' rights under the Utah Revised Business Corporation Act ("URBCA"), provided that they comply with the conditions of Sections 16-10a-1301 through 16-10a-1331 of the URBCA.

        SECTIONS 16-10A-1301 THROUGH 16-10A-1331 OF THE URBCA ARE REPRINTED IN THEIR ENTIRETY AS ANNEX C TO THIS PROXY STATEMENT/PROSPECTUS. THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW RELATING TO DISSENTERS' RIGHTS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ANNEX C. THIS DISCUSSION AND APPENDIX SHOULD BE REVIEWED CAREFULLY BY ANY HOLDER OF CLYDE COMMON STOCK, GENEVA ROCK COMMON STOCK, UTAH SERVICE COMMON STOCK OR BEEHIVE INSURANCE COMMON STOCK WHO WISHES TO EXERCISE STATUTORY DISSENTERS' RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO. FAILURE TO COMPLY WITH THE PROCEDURES SET FORTH IN SECTIONS 16-10A-1301 THROUGH 16-10A-1331 OF THE URBCA WILL RESULT IN THE LOSS OF DISSENTERS' RIGHTS.

        If the Merger is consummated, holders of record of shares of Clyde Common Stock, Geneva Rock Common Stock, Utah Service Common Stock and Beehive Insurance Common Stock who (a) deliver to Clyde, Geneva Rock, Utah Service and Beehive Insurance, respectively, before the vote is taken written notice of their intent to demand payment for such shares if the proposed Merger is effectuated, (b) refrain from voting in favor of the Merger Agreement, by either voting against the adoption of the Merger Agreement or abstaining from voting, and (c) comply with the provisions of Sections 16-10a-1301 through 16-10a-1331 of the URBCA, will then be entitled to have paid to them the "fair value" of their shares at the time of the Merger. The following is a brief summary of the relevant provisions of Sections 16-10a-1301 through 16-10a-1331 of the URBCA, which sets forth the procedures for demanding statutory dissenters' rights. This summary is qualified in its entirety by reference to Sections 16-10a-1301 through 16-10a-1331 of the URBCA, the text of which is attached hereto in Annex C.

        If the Merger is approved and consummated, those shareholders of Clyde, Geneva Rock, Utah Service and Beehive Insurance who elect to exercise their dissenters' rights and who properly and timely perfect such rights will be entitled to receive the "fair value" in cash for their shares of Geneva Rock Common Stock, Utah Service Common Stock and Beehive Insurance Common Stock, respectively. Pursuant to Section 16-10a-1301(4) of the URBCA, such "fair value" means the value of the shares immediately before the effectuation of the Merger, excluding any appreciation or depreciation in anticipation of the Merger.

        A shareholder who elects to exercise his or her dissenters' rights must perfect such rights by delivering to Clyde, Geneva Rock, Utah Service and Beehive Insurance, as the case may be, prior to the vote at the applicable Special Meeting written notice of his or her intent to demand payment, and not vote his or her shares in favor of the Merger Agreement, by either voting against the adoption of the applicable Merger Agreement or abstaining from voting.

        If a shareholder fails to deliver written notice to Clyde, Geneva Rock, Utah Service and Beehive Insurance, as the case may be, of the shareholder's intent to demand payment prior to the vote at the applicable Special Meeting or if the shareholder votes his or her shares in favor of the Merger Agreement, such shareholder will lose the right to receive the fair value of his or her shares.

        If the Merger is approved, within ten days after the date on which the Merger is consummated, Clyde, Geneva Rock, Utah Service and Beehive Insurance, as the case may be, will deliver to those shareholders who deliver to Clyde, Geneva Rock, Utah Service and Beehive Insurance, respectively, prior to the vote written notice of their intent to demand payment and who refrain from voting in favor of the Merger Agreement a written dissenters' notice (the "Dissenters' Notice"). The Dissenters' Notice will state that the Merger was authorized and the effective date or proposed effective date of the Merger. The Dissenters' Notice will set forth the address to which the shareholder must send the payment demand, where and when certificates for such shares must be deposited and the date by which Clyde, Geneva Rock, Utah Service and Beehive Insurance, as the case may be, must receive the payment demand (which date must not be fewer than 30 days nor more that 70 days after the date on which the Dissenters' Notice is delivered). In addition, the Dissenters' Notice must include (a) a form for demanding payment which requests the dissenting shareholder to state the address to which payment is to be made and which includes the date of the first announcement to the shareholders of the terms of the Merger and requires the shareholder to certify whether he or she acquired beneficial ownership of the shares before that date, and (b) a copy of the sections of the URBCA pertaining to dissenters' rights.

        A shareholder who is sent a Dissenters' Notice must demand payment in writing, certifying whether he or she acquired beneficial ownership of the shares before the date specified in such notice and deposit his or her certificates in accordance with the Dissenters' Notice. A shareholder who does not demand payment by the date set in the Dissenters' Notice or who does not deposit his or her certificates where required and by the date set in the Dissenter's Notice is not entitled to a dissenters' right of payment for his or her shares.

        Upon the later of consummation of the Merger or receipt of the payment demand, Clyde, Geneva Rock, Utah Service and Beehive Insurance, as the case may be, shall pay each holder of their respective shares who has complied with the requirements set forth above the amount that Clyde, Geneva Rock, Utah Service and Beehive Insurance, as the case may be, estimates to be the fair value of such shares, plus accrued interest. The payment must be accompanied by the latest available financial statements of Clyde, Geneva Rock, Utah Service and Beehive Insurance, as the case may be, a statement of the estimate of the fair value of the respective shares and the amount of interest payable with respect to such shares, a statement of the dissenters' rights if the dissenter is dissatisfied with the payment and a copy of the sections of the URBCA pertaining to dissenters' rights.

        If (a) the dissenter believes that the amount paid by Clyde, Geneva Rock, Utah Service and Beehive Insurance, as the case may be, is less than the fair value of his or her shares or that the interest due is incorrectly calculated, (b) Clyde, Geneva Rock, Utah Service or Beehive Insurance, as the case may be, fail to make payment within 60 days after the date set in the Dissenters' Notice for demanding payment, or (c) the Merger is not consummated and Clyde, Geneva Rock, Utah Service or Beehive Insurance, as the case may be, do not return to the dissenter the deposited certificates within 60 days after the date set in the Dissenters' Notice for demanding payment, the dissenter may notify Clyde, Geneva Rock, Utah Service or Beehive Insurance, as the case may be, of his or her estimate of the fair value of his or her shares and the amount of interest due and demand payment of his or her estimate, less any payment previously received. The dissenter must notify Clyde, Geneva Rock, Utah Service or Beehive Insurance, as the case may be, of his or her demand in writing within 30 days after Clyde, Geneva Rock, Utah Service and Beehive Insurance, as the case may be, made or offered payment for the dissenters' shares. If, within 60 days after receipt by Clyde, Geneva Rock, Utah Service or Beehive Insurance, as the case may be, of a demand described in this paragraph, the demand remains unsettled, CCI, Clyde, Geneva Rock, Utah Service or Beehive Insurance, as the case may be, shall commence a proceeding and shall petition the court to determine the fair value of the shares and accrued interest thereon. If Clyde, Geneva Rock, Utah Service or Beehive Insurance, as the case may be, do not bring the respective proceeding within such 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded. If the respective proceeding is brought within the 60-day period, the dissenter shall be entitled to judgment for the amount by which the court finds the fair value of his or her shares plus interest exceeds the amount paid by Clyde, Geneva Rock, Utah Service and Beehive Insurance, as the case may be.

                        DESCRIPTION OF CCI CAPITAL STOCK

        At the effective time of the Merger, the authorized capital stock of CCI will consist of 10,000,000 shares of CCI Common Stock. For a discussion of significant differences between CCI's Articles of Incorporation and Bylaws and the Articles of Incorporation and Bylaws for Clyde, Geneva Rock, Utah Service and Beehive Insurance, see "Comparison of the Rights of Holders of CCI Common Stock and Clyde, Geneva Rock, Utah Service and Beehive Insurance Common Stock."

COMMON STOCK

        Holders of shares of CCI Common Stock will be entitled to one vote per share on all matters to be voted on by shareholders. Holders of CCI Common Stock will be entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution, or winding up of CCI, the holders of CCI Common Stock will be entitled to share ratably in all assets remaining after payment of liabilities. Holders of CCI Common Stock will have no preemptive rights and will have no rights to convert their CCI Common Stock into any other securities. Holders of CCI Common Stock will have certain limited rights to have their shares of CCI Common Stock redeemed for cash pursuant to the terms of the Stock Redemption Plan. For a summary of such rights, see "Clyde Companies, Inc.--Stock Redemption Plan." CCI Common Stock to be outstanding upon completion of the offering will be validly issued, fully paid and non-assessable.

UTAH CONTROL SHARES ACQUISITION ACT

        The Utah Control Shares Acquisition Act (the "Control Shares Act") essentially provides that, when a person or group (the "Acquiror") acquires shares (or the power to direct the voting of shares) of a corporation that is subject to the Control Shares Act equal to or in excess of 20%, 33 1/3% or a majority of the voting power of the corporation, the Acquiror is not permitted to vote (or to direct the voting of) the shares unless a majority of the corporation's shares (voting in voting groups, if applicable), excluding shares held by the Acquiror or by the officers and employee-directors of the corporation, approve a resolution granting the Acquiror the right to vote the shares. Shareholder approval may occur at the next meeting of the shareholders or, if the Acquiror requests a special meeting and agrees to pay the associated costs of the corporation for the requested special meeting, at the requested special meeting of the shareholders (to be held within 50 days of the corporation's receipt of the request by the Acquiror).

        If authorized by the corporation's articles of incorporation or bylaws, the corporation may redeem the Acquiror's shares at their fair market value if the Acquiror does not file an "acquiring person statement." CCI's Articles of Incorporation and Bylaws do not provide for redemption of an Acquiror's shares in the event the Acquiror fails to file an "acquiring person statement." An Acquiror's shares are not subject to redemption after an "acquiring person statement" has been filed unless the shares are not accorded full voting rights by the shareholders.

        If the Acquiror obtains the right to vote, and if the Acquiror obtains a majority of the voting power of the corporation, the shareholders may be entitled to dissenters' rights.

        The Control Shares Act does not apply if (a) a corporation's articles of incorporation or bylaws provide that the Control Shares Act does not apply, (b) the acquisition of shares of the corporation is consummated pursuant to a merger (to which the corporation is a party) , or (c) under certain other specified circumstances. In addition, the Control Shares Act applies only to Utah corporations that (a) have 100 or more shareholders, (b) have their (i) principal place of business, (ii) principal office, or (iii) substantial assets in the State of Utah, and (c) have (i) more than 10% of their shareholders who are residents of Utah, (ii) more than 10% of their shares owned by Utah residents, or (iii) 10,000 or more shareholders who are residents of Utah.

        CCI's Articles of Incorporation and Bylaws contain no additional provision restricting transactions with interested shareholders or other takeover situations, nor do they contain provisions opting out of the Control Shares Act.

CERTAIN PROVISIONS OF CCI'S ARTICLES OF INCORPORATION AND BY-LAWS

        The description of certain provisions of the Articles of Incorporation and the By-Laws set forth in "Comparison of the Rights of Holders of CCI Common Stock and Clyde, Geneva Rock, Utah Service and Beehive Insurance Common Stock" does not purport to be complete and is subject to, and is qualified in its entirety by reference to, CCI's Articles of Incorporation and By-Laws.

       COMPARISON OF THE RIGHTS OF HOLDERS OF CCI COMMON STOCK AND CLYDE,
          GENEVA ROCK, UTAH SERVICE AND BEEHIVE INSURANCE COMMON STOCK

        As a consequence of the Merger, the shareholders of Clyde, Geneva Rock, Utah Service and Beehive Insurance will become shareholders of CCI. The following is a summary of material differences between the rights of holders of CCI Common Stock and the rights of holders of Clyde, Geneva Rock, Utah Service and Beehive Insurance Common Stock.

        Shareholders of Clyde, Geneva Rock, Utah Service and Beehive Insurance, whose rights as shareholders are currently governed by each of Clyde's, Geneva Rock's, Utah Service's and Beehive Insurance's respective Articles of Incorporation (the "Clyde Articles", "Geneva Rock Articles", "Utah Service Articles" and "Beehive Insurance Articles") and each of Clyde's, Geneva Rock's, Utah Service's and Beehive Insurance's respective By-laws (the "Clyde By-laws", "Geneva Rock By-laws", "Utah Service By-laws" and "Beehive Insurance By-laws") will, upon consummation of the Merger, automatically become shareholders of CCI, and their rights will be governed by CCI's Articles of Incorporation (the "CCI Articles") and CCI's By-laws (the "CCI By-laws"). The following is a discussion of only those material similarities and differences between the rights of shareholders of Clyde, Geneva Rock, Utah Service and Beehive Insurance under the Clyde Articles and By-laws, Geneva Rock Articles and By-laws, Utah Service Articles and By-laws and Beehive Insurance Articles and By-laws on the one hand and shareholders of CCI under the CCI Articles and By-laws on the other hand. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to the CCI Articles and By-laws, Clyde Articles and By-laws, Geneva Rock Articles and By-laws, Utah Service Articles and By-laws and Beehive Insurance Articles and By-laws.

AMENDMENTS TO ARTICLES AND BY-LAWS

        The URBCA generally provides that in order for an amendment to the articles of incorporation of a corporation to be adopted, the board of directors of the corporation must recommend the amendment to the shareholders to be voted on by the shareholders. In order for an amendment to a corporation's articles of incorporation to be adopted, the amendment must be approved by a majority of the votes entitled to be cast on the amendment by any voting group with respect to which the amendment would create dissenters' rights or materially and adversely affect other rights of shareholders and by every other voting group entitled to vote on the amendment.

        Under the URBCA, a corporation's board of directors may amend the corporation's bylaws unless the corporation's articles of incorporation, the by-laws or the URBCA reserves the power to amend the by-laws exclusively to the shareholders in whole or in part. The URBCA also provides that a corporation's shareholders may also amend or repeal the corporation's by-laws. The Clyde By-laws, Geneva Rock By-laws and Beehive Insurance By-laws provide that no by-law adopted by the shareholders can be altered by the board of directors. The Clyde By-laws, Geneva Rock By-laws, Utah Service By-laws and Beehive Insurance By-laws provide that they cannot be amended by the board of directors in a way that would fix a greater quorum or voting requirement for shareholder votes. The CCI By-laws provide that the board of directors may not adopt, amend or repeal a by-law that fixes a greater quorum or voting requirement for shareholder votes. The CCI By-Laws also provide that the provisions in the CCI By-Laws regarding the qualifications of directors (described below) can only be amended by the approval of a 75% majority of the directors or shareholders of CCI.

SPECIAL MEETINGS OF SHAREHOLDERS

        The URBCA provides that a special meeting of shareholders may be called by the board of directors or the holders of 10% or more of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, or by such persons as are specified in the articles of incorporation or bylaws. The Clyde and Beehive Insurance By-laws provide that special meetings may be called by the chairman of the board of directors, the president or by the board of directors, or in the absence or disability of the foregoing, by any vice president. The Geneva Rock Articles and By-laws provide that a special meeting may be called by the president, vice president or any two directors. The Beehive Insurance Articles provide that a special meeting may be called by a majority of the directors. The Utah Service Articles provide that the president, vice president or any three directors may call a special meeting. The Utah Service Bylaws provide that a special meeting may be called by the president or the board of directors. The CCI By-laws state that special meetings of shareholders may be called by the president or the board of directors and that the president is required to call a special meeting of shareholders upon a request made by the holders of not less than 10% of CCI Common Stock.

CORPORATE ACTION BY WRITTEN CONSENT OF SHAREHOLDERS

        The URBCA permits corporate action by shareholders without a shareholders meeting upon the written consent of all the shareholders entitled to vote on the action with respect to any corporation, such as CCI, Clyde, Geneva Rock, Utah Service or Beehive Insurance, formed prior to July 1, 1992. The written consent of the holders of shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all the shares entitled to vote thereon were present and voted is sufficient if all the shareholders entitled to vote have first approved a resolution to that effect. As of the date hereof, no such shareholder resolution has been approved by the shareholders of Clyde, Geneva Rock, Utah Service or Beehive Insurance Common Stock. The shareholders of CCI Common Stock have, however, approved such a resolution.

DIVIDENDS

        Under the URBCA, the board of directors of a corporation may authorize and the corporation may make distributions (including dividends) to shareholders only if after giving effect to the distribution (i) the corporation would be able to pay its debts as they become due in the usual course of business and
(ii) the corporation's total assets would at least equal the sum of its total liabilities plus, unless the corporation's articles of incorporation permit otherwise, the amount that would be needed if the corporation were to be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

CAPITAL STOCK

        The authorized capital stock of CCI consists of 10,000,000 shares of CCI Common Stock and no preferred stock. The authorized capital stock of Clyde consists of 200,000 shares of Clyde Common Stock and no preferred stock. The authorized capital stock of Geneva Rock consists of 50,000 shares of Geneva Rock Common Stock and no preferred stock. The authorized capital stock of Utah Service consists of 5,000 shares of Utah Service Common Stock and no preferred stock. The authorized capital stock of Beehive Insurance consists of 50,000 shares of Beehive Insurance Common Stock and no preferred stock.

DISSENTERS' RIGHTS

        Holders of common stock of any of Operating Companies are entitled under the URBCA to certain dissenters' rights, as more fully described in "Dissenters' Rights" above.

PROVISIONS RELATING TO DIRECTORS

        Under the URBCA, a corporation must have a board of directors consisting of at least three directors, unless the number of shareholders is less than three, in which case the number of directors must be at least equal to the number of shareholders. The Clyde Articles provide that the Clyde Board of Directors shall consist of not less than three nor more than fifteen directors. The Clyde By-laws fix the number of directors at nine. Only eight directors are currently serving, and the Clyde Board of Directors has not filled the remaining vacancy. The Board of Directors, by a majority vote, or the shareholders, by a three-fourths vote, may amend the Clyde By-laws to change from time to time the number of directors. The Geneva Rock By-laws provide that the Geneva Rock Board of Directors shall consist of nine directors. Only eight directors are currently serving, and the Geneva Rock Board of Directors has not filled the remaining vacancy. The Board of Directors, by a majority vote, or the shareholders, by a three-fourths vote, may amend the Geneva Rock By-laws to change from time to time the number of directors. The Utah Service Articles provide that the Utah Service Board of Directors shall consist of not less than three nor more than nine directors. The Utah Service By-laws fix the number of directors at nine. The Board of Directors or shareholders may change from time to time the number of directors by approving an amendment to the Utah Service

By-laws. The Beehive Insurance Articles provide that the Beehive Insurance Board of Directors shall consist of not less than three nor more than thirteen directors. The Beehive Insurance By-laws fix the number of directors at nine. The Board of Directors or shareholders may change from time to time the number of directors by approving an amendment to the Beehive Insurance By-laws. Only eight directors are currently serving, and the Beehive Insurance Board of Directors has not filled the remaining vacancy.

        The CCI By-laws provide that the CCI Board of Directors shall consists of not less than eight nor more than eleven directors. Section 3.2( c) of the CCI By-laws provides that directors must have the following qualifications: (i) for a period of five years after the date on which the CCI By-laws are adopted,
(a) six of the directors must be direct descendants (or the spouse of a direct descendant) of W.W. Clyde and (b) two of the directors must be direct descendants (or the spouse of a direct descendant) of Edward Clyde; and (ii) no person over seventy-five years of age will be elected or appointed a director of CCI except for any director elected within sixty days after the adoption of the CCI By-laws and serving during the five year period described above.

        The Clyde, Geneva Rock and Beehive Insurance By-laws provide that vacancies in their respective boards of directors may be filled by the vote of the remaining directors. The CCI and Utah Service By-laws provide that vacancies in their respective boards of directors may be filled by the vote of the shareholders, the board of directors or the affirmative vote of a majority of the remaining directors if less than a quorum.

        The URBCA allows the articles of incorporation of a corporation to provide for staggering the terms of directors by dividing the total number of directors into two or three groups, with each group containing 1/2 or 1/3 of the total, as near as may be. None of the Articles or By-laws of any of the Constituent Corporations or CCI provide for staggering the terms of directors.

        Under the URBCA, one or more directors may be removed with or without cause by the shareholders of a corporation unless the articles of incorporation provide that directors may be removed only for cause. The CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance Articles do not provide that the directors may be removed only for cause. If a director is selected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove the director. If cumulative voting is authorized, a director may not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against the director's removal. If cumulative voting is not authorized, a director may be removed only if the number of votes cast to remove the director exceeds the number of votes cast not to remove the director. A director may be removed by the shareholders only at a meeting called for the purpose of removing the director and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.

                          VALIDITY OF CCI COMMON STOCK

        The validity of the shares of CCI Common Stock to be issued in connection with the Merger has been passed upon by Van Cott, Bagley, Cornwall & McCarthy, Salt Lake City, Utah. See "Risk Factors--Lack of Separate Legal Representation" and "The Merger--Interests of Certain Persons in the Merger--Lack of Separate Legal Representation".

                                     EXPERTS

        The audited financial statements of CCI, Clyde and Utah Service included in this Proxy Statement/Prospectus have been so included in reliance on the reports of Grant Thornton, given on the authority of said firm as experts in auditing and accounting. The audited financial statements of Geneva Rock included in this Proxy Statement/Prospectus have been so included in reliance on the reports of Squire, given on the authority of said firm as experts in auditing and accounting. The audited financial statements of Beehive Insurance included in this Proxy Statement/Prospectus have been so included in reliance on the reports of Daines, given on the authority of said firm as experts in auditing and accounting.

                                  OTHER MATTERS

        None of the Boards of Directors of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance intend to bring any matters before the Special Meetings other than those specifically set forth in the Notices of Special Meeting, nor do they know of any matters to be brought before the CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance Special Meeting, respectively, by others. If any other matters properly come before the CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance Special Meeting, it is the intention of the persons named in the accompanying proxies to vote such proxies in accordance with the judgment of the Boards of Directors of CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance, respectively.

                              SHAREHOLDER PROPOSALS

        If the Merger is not consummated, the date by which shareholder proposals must be received by CCI, Clyde, Geneva Rock, Utah Service and Beehive Insurance for inclusion in the Proxy Statement and Form of Proxy for each of their respective 1998 Annual Meeting of Shareholders is ___________, 1998. Such shareholder proposals should be submitted to: (i) in the case of CCI, Clyde Companies, Inc., 1423 Devonshire Drive, Salt Lake City, Utah, 84108, Attention:
Secretary; (ii) in the case of Clyde, W.W. Clyde & Co., 1375 North Main Street, Springville, Utah 84663, Attention: Secretary; (iii) in the case of Geneva Rock, Geneva Rock Products, Inc., 302 West 5400 South, Suite 200, Murray, Utah 84107,
Attention: Secretary; (iv) in the case of Utah Service, Utah Service, Inc., 35 East 400 South, Springville, Utah 84663, Attention: Secretary; or (v) in the case of Beehive Insurance, Beehive Insurance Agency, Inc., 302 West 5400 South, Suite 109, Murray, Utah 84107, Attention: Secretary.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                          Page
                                                                                                          ----
CLYDE COMPANIES, INC.

Report of Independent Accountants                                                                          F-3

Balance Sheets as of September 30, 1997 (unaudited), December 31, 1996
         and December 31, 1995 (unaudited)                                                                 F-4

Statements of Earnings and Retained Earnings for the nine months ended September 30, 1997 (unaudited) and September 30, 1996 (unaudited)
         and for the years ended December 31, 1996, December 31, 1995 (unaudited)
         and December 31, 1994 (unaudited)                                                                 F-5

Statements of Cash Flows for the nine months ended
         September 30, 1997 (unaudited) and September 30, 1996 (unaudited) and for the years ended December 31, 1996, December 31, 1995 (unaudited)
         and December 31, 1994 (unaudited)                                                                 F-6

Notes to Financial Statements                                                                              F-7

W.W. CLYDE & CO.

Report of Independent Accountants                                                                         F-19

Balance Sheets as of September 30, 1997 (unaudited),
         December 31, 1996 and December 31, 1995                                                          F-20

Statements of Earnings and Retained Earnings for the nine months ended September 30, 1997 (unaudited) and September 30, 1996 (unaudited)
         and for the years ended December 31, 1996, December 31, 1995 and December 31, 1994               F-22

Statements of Cash Flows for the nine months ended
         September 30, 1997 (unaudited) and September 30, 1996 (unaudited) and for the years ended December 31, 1996, December 31, 1995
         and December 31, 1994                                                                            F-25

Notes to Financial Statements

GENEVA ROCK PRODUCTS, INC.

Report of Independent Accountants                                                                         F-38

Consolidated Balance Sheets as of September 30, 1997 (unaudited),
         December 31, 1996 and December 31, 1995                                                          F-39

Consolidated Statements of Earnings for the nine months ended
         September 30, 1997 (unaudited) and September 30, 1996 (unaudited) and for the years ended December 31, 1996, December 31, 1995
         and December 31, 1994                                                                            F-41

Consolidated Statement of Stockholders' Equity for the nine months ended
         September 30, 1997 (unaudited) and for the years ended
         December 31, 1996, December 31, 1995 and December 31, 1994                                       F-42

Consolidated Statements of Cash Flows for the nine months ended
         September 30, 1997 (unaudited) and September 30, 1996 (unaudited) and for the years ended December 31, 1996, December 31, 1995 and December 31, 1994

Notes to Consolidated Financial Statements                                                                F-44

UTAH SERVICE, INC.

Report of Independent Accountants                                                                         F-55

Balance sheets as of September 30, 1997 and December 31, 1996 (unaudited)                                 F-56

Statements of Earnings for the nine months ended September 30, 1997 and September 30, 1996 (unaudited) and for the years ended
         December 31, 1996 (unaudited) and December 31, 1995 (unaudited)                                  F-58


Statement of Stockholders' Equity for the nine months ended September 30, 1997 and for the years ended December 31, 1996 (unaudited), December 31, 1995
         (unaudited) and December 31, 1994 (unaudited)                                                    F-59

Statements of Cash Flows for the nine months ended September 30, 1997 and September 30, 1996 (unaudited) and for the years ended
         December 31, 1996 (unaudited), December 31, 1995 (unaudited)
         and December 31, 1994 (unaudited)                                                                F-60

Notes to Financial Statements                                                                             F-62

BEEHIVE INSURANCE AGENCY, INC.

Report of Independent Accountants                                                                         F-72

Balance Sheets as of September 30, 1997 (unaudited), December 31, 1996 and
         December 31, 1995                                                                                F-73

Statements of Earnings for the nine months ended
         September 30, 1997 (unaudited) and September 30, 1996 (unaudited) and
         for the years ended December 31, 1996, December 31, 1995 and December 31, 1994                   F-75

Statements of Cash Flows for the nine months ended
         September 30, 1997 (unaudited) and September 30, 1996 (unaudited) and for the years ended December 31, 1996, December 31, 1995
         and December 31, 1994                                                                            F-76

Notes to Financial Statements                                                                             F-77

                              REPORT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Clyde Companies, Inc.

We have audited the accompanying balance sheet of Clyde Companies, Inc. (formerly W.W. Clyde Investment Co.) as of December 31, 1996, and the related statements of earnings and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Clyde Companies, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

Provo, Utah
October 14, 1997, except for Note D for which the date is November 13, 1997

                              Clyde Companies, Inc.

                      (formerly W. W. Clyde Investment Co.)

                                 BALANCE SHEETS

                                     ASSETS

                                                                                   December 31,
                                                           September 30,   --------------------------
                                                               1997            1996           1995
                                                           --------------  -----------   ------------
                                                          (unaudited)                      (unaudited)

CURRENT ASSETS
    Cash                                                     $   107,894   $    27,264   $    35,897
    Other assets                                                  15,865         4,000         4,000
                                                             -----------   -----------   -----------
             Total current assets                                123,759        31,264        39,897
INVESTMENT IN AFFILIATES (Note B)                             27,145,779    25,056,938    22,553,514
                                                             -----------   -----------   -----------
                                                             $27,269,538   $25,088,202   $22,593,411
                                                             ===========   ===========   ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITES -
    Accrued federal income tax                                $       --   $     5,385   $    20,332
DEFERRED INCOME TAXES (Note C)                                 9,932,225     9,153,088     8,219,311
STOCKHOLDERS' EQUITY (Note D)
    Capital stock, no par value
        Authorized - 10,000,000 shares
        Issued -  2,303,920 shares                               706,530       706,530       706,530
    Retained earnings                                         16,630,783    15,223,199    13,647,238
                                                             -----------   -----------   -----------
                                                              17,337,313    15,929,729    14,353,768
                                                             -----------   -----------   -----------
                                                             $27,269,538   $25,088,202   $22,593,411
                                                             ===========   ===========   ===========


        The accompanying notes are an integral part of these statements.

                              Clyde Companies, Inc.
                      (formerly W. W. Clyde Investment Co.)

                  STATEMENTS OF EARNINGS AND RETAINED EARNINGS

                                                              Nine months ended
                                                                September 30,                  Year ended December 31,
                                                         -------------------------   --------------------------------------------
                                                             1997          1996          1996            1995             1994
                                                         -----------   -----------   ------------    ------------    ------------
                                                         (unaudited)   (unaudited)                   (unaudited)     (unaudited)

Operating expenses                                        $    4,874    $    4,886    $     6,510     $     6,582     $     7,774
                                                         -----------   -----------   ------------    ------------    ------------
Other income
    Dividend income from affiliates                           92,558        47,188        404,320         530,210         508,373
    Equity in undistributed net earnings of affiliates     2,088,841     2,668,598      2,503,424       3,412,424       2,454,520
    Interest income                                            1,277           743          1,029           1,097           1,693
    Other                                                     18,499            --             --             418          15,389
                                                         -----------   -----------   ------------    ------------    ------------
         Total other income                                2,201,175     2,716,529      2,908,773       3,944,149       2,979,975
                                                         -----------   -----------   ------------    ------------    ------------
         Earnings before income taxes                      2,196,301     2,711,643      2,902,263       3,937,567       2,972,201
Income taxes                                                 788,717       998,001        967,484       1,321,488         962,805
                                                         -----------   -----------   ------------    ------------    ------------
             NET EARNINGS                                  1,407,584     1,713,642      1,934,779       2,616,079       2,009,396
Retained earnings at beginning of period                  15,223,199    13,647,238     13,647,238      11,508,370       9,971,687
Cash dividends                                                    --            --       (358,818)       (477,211)       (472,713)
                                                         -----------   -----------   ------------    ------------    ------------
Retained earnings at end of period                       $16,630,783   $15,360,880    $15,223,199     $13,647,238     $11,508,370
                                                         ===========   ===========   ============    ============    ============
Earnings per share                                        $     0.61    $     0.74    $      0.84     $      1.14     $      0.87
                                                         ===========   ===========   ============    ============    ============
Weighted average shares outstanding                        2,303,920     2,303,920      2,303,920       2,303,920       2,303,920
                                                         ===========   ===========   ============    ============    ============


        The accompanying notes are an integral part of these statements.

                              Clyde Companies, Inc.
                      (formerly W. W. Clyde Investment Co.)
                            STATEMENTS OF CASH FLOWS

                                                          Nine months ended
                                                             September 30,                   Year ended December 31,
                                                      --------------------------    -----------------------------------------
                                                          1997          1996            1996           1995           1994
                                                      -----------    -----------    -----------    -----------    -----------
                                                      (unaudited)    (unaudited)                   (unaudited)    (unaudited)
Increase in cash and cash equivalents
   Cash flows from operating activities
       Net earnings                                    $1,407,584     $1,713,642     $1,934,779     $2,616,079     $2,009,396
       Adjustments to reconcile net earnings to
          net cash provided by operating activities
              Equity in net earnings of affiliates     (2,088,841)    (2,668,598)    (2,503,424)    (3,412,424)    (2,454,520)
              Deferred income taxes                       779,137        995,387        933,777      1,272,835        915,536
              Changes in assets and liabilities
                  Other assets -                          (11,865)       (23,708)            --             --          1,119
                  Accrued federal income tax               (5,385)       (15,456)       (14,947)         1,385          2,848
                                                      -----------    -----------    -----------    -----------    -----------
                          Total adjustments             1,326,954     (1,712,375)    (1,584,594)    (2,138,204)    (1,535,017)
                                                      -----------    -----------    -----------    -----------    -----------
                          Net cash provided by
                              operating activities         80,630          1,267        350,185        477,875        474,379
                                                      -----------    -----------    -----------    -----------    -----------
   Cash flows from financing activities -
       Dividends paid                                          --             --       (358,818)      (477,211)      (472,713)
                                                      -----------    -----------    -----------    -----------    -----------
                          Net increase (decrease)
                              in cash and cash
                              equivalents                  80,630          1,267         (8,633)           664          1,666
                                                      -----------    -----------    -----------    -----------    -----------
Cash and cash equivalents at beginning
   of period                                               27,264         35,897         35,897         35,233         33,567
                                                      -----------    -----------    -----------    -----------    -----------
Cash and cash equivalents at end of period             $  107,894     $   37,164     $   27,264     $   35,897     $   35,233
                                                      ===========    ===========    ===========    ===========    ===========
Supplemental disclosures of cash flow information
   Cash paid during the period for:
       Interest                                        $       --     $       --     $       --     $       --     $       --
       Income taxes                                        27,901         40,021         40,021         47,902         46,087



        The accompanying notes are an integral part of these statements.

                              CLYDE COMPANIES, INC.
                      (formerly W. W. Clyde Investment Co.)
                          NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows. Insofar as the notes refer to the nine months ended September 30, 1997 and 1996 and the years ended December 31, 1995 and December 31, 1994, they are not audited. In the opinion of management, the unaudited financial statements for the nine months ended September 30, 1997 and 1996 and the years ended December 31, 1995 and December 31, 1994 include all adjustments, consisting of normal recurring accruals, necessary to present fairly the Company's financial position, results of operations and cash flows. Operating results for the nine months ended September 30, 1997 are not necessarily indicative of the results that may be expected for the full year.

       1.   Organization

      In connection with an "Agreement and Plan of Merger" adopted on November 13, 1997, Clyde Companies, Inc. (the Company) changed its name from W. W. Clyde Investment Co. The Company is incorporated under the laws of the State of Utah. The Company is located in Salt Lake City, Utah and is an investment company which holds stock in four related companies: W. W. Clyde & Co. (W.W. Clyde) (33.78%), Geneva Rock Products, Inc. (Geneva
      Rock) (21.67%), Utah Service, Inc. (Utah Service) (31.37%) and Beehive Insurance Agency, Inc. (Beehive Insurance) (17.22%) (See Note D).

       2.   Cash and cash equivalents

       For purposes of the financial statements, the Company considers all short-term debt securities with an original maturity of three months or less when purchased to be cash equivalents.

       3.   Income taxes

       The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. An allowance against deferred tax assets is recorded when it is more likely than not that such tax benefits will not be realized.

                              CLYDE COMPANIES, INC.
                      (formerly W. W. Clyde Investment Co.)
                          NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

       4.   Use of estimates

       In preparing the Company's financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

       5.   Fair value of financial instruments

       The carrying value of the Company's cash and cash equivalents, trade receivables, notes payable and trade payables approximate their fair values.

       6.   Investments

       Investments in affiliates are accounted for on the equity method.

       7.   Earnings per share

       Earnings per common share are based upon the weighted average number of common shares outstanding during the period presented after giving retroactive effect to all periods presented for the 40:1 stock split as described in Note D.

       8. Recently issued accounting statements not yet adopted

       Earnings per share

       In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 128 (SFAS 128), "Earnings Per Share." SFAS 128 eliminates the presentation of primary earnings per share (EPS) and requires the presentation of basic EPS, which includes no common stock equivalents and thus no dilution. The statement also eliminates the modified treasury stock method of computing potential common shares. This statement is effective for financial statements issued for periods ending after December 15, 1997.

                              CLYDE COMPANIES, INC.
                      (formerly W. W. Clyde Investment Co.)
                          NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

       8.   Recently issued accounting statements not yet adopted - continued

       Capital Structure

       Also in February 1997, the FASB issued Statement of Financial Accounting Standards No. 129 (SFAS 129), "Disclosure of Information about Capital Structure." SFAS 129 consolidates in one statement disclosures about the rights of outstanding securities and changes in the number of equity securities during the period, disclosures about liquidation preferences and preferred stock, and disclosures about redemption requirements of certain redeemable stock. Disclosures were previously included in Accounting Principles Board (APB) Opinion 15, APB Opinion 10 and SFAS 47. The statement does not change the required disclosures about capital structure for entities currently subject to the requirements of APB Opinions 10 and 15 and SFAS 47. SFAS 129 is effective for financial statements for interim and annual periods ending after December 15, 1997.

       Comprehensive income

       In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130 (SFAS 130), "Reporting Comprehensive Income." SFAS 130 requires entities presenting a complete set of financial statements to include details of comprehensive income that arise in the reporting period. Comprehensive income consists of net income or loss for the current period and other comprehensive income, which consists of revenue, expenses, gains, and losses that bypass the income statement and are reported directly in a separate component of equity. Other comprehensive income includes, for example, foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investment securities. SFAS 130 requires that components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. This statement is effective for fiscal years beginning after December 15, 1997, and requires restatement of prior period financial statements presented for comparative purposes.

                              CLYDE COMPANIES, INC.
                      (formerly W. W. Clyde Investment Co.)
                          NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

       8.   Recently issued accounting statements not yet adopted - continued

       Disclosure of segments

       Also in June 1997, the FASB issued Statement of Financial Accounting Standards No. 131 (SFAS 131), "Disclosures about Segments of an Enterprise and Related Information." This statement requires an entity to report financial and descriptive information about their reportable operating segments. An operating segment is a component of an entity for which financial information is developed and evaluated by the entity's chief operating decision maker to assess performance and to make decisions about resource allocation. Entities are required to report segment profit or loss, certain specific revenue and expense items and segment assets based on financial information used internally for evaluating performance and allocating resources. This statement is effective for fiscal years beginning after December 15, 1997, and requires restatement of prior period financial statements presented for comparative purposes.

       The Company does not believe that the adoption of SFAS 128, SFAS 129, SFAS 130 and SFAS 131 will have a material effect on the Company's financial statements.

       9.   Certain reclassifications

       Certain nonmaterial reclassifications have been made to the 1996, 1995 and 1994 financial statements to conform to the September 30, 1997 presentation.

                              CLYDE COMPANIES, INC.
                      (formerly W. W. Clyde Investment Co.)
                          NOTES TO FINANCIAL STATEMENTS

NOTE B - INVESTMENT IN AFFILIATES

      The Company owns 33.78% of the outstanding common stock of W. W. Clyde, 21.67% of the outstanding common stock of Geneva Rock, 31.37% of the outstanding common stock of Utah Service, and 17.22% of the outstanding common stock of Beehive Insurance. These investments are accounted for under the equity method (See Note D).

      The Company's investments in affiliates consist of the following:

                                                         Geneva            Utah         Beehive
                                     W.W. Clyde            Rock         Service       Insurance           Total
                                   ------------    ------------    ------------    ------------    ------------
Initial investment at cost          $   427,002     $    63,178     $    22,703     $     4,947     $   517,830
                                   ------------    ------------    ------------    ------------    ------------
Equity in investment at
  January 1, 1994                     8,894,907       6,571,220         637,252          65,361      16,168,740
Share of net earnings for
  the year                              873,167       1,908,185         139,868          41,673       2,962,893
Dividends received for the
  year                                 (319,350)       (127,575)        (24,448)        (37,000)       (508,373)
                                   ------------    ------------    ------------    ------------    ------------
Equity in investment at
  December 31, 1994                   9,448,724       8,351,830         752,672          70,034      18,623,260
Share of net earnings for
  the year                            1,430,881       2,379,210         109,984          22,559       3,942,634
Dividends received for the
  year                                 (319,350)       (141,750)        (33,960)        (35,150)       (530,210)
                                   ------------    ------------    ------------    ------------    ------------
Equity in investment at
  December 31, 1995                  10,560,255      10,589,290         828,696          57,443      22,035,684

                              CLYDE COMPANIES, INC.
                      (formerly W. W. Clyde Investment Co.)
                          NOTES TO FINANCIAL STATEMENTS

NOTE B - INVESTMENT IN AFFILIATES - CONTINUED

                                                          Geneva             Utah          Beehive
                                     W.W. Clyde             Rock          Service        Insurance            Total
                                   ------------     ------------     ------------     ------------     ------------
Share of net earnings for
  the year                              907,565        1,827,843          132,079           40,257        2,907,744
Dividends received for the
  year                                 (191,610)        (141,750)         (33,960)         (37,000)        (404,320)
                                   ------------     ------------     ------------     ------------     ------------
Equity in investment at
  December 31, 1996                  11,276,210       12,275,383          926,815           60,700       24,539,108

Share of net earnings for
  the period                            485,388        1,548,483          112,420           35,108        2,181,399
Dividends received for the
  period                                (63,870)              --          (10,188)         (18,500)         (92,558)
                                   ------------     ------------     ------------     ------------     ------------
Equity in investment at
  September 30, 1997                 11,697,728       13,823,866        1,029,047           77,308       26,627,949
                                   ------------     ------------     ------------     ------------     ------------
Total Investment                    $12,124,730      $13,887,044      $ 1,051,750      $    82,255      $27,145,779
                                   ============     ============     ============     ============     ============
Percent Ownership                         33.78%           21.67%           31.37%           17.22%


Condensed balance sheets of W.W. Clyde consist of the following:

                                                                      September 30,          December 31,
                                                                      -------------   ---------------------------
                                                                          1997           1996            1995
                                                                      -------------   -----------     -----------
            Assets
               Current assets                                          $16,287,000    $16,357,000     $16,320,000
               Property and equipment, net of depreciation               8,578,000      8,678,000       8,328,000
               Other assets                                             22,366,000     19,881,000      17,177,000
                                                                       -----------    -----------     -----------
                   Total assets                                        $47,231,000    $44,916,000     $41,825,000
                                                                       ===========    ===========     ===========
            Liabilities and stockholders' equity
               Current liabilities                                      $1,126,000     $1,092,000      $1,297,000
               Long-term liabilities                                     9,888,000      8,877,000       7,539,000
                                                                       -----------    -----------     -----------
                   Total liabilities                                    11,014,000      9,969,000       8,836,000
            Stockholders' equity                                        36,217,000     34,947,000      32,989,000
                                                                       -----------    -----------     -----------
                   Total liabilities and stockholders' equity          $47,231,000    $44,916,000     $41,825,000
                                                                       ===========    ===========     ===========

                              CLYDE COMPANIES, INC.
                      (formerly W. W. Clyde Investment Co.)
                          NOTES TO FINANCIAL STATEMENTS

NOTE B - INVESTMENT IN AFFILIATES - CONTINUED

       Condensed statements of earnings of W.W. Clyde are as follows:

                                                     Nine months ended
                                                        September 30,               Year ended December 31,
                                                 ------------------------   -------------------------------------
                                                    1997          1996          1996         1995        1994
                                                 ----------   -----------   -----------  -----------  -----------
            Construction revenue                 $9,696,000   $14,674,000   $19,056,000  $21,325,000  $20,222,000
            Cost of construction                  9,452,000    12,756,000    17,116,000   18,199,000   18,590,000
                                                 ----------   -----------   -----------  -----------  -----------
            Gross profit                            244,000     1,918,000     1,940,000    3,126,000    1,632,000
            Operating expenses                    1,108,000       995,000     1,443,000    1,255,000    1,321,000
            Other income, net                     3,159,000     3,207,000     3,700,000    4,796,000    3,723,000
                                                 ----------   -----------   -----------  -----------  -----------
                   Earnings before income taxes   2,295,000     4,130,000     4,197,000    6,667,000    4,034,000
            Income taxes                            858,000     1,584,000     1,510,000    2,431,000    1,449,000
                                                 ----------   -----------   -----------  -----------  -----------
                   Net earnings                   1,437,000     2,546,000     2,687,000    4,236,000    2,585,000
            Ownership percentage                     33.78%        33.78%        33.78%       33.78%       33.78%
                                                 ----------   -----------   -----------  -----------  -----------
            Equity in net earnings of affiliate   $ 485,000     $ 860,000     $ 908,000   $1,431,000    $ 873,000
                                                 ==========   ===========   ===========  ===========  ===========

                              CLYDE COMPANIES, INC.
                      (formerly W. W. Clyde Investment Co.)
                          NOTES TO FINANCIAL STATEMENTS

NOTE B - INVESTMENT IN AFFILIATES - CONTINUED

       Condensed balance sheets of Geneva Rock consist of the following:

                                                                      September 30,          December 31,
                                                                      ------------    ---------------------------
                                                                          1997           1996            1995
                                                                       -----------    -----------     -----------
            Assets

               Current assets                                          $42,113,000    $35,240,000     $31,230,000
               Property and equipment, net of depreciation              39,742,000     36,528,000      24,580,000
               Other assets                                              2,743,000      3,080,000         892,000
                                                                       -----------    -----------     -----------
                   Total assets                                        $84,598,000    $74,848,000     $56,702,000
                                                                       ===========    ===========     ===========
            Liabilities and stockholders' equity
               Current liabilities                                     $ 9,912,000    $ 8,036,000     $ 5,289,000
               Long-term liabilities                                    10,362,000      9,633,000       2,014,000
                                                                       -----------    -----------     -----------
                   Total liabilities                                    20,274,000     17,669,000       7,303,000
            Stockholders' equity                                        64,324,000     57,179,000      49,399,000
                                                                       -----------    -----------     -----------
                   Total liabilities and stockholders' equity          $84,598,000    $74,848,000     $56,702,000
                                                                       ===========    ===========     ===========

Condensed statements of earnings of Geneva Rock are as follows:

                                               Nine months ended
                                                 September 30,                    Year ended December 31,
                                         ---------------------------    --------------------------------------------
                                             1997            1996           1996            1995            1994
                                         -----------     -----------    ------------    ------------     -----------
Net sales                                $94,736,000     $85,260,000    $105,451,000    $100,422,000     $80,526,000
Cost of sales                             79,560,000      71,566,000      88,900,000      80,811,000      65,205,000
                                         -----------     -----------    ------------    ------------     -----------
Gross profit                              15,176,000      13,694,000      16,551,000      19,611,000      15,321,000
Operating expenses                         3,888,000       1,973,000       3,023,000       3,073,000       2,117,000
                                        ------------    ------------    ------------    ------------    ------------
       Earnings before income taxes       11,288,000      11,721,000      13,528,000      16,538,000      13,204,000
Income taxes                               4,143,000       4,201,000       5,094,000       5,560,000       4,399,000
                                         -----------     -----------    ------------    ------------     -----------
       Net earnings                        7,145,000       7,520,000       8,434,000      10,978,000       8,805,000
Ownership percentage                           21.67%          21.67%          21.67%          21.67%          21.67%
                                         -----------     -----------    ------------    ------------     -----------
Equity in net earnings of affiliate       $1,548,000      $1,630,000     $ 1,828,000     $ 2,379,000      $1,908,000
                                         ===========     ===========    ============    ============     ===========

                              CLYDE COMPANIES, INC.
                      (formerly W. W. Clyde Investment Co.)
                          NOTES TO FINANCIAL STATEMENTS

NOTE B - INVESTMENT IN AFFILIATES - CONTINUED

       Condensed balance sheets of Utah Service consist of the following:

                                                                       September 30,          December 31,
                                                                       ------------    --------------------------
                                                                          1997           1996             1995
                                                                       ------------    ----------      ----------
            Assets
               Current assets                                           $3,539,000     $3,057,000      $2,911,000
               Property and equipment, net of depreciation               1,211,000      1,256,000       1,360,000
               Other assets                                                 65,000         75,000           7,000
                                                                        ----------     ----------      ----------
                   Total assets                                         $4,815,000     $4,388,000      $4,278,000
                                                                        ==========     ==========      ==========
            Liabilities and stockholders' equity
               Current liabilities                                       $ 825,000      $ 626,000       $ 608,000
               Long-term liabilities                                       132,000        226,000         369,000
                                                                        ----------     ----------      ----------
                   Total liabilities                                       957,000        852,000         977,000
            Stockholders' equity                                         3,858,000      3,536,000       3,301,000
                                                                        ----------     ----------      ----------
                   Total liabilities and stockholders' equity           $4,815,000     $4,388,000      $4,278,000
                                                                        ==========     ==========      ==========


Condensed statements of earnings of Utah Service are as follows:

                                                       Nine months ended
                                                          September 30,                 Year ended December 31,

                                                        1997           1996          1996            1995          1994
                                                    -----------    -----------    -----------    -----------   -----------
Net sales                                            $9,258,000     $9,939,000    $13,108,000    $13,580,000   $10,690,000
Operating expenses                                    7,590,000      8,373,000     10,915,000     11,633,000     9,159,000
                                                    -----------    -----------    -----------    -----------   -----------
Gross profit                                          1,668,000      1,566,000      2,193,000      1,947,000     1,531,000
Operating expenses                                    1,168,000      1,121,000      1,690,000      1,498,000       915,000
Other income, net                                        72,000         89,000        142,000        101,000        95,000
                                                    -----------    -----------    -----------    -----------   -----------
       Earnings before income taxes                     572,000        534,000        645,000        550,000       711,000
Income taxes                                            213,000        183,000        224,000        199,000       265,000
                                                    -----------    -----------    -----------    -----------   -----------
       Net earnings                                     359,000        351,000        421,000        351,000       446,000
Ownership percentage                                      31.37%         31.37%         31.37%      31.37  %         31.37%
                                                    -----------    -----------    -----------    -----------   -----------
Equity in net earnings of affiliate                  $  113,000     $  110,000     $  132,000     $  110,000    $  140,000
                                                    ===========    ===========    ===========    ===========   ===========

                              CLYDE COMPANIES, INC.
                      (formerly W. W. Clyde Investment Co.)
                          NOTES TO FINANCIAL STATEMENTS

NOTE B - INVESTMENT IN AFFILIATES - CONTINUED

       Condensed balance sheets of Beehive Insurance consist of the following:


                                                                        September 30,         December 31,
                                                                        ------------     ------------------------
                                                                            1997           1996            1995
                                                                        ------------     --------        --------
            Assets
               Current assets                                             $840,000       $679,000        $827,000
               Property and equipment, net of depreciation                  59,000         41,000          48,000
               Other assets                                                 46,000         36,000          39,000
                                                                          --------       --------        --------
                   Total assets                                           $945,000       $756,000        $914,000
                                                                          ========       ========        ========
            Liabilities and stockholders' equity
               Current liabilities                                        $470,000       $377,000        $554,000
               Long-term liabilities                                            -              -               -
                                                                          --------       --------        --------
                   Total liabilities                                       470,000        377,000         554,000
            Stockholders' equity                                           475,000        379,000         360,000
                                                                          --------       --------        --------
                   Total liabilities and stockholders' equity             $945,000       $756,000        $914,000
                                                                          ========       ========        ========


Condensed statements of earnings of Beehive Insurance are as follows:

                                                    Nine months ended
                                                       September 30,                 Year ended December 31,
                                                   ----------------------      ----------------------------------
                                                     1997          1996          1996         1995         1994
                                                   --------      --------      --------     --------     --------
            Net sales                              $523,000      $501,000      $578,000     $538,000     $598,000
            Operating expenses                      217,000       194,000       244,000      357,000      254,000
                                                   --------      --------      --------     --------     --------
                   Operating income                 306,000       307,000       334,000      181,000      344,000
            Other income, net                        19,000        20,000        29,000       38,000       27,000
                                                   --------      --------      --------     --------     --------
                   Earnings before income taxes     325,000       327,000       363,000      219,000      371,000
            Income taxes                            121,000       108,000       129,000       88,000      129,000
                                                   --------      --------      --------     --------     --------
                   Net earnings                     204,000       219,000       234,000      131,000      242,000
            Ownership percentage                      17.22%        17.22%        17.22%       17.22%       17.22%
                                                   --------      --------      --------     --------     --------
            Equity in net earnings of affiliate     $35,100       $37,700       $40,300      $22,600      $41,700
                                                   ========      ========      ========     ========     ========

                              CLYDE COMPANIES, INC.
                      (formerly W. W. Clyde Investment Co.)
                          NOTES TO FINANCIAL STATEMENTS

NOTE C - INCOME TAXES

       Income tax expense consists of the following:

                                                    Nine months ended
                                                       September 30,                Year ended December 31,
                                                   ----------------------     -----------------------------------
                                                     1997          1996         1996          1995         1994
                                                   --------      --------     --------    ----------     --------
               Current                             $  9,579      $  2,614     $ 33,707    $   48,653     $ 47,269
               Deferred                             779,138       995,387      933,777     1,272,835      915,536
                                                   --------      --------     --------    ----------     --------
                                                   $788,717      $998,001     $967,484    $1,321,488     $962,805
                                                   ========      ========     ========    ==========     ========


       The income tax provision reconciled to the tax computed at the federal statutory rate of 34% is as follows:


                                                     Nine months ended
                                                        September 30,               Year ended December 31,
                                                   ----------------------     -----------------------------------
                                                     1997          1996         1996         1995          1994
                                                   --------      --------     --------    ----------   ----------
            Income taxes at statutory rate         $746,742      $921,959     $986,769    $1,338,773   $1,010,548
            State income taxes, net of federal
               tax benefit                           72,478        89,484       95,775       129,940       98,083
            Dividends received deduction            (25,176)      (14,081)    (109,975)     (144,217)    (138,277)
            All other                                (5,327)          639       (5,085)       (3,008)      (7,549)
                                                   --------      --------     --------    ----------   ----------
                                                   $788,717      $998,001     $967,484    $1,321,488   $  962,805
                                                   ========      ========     ========    ==========   ==========


       Deferred tax assets and liabilities consist of the following:

                                                                       September 30,        December 31,
                                                                       ------------   ------------------------
                                                                           1997          1996          1995
                                                                       ------------   ----------    ----------
            Long-term deferred tax liability
               Investment in W. W. Clyde, Geneva Rock,

                   Utah Service and Beehive Insurance                   $9,932,225    $9,153,088    $8,219,311
                                                                        ==========    ==========    ==========

                              CLYDE COMPANIES, INC.
                      (formerly W. W. Clyde Investment Co.)
                          NOTES TO FINANCIAL STATEMENTS

NOTE D - SUBSEQUENT EVENTS

       Agreement and plan of merger

       On November 13, 1997, the Company adopted an "Agreement and Plan of Merger" whereby the following was effected:

       1. The name of the Company was changed to Clyde Companies, Inc.

       2. The Company changed its capital structure by authorizing ten million shares of "no par value" common stock and declaring a 40:1 stock split resulting in 2,303,920 shares outstanding.

       3. Directors of the Company approved the merger of the Company with W.W. Clyde & Co., Geneva Rock Products, Inc., Utah Service, Inc. and Beehive Insurance Agency, Inc., all related companies through common shareholders and the Company's equity investment in each entity (Note B).

       4. The merger upon majority approval of the shareholders of each respective company, will be effected by the exchange of shares of the Company's common stock with the respective shares of common stock held by the shareholders of each respective entity. The merger transaction will be accounted for in a manner similar to a pooling of interests. The exchange rates used in determining the number of shares to be exchanged are based upon independent valuations performed on each company to be acquired.

       Stock redemption plan

       The Company has adopted a stock redemption plan (the Plan) effective January 1, 1999. The Plan provides for the creation of a "Redemption Fund" (the Fund) which would be used to annually redeem shares of outstanding common stock from willing shareholders. The Fund will have an amount allocated to it annually by the Company between 5% and 10% of consolidated net earnings. The per share price to be paid the shareholders will be based on an annual valuation of the Company's common stock.

                              REPORT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
W. W. Clyde & Co.

We have audited the accompanying balance sheets of W. W. Clyde & Co. as of December 31, 1996 and 1995, and the related statements of earnings and retained earnings and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of W. W. Clyde & Co. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

Provo, Utah
February 27, 1997

                                W. W. Clyde & Co.
                                 BALANCE SHEETS

                                     ASSETS

                                                                  September 30,             December 31,
                                                                  -------------     -----------------------------
                                                                       1997             1996              1995
                                                                  -----------       -----------       -----------
                                                                  (unaudited)
CURRENT ASSETS

    Cash and cash equivalents (Notes B and J)                      $2,250,706        $3,616,669        $5,563,295
    Interest-bearing deposits in banks (Note J)                     8,430,509         8,218,785         7,550,022
    Contracts receivable
        Current                                                     3,202,655         2,191,928         2,084,533
        Retention                                                     394,967           545,982           600,922
    Income taxes receivable                                           143,686           405,669             6,783
    Other receivables                                                      -                 -             20,418
    Costs and estimated earnings in excess of billings:
        Contracts in progress (Note C)                                887,860           904,105           269,753
        Contracts completed                                           720,471           268,945                 -
    Prepaid expenses and other assets                                      -              2,431             4,182
    Inventories                                                       198,624           176,727           220,520
    Deferred income taxes (Note F)                                     57,073            25,487                 -
                                                                  -----------       -----------       -----------
             Total current assets                                  16,286,551        16,356,728        16,320,428

PROPERTY AND EQUIPMENT, AT COST

    Buildings and improvements                                        328,338           328,338           313,733
    Machinery and equipment                                        30,932,302        33,033,819        31,676,827
    Transportation equipment                                        7,065,930         6,745,645         6,545,954
    Furniture and fixtures                                            130,462           127,391            92,525
                                                                  -----------       -----------       -----------
                                                                   38,457,032        40,235,193        38,629,039
    Less accumulated depreciation and amortization                 30,163,992        31,842,600        30,585,703
                                                                  -----------       -----------       -----------
                                                                    8,293,040         8,392,593         8,043,336
    Land                                                              285,027           285,027           285,027
                                                                  -----------       -----------       -----------
                                                                    8,578,067         8,677,620         8,328,363
INVESTMENT IN AFFILIATE (Note D)                                   22,366,054        19,881,754        17,176,684
                                                                  -----------       -----------       -----------
                                                                  $47,230,672       $44,916,102       $41,825,475
                                                                  ===========       ===========       ===========


        The accompanying notes are an integral part of these statements.

                                W.W. Clyde & Co.

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                     September 30,           December 31,
                                                     ------------    ----------------------------
                                                         1997            1996            1995
                                                     ------------    ------------    ------------
                                                     (unaudited)
CURRENT LIABILITIES
    Accounts payable                                 $    598,979    $    498,475    $    610,000
    Subcontractors payable
        Current                                            41,062         112,393              --
        Retention                                          21,729         231,601          60,350
    Accrued expenses (Note G)                             367,397         152,964         175,849
    Billings in excess of costs and estimated
        earnings on contracts in progress (Note C)         96,481          96,481         195,637
    Income taxes payable                                       --              --         246,594
    Deferred income taxes (Note F)                             --              --           8,165
                                                     ------------    ------------    ------------
             Total current liabilities                  1,125,648       1,091,914       1,296,595
ACCRUED PENSION COSTS (Note I)                            223,780         258,417              --
DEFERRED INCOME TAXES (Note F)                          9,664,438       8,618,592       7,539,268
COMMITMENTS (Notes I and K)                                    --              --              --
STOCKHOLDERS' EQUITY (Notes E and L)
    Common stock, $10 par value;
        authorized 200,000 shares;
        issued 100,000 shares                           1,000,000       1,000,000       1,000,000
    Retained earnings                                  35,895,426      34,647,517      32,527,923
                                                     ------------    ------------    ------------
                                                       36,895,426      35,647,517      33,527,923
    Less cost of 5,456 shares of stock held
        in treasury                                      (538,311)       (538,311)       (538,311)
    Excess of additional pension cost over un-
        recognized net pension obligation,
        net of applicable income taxes (Note I)          (140,309)       (162,027)             --
                                                     ------------    ------------    ------------
                                                       36,216,806      34,947,179      32,989,612
                                                     ------------    ------------    ------------
                                                     $ 47,230,672    $ 44,916,102    $ 41,825,475
                                                     ============    ============    ============

        The accompanying notes are an integral part of these statements.

                                W. W. Clyde & Co.

                  STATEMENTS OF EARNINGS AND RETAINED EARNINGS

                                                    Nine months ended
                                                       September 30,                Year ended December 31,
                                                 ------------------------   ---------------------------------------
                                                    1997         1996           1996          1995          1994
                                                 -----------  -----------   -----------   -----------   -----------
                                                       (unaudited)
Earnings from construction (Notes H, J and K)

    Construction revenue                          $9,695,784  $14,674,157   $19,055,543   $21,325,495   $20,222,246
    Cost of construction                           9,452,460   12,756,171    17,115,558    18,198,944    18,590,221
                                                 -----------  -----------   -----------   -----------   -----------
         Gross profit                                243,324    1,917,986     1,939,985     3,126,551     1,632,025
General and administrative expenses                1,107,568      994,955     1,443,165     1,254,961     1,321,299
                                                 -----------  -----------   -----------   -----------   -----------
         Operating profit (loss)                    (864,244)     923,031       496,820     1,871,590       310,726
Other income (expense)
    Gain on sale of property and equipment           253,542       63,541        63,541       196,165        29,685
    Interest income                                  386,053      474,390       640,667       697,056       547,246
    Interest expense                                      --           --            --            --        (1,464)
    Other income, net                                 35,001       53,938        63,663        85,693        86,096
    Equity in net earnings of affiliate (Note D)   2,484,300    2,614,700     2,932,500     3,817,100     3,061,500
                                                 -----------  -----------   -----------   -----------   -----------
                                                   3,158,896    3,206,569     3,700,371     4,796,014     3,723,063
                                                 -----------  -----------   -----------   -----------   -----------
         Earnings before income taxes              2,294,652    4,129,600     4,197,191     6,667,604     4,033,789

Income taxes (Note F)                                857,655    1,583,933     1,510,333     2,431,461     1,448,767
                                                 -----------  -----------   -----------   -----------   -----------
         NET EARNINGS                              1,436,997    2,545,667     2,686,858     4,236,143     2,585,022
Retained earnings at beginning of period          34,647,517   32,527,923    32,527,923    29,237,220    27,597,638
Cash dividends (Note E)                             (189,088)         -        (567,264 )    (945,440)     (945,440)
                                                 -----------  -----------   -----------   -----------   -----------
Retained earnings at end of period               $35,895,426  $35,073,590   $34,647,517   $32,527,923   $29,237,220
                                                 ===========  ===========   ===========   ===========   ===========
Earnings per common share                            $ 15.20      $ 26.92       $ 28.42       $ 44.81       $ 27.34
Weighted average shares outstanding                   94,544       94,544        94,544        94,544        94,544



        The accompanying notes are an integral part of these statements.

                                W. W. Clyde & Co.

                            STATEMENTS OF CASH FLOWS

                                                      Nine months ended
                                                         September 30,                   Year ended December 31,
                                                 ---------------------------     -------------------------------------------
                                                     1997           1996            1996            1995            1994
                                                 -----------     -----------     -----------     -----------     -----------
                                                         (unaudited)
Increase in cash and cash equivalents
  Cash flows from operating activities

    Net earnings                                 $ 1,436,997     $ 2,545,667     $ 2,686,858     $ 4,236,143     $ 2,585,022
    Adjustments to reconcile net earnings to
      net cash provided by operating activities

       Depreciation                                1,184,747       1,441,219       1,815,721       1,691,221       1,431,047
       Gain on sale of property and
           equipment                                (253,542)        (63,541)        (63,541)       (196,165)        (29,685)
       Equity in net earnings of affiliate        (2,484,300)     (2,614,700)     (2,932,500)     (3,817,100)     (3,061,500)
       Deferred income taxes                       1,001,341       1,148,397       1,142,062       1,297,225       1,022,238
       Changes in assets and liabilities
           Contracts receivable                     (859,712)        543,630         (52,455)       (730,840)      3,678,751
           Costs and estimated earnings in
              excess of billings on contracts
              in progress and completed             (435,281)     (3,070,225)       (903,297)        367,850         164,270
           Prepaid expenses and other assets           2,431           4,182           1,751         298,565          70,133
           Income taxes receivable                   261,983           6,783        (398,886)        208,075         152,477
           Other receivables                              --          16,575          20,418         (20,418)         78,593
           Inventories                               (21,897)        (36,288)         43,793        (136,617)         11,239
           Accounts payable                          100,504        (459,744)       (111,525)         84,079        (708,911)
           Subcontractors payable                   (281,203)          9,886         283,644         (44,713)         (8,954)
           Other liabilities and accrued
              expenses                               214,433         125,309         (22,885)        (76,292)         63,504
           Income taxes payable                           --        (172,765)       (246,594)        245,755         (29,360)
           Billings in excess of costs and
              estimated earnings on
              contracts in progress                       --              --         (99,156)        (85,404)        249,435
                                                 -----------     -----------     -----------     -----------     -----------

                   Total adjustments              (1,570,496)     (3,211,282)     (1,523,450)       (914,779)      3,083,277
                                                 -----------     -----------     -----------     -----------     -----------

                   Net cash provided by
                       (used in) operating
                       activities                   (133,499)       (575,615)      1,163,408       3,321,364       5,668,299
                                                 -----------     -----------     -----------     -----------     -----------

                                   (Continued)

        The accompanying notes are an integral part of these statements.

                                W. W. Clyde & Co.

                                                         Nine months ended
                                                            September 30,                   Year ended December 31,
                                                    ---------------------------    -------------------------------------------
                                                        1997            1996          1996            1995           1994
                                                     -----------    -----------    -----------    -----------    ------------
                                                            (unaudited)
   Cash flows from investing activities
       Purchases of property and equipment            (1,266,193)    (2,178,681)    (2,220,046)    (4,551,214)       (996,085)
       Proceeds from sale of property and
          equipment                                      434,541        117,340        118,609        246,875          58,743
       Net increase in interest-bearing
          deposits                                      (211,724)    (1,149,978)      (668,763)    (2,857,022)             --
       Proceeds from maturity of held-to-maturity
          securities                                          --             --             --      4,976,979      13,311,520
       Purchase of investments                                --             --             --             --     (14,854,043)
       Dividends received from affiliate                      --             --        227,430        227,430         204,687
                                                     -----------    -----------    -----------    -----------    ------------
               Net cash used in
                 investing activities                 (1,043,376)    (3,211,319)    (2,542,770)    (1,956,952)     (2,275,178)
                                                     -----------    -----------    -----------    -----------    ------------
   Cash flows from financing activities -
       dividends paid                                   (189,088)            --       (567,264)      (945,440)       (945,440)
                                                     -----------    -----------    -----------    -----------    ------------
               Net (decrease) increase
                 in cash and cash equivalents         (1,365,963)    (3,786,934)    (1,946,626)       418,972       2,447,681

Cash and cash equivalents at beginning
   of period                                           3,616,669      5,563,295      5,563,295      5,144,323       2,696,642
                                                     -----------    -----------    -----------    -----------    ------------
Cash and cash equivalents at end of period           $ 2,250,706    $ 1,776,361    $ 3,616,669    $ 5,563,295    $  5,144,323
                                                     ===========    ===========    ===========    ===========    ============
Supplemental disclosures of cash flow information
   Cash paid during the period for:
       Interest                                      $        --    $        --    $        --    $        --    $      1,500
       Income taxes                                      704,610        759,070        759,070        887,500         313,000



Noncash investing and financing activities

At September 30, 1997 and December 31, 1996, the Company had an excess of additional pension cost over unrecognized net pension obligation of $140,309 and $162,027, respectively. As a result, deferred tax assets were increased by $83,471 and $12,919, respectively.

        The accompanying notes are an integral part of these statements.

                                W. W. CLYDE & CO.
                          NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows. Insofar as the notes refer to September 30, 1997 and to the nine months ended September 30, 1997 and September 30, 1996, they are not audited. In the opinion of management, the unaudited financial statements for the nine months ended September 30, 1997 and September 30, 1996 include all adjustments, consisting of normal recurring accruals, necessary to present fairly the Company's results of operations and cash flows. Operating results for the nine months ended September 30, 1997 are not necessarily indicative of the results that may be expected for the full year.

       1.   Financial Statement Presentation

       The accounting and reporting policies of W. W. Clyde & Co. (the Company) conform with generally accepted accounting principles and with general practices in the construction industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ significantly from those estimates.

       2.   Business activity

       The Company is involved in the construction of highways, bridges, dams, and other types of construction work involving the moving of large quantities of earth.

       3.   Inventories

       Inventories consisting of steel products, pipe, oil and grease, and tires are recorded at the lower of cost or market, using the first-in, first-out method.

       4.   Method of accounting for long-term contracts

       The accompanying financial statements have been prepared using the percentage-of-completion method of accounting and, therefore, take into account the costs, estimated earnings, and revenue to date on contracts not yet completed.

       The amount of revenue recognized at statement date is that portion of the total contract price that cost expended to date bears to anticipated final total cost, based on current estimates of cost to complete. At the time a loss on a contract becomes known, the entire amount of the estimated ultimate loss is recognized in the financial statements. Contract costs include all direct labor and benefits, materials unique to or installed in the project, subcontractor costs and indirect cost allocations, employee benefits, and construction equipment expense. As long-term contracts extend over one or more years, revisions in cost and earnings estimates during the course of the work are reflected in the accounting period in which the facts that require the revision become known.

                                W. W. CLYDE & CO.
                          NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

       4.   Method of accounting for long-term contracts - continued

       The current assets, "costs and estimated earnings in excess of billings on contracts in progress and completed," represent revenues recognized in excess of amounts billed (underbillings), and the current liability, "billings in excess of costs and estimated earnings on contracts in progress," represents billings in excess of revenues recognized (overbillings).

       5.   Depreciation

       Depreciation of property and equipment is provided principally on accelerated methods for both financial and tax reporting purposes. Estimated useful lives used in the computation of depreciation are as follows:

                                                                      Years
                                                                      -----
          Buildings and improvements                                  5-30
          Machinery and equipment                                     7
          Transportation equipment                                    5-7
          Furniture and fixtures                                      5-10

       6.   Cash flows

       For purposes of the financial statements, the Company considers all highly liquid investments purchased with a maturity of 90 days or less to be cash equivalents. For those cash equivalents, the carrying amount is a reasonable estimate of fair value.

       7.   Deferred income taxes

       The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred income tax assets and liabilities are recorded based on the difference between the financial statement and tax bases of assets and liabilities as measured by the currently enacted tax rates in effect for the years in which these differences are expected to reverse. Deferred tax expense or benefit is the result of changes in deferred tax assets and liabilities.

       8.   Earnings per share

       Earnings per common share are based upon the weighted average number of common shares outstanding during the period presented.

       9.   Fair value of financial instruments

       The carrying value of the Company's cash and cash equivalents, receivables, accounts payable and accrued liabilities approximate their fair values.

                                W. W. CLYDE & CO.
                          NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

       10. Recently issued accounting statements not yet adopted

       Earnings per share

       In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 128 (SFAS 128), "Earnings Per Share." SFAS 128 eliminates the presentation of primary earnings per share (EPS) and requires the presentation of basic EPS, which includes no common stock equivalents and thus no dilution. The statement also eliminates the modified treasury stock method of computing potential common shares. This statement is effective for financial statements issued for periods ending after December 15, 1997.

       Capital Structure

       Also in February 1997, the FASB issued Statement of Financial Accounting Standards No. 129 (SFAS 129), "Disclosure of Information about Capital Structure." SFAS 129 consolidates in one statement disclosures about the rights of outstanding securities and changes in the number of equity securities during the period, disclosures about liquidation preferences and preferred stock, and disclosures about redemption requirements of certain redeemable stock. Disclosures were previously included in Accounting Principles Board (APB) Opinion 15, APB Opinion 10 and SFAS 47. The statement does not change the required disclosures about capital structure for entities currently subject to the requirements of APB Opinions 10 and 15 and SFAS 47. SFAS 129 is effective for financial statements for interim and annual periods ending after December 15, 1997.

       Comprehensive income

       In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130 (SFAS 130), "Reporting Comprehensive Income." SFAS 130 requires entities presenting a complete set of financial statements to include details of comprehensive income that arise in the reporting period. Comprehensive income consists of net income or loss for the current period and other comprehensive income, which consists of revenue, expenses, gains, and losses that bypass the income statement and are reported directly in a separate component of equity. Other comprehensive income includes, for example, foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investment securities. SFAS 130 requires that components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. This statement is effective for fiscal years beginning after December 15, 1997, and requires restatement of prior period financial statements presented for comparative purposes.

                                W. W. CLYDE & CO.
                          NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

       10.  Recently issued accounting statements not yet adopted - continued

       Disclosure of segments

       Also in June 1997, the FASB issued Statement of Financial Accounting Standards No. 131 (SFAS 131), "Disclosures about Segments of an Enterprise and Related Information." This statement requires an entity to report financial and descriptive information about their reportable operating segments. An operating segment is a component of an entity for which financial information is developed and evaluated by the entity's chief operating decision maker to assess performance and to make decisions about resource allocation. Entities are required to report segment profit or loss, certain specific revenue and expense items and segment assets based on financial information used internally for evaluating performance and allocating resources. This statement is effective for fiscal years beginning after December 15, 1997, and requires restatement of prior period financial statements presented for comparative purposes.

       The Company does not believe that the adoption of SFAS 128, SFAS 129, SFAS 130 and SFAS 131 will have a material effect on the Company's consolidated financial statements.

       11.  Reclassifications - not material

       Certain reclassifications have been made to the 1996, 1995 and 1994 financial statements to conform to the September 30, 1997 presentation.

NOTE B - CASH AND CASH EQUIVALENTS

       For purposes of the statement of cash flows, cash and cash equivalents consist of the following:

                                                                              December 31,
                                                  September 30,      ----------------------------
                                                      1997              1996              1995
                                                  -------------      ----------        ----------
Cash and interest bearing deposits in banks        $  585,712        $1,992,328        $2,956,484
Repurchase agreements                               1,664,994         1,624,341         2,606,811
                                                   ----------        ----------        ----------
    Total cash and cash equivalents                $2,250,706        $3,616,669        $5,563,295
                                                   ==========        ==========        ==========

                                W. W. CLYDE & CO.
                          NOTES TO FINANCIAL STATEMENTS

NOTE C - CONTRACTS IN PROGRESS

       Costs incurred to date, estimated earnings, and the related progress billings to date on contracts in progress are as follows:

                                                             December 31,
                                 September 30,      ------------------------------
                                     1997               1996               1995
                                 -----------        -----------        -----------
Costs incurred to date           $20,162,312        $17,561,289        $18,308,195
Estimated earnings                 4,088,328          3,597,419          3,360,428
                                 -----------        -----------        -----------
Revenue recognized                24,250,640         21,158,708         21,668,623
Progress billings to date         23,459,261         20,351,084         21,594,507
                                 -----------        -----------        -----------
   Net underbillings             $   791,379        $   807,624        $    74,116
                                 ===========        ===========        ===========

The following are included in the accompanying balance sheets under the captions below:

                                                                            December 31,
                                                September 30,       -----------------------------
                                                    1997               1996               1995
                                                -------------       ----------         ----------
Costs and estimated earnings in excess
    of billings on contracts in progress          $887,860           $904,105          $ 269,753
Billings in excess of costs and estimated
    earnings on contracts in progress              (96,481)           (96,481)          (195,637)
                                                  --------           --------          ---------
                                                  $791,379           $807,624          $  74,116
                                                  ========           ========          =========

                                W. W. CLYDE & CO.
                          NOTES TO FINANCIAL STATEMENTS

NOTE D - INVESTMENT IN AFFILIATE

       The Company owns 34.77% of the outstanding common stock of Geneva Rock Products, Inc. The investment is accounted for under the equity method. The complete financial statements of Geneva Rock Products, Inc. are included in the S-4 registration statement.

       The investment in Geneva Rock Products, Inc., consists of the following:

                                                        September 30,                 December 31,
                                                        -------------       --------------------------------
                                                            1997                1996                1995
                                                        ------------        ------------        ------------
Investment, at cost                                      $    94,410         $    94,410         $    94,410
                                                         -----------         -----------         -----------
Equity in unrealized increase in investment
   Balance at beginning of period                         19,787,344          17,082,274          13,492,604
   Unrealized net income before deferred
       income taxes of $926,644 in 1997,
       $1,578,791 in 1996 and $1,338,910 in 1995           2,484,300           2,932,500           3,817,100

   Less dividends received during the period                      --             227,430             227,430
                                                         -----------         -----------         -----------
            Total equity in unrealized increase
                in investment                             22,271,664          19,787,344          17,082,274
                                                         -----------         -----------         -----------
            Total investment in Geneva Rock
                Products, Inc.                           $22,366,054         $19,881,754         $17,176,684
                                                         ===========         ===========         ===========

       Summary balance sheets of Geneva Rock Products, Inc. consist of the following:

                                                September 30,                December 31,
                                                -------------       --------------------------------
                                                    1997                1996                1995
                                                ------------        ------------        ------------
Assets
   Current assets                                $42,113,000         $35,240,000         $31,230,000
   Property and equipment, net of
       depreciation                               39,742,000          36,528,000          24,580,000
   Other assets                                    2,743,000           3,080,000             892,000
                                                 -----------         -----------         -----------
            Total assets                         $84,598,000         $74,848,000         $56,702,000
                                                 ===========         ===========         ===========
Liabilities and stockholders' equity
   Current liabilities                           $ 9,912,000         $ 8,036,000         $ 5,289,000
   Long-term liabilities                          10,362,000           9,633,000           2,014,000
                                                 -----------         -----------         -----------
            Total liabilities                     20,274,000          17,669,000           7,303,000

Stockholders' equity                              64,324,000          57,179,000          49,399,000
                                                 -----------         -----------         -----------
            Total liabilities and stock-
                holders' equity                  $84,598,000         $74,848,000         $56,702,000
                                                 ===========         ===========         ===========

                                W. W. CLYDE & CO.
                          NOTES TO FINANCIAL STATEMENTS

NOTE D - INVESTMENT IN AFFILIATE - CONTINUED

       Summary statements of earnings of Geneva Rock Products, Inc., are as follows:

                                                Nine months ended
                                                   September 30,                      Year ended December 31,
                                          ---------------------------    ---------------------------------------------
                                             1997            1996            1996             1995            1994
                                          -----------     -----------    ------------     ------------     -----------
Net sales                                 $94,736,000     $85,260,000    $105,451,000     $100,422,000     $80,526,000
Cost of sales                              79,560,000      71,566,000      88,900,000       80,811,000      65,205,000
                                          -----------     -----------    ------------     ------------     -----------
Gross profit                               15,176,000      13,694,000      16,551,000       19,611,000      15,321,000
Operating expenses                          3,888,000       1,973,000       3,023,000        3,073,000       2,117,000
                                          -----------     -----------    ------------     ------------     -----------
       Income before income taxes          11,288,000      11,721,000      13,528,000       16,538,000      13,204,000
Income taxes                                4,143,000       4,201,000       5,094,000        5,560,000       4,399,000
                                          -----------     -----------    ------------     ------------     -----------
       Net earnings                         7,145,000       7,520,000       8,434,000       10,978,000       8,805,000
Ownership percentage                            34.77%         34,77%           34.77%           34.77%          34.77%
                                          -----------     -----------    ------------     ------------     -----------
Equity in net earnings of affiliate       $ 2,484,300     $ 2,614,700    $  2,932,500     $  3,817,100     $ 3,061,500
                                          ===========     ===========    ============     ============     ===========

NOTE E - DIVIDENDS

       Dividends of $2 per share for the nine month period ended September 30, 1997 and dividends of $6 per share for the year ended December 31, 1996, respectively, were declared on 94,544 shares outstanding. Dividends of $10 per share were declared for the years ended December 31, 1995 and 1994, respectively, on 94,544 shares outstanding.

NOTE F - INCOME TAXES

       Income tax expense (benefit) consists of the following:

                 Nine months ended
                    September 30,                Year ended December 31,
            -------------------------    --------------------------------------
              1997           1996          1996          1995          1994
            ----------     ----------    ----------    ----------    ----------
Current     $ (143,686)    $  435,536    $  368,271    $1,134,236    $  426,529
Deferred     1,001,341      1,148,397     1,142,062     1,297,225     1,022,238
            ----------     ----------    ----------    ----------    ----------
            $  857,655     $1,583,933    $1,510,333    $2,431,461    $1,448,767
            ==========     ==========    ==========    ==========    ==========

                                W. W. CLYDE & CO.
                          NOTES TO FINANCIAL STATEMENTS

NOTE F - INCOME TAXES - CONTINUED

       The income tax provision reconciled to the tax computed at the federal statutory rate of 34% is as follows:

                                           Nine months ended
                                             September 30,                 Year ended December 31,
                                         ----------------------    ----------------------------------------
                                           1997          1996          1996           1995           1994
                                         --------    ----------    ----------     ----------     ----------
Income taxes at statutory rate           $780,182    $1,404,064    $1,427,045     $2,266,985     $1,371,500
Differences due to dividends received
   deduction                                   --            --       (61,861)       (61,861)        55,675
Nondeductible expense                       1,596         1,197            --             --          1,849
State income taxes, net of federal
   tax benefit                             75,877       134,496       138,780        220,031         42,428
Other                                          --        44,176         6,369          6,306        (22,685)
                                         --------    ----------    ----------     ----------     ----------
                                         $857,655    $1,583,933    $1,510,333     $2,431,461     $1,448,767
                                         ========    ==========    ==========     ==========     ==========

       Deferred tax assets and liabilities consist of the following:

                                                September 30,           December 31,
                                                -------------   ---------------------------
                                                    1997            1996             1995
                                                -------------   -----------     -----------
                                                 (unaudited)
 Deferred tax assets (liabilities)
    Construction contracts                      $    57,073     $    25,487     $    (8,165)
    Accrued pension cost                            164,655         138,059              --
    Equipment temporary differences              (1,447,955)     (1,332,631)     (1,124,239)
    Investment in Geneva Rock Products, Inc.     (8,381,138)     (7,424,020)     (6,415,029)
                                                -----------     -----------     -----------
                                                $(9,607,365)    $(8,593,105)    $(7,547,433)
                                                ===========     ===========     ===========

                                W. W. CLYDE & CO.
                          NOTES TO FINANCIAL STATEMENTS

NOTE G - OTHER LIABILITIES AND ACCRUED EXPENSES

       Other liabilities and accrued expenses consist of the following:

                                    September 30,        December 31,
                                    -------------  ------------------------
                                        1997          1996          1995
                                    -------------  ----------    ----------
Accrued pension costs                  $217,654      $111,715     $     --
Accrued insurance                       119,269            --           --
Payroll and related expenses                 --        40,809        6,728
Other                                    30,474           440      169,121
                                       --------      --------     --------
                                       $367,397      $152,964     $175,849
                                       ========      ========     ========

NOTE H - RELATED PARTY TRANSACTIONS

       The following is a summary of related party transactions that occurred during the nine months ended September 30, 1997 and 1996 and the years ended December 31, 1996, 1995 and 1994. Related parties considered herein include the officers and stockholders of the Company, Geneva Rock Products, Inc., and other entities owned by the owners of the Company.

       The Company performed construction work for and sold construction materials to affiliates totaling approximately $214,191 and $291,172 for the nine months ended September 30, 1997 and 1996, respectively, and $519,000, $1,700,000, and $447,000 for the years ended December 31, 1996,
       1995 and 1994, respectively.

       The Company was charged $1,035,560 and $1,023,549 for the nine months ended September 30, 1997 and 1996, respectively, and $1,246,000, $351,000 and $583,000 for the years ended December 31, 1996, 1995 and 1994, respectively, for construction work, services, and construction materials provided by affiliates.

NOTE I - PENSION PLAN

       The Company has a noncontributory defined benefit pension plan covering substantially all of its non-union employees. The benefits are based on years of service and the employee's compensation during the last five years of employment. The Company's funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes. Contributions are intended to provide not only for benefits attributed to services to date but also for those benefits expected to be earned in the future. Employees vest 100% after five years.

                               W. W. CLYDE & CO.
                         NOTES TO FINANCIAL STATEMENTS

NOTE I - PENSION PLAN - CONTINUED

       Actuarial present value of benefit obligations are as follows:

                                                   September 30,            December 31,
                                                   -------------    -----------------------------
                                                       1997             1996             1995
                                                   ------------     ------------     ------------
Accumulated benefit obligation, including
   vested benefits of $1,786,040 ($1,685,462 in
   1996 and $1,941,766 in 1995)                     $ 1,818,070      $ 1,715,688      $ 1,957,939
                                                    ===========      ===========      ===========
Projected benefit obligation for service
   rendered to date                                 $(2,607,865)     $(2,461,007)     $(3,399,116)
Plan assets at fair value, primarily listed
   stocks                                             1,376,636        1,345,556        2,433,257
                                                    -----------      -----------      -----------
Plan assets in deficiency of projected
   benefit obligation                                (1,231,229)      (1,115,451)        (965,859)
Unrecognized net loss from past ex-
   perience different from that assumed
   and effects of changes in assumptions              1,246,118        1,264,184        1,316,454
Unrecognized net obligation at January 1,
   1989, being recognized over 15 years                (232,543)        (260,448)        (297,655)
                                                    -----------      -----------      -----------
Prepaid (accrued) pension cost                      $  (217,654)     $  (111,715)     $    52,940
                                                    ===========      ===========      ===========

       Net pension cost includes the following components:

                                            Nine months ended
                                               September 30,                   Year ended December 31,
                                        -------------------------     ----------------------------------------
                                           1997           1996           1996           1995           1994
                                        ----------     ----------     ----------     ----------     ----------
Service cost--benefits earned during
   the period                            $ 51,774       $ 69,164       $ 92,218      $  80,383       $ 62,299
Interest cost on projected benefit
   obligation                             128,250        115,605        154,140        128,193        145,383
Actual return on plan assets              (64,246)       (62,645)       (83,527)      (214,787)       (91,906)
Net amortization and deferral              (9,839)         1,367          1,824         25,133        (99,396)
                                         --------       --------       --------      ---------       --------
Net periodic pension cost                $105,939       $123,491       $164,655      $  18,922       $ 16,380
                                         ========       ========       ========      =========       ========

                                W. W. CLYDE & CO.
                          NOTES TO FINANCIAL STATEMENTS

NOTE I - PENSION PLAN - CONTINUED

The following table sets forth the funded status and amounts recognized in the Company's balance sheet at September 30, 1997 and December 31, 1996:

                                                  September 30,   December 31,
                                                      1997            1996
                                                  ------------    ------------
Actuarial present value of benefit obligations

   Vested benefit obligation                       $1,786,040      $1,685,462
                                                   ==========      ==========
   Projected benefit obligation                    $2,607,865      $2,461,007
                                                   ==========      ==========
   Accumulated benefit obligation                  $1,818,070      $1,715,688

   Plan assets at fair value (primarily U.S.
       government securities and common stock
       funds)                                       1,376,636       1,345,556
                                                   ----------      ----------
   Accumulated benefit obligation greater
       than plan assets                               441,434         370,132
   Pension liability included in accrued
       expenses                                       217,654         111,715
                                                   ----------      ----------
   Additional accrued pension costs
        recognized on the balance sheet               223,780         258,417
   Applicable income taxes                             83,471          96,390
                                                   ----------      ----------
   Excess of additional pension cost over
       unrecognized net pension obligation
       recorded as reduction of stockholders'
       equity                                      $  140,309      $  162,027
                                                   ==========      ==========

The weighted-average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation ranged from 7% and 4% for the nine months ended September 30, 1997 and 1996 respectively and 7% to 7.5% and 4% to 3%, respectively, for the years ended December 31, 1996, 1995 and 1994. The expected long-term rate of return on assets ranged from 7.5% for the nine months ended September 30, 1997 and 1996 and 7.5% to 6.5% for the years ending December 31, 1996, 1995, and 1994, respectively.

                                W. W. CLYDE & CO.
                          NOTES TO FINANCIAL STATEMENTS

NOTE J - CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS

       The Company maintains cash balances and interest bearing deposits at several financial institutions located in the United States. Accounts at each institution are secured by the Federal Deposit Insurance Corporation up to $100,000. Uninsured balances aggregate to approximately $8,545,000 as of September 30, 1997 and $8,900,000 and $13,400,000 as of December 31, 1996 and 1995, respectively.

       The Company has billed and unbilled receivables of approximately $5,206,000 for the nine months ended September 30, 1997 and $3,911,000 and $2,950,000 as of December 31, 1996 and 1995, respectively from project owners in the private and governmental sector which relate to work performed primarily in Wyoming and Utah.

       At September 30, 1997, December 31, 1996 and 1995, the Company had contracts receivable due from its largest customer approximating $2,315,850, $2,109,940 and $1,718,558, respectively. Remaining contracts receivable at September 30, 1997, December 31, 1996 and 1995 were due from a variety of other customers under normal credit terms.

       Construction revenue for the nine months ended September 30, 1997, December 31, 1996 and 1995 from the Company's largest customer (only customer in excess of 10%) represented approximately 26%, 38% and 33%, respectively.

NOTE K - BACKLOG

       The following schedule shows backlog activity representing signed contracts, excluding fees from management contracts, from January 1, 1997 through September 30, 1997:

       Balance, January 1, 1997                                    $   827,998
       Contract adjustments                                          4,019,457
       New contracts                                                13,204,508
                                                                   -----------
                                                                    18,051,963
       Less contract revenue earned                                  9,695,784
                                                                   -----------
       Balance, September 30, 1997                                 $ 8,356,179
                                                                   ===========

       In addition, between September 30, 1997 and November 11, 1997, the Company entered into additional construction with revenues of $1,856,774.

NOTE L - SUBSEQUENT EVENTS

       On November 13, 1997, Clyde Companies, Inc., which owns 33.78% of the Company, adopted an "Agreement and Plan of Merger" which provides for the merger of Clyde Companies, Inc. with the Company and certain other companies related through common stockholders.

                                W. W. CLYDE & CO.
                          NOTES TO FINANCIAL STATEMENTS

NOTE L - SUBSEQUENT EVENTS - CONTINUED

       The merger upon majority approval of the stockholders of each respective company, will be effected by the exchange of shares of Clyde Companies, Inc. common stock with the respective shares of common stock held by the Company's stockholders. The merger transaction will be accounted for in a manner similar to a pooling of interests. The exchange rates used in determining the number of shares to be exchanged are based upon independent valuations performed on each company to be acquired.

       In connection with the transaction, Clyde Companies, Inc. is preparing to file a registration statement Form S-4 with the Securities and Exchange Commission.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of Geneva Rock Products, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheets of Geneva Rock Products, Inc. and Subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Geneva Rock Products, Inc. and Subsidiary as of December 31, 1996 and 1995, and the consolidated results of their operations and their consolidated cash flows for each of the years in the three year period ended December 31, 1996, in conformity with generally accepted accounting principles.


February 15, 1997

GENEVA ROCK PRODUCTS, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

                                               September 30,           December 31,
                                                   1997            1996            1995
                                               -------------   ------------    ------------
                                                (unaudited)
ASSETS

CURRENT ASSETS:

   Cash                                        $  5,245,294    $  7,752,630    $ 11,924,153
   Accounts receivable                           28,874,541      18,545,642      15,437,932
   Inventory                                      7,759,314       6,844,977       2,511,753
   Prepaid expenses                                 233,520         244,239         488,944
   Federal and state income taxes receivable                      1,830,825         867,414
   Deferred tax asset                                    --          21,269              --
                                               ------------    ------------    ------------
         Total current assets                    42,112,669      35,239,582      31,230,196

PROPERTY, PLANT AND EQUIPMENT:

   Land                                           9,175,552      11,286,396       8,963,628
   Buildings                                      5,079,264       2,623,128       1,293,964
   Office equipment                                 866,337         797,253         511,259
   Machinery and equipment                       26,055,659      23,031,549      13,318,367
   Transportation equipment                      22,707,634      20,382,107      18,112,947
   Batch plant                                   10,164,939       9,095,766       8,004,380
   Wells                                            120,764         120,764         147,147
                                               ------------    ------------    ------------
   Accumulated depreciation and depletion       (34,428,121)    (30,809,018)    (25,771,872)
                                               ------------    ------------    ------------

         Net fixed assets                        39,742,028      36,527,945      24,579,820

OTHER ASSETS:

   Non-compete agreements                            84,000         153,154         420,440
   Long-term investment                             238,120         270,717         303,018
   Other                                            373,220         396,538         168,314
   Goodwill, net of accumulated amortization      2,047,746       2,259,730              --
                                               ------------    ------------    ------------

         Total other assets                       2,743,086       3,080,139         891,772
                                               ------------    ------------    ------------

            Total assets                       $ 84,597,783    $ 74,847,666    $ 56,701,788
                                               ============    ============    ============


        The accompanying notes are an integral part of these statements.

GENEVA ROCK PRODUCTS, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

                                                    September 30,       December 31,
                                                    ------------- -------------------------
                                                        1997         1996          1995
                                                    -----------   -----------   -----------
                                                    (unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Current portion of notes and
     capital leases payable                         $ 3,173,911   $ 1,689,494   $   224,002
   Accounts payable                                   6,213,911     4,450,178     3,646,944
   Accrued liabilities                                2,117,901     1,896,453     1,417,709
   Income tax payable                                   859,961            --            --
                                                    -----------   -----------   -----------
     Total current liabilities                       12,365,684     8,036,125     5,288,655

LONG-TERM LIABILITIES:

   Notes payable and capital leases payable           5,291,698     7,496,531       667,339
   Long-term pension payable                            168,330       168,330            --
   Deferred tax liability                             2,448,281     1,967,867     1,346,917
                                                    -----------   -----------   -----------

     Total long-term liabilities                      7,908,309     9,632,728     2,014,256
                                                    -----------   -----------   -----------
       Total Liabilities                             20,273,993    17,668,853     7,302,911
STOCKHOLDERS' EQUITY:

   Common stock, $10 par value, 21,802 shares
     issued and outstanding, 50,000
     shares authorized                                  218,020       218,020       218,020
   Paid-in-capital in excess of par                      28,456        28,456        28,456
   Retained earnings                                 64,077,314    56,932,337    49,152,401
                                                    -----------   -----------   -----------

     Total stockholders' equity                      64,323,790    57,178,813    49,398,877
                                                    -----------   -----------   -----------

       Total liabilities and stockholders' equity   $84,597,783   $74,847,666   $56,701,788
                                                    ===========   ===========   ===========



        The accompanying notes are an integral part of these statements.

GENEVA ROCK PRODUCTS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME

                                             Nine Months Ended                   Year Ended December 31,
                                       ------------------------------            -----------------------
                                       September 30,   September 30,
                                          1997             1996           1996             1995            1994
                                      -------------   -------------   -------------    -------------   -------------
                                           (unaudited)    (unaudited)

GROSS SALES AND CONTRACT INCOME       $  94,736,195   $  85,260,106   $ 116,348,692    $ 100,422,149   $  80,525,668

COST OF SALES AND CONTRACTS              79,559,984      71,565,986      98,907,330       80,811,164      65,205,275
                                      -------------   -------------   -------------    -------------   -------------

GROSS PROFIT ON SALES AND CONTRACTS      15,176,211      13,694,120      17,441,362       19,610,985      15,320,393

GENERAL AND ADMINISTRATIVE EXPENSES       4,143,083       2,783,935       4,979,299        3,172,944       2,655,499
                                      -------------   -------------   -------------    -------------   -------------

OPERATING INCOME                         11,033,128      10,910,185      12,462,063       16,438,041      12,664,894

OTHER INCOME (EXPENSE):

   Income from long-term investment              --              --          28,601           52,454          46,992
   Other income                             255,151         810,317         766,958          865,318       1,154,525
   Gain (loss) on fixed assets                   --              --         (14,288)              --              --
                                      -------------   -------------   -------------    -------------   -------------

     Total other income                     255,151         810,317         781,271          917,772       1,201,517
                                      -------------   -------------   -------------    -------------   -------------

INCOME BEFORE INCOME TAXES               11,288,279      11,720,502      13,243,334       17,355,813      13,866,411

INCOME TAXES:

   Current                                3,641,619       3,691,887       4,577,464        6,190,700       4,985,977
   Deferred                                 501,683         508,726         231,873          187,009          75,727
                                      -------------   -------------   -------------    -------------   -------------

       Total income taxes                 4,143,302       4,200,613       4,809,337        6,377,709       5,061,704
                                      -------------   -------------   -------------    -------------   -------------

NET INCOME                            $   7,144,977   $   7,519,889   $   8,433,997    $  10,978,104   $   8,804,707
                                      =============   =============   =============    =============   =============

EARNING PER SHARE                     $      327.72   $      344.92   $      386.85    $      503.54   $      403.85
                                      =============   =============   =============    =============   =============

Average shares outstanding                   21,802          21,802          21,802           21,802          21,802
                                      =============   =============   =============    =============   =============




        The accompanying notes are an integral part of these statements.

GENEVA ROCK PRODUCTS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
Years Ended December 31, 1996,
1995 and Nine Months Ended September 30, 1997

                                                      Capital in
                                         Common       excess of       Retained
                                          stock       par value       earnings
                                      ------------   ------------   ------------
Balance at December 31, 1993          $    218,020   $     28,456   $ 30,612,304

Net Income for 1994                             --             --      8,804,707

Cash Dividends Paid on Common Stock             --             --       (588,654)
                                      ------------   ------------   ------------

Balance at December 31, 1994               218,020         28,456     38,828,357

Net Income for 1995                             --             --     10,978,104

Cash Dividends Paid on Common Stock             --             --       (654,060)
                                      ------------   ------------   ------------

Balance at December 31, 1995               218,020         28,456     49,152,401

Net Income for 1996                             --             --      8,433,997

Cash Dividends Paid on Common Stock             --             --       (654,061)
                                      ------------   ------------   ------------

Balance at December 31, 1996               218,020         28,456     56,932,337

(UNAUDITED)

Net Income for nine months                      --             --      7,144,977

Cash Dividends Paid on Common Stock             --             --             --
                                      ------------   ------------   ------------

Balance at September 30, 1997         $    218,020   $     28,456   $ 64,077,314
                                      ============   ============   ============



        The accompanying notes are an integral part of these statements.

GENEVA ROCK PRODUCTS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                          Nine Months Ended                    Year Ended December 31,
                                                      -----------------------------   --------------------------------------------
                                                      September 30,   September 30,
                                                          1997            1996            1996            1995            1994
                                                      ------------    ------------    ------------    ------------    ------------
                                                       (unaudited)    (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:

     Net income                                       $  7,144,977    $  7,519,889    $  8,433,997     $10,978,104    $  8,804,707
     Adjustments to reconcile net income to
       net cash provided by operating activities:

          Depreciation, depletion, and amortization      5,838,225       4,896,001       7,422,456       6,556,760       5,189,467
          Gain on investments                                   --              --         (26,375)        (52,454)        (46,992)
          Deferred income taxes                            501,683         508,726         231,874         187,009          75,727
          Absorbed loss on consolidation                        --              --         367,807              --              --
          Deferred pension payable                        (168,330)             --         168,330              --              --
          Loss on disposal of property                          --              --          14,287              --         136,805
          Changes in assets and liabilities:

            Accounts receivable                        (10,328,899)     (8,970,494)     (3,107,710)     (5,005,945)     (1,643,148)
            Prepaid expenses                                10,719         239,225         244,705        (434,261)        175,642
            Inventories                                   (914,337)     (4,058,271)     (4,333,224)        267,015        (998,603)
            Income taxes receivable                      1,830,825         736,258        (963,411)       (732,672)        231,260
            Other assets                                     3,818        (106,006)        (80,224)        (43,298)         (7,965)
            Organization costs                                  --        (130,000)       (130,000)             --              --
            Accounts payable                             1,763,733       3,982,549         803,234         454,622         453,828
            Accrued liabilities                            389,778         981,728         478,744         505,659          56,271
            Deferred revenue                                    --              --              --          (7,121)       (374,320)
            Income taxes payable                           859,961         994,214              --              --              --
                                                      ------------    ------------    ------------    ------------    ------------

                Total adjustments                         (212,824)       (926,070)      1,090,493       1,695,314       3,247,972
                                                      ------------    ------------    ------------    ------------    ------------

     Net Cash Provided by Operating Activities           6,932,153       6,593,819       9,524,490      12,673,418      12,052,679

CASH FLOW FROM INVESTING ACTIVITIES:

     Cash payments for the purchase of property         (7,716,733)     (8,266,668)     (9,688,706)    (11,908,065)     (8,647,653)
     Cash payments for the purchase of
       long-term investment                                     --              --          (1,000)             --              --
     Cash received from long-term investment                32,597          58,675          58,676          35,723          28,836
     Cash received from sale of assets                          --              --         112,545              --              --
     Cash payments for the acquisition of
       Quality Concrete, Inc.                                   --              --      (3,139,556)             --              --
                                                      ------------    ------------    ------------    ------------    ------------

     Net Cash Used in Investing Activities              (7,684,136)     (8,207,993)    (12,658,041)    (11,872,342)     (8,618,817)

CASH FLOWS FROM FINANCING ACTIVITIES:

     Proceeds from issuance of long-term debt                   --              --              --              --         980,010
     Repayment of long-term debt                        (1,755,353)       (318,497)       (383,912)       (196,002)        (32,667)
     Payment of dividends                                       --              --        (654,060)       (654,060)       (588,654)
                                                      ------------    ------------    ------------    ------------    ------------

     Net Cash Provided by (Used in)
          Financing Activities                          (1,755,353)       (318,497)     (1,037,972)       (850,062)        358,689
                                                      ------------    ------------    ------------    ------------    ------------

NET INCREASE (DECREASE) IN CASH                         (2,507,336)     (1,932,671)     (4,171,523)        (48,986)      3,792,551

CASH AND EQUIVALENTS, BEGINNING OF PERIOD                7,752,630      11,924,153      11,924,153      11,973,139       8,180,588
                                                      ------------    ------------    ------------    ------------    ------------

CASH AND EQUIVALENTS, END OF PERIOD                   $  5,245,294    $  9,991,482    $  7,752,630    $ 11,924,153    $ 11,973,139
                                                      ============    ============    ============    ============    ============


        The accompanying notes are an integral part of these statements.

GENEVA ROCK PRODUCTS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

               The following is a summary of certain significant accounting policies followed in the preparation of these financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. The policies conform to generally accepted accounting principles and have been consistently applied. Insofar as the notes refer to the nine months ended September 30, 1997 and 1996, they are not audited. In the opinion of management, the unaudited interim financial statements for the nine months ended September 30, 1997 and 1996 include all adjustments, consisting of normal recurring accruals, necessary to present fairly the Company's results of operations and cash flows. The financial position for the interim period, September 30, 1997, and the income statement, statement of stockholders equity and statement of cash flows for the nine month period then ended are not necessarily indicative of the results that may be expected for the full year.

               Nature of Operations - Geneva Rock Products, Inc. (the Company) was incorporated on August 8, 1954 as a Utah corporation. The Company is engaged in the manufacturing of construction materials consisting mostly of concrete, asphalt, sand, and gravel products. Currently, the Company has manufacturing facilities in Utah and Nevada. The Company also owns J & J Building Supply, Inc. (J & J). The results of J & J's operations are included in these financial statements.

               On May 17, 1996, Geneva Rock formed J & J Building Supply, Inc. (J & J) and on June 28, 1996 acquired the assets of J & J Mill & Lumber Supply Co. of St. George, Utah.

               The detail of the acquisition is as follows:

                   Working capital                                $ 1,936,800
                   Equipment and land                               8,711,206
                   Intangible and other assets                      2,219,716
                   Long-term debt assumed                          (6,700,000)
                   Capital leases assumed                            (456,206)
                                                                  -----------
                        Cash used to acquire J & J Supply Co.     $ 5,711,516
                                                                  ===========

               The details of the financial condition and results of operations of J & J Mill and Lumber Supply Co. were never made available to Geneva Rock.

               On October 23, 1996, J & J purchased the assets of Quality Concrete, Inc. The detail of the acquisition is as follows:

                  Working capital                                   $   70,828
                  Equipment and land                                 3,192,979
                  Intangible and other assets                           49,600
                  Long-term debt assumed                               (81,941)
                  Capital leases assumed                               (91,910)
                                                                    ----------
                       Cash used to acquire Quality Concrete        $3,139,556
                                                                    ==========


               As of September 30, 1997, Geneva Rock's total investment in J & J was $18.47 million. J & J is headquartered in St. George, Utah and also has operations in Cedar City, Utah and Mesquite, Nevada. J & J's primary construction products consist of rock products, including sand, gravel and ready mix concrete; concrete block products, which it produces through its concrete block plant in St. George; and other building materials; such as lumber, paint, sheet rock, roofing, plumbing, electrical supplies and hardware products, which it sells through its store in St. George and Cedar City.

               Principles of Consolidation - The consolidated statements include the accounts of the Company and its wholly-owned subsidiary. All material intercompany accounts and transactions have been eliminated in consolidation.

               Use of Estimates in Preparation of Financial Statements - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

               Accounts Receivable - Accounts receivable are shown net of an allowance for uncollectible accounts of $154,536 for 1996, $100,000 for 1995 and $212,723 at September 30, 1997.

GENEVA ROCK PRODUCTS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

               Inventories - Inventories consist of sand, gravel, cement, additives, truck repair and maintenance parts and office supplies. The sand and gravel as well as the block and masonry components of inventory are stated at cost using the full absorption method. The truck repair parts are stated at estimated cost. The estimated costs for the parts was developed by discounting current replacement costs. The raw materials and other purchased inventory are valued at the lower of cost or market using the weighted average method. The components of inventory are as follows:

                                                                                            December 31,
                                                             September 30,         --------------------------------
                                                                 1997                   1996               1995
                                                             -------------         -------------       ------------
                    Sand and gravel                            $3,131,254            $2,105,067          $1,463,525
                    Block and masonry                             710,000             1,038,725                   -
                    Fuel                                           43,250                37,502                   -
                    Cement and additives                        1,271,676             1,206,377             397,328
                    Lumber and hardware                         1,818,471             1,701,392                   -
                    Concrete piping                                34,839                34,839                   -
                    Truck repair and maintenance                  735,117               708,368             641,630
                    Office supplies                                14,707                12,707               9,270
                                                               ----------            ----------          ----------
                            Total                              $7,759,314            $6,844,977          $2,511,753
                                                               ==========            ==========          ==========


               Depreciation, Depletion and Amortization - Provisions for depreciation of property, plant and equipment are computed on the declining-balance and straight-line methods for financial reporting purposes. Depreciation is based upon estimated useful lives of individual units or classes of property as follows:

                    Buildings                              10 to 33 Years
                    Office equipment                        5 to 10 Years
                    Machinery and equipment                 5 to 10 Years
                    Transportation equipment                5 to  8 Years
                    Batch plant                             8 to 10 Years
                    Wells                                        20 Years

               Maintenance, repairs, and renewals which neither materially add to the value of the property nor appreciably prolong its life are charged to expense as incurred. Gains and losses from dispositions of fixed assets are reflected in income.

               Depletion of the Company's sand and gravel pits is computed by the cost method, (i.e. - the pit's basis divided by total recoverable tons, times tons removed during any given year.)

GENEVA ROCK PRODUCTS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

               Non-compete agreements purchased by the Company from unaffiliated parties are being amortized using the straight-line method over the life of the agreements. The amortization expense was $267,286, $257,952 and $239,286 for 1996, 1995 and 1994,
               respectively and $186,038 for the nine month period ended September 30, 1997.

               Depreciation, depletion and amortization expense has been allocated on the income statement to the following areas:

                                                                  SEPTEMBER 30,                    DECEMBER 31,
                                                          ----------------------------      ---------------------------
                                                             1997              1996            1995             1994
                                                          -----------      -----------      -----------     -----------
                   Cost of sales and contracts             $5,405,892       $6,951,817       $6,479,280      $5,111,393
                   General and administrative                 246,295          470,639           77,480          78,074
                                                          -----------      -----------      -----------     -----------

                       Total                               $5,652,187       $7,422,456       $6,556,760      $5,189,467
                                                          ===========      ===========      ===========     ===========

               Income Recognition - Income is recognized as products are sold or contracts are completed. For those contracts not complete at year end, income is recorded on the percentage-of-completion method. Income being recognized is that percentage of estimated total income that incurred costs to date bear to estimated total costs after giving effect to estimates of costs to complete based upon the most recent information.

               As these long-term contracts extend over one or more years, revisions in cost and profit estimates during the course of the work are reflected in the accounting period in which the facts which require the revision become known.

               At the time a loss on a contract becomes known, the entire amount of the estimated ultimate loss on both short and long-term contracts is recognized.

               Costs and estimated profits in excess of amounts billed were $61,944, $24,099 and $32,710 at December 31, 1996, 1995 and 1994,
               respectively. These amounts are included in accounts receivable. There was no required adjustment to work in process at September 30, 1997.

               Income taxes - The Company provides for income taxes based on income reported for financial statement purposes. Income tax expense differs from amounts currently payable due to timing differences in the recognition of certain income and expense items for tax and financial statement purposes, primarily depreciation of fixed assets. Tax accumulated depreciation exceeded book accumulated depreciation by $1,327,162 at December 31, 1996 and $1,275,734 at September 30, 1997.

               Depletion of $510,333 in 1996, $484,925 in 1995, and $296,662 in
               1994 and $59,647 for the nine months ending September 30, 1997, are allowed as deductions for tax purposes but are not recorded on the books.

GENEVA ROCK PRODUCTS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

              Earnings per share - Earnings per share are computed using the average number of common shares outstanding, 21,802 shares in 1996, 1995 and 1994 and for the nine month period ending September 30, 1997.

              Cash and cash equivalents - For purpose of the statements of cash flows, cash equivalents include time deposits, money market funds, and overnight repurchase agreements with maturities of less than 90 days.

              Supplemental cash flow information - During the nine months ended September 30, 1997 and the years ended December 31, 1996, 1995 and 1994 the Company's cash outlay for federal income tax was $3,907,475, $5,321,611, $6,240,220 and $4,457,981, respectively.

              The Company disbursed cash for interest during the nine months ended September 30, 1997 and the years ended December 31, 1996, 1995 and 1994 of $472,707, $357,317, $58,468 and $10,528,
              respectively.

              The Company had the following non-cash activity for the year. The Company acquired intangible assets of $130,000 and tangible assets in the amount of $6,700,000 by issuing debt. The company acquired tangible assets in the amount of $559,927 by obtaining long-term financing, and also acquired assets in the amount of $1,122,878 by entering in capital lease obligations.

NOTE 2.       GOODWILL

              The excess of the purchase price over the value of the assets purchased is reported as goodwill. Goodwill is being amortized over fifteen years. The accumulated amortization was $77,922 at December 31, 1996 and $211,984 at September 30, 1997.

NOTE 3.       ACCOUNTS PAYABLE - J & J MILL

              As part of the purchase agreement of J & J Mill, the Company did not purchase the outstanding accounts receivable. The Company was paid to collect the outstanding accounts receivable and remit the amounts collected to J & J Mill. At December 31, 1996, the Company had collected $74,546 that had not been remitted and at September 30, 1997 the Company had collected $13,835 that remained unremitted.

GENEVA ROCK PRODUCTS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4.       OPERATING LEASE COMMITMENTS

              The Company has entered into several long-term leases for real property and has assumed leases of machinery and equipment, and trucks and vehicles. The Company also leases trucks and other equipment under non-cancelable operating leases. The following is a schedule by years of future minimum lease payments:

                          Machinery &
                         Equipment and
                       Trucks & Vehicles  Real Property  Total Leases
                       -----------------  -------------  ------------
           1997             $ 3,077,590    $  445,238   $ 3,522,828
           1998               3,034,299       263,246     3,297,545
           1999               2,842,858       262,000     3,104,858
           2000               2,580,146       262,000     2,842,146
           2001               1,459,450       136,000     1,595,450
           Thereafter           478,136            --       478,136
                            -----------    ----------   -----------
               Total        $13,472,479    $1,368,484   $14,840,963
                            ===========    ==========   ===========

              For the years ended December 31, 1996, 1995 and 1994, rental payments for these operating leases amounted to $1,417,484, $719,484, and $592,746, respectively and $2,481,227 and $1,063,113 for the nine months ended September 30, 1997 and 1996.

NOTE 5.       OBLIGATIONS UNDER CAPITAL LEASES

                                                     September 30,             December 31,
                                                     -------------    -------------------------
                                                          1997           1996           1995
                                                       -----------    -----------    ----------
              The Company leases trucks and other
              equipment bearing various terms and
              collateralized by specific equipment       $ 839,540     $1,122,817    $       --

              Less current maturities                     (413,106)      (464,295)           --
                                                         ---------     ----------    ----------

                    Obligations under capital leases     $ 426,434     $  658,522    $       --
                                                         =========     ==========    ==========

              Future minimum lease payments on capital lease obligations are as follows:

                                 Years Ending
                                 September 30                                Amount
                                 ------------                             -----------
                                     1998                                   $413,106
                                     1999                                    345,308
                                     2000                                     68,939
                                     2001                                     12,187
                                     2002                                          -
                                                                             -------
                                                                            $839,540
                                                                            ========

              Machinery and construction equipment includes equipment that is held under capital leases. At December 31, 1996 and September 30, 1997, the total capitalized amount was $1,122,817.

GENEVA ROCK PRODUCTS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6.       COMMITTED COSTS

              The Company has at December 31, 1996 committed to purchase machinery in the amount of $176,050 that will be delivered early in 1997. The Company has also committed to lease trucks, in the amount of $642,988, that will be delivered in March of 1997. These committed costs are not reflected in the financial statements.

NOTE 7.       NOTES PAYABLE

              The Company's Long-term debt obligation consists of the following:

                                                               September 30,     December 31,     December 31,
                                                                   1997             1996
                                                              --------------     -----------      -----------
A note payable to a local concrete company. The debt was        $   408,338      $   555,339       $ 751,341
incurred in October 1994 and carries the following terms:
Principal payments of $16,334 plus interest at 2% below
the commercial loan variable rate at Zions Bank are due
monthly.  This note is collateralized by a Utah Deed
of Trust

Notes to two employees for a non-competition and                     84,000          112,000         140,000
confidentiality agreements, payable at $28,000 a year,
unsecured

A note payable to Alvin & Larine Bradshaw. This debt                 70,975           81,941              --
was incurred in October 1996 and carries the following
terms:  Monthly payments of $1,574 including interest at
10%.  The note is collateralized by a Utah Deed of Trust

A note payable to Virgin Valley Credit Union in the                 220,000          220,000              --
amount of $240,000.  This is a non-interest bearing note
that has been discounted for financial statement purposes
to reflect an interest rate of 8.25%

A note payable to the Small Business Administration.                     --          393,928              --
This note bears a 9.996% interest rate.  Principal
payments of $5,054 plus interest and administrative fees
of $182 are due monthly.  This note is collateralized by
a Utah Deed of Trust

A note payable for assumed debt in the purchase of J & J          5,842,756        6,700,000              --
Building Supply, Inc., a wholly-owned subsidiary, annual
payments of $1,297,909, matures on June 28, 2003.  The
note is secured by a Utah Deed of Trust

A line of credit at a bank, $3,000,000 approved,                  1,000,000               --              --
bears 8.25% interest, renews annually, unsecured                -----------      -----------       ---------
Total                                                             7,626,069        8,063,208         891,341
Less Current Maturities                                          (2,760,805)      (1,225,199)       (224,002)
                                                                -----------      -----------       ---------
Long-term Portion                                               $ 4,865,264      $ 6,838,009       $ 667,339
                                                                ===========      ===========       =========

GENEVA ROCK PRODUCTS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7.       NOTES PAYABLE (Continued)

              Future maturities of notes payable are as follows:

                   Year Ending
                  September 30         Amount
                  ------------      -----------
                      1998          $ 2,760,805
                      1999              540,805
                      2000            1,361,119
                      2001            1,312,220
                      2002              651,120
                                     ----------
                                     $7,626,069
                                     ==========

NOTE 8.       PENSION PLAN

              The Company has a defined benefit pension plan covering all non-bargaining employees who meet age and length of service requirements. The benefits are based on years of service and the employee's compensation during the last five years of employment. The Company's funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes. Contributions are intended to provide not only for benefits attributed to service to date but also for those expected to be earned in the future.

              The following table sets forth the plan's funded status:

                                                                September 30,         December 31,
              Actuarial present value of benefit obligations:       1997            1996           1995
                                                                -------------    -----------    -----------
              Accumulated benefit obligation, including
              (unaudited) vested benefits of $1,603,787,
              $1,456,792 and $1,414,011 for the periods
              ending September 30, 1996 and December 31,
              1996 and  1995, respectively                     $ 1,644,505    $ 1,493,778    $ 1,456,370
                                                               ===========    ===========    ===========
              Projected benefit obligation for service
                rendered to date                               $(2,800,219)   $(2,543,566)   $(1,697,814)
              Plan assets at fair value                          1,834,028      1,558,940      1,588,644
                                                               -----------    -----------    -----------
              Unfunded projected benefit obligation or
              plan assets in excess of benefit obligation         (966,191)      (984,596)      (109,170)

              Unrecognized net (gain) or loss from past
                experience different from that assumed
                and effects of changes in assumptions              707,847        709,653       (147,961)
              Unrecognized net asset at January 1, 1989
                being recognized over 15 years                    (105,304)      (117,941)      (134,790)
                                                               -----------    -----------    -----------
              Accrued pension cost                             $  (363,648)   $  (392,884)   $  (391,921)
                                                               ===========    ===========    ===========

GENEVA ROCK PRODUCTS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8.  PENSION PLAN (Continued)

             Net pension cost for 1997, 1996 and 1995        September 30,             December 31,
             included the following components:            1997        1996         1996         1995
                                                        ---------    ---------    ---------    ---------
                                                                                 (unaudited)  (unaudited)
              Service cost-benefits earned during the   $ 154,381    $ 114,377    $ 152,503    $ 209,633
                period

              Interest cost on projected benefit          133,538      109,466      145,955      100,308
                obligation

              Actual return on plan assets                (81,769)     (59,993)     (79,991)    (115,382)
              Net amortization                            (10,830)     (19,520)      (3,018)     (16,849)
              Net asset gain (loss) during the year
                deferred for later recognition                 --           --      (23,009)         293
                                                        ---------    ---------    ---------    ---------

              Net periodic cost                         $ 195,320    $ 144,330    $ 192,440    $ 178,003
                                                        =========    =========    =========    =========

               The discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation were 7.0% and 4.0% for 1996 and 1995 and 7.5% and 4.0% for 1994. The expected long-term rate of return on assets was 8.0% for 1996 and 1995 and 6.5% for 1994.

NOTE 9.        CONCENTRATIONS OF CREDIT RISK

               Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash deposits and trade accounts receivable. The Company places all but $1,616,320 at December 30, 1996 and $192,234 at September 30,
               1997 of its cash with one federally insured institution. This other money is in a money market account of a major brokerage company and is uninsured. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base. However, customers are concentrated in the construction industry primarily in northern and central Utah. Neither cash nor accounts receivable are collateralized.

NOTE 10.       RELATED PARTY TRANSACTIONS

               The following is a summary of related party transactions that occurred during the nine months ended September 30, 1997 and 1996 (unaudited) and the years ended December 31, 1996, 1995 and 1994. Related parties considered herein include W.W. Clyde & Co., Utah Service, Inc., Beehive Insurance Agency, Inc., J & J Building Supply, Inc., and W.W. Clyde Investment Company.

               The Company performed construction work for and sold construction materials to affiliates totaling approximately $250,000 and $43,280 for the nine months ended September 30, 1997 and 1996, respectively, and $57,707, $21,000, and $45,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

               The Company was charged $2,116,167 and $1,811,490 for the nine months ended September 30, 1997 and 1996, respectively, and $2,415,320, $3,610,517 and $2,596,624 for the years ended
               December 31, 1996, 1995 and 1994, respectively, for construction work, services, and construction materials provided by affiliates.

GENEVA ROCK PRODUCTS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11.       PROVISION FOR INCOME TAXES

               Income tax expense (benefit) consists of the following:

                  Nine months ended
                     September 30,                 Year ended December 31,
               ------------------------    --------------------------------------
                  1997          1996          1996          1995          1994
               ----------    ----------    ----------    ----------    ----------
                     (unaudited)
Current        $3,641,619    $3,691,887    $4,577,464    $6,190,700    $4,985,977
Deferred          501,683       508,726       231,873       187,009        75,727
               ----------    ----------    ----------    ----------    ----------

     Total     $4,143,302    $4,200,613    $4,809,337    $6,377,709    $5,061,704
               ==========    ==========    ==========    ==========    ==========

               The income tax provision reconciled to the tax computed at the federal statutory rate is as follows:

                                      Nine months ended
                                          September 30,                     Year ended December 31,
                                  ---------------------------     -------------------------------------------
                                     1997            1996            1996            1995            1994
                                  -----------     -----------     -----------     -----------     -----------
                                         (unaudited)
Income taxes at statutory rate    $ 3,850,898     $ 4,002,176     $ 4,535,167     $ 5,974,534     $ 4,714,580
Environmental tax                          --              --              --          18,305          14,263
Difference due to depletion          (133,962)       (133,962)       (173,513)       (164,875)       (100,865)
Nondeductible expense                  46,813          46,813          60,633           2,263           2,201
State income taxes, net of
  federal tax benefit                 322,181         326,628         374,276         539,810         437,407
Other                                  57,372         (41,042)         12,774           7,672          (5,882)
                                  -----------     -----------     -----------     -----------     -----------
     Total                        $ 4,143,302     $ 4,200,613     $ 4,809,337     $ 6,377,709     $ 5,061,704
                                  ===========     ===========     ===========     ===========     ===========

NOTE 12.       RECENTLY ISSUED ACCOUNTING STATEMENTS NOT YET ADOPTED

               Earnings per share - In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 128 (SFAS 128), "Earnings Per Share." SFAS 128 eliminates the presentation of primary earnings per share (EPS) and requires the presentations of basic EPS, which includes no common stock equivalents and thus no dilution. The statement also eliminates the modified treasury stock method of computing potential common shares. This statement is effective for financial statements issued for periods ending after December 15, 1997.

               Capital structure - Also in February 1997, the FASB issued Statement of Financial Accounting Standards No. 129 (SFAS 129), "Disclosure of Information about Capital Structure." SFAS 129 consolidates in one statement disclosures about the rights of outstanding securities and changes in the number of equity securities during the period, disclosures about liquidation preferences and preferred stock, and disclosures about redemption requirements of certain redeemable stock.

GENEVA ROCK PRODUCTS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12.       RECENTLY ISSUED ACCOUNTING STATEMENTS NOT YET ADOPTED (Continued)

               Disclosures were previously included in Accounting Principles Board (APB) Opinion 15, APB Opinion 10 and SFAS 47. The statement does not change the required disclosures about capital structure for entities currently subject to the requirements of APB Opinions 10 and 15 and SFAS 47. SFAS 129 is effective for financial statements for interim and annual periods ending after December 15, 1997.

               Comprehensive income - In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130 (SFAS 130), "Reporting Comprehensive Income." SFAS 130 requires entities presenting a complete set of financial statements to include details of comprehensive income that arise in the reporting period. Comprehensive income consists of net income or loss for the current period and other comprehensive income, which consists of revenue, expenses, gains, and losses that bypass the income statement and are reported directly in a separate component of equity. Other comprehensive income includes, for example, foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investment securities. SFAS 130 requires that components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. This statement is effective for fiscal years beginning after December 15, 1997, and requires restatement of prior period financial statements presented for comparative purposes.

               Disclosure of segments - Also in June 1997, the FASB issued Statement of Financial Accounting Standards No. 131 (SFAS 131), "Disclosure about Segments of an Enterprise and Related Information." This statement requires an entity to report financial and descriptive information about their reportable operating segments. An operating segment is a component of an entity for which financial information is developed and evaluated by the entity's chief operating decision maker to assess performance and to make decisions about resource allocation. Entities are required to report segment profit or loss, certain specific revenue and expense items and segment assets based on financial information used effective for fiscal years beginning after December 15, 1997 and requires restatement of prior period financial statements presented for comparative purpose.

               The Company does not believe that the adoption of SFAS 128, SFAS 129, SFAS 130 and SFAS 131 will have a material effect on the Company's financial statements.

NOTE 13.       CERTAIN RECLASSIFICATIONS

               Certain nonmaterial reclassifications have been made to the 1995 and 1996 financial statements to conform to the September 30, 1997 presentation.

                              REPORT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Utah Service, Inc.

We have audited the accompanying balance sheet of Utah Service, Inc. as of September 30, 1997, and the related statements of earnings, stockholders' equity, and cash flows for the nine months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Utah Service, Inc. as of September 30, 1997, and the results of its operations and its cash flows for the nine months then ended in conformity with generally accepted accounting principles.

Provo, Utah
October 14, 1997

                               Utah Service, Inc.

                                 BALANCE SHEETS

                                     ASSETS

                                                        September 30,     December 31,
                                                            1997              1996
                                                        -------------     ------------
                                                                           (unaudited)
CURRENT ASSETS

    Cash and cash equivalents (Note B)                   $   666,391       $   479,954
    Receivables (Note B)                                   1,385,233         1,271,202
    Prepaid expenses                                           9,348             8,138
    Inventories (Note C)                                   1,478,010         1,298,100
                                                         -----------       -----------
             Total current assets                          3,538,982         3,057,394

PROPERTY AND EQUIPMENT, AT COST (Note D)

    Buildings                                              1,004,713         1,004,713
    Furniture and equipment                                  402,447           392,330
    Transportation equipment                                 340,230           321,328
    Surfacing                                                112,910           112,910
                                                         -----------       -----------
                                                           1,860,300         1,831,281
    Less accumulated depreciation and amortization           827,805           754,446
                                                         -----------       -----------
                                                           1,032,495         1,076,835
    Land                                                     178,419           178,419
                                                         -----------       -----------
                                                           1,210,914         1,255,254

DEFERRED TAX ASSETS - LONG TERM (Note G)                      43,517            34,575

OTHER ASSETS                                                  21,557            39,967
                                                         -----------       -----------
                                                         $ 4,814,970       $ 4,387,190
                                                         ===========       ===========

        The accompanying notes are an integral part of these statements.

                               Utah Service, Inc.

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                             September 30,       December 31,
                                                                  1997               1996
                                                             -------------       ------------
                                                                                 (unaudited)
CURRENT LIABILITIES
    Current maturities of long-term obligation (Note E)       $    81,743        $    99,264
    Accounts payable                                              619,553            401,533
    Accrued liabilities (Note F)                                  123,922            125,429
                                                              -----------        -----------
             Total current liabilities                            825,218            626,226

LONG-TERM OBLIGATION (Note E)                                          --             98,817

ACCRUED PENSION COSTS (Note H)                                    132,226            127,660

COMMITMENTS (Notes D and H)                                            --                 --

STOCKHOLDERS' EQUITY (Notes H and I)
    Common stock - $10 par value
        Authorized - 50,000
        Issued - 5,413                                             54,130             54,130
    Additional paid-in capital                                    533,457            533,457
    Retained earnings                                           3,352,845          3,026,943
    Excess of additional pension cost over
        unrecognized net pension obligation, net
        of applicable income taxes                                (82,906)           (80,043)
                                                              -----------        -----------
             Total stockholders' equity                         3,857,526          3,534,487
                                                              -----------        -----------
                                                              $ 4,814,970        $ 4,387,190
                                                              ===========        ===========

        The accompanying notes are an integral part of these statements.

                               Utah Service, Inc.

                             STATEMENTS OF EARNINGS

                                                  Nine months ended                    Year ended
                                                    September 30,                     December 31,
                                            ------------     ------------     ------------     ------------
                                                1997             1996             1996             1995
                                            ------------     ------------     ------------     ------------
                                                              (unaudited)      (unaudited)      (unaudited)
Operating revenues (Note B)                 $  9,257,713     $  9,938,724     $ 13,107,947     $ 13,580,133
Cost of goods sold                             7,589,882        8,373,180       10,915,126       11,632,581
                                            ------------     ------------     ------------     ------------
            Gross margin                       1,667,831        1,565,544        2,192,821        1,947,552

Operating expenses

    Salaries, wages and benefits                 814,387          730,432        1,078,599          970,076
    Operating supplies and expenses              264,934          278,734          377,311          343,607
    Depreciation                                  77,209           95,552          128,036          130,014
    Other                                         11,312           15,990           43,579           54,100
                                            ------------     ------------     ------------     ------------
            Total operating expenses           1,167,842        1,120,708        1,627,525        1,497,797
                                            ------------     ------------     ------------     ------------
Other income (expense)

    Interest expense                              (8,117)         (22,430)         (28,098)         (22,457)
    Service charge income                         31,400           79,012           98,350           92,333
    Other, net (Note D)                           48,307           32,278           43,788           30,452
                                            ------------     ------------     ------------     ------------
                                                  71,590           88,860          114,040          100,328
                                            ------------     ------------     ------------     ------------
            Earnings before income taxes         571,579          533,696          679,336          550,083

Income taxes (Note G)                            213,199          199,069          258,286          199,468
                                            ------------     ------------     ------------     ------------
            NET EARNINGS                    $    358,380     $    334,627     $    421,050     $    350,615
                                            ============     ============     ============     ============
Earnings per common share                   $      66.20     $      61.82     $      77.78     $      64.77
                                            ============     ============     ============     ============
Weighted average shares outstanding                5,413            5,413            5,413            5,413
                                            ============     ============     ============     ============


        The accompanying notes are an integral part of these statements.

                               UTAH SERVICE, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY

Year ended December 31, 1996 and 1995 and nine months ended September 30, 1997

                                          Common stock
                                   --------------------------    Additional
                                      Number                       paid-in        Treasury        Retained
                                    of shares        Amount        capital         stock          earnings          Total
                                   -----------    -----------    -----------     -----------     -----------     -----------
Balance at January 1, 1995               5,000    $    50,000    $        --     $   (24,220)    $ 2,471,798     $ 2,497,578
Issuance of common stock                   413          4,130             --              --              --           4,130
Contributions from stockholders             --             --        556,628              --              --         556,628
Retirement of treasury stock                --             --        (24,220)         24,220              --              --
Dividends paid                              --             --             --              --        (108,260)       (108,260)
Net earnings for the year                   --             --             --              --         350,615         350,615
                                   -----------    -----------    -----------     -----------     -----------     -----------
Balance at December 31, 1995             5,413         54,130        532,408              --       2,714,153       3,300,691
Contributions from stockholders             --             --          1,049              --              --           1,049
Dividends paid                              --             --             --              --        (108,260)       (108,260)
Net earnings for the year                   --             --             --              --         421,050         421,050
                                   -----------    -----------    -----------     -----------     -----------     -----------
Balance at December 31, 1996             5,413         54,130        533,457              --       3,026,943       3,614,530
Dividends paid                              --             --             --              --         (32,478)        (32,478)
Net earnings for the period                 --             --             --              --         358,380         358,380
                                   -----------    -----------    -----------     -----------     -----------     -----------
Balance at September 30, 1997            5,413    $    54,130    $   533,457     $        --     $ 3,352,845     $ 3,940,432
                                   ===========    ===========    ===========     ===========     ===========     ===========


         The accompanying notes are an integral part of this statement.

                               Utah Service, Inc.

                            STATEMENTS OF CASH FLOWS

                                                          Nine months ended                 Year ended
                                                             September 30,                  December 31,
                                                       -------------------------     -------------------------
                                                          1997           1996           1996           1995
                                                       ----------     ----------     ----------     ----------
                                                                      (unaudited)    (unaudited)    (unaudited)
Increase in cash and cash equivalents
  Cash flows from operating activities
    Net earnings                                       $  358,380     $  350,839     $  421,050     $  350,615
                                                       ----------     ----------     ----------     ----------
       Adjustments to reconcile net earnings to
         net cash provided by operating activities
            Depreciation                                   73,359         97,681        130,873        132,852
            Deferred income taxes                         (13,343)            --             --             --
            Changes in assets and liabilities
              Accounts receivable                        (114,031)       593,982        682,974       (942,934)
              Prepaid expenses                             (1,210)        65,228         63,243        (66,734)
              Inventories                                (179,910)      (577,089)      (627,752)        49,531
              Other assets                                 (1,000)         1,778          1,778
              Accounts payable                            243,534        (58,214)      (144,233)       251,173
              Other liabilities and accrued
                expenses                                   (1,507)        33,475         41,087         (2,105)
                                                       ----------     ----------     ----------     ----------
                  Total adjustments                         5,892        156,841        147,970       (578,217)
                                                       ----------     ----------     ----------     ----------
                     Net cash provided by (used in)
                        operating activities              364,272        507,680        569,020       (227,602)
                                                       ----------     ----------     ----------     ----------
Cash flows from investing activities
    Purchases of property and equipment                   (29,019)       (26,833)       (26,062)      (996,387)
                                                       ----------     ----------     ----------     ----------


                                   (Continued)

        The accompanying notes are an integral part of these statements.

                               Utah Service, Inc.

                                                         Nine months ended                Year ended
                                                            September 30,                December 31,
                                                     ----------     ----------     ----------     ----------
                                                        1997           1996           1996           1995
                                                     ----------     ----------     ----------     ----------
                                                                    (unaudited)    (unaudited)    (unaudited)
Cash flows from financing activities

  Proceeds from issuance of long-term obligations            --             --             --        369,257
  Principal payments on long-term obligations          (116,338)       (52,025)      (171,176)            --
  Contributions from stockholders                            --             --          1,049        574,757
  Dividends paid                                        (32,478)       (32,478)      (108,260)      (108,260)
                                                     ----------     ----------     ----------     ----------
       Net cash (used in) provided
         by financing activities                       (148,816)       (84,503)      (278,387)       835,754
                                                     ----------     ----------     ----------     ----------
       Net increase (decrease)
         in cash and cash
         equivalents                                    186,437        396,344        264,571       (388,235)
Cash and cash equivalents at beginning
  of period                                             479,954        215,383        215,383        603,618
                                                     ----------     ----------     ----------     ----------
Cash and cash equivalents at end of period           $  666,391     $  611,727     $  479,954     $  215,383
                                                     ==========     ==========     ==========     ==========
Supplemental disclosures of cash flow information

Cash paid during the period for:
  Interest                                           $    8,117     $   22,430     $   28,098     $   22,457
  Income taxes                                          193,740        155,650        258,286        199,468

Noncash investing and financing activities

   At September 30, 1997 and December 31, 1996, the Company had an excess of additional pension cost over unrecognized net pension obligations of $82,906 and $80,043, respectively. As a result, deferred tax assets were decreased by $22,285 and $20,375, respectively.

        The accompanying notes are an integral part of these statements.

                               UTAH SERVICE, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows. Insofar as the notes refer to the nine months ended September 30, 1996 and the year ended December 31, 1996 and 1995, they are not audited. In the opinion of management, the unaudited financial statements for the nine months ended September 30, 1996 and the year ended December 31, 1996 and 1995 include all adjustments, consisting of normal recurring accruals, necessary to present fairly the Company's financial position, results of operations and cash flows. Operating results for the interim period as of and for the nine months ended September 30, 1997 are not necessarily indicative of the results that may be expected for the full year.

       1.   Organization

       Utah Service, Inc. (the Company), was incorporated under the laws of the State of Utah. The Company is located in Springville, Utah and is a retailer of hardware, home improvement and petroleum products.

       2.   Cash and cash equivalents

       For purposes of the financial statements, the Company considers all short-term debt securities with an original maturity of three months or less when purchased to be cash equivalents.

       3.   Inventories

       Inventories are valued at the lower of cost or market, with cost being determined using the first-in, first-out method.

       4.   Property and equipment

       Property and equipment is stated at cost. Expenditures for maintenance and repairs are charged to operations as incurred, whereas major replacements and improvements are capitalized and subsequently depreciated. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets.

       5.   Income taxes

       The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. An allowance against deferred tax assets is recorded when it is more likely than not that such tax benefits will not be realized.

                               UTAH SERVICE, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

       6.   Use of estimates

       In preparing the Company's financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

       7.   Fair value of financial instruments

       The carrying value of the Company's cash and cash equivalents, receivables, long-term obligations and accounts payable approximate their fair values.

       8. Recently issued accounting statements not yet adopted

       Earnings per share

       In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 128 (SFAS 128), "Earnings Per Share." SFAS 128 eliminates the presentation of primary earnings per share (EPS) and requires the presentation of basic EPS, which includes no common stock equivalents and thus no dilution. The statement also eliminates the modified treasury stock method of computing potential common shares. This statement is effective for financial statements issued for periods ending after December 15, 1997.

       Capital structure

       Also in February 1997, the FASB issued Statement of Financial Accounting Standards No. 129 (SFAS 129), "Disclosure of Information about Capital Structure." SFAS 129 consolidates in one statement disclosures about the rights of outstanding securities and changes in the number of equity securities during the period, disclosures about liquidation preferences and preferred stock, and disclosures about redemption requirements of certain redeemable stock. Disclosures were previously included in Accounting Principles Board (APB) Opinion 15, APB Opinion 10 and SFAS 47. The statement does not change the required disclosures about capital structure for entities currently subject to the requirements of APB Opinions 10 and 15 and SFAS 47. SFAS 129 is effective for financial statements for interim and annual periods ending after December 15, 1997.

                               UTAH SERVICE, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

       8. Recently issued accounting pronouncements not yet adopted - continued

       Comprehensive income

       In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130 (SFAS 130), "Reporting Comprehensive Income." SFAS 130 requires entities presenting a complete set of financial statements to include details of comprehensive income that arise in the reporting period. Comprehensive income consists of net income or loss for the current period and other comprehensive income, which consists of revenue, expenses, gains, and losses that bypass the income statement and are reported directly in a separate component of equity. Other comprehensive income includes, for example, foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investment securities. SFAS 130 requires that components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. This statement is effective for fiscal years beginning after December 15, 1997, and requires restatement of prior period financial statements presented for comparative purposes.

       Disclosure of segments

       Also in June 1997, the FASB issued Statement of Financial Accounting Standards No. 131 (SFAS 131), "Disclosures about Segments of an Enterprise and Related Information." This statement requires an entity to report financial and descriptive information about their reportable operating segments. An operating segment is a component of an entity for which financial information is developed and evaluated by the entity's chief operating decision maker to assess performance and to make decisions about resource allocation. Entities are required to report segment profit or loss, certain specific revenue and expense items and segment assets based on financial information used internally for evaluating performance and allocating resources. This statement is effective for fiscal years beginning after December 15, 1997 and requires restatement of prior period financial statements presented for comparative purposes.

       The Company does not believe that the adoption of SFAS 128, SFAS 129, SFAS 130 and SFAS 131 will have a material effect on the Company's financial statements.

       9.   Certain reclassifications

       Certain nonmaterial reclassifications have been made to the 1995 and 1996 financial statements to conform to the September 30, 1997 presentation

                               UTAH SERVICE, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE B - CREDIT CONCENTRATION, MAJOR CUSTOMERS, AND RELATED PARTIES

       1.   Credit concentration

       The Company maintains cash balances at several financial institutions located in the United States. Accounts at each institution are secured by the Federal Deposit Insurance Corporation up to $100,000. Uninsured balances aggregate to approximately $428,000 and $329,000 as of September 30, 1997 and December 31, 1996, respectively.

       Financial instruments which potentially subject the Company to credit risk concentration consist primarily of trade accounts receivable. The Company sells to customers in the home construction and improvement industry throughout the Springville, Utah area. The Company sells substantially to recurring customers wherein the customer's ability to pay has previously been evaluated. The Company generally does not require collateral. The majority of its trade receivables are unsecured. Allowances are periodically evaluated by management for potential credit losses, and such losses have been insignificant. Accordingly, no allowance for doubtful accounts has been established as of September 30,1997 and December 31, 1996.

       2.   Major customer

       At September 30,1997 and December 31, 1996, the Company had accounts receivable due from its largest customer approximating $235,743 and $62,569, respectively. Remaining accounts receivable at September 30,1997 and December 31, 1996 were due from a variety of other customers under normal credit terms.

       Revenue for the nine months ending September 30, 1997 and 1996 from the Company's largest customer represented approximately 13% and 6% of net revenues, respectively (6% for the years ending December 31, 1996 and 1995, respectively).

       3.   Related parties

       Related parties include the Company's officers, directors, stockholders, Geneva Rock Products, Inc., W.W. Clyde & Co. and other entities under their common control.

       Accounts receivable from related parties were $202,206 and $113,335 for September 30, 1997 and December 31, 1996, respectively

       The Company sold materials to affiliates totaling approximately $634,202 and $752,185 for the nine months ending September 30, 1997 and 1996, respectively, and $941,466 and $959,084 for the years ended December 31, 1996 and 1995, respectively.

                               UTAH SERVICE, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE C - INVENTORIES

       Inventories consist of the following:

                                                 September 30,       December 31,
                                                     1997                1996
                                                 -------------       ------------
Lumber                                            $  295,209          $  182,764
Hardware and housewares                              877,924             756,306
Automotive                                           245,957             304,575
Other                                                 58,920              54,455
                                                  ----------          ----------
                                                  $1,478,010          $1,298,100
                                                  ==========          ==========

NOTE D - PROPERTY HELD FOR LEASE

       The Company leases two buildings for nominal rent through October 1997. Lease revenues from the buildings were $20,500 and $11,850 for the nine months ended September 30, 1997 and 1996, respectively, and $17,400 and $14,851 for the years ended December 31, 1996 and 1995, respectively. Both leases were terminated in October 1997 when the Company sold the two buildings.

NOTE E - LONG-TERM OBLIGATION

       The Company's long-term obligation consists of the following:

                                                       September 30,  December 31,
                                                           1997          1996
                                                       -------------  ------------
8.5% non-revolving note payable to
     a bank, due in 2000, payable in
     monthly installments of $8,272
     plus interest. The note is unsecured               $   81,743    $  198,081

Less current maturities                                     81,743        99,264
                                                        ----------    ----------
                                                        $       --    $   98,817
                                                        ==========    ==========

                               UTAH SERVICE, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE F - ACCRUED LIABILITIES

       Accrued Liabilities consist of the following:

                                                    September 30,    December 31,
                                                        1997             1996
                                                    -------------    ------------
Payroll, payroll taxes and benefits                  $   24,427       $   33,871
Sales tax payable                                        58,830           49,403
Income tax payable                                       14,347           40,683
Other                                                    26,318            1,472
                                                     ----------       ----------
                                                     $  123,922       $  125,429
                                                     ==========       ==========

NOTE G - INCOME TAXES

       Income tax expense (benefit) consists of the following:

                        Nine months ended                    Year ended
                          September 30,                      December 31,
                    --------------------------        --------------------------
                       1997             1996             1996             1995
                    ---------        ---------        ---------        ---------
Current             $ 226,542        $ 202,599        $ 261,816        $ 191,764
Deferred              (13,343)          (3,530)          (3,530)           7,704
                    ---------        ---------        ---------        ---------
                    $ 213,199        $ 199,069        $ 258,286        $ 199,468
                    =========        =========        =========        =========

       The income tax provision reconciled to the tax computed at the statutory Federal rate is as follows:

                                                          Nine months ended                    Year ended
                                                            September 30,                      December 31,
                                                     ----------       ----------       ----------       ----------
                                                        1997             1996             1996             1995
                                                     ----------       ----------       ----------       ----------
Income taxes (benefit) computed at:
    Federal statutory rate                           $  194,337       $  181,457       $  230,974       $  187,028
    State income taxes, net of federal benefit           18,862           17,612           22,418           18,153
    All other                                                --               --            4,894           (5,713)
                                                     ----------       ----------       ----------       ----------
                                                     $  213,199       $  199,069       $  258,286       $  199,468
                                                     ==========       ==========       ==========       ==========

Deferred tax assets consist of the following:

                                                   September 30,        December 31,
                                                       1997                 1996
                                                   -------------        ------------
Long-term deferred tax assets
   Accrued pension costs                            $   43,517           $   34,575
                                                    ==========           ==========

                               UTAH SERVICE, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE H - PENSION PLAN

       The Company has a noncontributory defined benefit pension plan covering substantially all of its non-union employees. The benefits are based on years of service and the employee's compensation during the last five years of employment. The Company's funding policy is to contribute annually the maximum amount that can be deducted for federal income tax purposes. Contributions are intended to provide not only for benefits attributed to services to date but also for those benefits expected to be earned in the future. Employees vest 100% after five years. No contributions to the plan were required for 1996 or 1995.

       Actuarial present value of benefit obligations are as follows:

                                              September 30,          December 31,
                                              -------------   -------------------------
                                                  1997           1996           1995
                                               ----------     ----------     ----------
Accumulated benefit obligation, including
   vested benefits of $528,421 as of
   September 30, 1997 and $488,773 and
   $412,965 as of December 31, 1996 and
   1995, respectively                          $  533,966     $  493,902     $  417,298
                                               ==========     ==========     ==========
Projected benefit obligation for service
   rendered to date                              (533,966)      (493,902)      (417,298)
Plan assets at fair value, primarily listed
   stocks                                         417,297        401,209        347,636
                                               ----------     ----------     ----------
Plan assets in deficiency of projected
   benefit obligation                            (116,669)       (92,693)       (69,662)
Unrecognized net loss (gain) from past ex-
   perience different from that assumed
   and effects of changes in assumptions          137,317        133,163        101,217
Unrecognized net obligation at January 1,
   1989, being recognized over 15 years            (5,091)        (5,503)        (6,053)
Additional minimum liability                     (132,226)      (127,660)       (95,164)
                                               ----------     ----------     ----------
Prepaid (accrued) pension cost                 $ (116,669)    $  (92,693)    $  (69,662)
                                               ==========     ==========     ==========

                               UTAH SERVICE, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE H - PENSION PLAN - CONTINUED

       Net pension cost (credit) includes the following components:

                                           Nine months ended
                                              September 30,            Year ended December 31,
                                        ------------------------      -------------------------
                                           1997           1996           1996           1995
                                        ----------     ----------     ----------     ----------
Service cost--benefits earned during
   the period                           $   14,134     $   16,466     $   21,954     $   19,281
Interest cost on projected benefit
   obligation                               25,930         21,908         29,211         26,397
Actual return on plan assets               (16,088)       (13,537)       (18,233)       (17,859)
Net amortization and deferral                7,756         (6,679)        (7,205)        (5,019)
                                        ----------     ----------     ----------     ----------
Net periodic pension cost               $   31,732     $   18,158     $   25,727     $   22,800
                                        ==========     ==========     ==========     ==========

                               UTAH SERVICE, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE H - PENSION PLAN - CONTINUED

       The following table sets forth the funded status and amounts recognized in the Company's balance sheet at December 31, 1996 and September 30, 1997:

                                                   September 30,    December 31,
                                                       1997             1996
                                                   -------------    ------------
                                                                     (unaudited)
Actuarial present value of benefit obligations

   Vested benefit obligation                        $  528,421      $  488,773
                                                    ==========      ==========

   Projected benefit obligation                     $  533,966      $  493,902
                                                    ==========      ==========

   Accumulated benefit obligation                   $  533,966      $  493,902

   Plan assets at fair value (primarily U.S.
       government securities and common stock
       funds)                                          417,297         401,209

   Accumulated benefit obligation greater
       than plan assets                                116,669          92,693

   Prepaid pension cost included in other
       assets                                           15,557          34,967

   Additional accrued pension costs
        recognized on the balance sheet                132,226         127,660

   Applicable income taxes                              49,320          47,617
                                                    ----------      ----------
   Excess of additional pension cost over
       unrecognized net pension obligation
       recorded as reduction of stockholders'
       equity                                       $   82,906      $   80,043
                                                    ==========      ==========

       The weighted-average discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation were 7% and 4%, respectively, in 1996 (7% and 3% in 1995 and 7.5% and 4% in 1994). The expected long-term rate of return on assets was 7.5% in 1996 (6.5% in 1995).

NOTE I - SUBSEQUENT EVENTS

       On November 13, 1997, Clyde Companies, Inc., who owns 31.37% of the Company adopted an "Agreement and Plan of Merger" which provides for the merger of Clyde Companies, Inc. with the Company and certain other companies related through common stockholders.

                               UTAH SERVICE, INC.
                         NOTES TO FINANCIAL STATEMENTS

NOTE I - SUBSEQUENT EVENTS - CONTINUED

       The merger upon majority approval of the stockholders of each respective company, will be effected by the exchange of shares of Clyde Companies, Inc. common stock with the respective shares of common stock held by the Company's stockholders. The merger transaction will be accounted for in a manner similar to a pooling of interests. The exchange rates used in determining the number of shares to be exchanged are based upon independent valuations performed on each company to be acquired.

       In connection with the transaction, Clyde Companies, Inc. is preparing to file a registration statement Form S-4 with the Securities and Exchange Commission.

                      INDEPENDENT ACCOUNTANTS AUDIT REPORT

To the Shareholders and Board of Directors of Beehive Insurance Agency, Inc.

We have audited the accompanying balance sheet of Beehive Insurance Agency, Inc. as of December 31, 1996 and 1995, and the related statements of income for the year ended December 31, 1996, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of Beehive Insurance Agency, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years ended December 31, 1996, 1995 and 1994 in conformity with generally accepted accounting principles.

October 21, 1997
Salt Lake City, Utah

BEEHIVE INSURANCE AGENCY, INC.

BALANCE SHEET

                                              (UNAUDITED)
                                              SEPTEMBER 30,     DECEMBER 31,    DECEMBER 31,
                                                  1997             1996             1995
                                              -------------     ------------    ------------
ASSETS
Current assets:
   Cash and cash equivalents (Note 1)          $  539,422       $  558,642       $  640,669
   Accounts receivable                            290,948          110,075          171,286
   Commissions receivable                           8,045            8,199            5,403
   Interest receivable                              1,934               --               --
   Federal income tax receivable (Note 1)              --            1,585            7,374
   Prepaid Utah state franchise tax                    --               --            2,616
                                               ----------       ----------       ----------
      Total current assets                        840,349          678,501          827,348
                                               ----------       ----------       ----------
Property and equipment: (Note 1)
   Automobiles                                     19,594           32,599           32,599
   Office furniture, fixtures & equipment          42,187           29,221           26,476
   Sign                                             1,145            1,145            1,145
   Building & improvements                         56,705           56,705           56,705
                                               ----------       ----------       ----------
      Total property and equipment                119,631          119,670          116,925

   Less: accumulated depreciation                 (73,313)         (90,820)         (82,062)
                                               ----------       ----------       ----------
      Net depreciable assets                       46,318           28,850           34,863

   Land                                            12,500           12,500           12,500
                                               ----------       ----------       ----------
      Net property and equipment                   58,818           41,350           47,363

Prepaid expenses                                    5,522               --               --
Deferred tax asset (Note 3)                        40,220           36,072           38,974
                                               ----------       ----------       ----------
         Total assets                          $  944,909       $  755,923       $  913,685
                                               ==========       ==========       ==========

        The accompanying notes are an integral part of these statements.

BEEHIVE INSURANCE AGENCY, INC.

BALANCE SHEET

                                                     (UNAUDITED)
                                                     SEPTEMBER 30,    DECEMBER 31,      DECEMBER 31,
                                                         1997             1996             1995
                                                     -------------    ------------      ------------
LIABILITIES AND
  SHAREHOLDERS EQUITY
Current liabilities:
   Accounts payable                                   $    1,772       $      367       $      641
   Commissions payable                                     1,696               83               --
   Insurance premiums payable                            240,182          123,764          313,460
   Accrued pension expense (Note 2)                      135,481          144,779          132,138
   Accrued federal income tax                             27,328               --               --
   Other accrued expenses                                 59,033               --               --
   Utah income tax payable                                 4,041              571               --
   Dividends payable                                          --          107,435          107,435
                                                      ----------       ----------       ----------
      Total current liabilities                          469,533          376,999          553,674
                                                      ----------       ----------       ----------
Shareholders equity:
   Capital stock - par value $1.00;
     authorized 50,000 shares; issued and
     outstanding 21,500 shares                            21,500           21,500           21,500
      Less: 13 shares in treasury stock (Note 1)            (120)            (120)            (120)
   Paid in surplus                                         3,447            3,447            3,447
   Retained earnings                                     450,549          354,097          335,184
                                                      ----------       ----------       ----------
      Total shareholders equity                          475,376          378,924          360,011
                                                      ----------       ----------       ----------
         Total liabilities & shareholders equity      $  944,909       $  755,923       $  913,685
                                                      ==========       ==========       ==========


        The accompanying notes are an integral part of these statements.

BEEHIVE INSURANCE AGENCY, INC.

STATEMENT OF INCOME AND RETAINED EARNINGS

                                                (UNAUDITED)      (UNAUDITED)
                                                FOR THE NINE     FOR THE NINE   FOR THE YEAR     FOR THE YEAR    FOR THE YEAR
                                                MONTHS ENDED     MONTHS ENDED       ENDED           ENDED            ENDED
                                                SEPTEMBER 30,    SEPTEMBER 30,   DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                    1997            1996            1996             1995            1994
                                                ------------     ------------   ------------     ------------    ------------
Revenue:
   Insurance commissions                         $   453,693     $   440,658     $   517,497     $   451,940     $   518,935
   Profit sharing commissions                         69,208          60,065          60,065          85,852          79,190
                                                 -----------     -----------     -----------     -----------     -----------
      Total revenue                                  522,901         500,723         577,562         537,792         598,125
                                                 -----------     -----------     -----------     -----------     -----------

Operating expense:
   Salaries                                          110,944         103,547         141,282         136,928         139,276
   Selling, general & administrative expenses         90,481          75,720          80,823         105,947         105,473
   Pension expenses                                   11,122           9,481          12,641         104,487              --
   Depreciation                                        4,480           5,408           8,758           9,834           8,953
                                                 -----------     -----------     -----------     -----------     -----------
      Total operating expense                        217,027         194,156         243,504         357,196         253,702
                                                 -----------     -----------     -----------     -----------     -----------

Operating income                                     305,874         306,567         334,058         180,596         344,423

Other income (expense):
   Interest income                                    18,903          16,860          24,017          32,806          22,747
   Rental income                                         400           3,600           4,800           4,200           4,200
   Gain on sale of automobile                             --              --              --           1,279              --
                                                 -----------     -----------     -----------     -----------     -----------

      Total other income (expense)                    19,303          20,460          28,817          38,285          26,947
                                                 -----------     -----------     -----------     -----------     -----------

Income before income taxes                           325,177         327,027         362,875         218,881         371,370
Provision for income taxes (Note 3)                 (121,292)       (108,495)       (129,092)        (87,874)       (129,365)
                                                 -----------     -----------     -----------     -----------     -----------
Net income                                           203,885         218,532         233,783         131,007         242,005
                                                 -----------     -----------     -----------     -----------     -----------

Retained earnings at beginning of period             354,097         335,184         335,184         408,303         381,168
Less: dividends                                     (107,433)        (90,239)       (214,870)       (204,126)       (214,870)
                                                 -----------     -----------     -----------     -----------     -----------
Retained earnings at end of period               $   450,549     $   463,477     $   354,097     $   335,184     $   408,303
                                                 ===========     ===========     ===========     ===========     ===========
Earnings per share                               $      9.49     $     10.17     $     10.88     $      6.10     $     11.26
Weighted Average Outstanding Shares                   21,487          21,487          21,487          21,487          21,487

        The accompanying notes are an integral part of these statements.

BEEHIVE INSURANCE AGENCY, INC.

STATEMENT OF CASH FLOWS

                                                             (UNAUDITED)   (UNAUDITED)
                                                            SEPTEMBER 30,  SEPTEMBER 30,  DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                                                                1997           1996          1996          1995          1994
                                                            -------------  -------------  ------------  ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                 $ 203,885     $ 218,352     $ 233,783     $ 131,007     $ 242,005
   Adjustments to reconcile net income to net
    cash provided by operating activities:
      Depreciation                                                4,480         5,408         8,758         9,834         8,953
      Gain on sale of automobile                                     --            --            --        (1,279)           --
      Change in assets and liabilities:
         Decrease (increase) in accounts
           receivable                                          (180,873)     (143,526)       61,211       (13,597)      283,007
         (Increase) decrease in commissions receivable              154          (168)       (2,796)        1,457         2,730
         Decrease (Increase) in interest receivable              (1,935)       (2,242)           --            --            --
         Decrease (Increase) in federal income tax
           receivable                                             1,585         7,374         5,789        (7,374)           --
         Decrease (Increase) in prepaid Utah state
           franchise tax                                             --        (6,009)        2,616        13,144         5,280
         Decrease (Increase) in deferred tax asset               (4,148)                      2,902       (38,974)           --
         (Increase) in prepaid expense                           (5,452)       (6,946)
         (Decrease) increase in accounts payable                  1,405           789          (274)         (330)         (611)
         Increase in commissions payable                          1,613         1,123            83            --            --
         (Decrease) increase in ins. premiums payable           116,418       115,118      (189,696)      (76,206)       44,119
         (Decrease) increase in federal income tax payable           --            --            --       (29,585)       29,585
         Increase (Decrease) in state income tax payable          3,470            --           571            --            --
         Increase in provision for federal income tax            27,328        53,505            --            --            --
         Increase in other accrued expenses                      59,033        27,509            --            --            --
         (Decrease) in dividends payable                       (107,435)     (107,435)           --            --            --
         Increase (Decrease)in accrued pension expense           (9,298)        9,481        12,641       104,487         8,888
                                                              ---------     ---------     ---------     ---------     ---------
      Net cash provided by operating activities                 110,230       172,333       135,588        92,584       623,956
                                                              ---------     ---------     ---------     ---------     ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of automobiles                                      (9,051)           --            --       (17,047)           --
   Purchases of office furniture, fixtures &                    (12,966)       (2,746)       (2,745)       (3,153)       (3,982)
     equipment
   Purchases of building improvements                                --            --            --        (9,285)           --
   Proceeds from sale of automobile                                  --            --            --         1,801            --
                                                              ---------     ---------     ---------     ---------     ---------
      Net cash used in investing activities                     (22,017)       (2,746)       (2,745)      (27,684)       (3,982)
                                                              ---------     ---------     ---------     ---------     ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Dividends paid                                              (107,433)      (90,239)     (214,870)     (204,126)     (214,870)
                                                              ---------     ---------     ---------     ---------     ---------
      Net cash used in financing activities                    (107,433)      (90,239)     (214,870)     (204,126)     (214,870)
                                                              ---------     ---------     ---------     ---------     ---------
Net (decrease) increase in cash                                 (19,220)       79,348       (82,027)     (139,226)      405,104

Cash at beginning of year                                       558,642       640,669       640,669       779,895       374,791
                                                              ---------     ---------     ---------     ---------     ---------
Cash at end of year                                           $ 539,422     $ 720,017     $ 558,642     $ 640,669     $ 779,895
                                                              =========     =========     =========     =========     =========


        The accompanying notes are an integral part of these statements.

BEEHIVE INSURANCE AGENCY, INC.

NOTES TO FINANCIAL STATEMENTS

1.       SIGNIFICANT ACCOUNTING POLICIES

         A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows. Insofar as the notes refer to the nine months ended September 30, 1997 and the year ended December 31, 1996 and 1995, they are not audited. In the opinion of management, the unaudited financial statements for the nine months ended September 30, 1996 and the year ended December 31, 1996 and 1995 include all adjustments, consisting of normal recurring accruals, necessary to present fairly the Company's results of operations and cash flows. Operating results for the interim period as of and for the nine months ended September 30, 1997 are not necessarily indicative of the results that may be expected for the full year.

         ORGANIZATION

         Beehive Insurance Agency, Inc. (the Company) was incorporated in the State of Utah, June 20, 1961 and operates as a regular corporation. The company serves as an independent insurance agency selling to the general public. The following is a summary of significant accounting policies.

         ACCOUNTING METHOD

         The accrual method of accounting is used to record revenue and expenses.

         CASH AND CASH EQUIVALENTS

         The Company considers cash and cash equivalents to be defined as cash on hand and cash in banks with maturities of three months or less.

         PROPERTY AND EQUIPMENT

         Property and equipment is stated at cost. Depreciation is provided using straight-line and declining-balance methods over the estimated useful lives of the assets.

         TREASURY STOCK

         Treasury stock transactions are accounted for under the cost method, using a moving average cost assumption.

         INCOME TAXES

         The Company accounts for income taxes using the liability method as prescribed by Statement of Financial Accounting Standards No. 109 (SFAS
         109), "Accounting for Income Taxes." SFAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns.

         The Internal Revenue Service examined 1977 and 1980 under the Taxpayer Compliance Measurement Program. There were no changes as a result of these examinations.

BEEHIVE INSURANCE AGENCY, INC.

NOTES TO FINANCIAL STATEMENTS

1.       SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         The fair value of financial instruments including cash, receivables, payables and accrued liabilities approximate book values at September 30, 1997, December 31, 1996 and 1995.

         CONCENTRATIONS OF CREDIT RISK

         Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of accounts receivable. At December 31, 1996, accounts receivable includes amounts due from three customers of $ 48,912, $ 21,281 and $ 19,992. Sales to significant customers are summarized in Note 4. The Company's accounts receivable result from its insurance contracts with customers. The Company controls credit risk associated with accounts receivable by leveraging the unused portion of the policy.

         The Company maintains all bank accounts and temporary cash investments at Key Bank of Utah. The accounts exceed the FDIC insured amounts by $439,422, $458,642 and $540,669 at September 30, 1997 and December 31,
         1996 and 1995 respectively.

         LONG-LIVED ASSETS

         The Company accounts for the impairment of long lived assets in accordance with Statement of Financial Accounting Standards No. 121 (SFAS 121), "Accounting for the Impairment of long-lived assets to be disposed of." The Company reviews long-lived assets for possible impairments whenever events or changes in circumstances indicate that the carrying amount may not be recoverable, as measured by a comparison of estimated future cash flows (undiscounted and without interest charges) to the carrying value of the asset. An impairment loss is then recognized if the carrying value of the asset exceeds the fair value of the asset. Assets held for sale are written down to their fair value, less cost to sell. Any subsequent revision in the fair value less cost to sell, not to exceed the original carrying cost, is charged or credited to income. This did not have a material effect on the financial statements for September 30, 1997 (unaudited) and December 31, 1996 and 1995.

BEEHIVE INSURANCE AGENCY, INC.

NOTES TO FINANCIAL STATEMENTS

2.       PENSION PLAN

         The Company has a defined benefit pension plan covering substantially all of its employees. The benefits are based on years of service and the employees compensation during the 5 highest consecutive years of participation in the plan. The funding policy of the Company is based upon actuarially determined contributions that take into consideration the amount deductible for income tax purposes, however a liability under FAS 87 has been recognized for financial purposes. The actuarial reports were prepared by Rocky Mountain Employee Benefits. These reports reflect in summary the following:

                                                        PERIOD ENDED
                                        -----------------------------------------------
                                        SEPTEMBER 30,    DECEMBER 31,      DECEMBER 31,
                                            1997             1996             1995
                                        -------------    ------------      ------------
1. Pension Expense
       Service cost                      $    4,122       $    5,332       $    5,453
       Interest cost                         10,318           12,318           23,043
       Expected return                            0           (2,300)         (44,926)
       Amortization
           a. Transition asset               (2,074)          (1,874)          (2,700)
           b. (Gain) loss                    (1,244)            (835)           2,082
           c.  Deferral assets
                  gain/(loss)                     0               --           32,879
                                         ----------       ----------       ----------
                 Net Periodic Costs      $   11,122       $   12,641       $   15,831
                                         ==========       ==========       ==========

BEEHIVE INSURANCE AGENCY, INC.

NOTES TO FINANCIAL STATEMENTS

2.       PENSION PLAN (CONTINUED)

                                             UNDERFUNDED       UNDERFUNDED        UNDERFUNDED
                                                PLAN              PLAN               PLAN
                                            SEPTEMBER 30,      DECEMBER 31,       DECEMBER 31,
                                                1997               1996               1995
                                            -------------      ------------       ------------
2.  Funded status
    Actuarial present value
      of benefit obligation
           Vested benefit obligation         $  140,616         $  137,678         $  132,284
           Non-vested benefit
             obligation                           2,611              2,557              1,836
                                             ----------         ----------         ----------
           Accumulated benefit
             obligation                         143,227            140,235            134,120
           Effect on projected future
             salary increases                    45,874             44,915             43,234
                                             ----------         ----------         ----------
           Projected benefit
             obligation                         189,101            185,150            177,354
           Fair value of plan assets             48,188             37,013             48,119
           Projected benefit
             obligation in excess of
             assets                             140,913            148,137            129,235
           Unrecognized net loss                (17,150)           (16,482)           (12,095)
           Unrecognized net
             transition asset                    11,718             13,124             14,998
                                             ----------         ----------         ----------
             Accrued pension cost
               in Company's financial
                   statements                $  135,481         $  144,779         $  132,138

BEEHIVE INSURANCE AGENCY, INC.

NOTES TO FINANCIAL STATEMENTS

2.       PENSION PLAN (CONTINUED)

         The following assumptions were used to measure the status of the pension plan at September 30, 1997 (unaudited) and December 31, 1996 and 1995 under FAS 87.

                                           SEPTEMBER 30,       DECEMBER 31,        DECEMBER 31,
                                               1997                1996                1995
                                           -------------       ------------        ------------
Discounted rate                                  7%                  7%                  7%
Expected long-term rate of
  return on assets                               7%                  7%                  7%
Average increase in compensation
  levels                                         3%                  3%                  3%

In addition to the net periodic pension costs, net losses of $ 88,656 were recorded in 1995 pursuant to FASB Statement No. 88, "Employers Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits", due to a pension settlement with a former employee of the Company.

3.       INCOME TAX

         The provision for income taxes consists of the following:

                                 NINE MONTHS
                                     ENDED           YEAR ENDED         YEAR ENDED
                                 SEPTEMBER 30,       DECEMBER 31,       DECEMBER 31,
                                     1997               1996               1995
                                  ----------         ----------         ----------
Current
    Federal                       $  108,625         $  108,396         $  109,652
    State                             16,815             17,794             17,196
                                  ----------         ----------         ----------
                                     125,440            126,190            126,848
                                  ----------         ----------         ----------
Deferred
    Federal                           (3,781)             2,645            (35,526)
    State                               (367)               257             (3,448)
                                  ----------         ----------         ----------
                                      (4,148)             2,902            (38,974)
                                  ----------         ----------         ----------
Provision for income taxes        $  121,292         $  129,092         $   87,874
                                  ==========         ==========         ==========

                         BEEHIVE INSURANCE AGENCY, INC.

NOTES TO FINANCIAL STATEMENTS

3.       INCOME TAX (CONTINUED)

         A summary of the composition of the deferred income tax assets is as follows:

                                          SEPTEMBER 30,      DECEMBER 31,      DECEMBER 31,
                                               1997              1996              1995
                                          -------------      ------------      ------------
Long-term deferred income taxes
             Accrued pension expense        $   40,220        $   36,072        $   38,974

4.       SALES TO SIGNIFICANT CUSTOMERS

         Approximately 49 % of total revenues for the nine months ended September 30, 1997 was from four customers, accounting for 36%, 8%, and 5% of total revenues. Approximately 56% of total revenues for the year ended December 31, 1996 was from three customers, accounting for 40%, 11% and 5% of total revenues. Approximately 50% of total revenues for the year ended December 31, 1995 was from two customers, accounting for 33% and 17% of total revenues.

5.       RELATED PARTIES

         Related parties include the Company's officers, directors, stockholders, Geneva Rock Products, Inc., W. W. Clyde & Co., J &J Building Supply, Utah Services, Inc.

         Accounts receivable and insurance commission received from related parties is as follows:

                               Geneva Rock       W. W. Clyde     J & J Building         Utah
                                Products            & Co.            Supply         Service, Inc.
                               -----------       -----------     --------------     -------------
September 30, 1997:
  Accounts receivable          $  146,095        $   61,316        $       --        $       --
  Insurance commissions           186,006            42,920            26,094             6,822

December 31, 1996
  Accounts receivable              48,912               750             1,200                --
  Insurance commissions           193,025            51,291            19,204             6,558

December 31, 1995
  Accounts receivable             131,687                --                --                --
  Insurance commissions           183,885            42,254                --             5,641

                                     ANNEX A

                         [AGREEMENT AND PLAN OF MERGER]

                              [BEGINS ON NEXT PAGE]

                               ARTICLES OF MERGER
                                       OF
                      W.W. CLYDE REORGANIZATION CORPORATION
                                      INTO
                                W.W. CLYDE & CO.

                   EFFECTIVE __________ ___, 1998 AT 9:00 A.M.

               In accordance with Section 16-10a-1105 of the Utah Revised Business Corporation Act (the "URBCA"), W.W. Clyde & Co., a Utah corporation ("Clyde"), hereby declares and certifies as follows:

                                   ARTICLE ONE

                                 Plan of Merger

               The Agreement and Plan of Merger, dated as of November 13, 1997 (the "Plan of Merger"), among Clyde, W.W. Clyde Reorganization Corporation, a Utah corporation ("CRC"), and the other parties signatory thereto, is attached hereto as Exhibit A and is incorporated herein by this reference.

                                   ARTICLE TWO

                              Shareholder Approval

               The shareholders of each of Clyde and CRC were required to approve the Plan of Merger. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately, and the total number of votes cast for and against the Plan of Merger by each voting group entitled to vote separately were as follows:

    Corporation and          Outstanding         Votes entitled            For           Against
      Designation               Shares             to be cast
------------------------- ------------------- ---------------------- ----------------- -------------
         Clyde                  94,544               94,544              ________         ______
      Common Stock
------------------------- ------------------- ---------------------- ----------------- -------------
          CRC                   1,000                 1,000               1,000             0
      Common Stock
------------------------- ------------------- ---------------------- ----------------- -------------

The number of votes cast for the Plan of Merger was sufficient for approval.

                                  ARTICLE THREE

                                 Effective Date

               Pursuant to Section 16-10a-1105(2) of the URBCA, these Articles of Merger shall be effective on __________ ___, 1998 at 9:00 a.m.

               IN WITNESS WHEREOF, Clyde hereby certifies to the truth of the facts stated herein and executes and delivers these Articles of Merger this ____ day of __________, 199__.

                                    W.W. Clyde & Co.,
                                    a Utah corporation



                                    -----------------------------------
                                    Chief Executive Officer

ATTEST:



----------------------------------
Secretary

                                 MAILING ADDRESS

               If, upon completion of filing of the above Articles of Merger, the Division elects to send a copy of the Articles of Merger to Clyde by mail, the address to which the copy should be mailed is:

                                W.W. Clyde & Co.

                        ---------------------------------

                        ---------------------------------

                               ARTICLES OF MERGER
                                       OF
                     GENEVA ROCK REORGANIZATION CORPORATION
                                      INTO
                           GENEVA ROCK PRODUCTS, INC.

                  EFFECTIVE __________ ___, 1998 AT 12:00 NOON

               In accordance with Section 16-10a-1105 of the Utah Revised Business Corporation Act (the "URBCA"), Geneva Rock Products, Inc., a Utah corporation ("Geneva Rock"), hereby declares and certifies as follows:

                                   ARTICLE ONE

                                 Plan of Merger

               The Agreement and Plan of Merger, dated as of November 13, 1997 (the "Plan of Merger"), among Geneva Rock, Geneva Rock Reorganization Corporation, a Utah corporation ("GRRC"), and the other parties signatory thereto, is attached hereto as Exhibit A and is incorporated herein by this reference.

                                   ARTICLE TWO

                              Shareholder Approval

               The shareholders of each of Geneva Rock and GRRC were required to approve the Plan of Merger. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately, and the total number of votes cast for and against the Plan of Merger by each voting group entitled to vote separately were as follows:


    Corporation and          Outstanding         Votes entitled            For           Against
      Designation               Shares             to be cast
------------------------- ------------------- ---------------------- ----------------- -------------
      Geneva Rock               21,802               21,802              ________         ______
      Common Stock
------------------------- ------------------- ---------------------- ----------------- -------------
          GRRC                  1,000                 1,000               1,000             0
      Common Stock
------------------------- ------------------- ---------------------- ----------------- -------------

The number of votes cast for the Plan of Merger was sufficient for approval.

                                  ARTICLE THREE

                                 Effective Date

               Pursuant to Section 16-10a-1105(2) of the URBCA, these Articles of Merger shall be effective on __________ ___, 1998 at 12:00 noon.

               IN WITNESS WHEREOF, Geneva Rock hereby certifies to the truth of the facts stated herein and executes and delivers these Articles of Merger this ____ day of __________, 199__.

                                    Geneva Rock Products, Inc.,
                                    a Utah corporation



                                    -----------------------------------
                                    Chief Executive Officer

ATTEST:



----------------------------
Secretary


                                 MAILING ADDRESS

               If, upon completion of filing of the above Articles of Merger, the Division elects to send a copy of the Articles of Merger to Geneva Rock by mail, the address to which the copy should be mailed is:


                           Geneva Rock Products, Inc.

                           --------------------------

                           --------------------------

                               ARTICLES OF MERGER
                                       OF
                     UTAH SERVICE REORGANIZATION CORPORATION
                                      INTO
                                UTAH SERVICE INC.

                  EFFECTIVE __________ ___, 1998 AT 10:00 A.M.

               In accordance with Section 16-10a-1105 of the Utah Revised Business Corporation Act (the "URBCA"), Utah Service Inc., a Utah corporation ("Utah Service"), hereby declares and certifies as follows:

                                   ARTICLE ONE

                                 Plan of Merger

               The Agreement and Plan of Merger, dated as of November 13, 1997 (the "Plan of Merger"), among Utah Service, Utah Service Reorganization Corporation, a Utah corporation ("USRC"), and the other parties signatory thereto, is attached hereto as Exhibit A and is incorporated herein by this reference.

                                   ARTICLE TWO

                              Shareholder Approval

               The shareholders of each of Utah Service and USRC were required to approve the Plan of Merger. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately, and the total number of votes cast for and against the Plan of Merger by each voting group entitled to vote separately were as follows:


    Corporation and          Outstanding         Votes entitled            For           Against
      Designation               Shares             to be cast

------------------------- ------------------- ---------------------- ----------------- -------------
      Utah Service              5,413                 5,413              ________         ______
      Common Stock
------------------------- ------------------- ---------------------- ----------------- -------------
          USRC                  1,000                 1,000               1,000             0
      Common Stock
------------------------- ------------------- ---------------------- ----------------- -------------

The number of votes cast for the Plan of Merger was sufficient for approval.

                                  ARTICLE THREE

                                 Effective Date

               Pursuant to Section 16-10a-1105(2) of the URBCA, these Articles of Merger shall be effective on __________ ___, 1998 at 10:00 a.m.

               IN WITNESS WHEREOF, Utah Service hereby certifies to the truth of the facts stated herein and executes and delivers these Articles of Merger this ____ day of __________, 199__.

                                    Utah Service Inc.,
                                    a Utah corporation



                                    -----------------------------------
                                    Chief Executive Officer

ATTEST:



----------------------------
Secretary


                                 MAILING ADDRESS

               If, upon completion of filing of the above Articles of Merger, the Division elects to send a copy of the Articles of Merger to Utah Service by mail, the address to which the copy should be mailed is:

                                Utah Service Inc.

                                -----------------

                                -----------------

                               ARTICLES OF MERGER
                                       OF
                  BEEHIVE INSURANCE REORGANIZATION CORPORATION
                                      INTO
                         BEEHIVE INSURANCE AGENCY, INC.

                  EFFECTIVE __________ ___, 1998 AT 11:00 A.M.

               In accordance with Section 16-10a-1105 of the Utah Revised Business Corporation Act (the "URBCA"), Beehive Insurance Agency, Inc., a Utah corporation ("Beehive Insurance"), hereby declares and certifies as follows:

                                   ARTICLE ONE

                                 Plan of Merger

               The Agreement and Plan of Merger, dated as of November 13, 1997 (the "Plan of Merger"), among Beehive Insurance, Beehive Insurance Reorganization Corporation, a Utah corporation ("BIRC"), and the other parties signatory thereto, is attached hereto as Exhibit A and is incorporated herein by this reference.

                                   ARTICLE TWO

                              Shareholder Approval

               The shareholders of each of Beehive Insurance and BIRC were required to approve the Plan of Merger. The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately, and the total number of votes cast for and against the Plan of Merger by each voting group entitled to vote separately were as follows:

    Corporation and          Outstanding         Votes entitled            For           Against
      Designation               Shares             to be cast
------------------------- ------------------- ---------------------- ----------------- -------------
   Beehive Insurance            21,467               21,467              ________         ______
      Common Stock
------------------------- ------------------- ---------------------- ----------------- -------------
          BIRC                  1,000                 1,000               1,000             0
      Common Stock
------------------------- ------------------- ---------------------- ----------------- -------------

The number of votes cast for the Plan of Merger was sufficient for approval.

                                  ARTICLE THREE

                                 Effective Date

               Pursuant to Section 16-10a-1105(2) of the URBCA, these Articles of Merger shall be effective on __________ ___, 1998 at 11:00 a.m.

               IN WITNESS WHEREOF, Beehive Insurance hereby certifies to the truth of the facts stated herein and executes and delivers these Articles of Merger this ____ day of __________, 199__.

                                    Beehive Insurance Agency, Inc.,
                                    a Utah corporation



                                    -----------------------------------
                                    Chief Executive Officer

ATTEST:



---------------------------------
Secretary


                                 MAILING ADDRESS

               If, upon completion of filing of the above Articles of Merger, the Division elects to send a copy of the Articles of Merger to Beehive Insurance by mail, the address to which the copy should be mailed is:


                         Beehive Insurance Agency, Inc.

                         ------------------------------

                         ------------------------------

                          AGREEMENT AND PLAN OF MERGER

               THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of the 13th day of November, 1997 by and among Clyde Companies, Inc., a Utah corporation (the "Parent"), W.W. Clyde Reorganization Corporation, a Utah corporation ("CRC"), W.W. Clyde & Co., a Utah corporation ("Clyde"), Geneva Rock Reorganization Corporation, a Utah corporation ("GRRC"), Geneva Rock Products, Inc., a Utah corporation ("Geneva Rock"), Utah Service Reorganization Corporation, a Utah corporation ("USRC"), Utah Service Inc., a Utah corporation ("Utah Service"), Beehive Insurance Reorganization Corporation, a Utah corporation ("BIRC"), and Beehive Insurance Agency, Inc., a Utah corporation ("Beehive Insurance").

                                    Recitals

               WHEREAS, the Board of Directors of each of the Parent, and CRC, GRRC, USRC and BIRC (collectively, the "Reorganization Corporations") and Clyde, Geneva Rock, Utah Service and Beehive Insurance (collectively, the "Acquired Corporations" and, together with the Parent and the Reorganization Corporations, the "Corporations") have approved, and have determined that it is advisable and in the best interests of each of their respective shareholders for the Parent to acquire the Acquired Corporations on the terms and conditions set forth in this Agreement; and

               WHEREAS, to accomplish such acquisitions, (i) the Board of Directors of each of the Parent, CRC and Clyde has determined that CRC should be merged with and into Clyde (the "Clyde Merger"), (ii) the Board of Directors of each of the Parent, GRRC and Geneva Rock has determined that GRRC should be merged with and into Geneva Rock (the "Geneva Rock Merger"), (iii) the Board of Directors of each of the Parent, USRC and Utah Service has determined that USRC should be merged with and into Utah Service (the "Utah Service Merger"), and
(iv) the Board of Directors of each of the Parent, BIRC and Beehive Insurance has determined that BIRC should be merged with and into Beehive Insurance (the "Beehive Insurance Merger" and, collectively with the Clyde Merger, the Geneva Rock Merger and the Utah Service Merger, the "Mergers") in accordance with this Agreement and the applicable provisions of the Utah Revised Business Corporation Act (the "URBCA") and the Internal Revenue Code of 1986, as amended (the "Code").

                                    Agreement

               NOW, THEREFORE, pursuant to and in accordance with the URBCA and the Code, the Corporations agree upon and prescribe the terms and conditions of the Mergers as follows:

                                    I. Merger

        1.1 Names and States of Incorporation. The name and state of incorporation of each of the constituent corporations in the Mergers is as follows:

                               (a) for the Clyde Merger, W.W. Clyde
               Reorganization Corporation, a Utah corporation, and W.W. Clyde & Co., a Utah corporation;

                      (b) for the Geneva Rock Merger, Geneva Rock Reorganization
               Corporation, a Utah corporation, and Geneva Rock Products, Inc., a Utah corporation;

                      (c) for the Utah Service Merger, Utah Service
               Reorganization Corporation, a Utah corporation, and Utah Service Inc., a Utah corporation; and

                      (d) for the Beehive Insurance Merger, Beehive Insurance
               Reorganization Corporation, a Utah corporation, and Beehive Insurance Agency, Inc., a Utah corporation.

        1.2 Closing and Effective Time. The closing of each of the Mergers (the "Closing") shall take place concurrently at the offices of Van Cott, Bagley, Cornwall & McCarthy at 8:30 a.m. (local time) on a date (the "Closing Date") to be specified by the Corporations, which shall be no sooner than the date upon which all of the conditions specified in Article V of this Agreement have been satisfied or waived by the applicable Corporations (other than those conditions that, by their nature, are to be satisfied at the Closing). In accordance with the URBCA and Articles of Mergers to be filed by each of the respective Acquired Corporations with the Utah Department of Commerce, Division of Corporations and Commercial Code (the "Utah Division of Corporations"), the Mergers shall become effective sequentially, with the Clyde Merger becoming effective first, followed one hour later by the Utah Service Merger, followed one hour later by the Beehive Insurance Merger and followed one hour later by the Geneva Rock Merger. Each of the respective Mergers shall be effective at the date and time specified in the applicable Articles of Merger (for each Merger, the "Effective Time"). The Closing Date shall be prior to the Effective Time.

        1.3 Mergers. At the Effective Time, the following shall occur:

                      (a) The respective Reorganization Corporation shall be
               merged with and into the corresponding Acquired Corporation, and the separate existence of the Reorganization Corporation shall cease.

                      (b) The respective Acquired Corporation shall be the
               surviving corporation and shall continue its corporate existence in accordance with the laws of the State of Utah and under its current name.

                      (c) The respective Merger shall have the effects set forth in Section 16-10a-1106 of the URBCA.

        1.4 Articles of Incorporation. The Articles of Incorporation of each of the Acquired

Corporations shall continue to be the Articles of Incorporation of such Acquired Corporation after the Effective Time, until amended or repealed in accordance with the URBCA.

        1.5 Bylaws. The Bylaws of each of the Acquired Corporations shall continue to be the Bylaws of such Acquired Corporation after the Effective Time, until amended or repealed in the manner provided by such Bylaws and the URBCA.

        1.6 Directors. The directors of each of the Acquired Corporations immediately prior to the Effective Time shall continue to serve as the directors of such Acquired Corporation for the term specified in the Bylaws of such Acquired Corporation.

        1.7 Officers. The officers of each of the Acquired Corporations immediately prior to the Effective Time shall continue to be officers of such Acquired Corporation until otherwise provided in accordance with the Bylaws of such Acquired Corporation.

        1.8 Securities Filings. If required by applicable law, the Corporations shall promptly prepare and file with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-4 (including any amendments or supplements thereto, the "Registration Statement") and, as part of the Registration Statement, a letter, notice of meeting, proxy statement and form of proxy to the shareholders of each of the Acquired Companies in connection with the Mergers (collectively, including any amendments or supplements thereto, the "Proxy Statement"). Each of the Corporations shall provide reasonable opportunities for the other Corporations to review and comment on the contents of the Registration Statement. At any time after the preparation of the Registration Statement, each of the Corporations agrees promptly to notify the others of and to correct any information which any of them shall have furnished for inclusion in the Registration Statement that shall have become false or misleading in any material respect. Each of the Corporations shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act of 1933, as amended (the "Securities Act"), as promptly as practicable after such filing. The Parent shall also take any action required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock (as defined below) in the Merger, and each of the Corporations shall furnish all information concerning its business, affairs and/or shareholders as may be reasonably requested in connection with any such action.

               1.9 Special Meeting. As promptly as practicable following the execution and delivery of this Agreement, in accordance with the URBCA and other applicable law, each of the Acquired Corporations (a) shall duly call, give notice of, convene and hold a special meeting of its shareholders (each a "Special Meeting") and shall submit this Agreement to a vote of such shareholders at the Special Meeting, (b) subject to any review by the SEC, shall include in the Proxy Statement, the recommendation of the Board of Directors that the shareholders should vote in favor of the approval of this Agreement and
(c) shall take all such other action reasonably necessary or appropriate to obtain the lawful approval of this Agreement by the shareholders.

               1.10 Geneva Rock Common Stock Owned by Clyde. As of the date of this Agreement, Clyde owns (and as of the Effective Time, Clyde will own) 7,518 shares (the

"Distribution Shares") of Geneva Rock Common Stock (as defined below). Immediately after the Effective Time of the Clyde Merger, Clyde, acting in accordance with resolutions duly adopted by its Board of Directors, shall distribute (in a dividend distribution) the Distribution Shares to the Parent. Immediately upon such distribution, the Parent shall own the Distribution Shares, and, at the Effective Time of the Geneva Rock Merger, the Distribution Shares shall be treated in the same manner as all of the other shares of Geneva Rock Common Stock owned by the Parent in accordance with Section 2.1(c) below.

                            II. Conversion of Shares

        2.1 Conversion. As of the Effective Time, by virtue of each of the Mergers and without any further action, the following shall occur:

                      (a) Each issued and outstanding share of Clyde Common
               Stock (as defined below) (other than (i) shares of Clyde Common Stock owned by the Parent, which shall not be converted and shall each remain one (1) issued and outstanding share of Clyde Common Stock, and (ii) Dissenting Shares (as defined below), if any) shall be converted into 33.93 shares of Parent Common Stock.

                      (b) Each issued and outstanding share of CRC Common Stock
               (as defined below) shall be converted into one (1) share of Clyde Common Stock.

                      (c) Each issued and outstanding share of Geneva Rock
               Common Stock (other than (i) shares of Geneva Rock Common Stock owned by the Parent, which shall not be converted and shall each remain one (1) issued and outstanding share of Geneva Rock Common Stock, and (ii) Dissenting Shares, if any) shall be converted into 239.27 shares of Parent Common Stock.

                      (d) Each issued and outstanding share of GRRC Common Stock
               (as defined below) shall be converted into one (1) share of Geneva Rock Common Stock.

                      (e) Each issued and outstanding share of Utah Service
               Common Stock (as defined below) (other than (i) shares of Utah Service Common Stock owned by the Parent, which shall not be converted and shall each remain one (1) issued and outstanding share of Utah Service Common Stock, and (ii) Dissenting Shares, if any) shall be converted into 43.43 shares of Parent Common Stock.

                      (f) Each issued and outstanding share of USRC Common Stock
               (as defined below) shall be converted into one (1) share of Utah Service Common Stock.

                      (g) Each issued and outstanding share of Beehive Insurance
               Common Stock (as defined below) (other than (i) shares of Beehive Insurance Common Stock owned by the Parent, which shall not be converted and shall each remain one (1) issued and outstanding share of Beehive Insurance Common Stock, and (ii) Dissenting Shares, if any) shall be converted into 4.33 shares of Parent Common Stock.

                      (h) Each issued and outstanding share of BIRC Common Stock
               (as defined below) shall be converted into one (1) share of Beehive Insurance Common Stock.

        2.2 Fractional Shares. Notwithstanding any other provision of this Agreement to the contrary, each holder of shares of common stock of the Acquired Corporations exchanged pursuant to the Mergers who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Acquired Corporation Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fraction multiplied by $14.52 (the projected value, determined as of the date of this Agreement, of one share of Parent Common Stock as of the Effective
Time). No such holder shall be entitled to any fractional share of Parent Common Stock (or to any dividends, voting rights or any other rights as a shareholder in respect of such fractional share of Parent Common Stock).

               2.3 Acquired Corporation Certificates. Certificates nominally representing shares of the common stock of the Acquired Corporations ("Acquired Corporation Certificates") shall be treated as follows:

                               (a) As of the Effective Time, each Acquired
               Corporation Certificate, other than any certificate representing Dissenting Shares, if any, for all purposes, shall be deemed to evidence the number of shares of Parent Common Stock determined in accordance with Section 2.1 above.

                      (b) As soon as practicable after the Effective Time, the
               Parent shall mail to each record holder of an outstanding Acquired Corporation Certificate, as of the Effective Time, a form of letter of transmittal (the "Transmittal Letter") that is reasonably acceptable to the Acquired Corporations (which shall specify that delivery of an Acquired Corporation Certificate shall be effected, and risk of loss and title to the Acquired Corporation Certificate shall pass, only upon proper delivery of the Acquired Corporation Certificate to the Parent) and instructions for use in effecting the surrender of each Acquired Corporation Certificate in exchange for a Parent Common Stock certificate ("Parent Certificate"). Upon surrender to the Parent of an Acquired Corporation Certificate, together with a duly executed Transmittal Letter (and any other documents which may be reasonably required by the Parent, if any), the holder of such Acquired Corporation Certificate shall receive promptly in exchange therefor a Parent Certificate for the number of shares of Parent Common Stock evidenced thereby in accordance with
               Section 2.1 above. Thereafter, the applicable Acquired Corporation Certificate shall be canceled. If a Parent Certificate is to be issued to a person other than the person in whose name the surrendered Acquired Corporation Certificate is registered, it shall be a condition of issuance of the Parent Certificate (x) that the Acquired Corporation Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and (y) that the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance to a person other than the registered holder of the Acquired Corporation Certificate surrendered or establish to the satisfaction of the Parent that such tax has been paid or is not applicable. The Parent shall pay all charges and expenses, including those of the Acquired Corporations, in connection with the distribution of the Parent Certificates.

                      (c) If any Acquired Corporation Certificate shall have
               been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Acquired Corporation Certificate to be lost, stolen or destroyed, the Parent will issue in exchange for such lost, stolen or destroyed Acquired Corporation Certificate the shares of Parent Common Stock deliverable in respect thereof as determined in accordance with
               Section 2.1 above; provided that, at the option of the Parent, the person to whom such shares are issued, as a condition precedent to the issuance of such shares, shall give to the Parent a bond in such sum as the Parent may direct or otherwise indemnify the Parent in a manner satisfactory to the Parent against any claim that may be made against the Parent with respect to the Acquired Corporation Certificate claimed to have been lost, stolen or destroyed.

        2.4 Dissenters' Rights. Notwithstanding any other provision of this Agreement, each share of the common stock of any of the Acquired Corporations
(a) as to which a written notice of intent to demand payment was submitted to the applicable Acquired Corporation in accordance with Section 16-10a-1321(1)(a) of the URBCA, (b) which is not voted in favor of approval of this Agreement at a Special Meeting, and (c) as to which a written demand for payment of fair value shall have been or may still be timely filed, and the Acquired Corporation Certificate(s) for such shares shall have been or may still be deposited with the applicable Acquired Corporation in accordance with the requirements of Part 13 of the URBCA (collectively, "Dissenting Shares"), shall not be converted into shares of Parent Common Stock. Each holder of Dissenting Shares who becomes entitled under the URBCA to receive payment of the fair value of such holder's Dissenting Shares shall receive such payment from the Parent (but only after such fair value shall have been agreed upon or finally determined) and such Dissenting Shares shall thereupon be canceled. Each Dissenting Share as to which dissenters' rights pursuant to the URBCA shall be effectively withdrawn or lost shall thereupon be deemed to have been converted, at the Effective Time, into shares of Parent Common Stock in accordance with Section 2.1 above.

        2.5 Options, Warrants or Other Rights. At the Effective Time, any options, warrants or other rights to purchase shares of any of the Acquired Corporations, without any further action, shall be terminated.

               III. Representations and Warranties of the Acquired Corporations

               Each of the Acquired Corporations, solely as to itself and not as to any other Acquired Corporation, represents and warrants to the Parent as follows, subject only to such limitations and exceptions as are set forth below:

        3.1 Organization and Good Standing. The Acquired Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah, and has all requisite corporate power and corporate authority to own, lease and operate its properties to carry on its business as now being conducted. The Acquired Corporation is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Acquired Corporation.

               3.2    Capital Structure of the Acquired Corporations.

                      (a) Clyde has an authorized capital structure consisting
               of Two Hundred Thousand (200,000) shares of Ten Dollar ($10.00) par value common stock ("Clyde Common Stock"), and Ninety-Four Thousand Five Hundred Forty-Four (95,544) shares of Clyde Common Stock are issued and outstanding.

                      (b) Geneva Rock has an authorized capital structure
               consisting of Fifty Thousand (50,000) shares of Ten Dollar ($10.00) par value common stock ("Geneva Rock Common Stock"), and Twenty-One Thousand Eight Hundred Two (21,802) shares of Geneva Rock Common Stock are issued and outstanding.

                      (c) Utah Service has an authorized capital structure
               consisting of One Hundred Thousand (100,000) shares of Ten Dollar ($10.00) par value common stock ("Utah Service Common Stock"), and Five Thousand Four Hundred Thirteen (5,413) shares of Utah Service Common Stock are issued and outstanding.

                      (d) Beehive Insurance has an authorized capital structure
               consisting of Fifty Thousand (50,000) shares of One Dollar ($1.00) par value common stock ("Beehive Insurance Common Stock"), and Twenty-One Thousand Four Hundred Sixty-Seven (21,467) shares of Beehive Insurance Common Stock are issued and outstanding.

               3.3 Authority. The Acquired Corporation has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Acquired Corporation, subject in the case of this Agreement only to the approval of this Agreement by the shareholders of the Acquired Corporation as required under the URBCA.

        3.4 Execution and Delivery. This Agreement has been duly executed and delivered by the Acquired Corporation and constitutes a valid and binding obligation of the Acquired Corporation, enforceable against the Acquired Corporation in accordance with its terms but subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and equitable principles, and (ii) statutes, rules or procedures and applicable case law limiting the availability of or prescribing the procedural requirements for the exercise of remedies.

               3.5 Property. The Acquired Corporation has good, valid and marketable title to (or in the case of leased property, valid leasehold interests in) all of its properties and assets.

               3.6 No Violations. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not,
(a) conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") pursuant to any provision of the Articles of Incorporation or Bylaws of the Acquired Corporation, or (b) result in any Violation of (i) any loan or credit agreement, note, mortgage, indenture, lease or other agreement, obligation, instrument, permit, concession, franchise, license, statute, law, ordinance, rule or regulation applicable to the Acquired Corporation or its properties or assets (except for such Violations as would not, singly or in the aggregate, have a material adverse effect on the Acquired Corporation), or (ii) any judgment, order or decree applicable to the Acquired Corporation or its properties or assets.

               3.7 Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental agency, authority or instrumentality, domestic or foreign (each, a "Governmental Authority"), is required by or with respect to the Acquired Corporation in connection with the execution and delivery of this Agreement by the Acquired Corporation, or the consummation by the Acquired Corporation of the transactions contemplated hereby, except for (a) the filing with the SEC of the Registration Statement (including the Proxy Statement as a part thereof), (b) the filing of the Articles of Merger with the Utah Division of Corporations and appropriate documents with the relevant authorities of other states in which the Acquired Corporation is qualified to do business, (c) notices and other filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (d) filings as may be required under state securities laws and (e) such filings, authorizations, orders and approvals as may be required under foreign laws.

               3.8 Information Supplied. None of the information supplied or to be supplied by the Acquired Corporation for inclusion or incorporation by reference in the Proxy Statement, at the date of mailing to the Acquired Corporation's shareholders and at the time of its Special Meeting, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that the Acquired Corporation is responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law. Without limiting any of the representations and warranties contained herein, no representation or warranty by the Acquired Corporation as of the date thereof contains any untrue statement of material fact, or omits a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements are or will be made, not misleading.

               3.9 Litigation. There are no actions, arbitrations, audits, hearings, investigations, suits or litigation (whether civil, criminal, administrative, investigative or informal) before or otherwise involving any Governmental Authority, court or arbitrator (a "Proceeding") commenced by or against the Acquired Corporation (or that otherwise relate to or may affect the business or the assets of the Acquired Corporation) that either (a) challenge, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of transactions specified in this Agreement, or
(b) would reasonably be expected to have a material adverse effect on the Acquired Corporation. To the knowledge of the Acquired Corporation, (1) no such Proceeding has been threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

               3.10 Financial Statements. The financial statements of the Acquired Corporation (including any balance sheets and statements of income, changes in stockholders' equity and cash flow, together with any reports thereon of independent certified public accountants) provided by the Acquired Corporation in connection with the preparation of (a) the Registration Statement, and (b) the HVA Appraisals, fairly present the financial condition and the results of operations, changes in stockholders' equity and cash flow of the Acquired Corporation as at the respective dates of and for the periods referred to in such financial statements, all in accordance with generally accepted accounting principles ("GAAP"). The financial statements referred to in this Section 3.10 reflect the consistent application of accounting principles throughout the periods involved, except as otherwise disclosed in the notes to such financial statements.

               3.11   Taxes.

                      (a) All material reports, filings, statements,
               declarations and returns (collectively, "Tax Returns") with respect to taxes, charges, fees, levies or assessments (collectively, "Taxes") required to be filed by the Acquired Corporation as of the Effective Time have been or will be duly filed, and such Tax Returns are or will be true and correct in all material respects. The Acquired Corporation has paid or will pay all Taxes shown as due and payable on such Tax Returns; and the charges, accruals and reserves for Taxes with respect to the Acquired Corporation reflected in the Acquired Corporation's financial statements are adequate under GAAP to cover Taxes accruing through the date thereof, including contested amounts and amounts not yet due and payable.

                      (b) There are no material claims with respect to Taxes
               pending against the Acquired Corporation and the Acquired Corporation is not aware of any threatened claim for Taxes or any basis for such claims. No material issues have been raised in any examination by any Governmental Authority with respect to the Acquired Corporation which reasonably could be expected to result in a proposed deficiency for any other period not so examined, and there are not now in force any waivers or agreements by the Acquired Corporation for the extension of time for the assessment of any material Taxes, nor has any such waiver or agreement been requested by any Governmental Authority. The Acquired Corporation does not have any liability for any material Taxes of any corporation or entity other than the Acquired Corporation.

                      (c) The Acquired Corporation has paid or is withholding
               and will pay when due to the proper Governmental Authorities all material withholding amounts required to be withheld with respect to all Taxes.

               3.12 Undisclosed Liabilities. The Acquired Corporation is not subject to any liabilities of any nature which have had or can reasonably be expected to have a material adverse effect on its business or financial prospects.

                              IV. Representations and Warranties of the Parent

               The Parent represents and warrants to the Acquired Corporations as follows, subject only to such exceptions and limitations as are set forth below:

               4.1 Organization, Standing and Authority. Each of the Parent and the Reorganization Corporations is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Parent and the Reorganization Corporations is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Parent and the Reorganization Corporations considered as a whole.

               4.2    Capital Structure of the Parent.

                      (a) As of the Effective Time, (i) the authorized capital
               stock of the Parent will consist of Ten Million (10,000,000) shares of common stock ("Parent Common Stock"), and (ii) 2,303,920 shares of Parent Common Stock will be issued and outstanding. Shares of Parent Common Stock to be issued in the Mergers, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable.

                      (b) Except for the Articles of Restatement of the Articles
               of Incorporation of the Parent and the Amended and Restated Articles of Incorporation of the Parent attached thereto (collectively, the "Parent Recapitalization Documents"), there are no options, warrants, calls, rights, commitments or agreements of any character to which the Parent or any of the Reorganization Corporations is a party or by which it is bound obligating the Parent or any of the Reorganization Corporations to issue, deliver or sell, or cause to be issued, delivered or sold, shares of capital stock or obligating the Parent or any of the Reorganization Corporations to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

                               (c) Except for that certain Clyde Companies, Inc.
               Stock Redemption Plan, adopted as of November 12, 1997 by the Board of Directors of the Parent and the Parent Recapitalization Documents, there are no outstanding contractual obligations of the Parent or any of the Reorganization Corporations, to repurchase, redeem or otherwise acquire any shares of capital stock of the Parent or any of the Reorganization Corporations.

                      (d) Except for the Parent Recapitalization Documents, the
               Parent has not (i) made or agreed to make any stock split or stock dividend, or issued or permitted to be issued any shares of capital stock or securities exercisable for or convertible into shares of capital stock of the Parent or any of the Reorganization Corporations.

                      (e) All of the outstanding shares of capital stock of each
               Reorganization Corporation (i) are validly issued, fully paid and nonassessable and free of any preemptive rights, and (ii) are directly owned by the Parent, free and clear of all liens, claims, pledges, agreements, voting or other restrictions, charges or other encumbrances, with the result that the Parent directly owns the entire equity interest in each of the Reorganization Corporations.

               4.3 Authority. The Parent has all requisite corporate power and corporate authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Parent.

               4.4 Execution and Delivery. This Agreement has been duly executed and delivered by the Parent and constitutes a valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms but subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and equitable principles, and (ii) statutes, rules or procedures and applicable case law limiting the availability of or prescribing the procedural requirements for the exercise of remedies.

               4.5 No Violations. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not,
(a) result in any Violation of any provision of the Articles of Incorporation or Bylaws of the Parent, or (b) result in any Violation of (i) any loan or credit agreement, note, mortgage, indenture, lease or other agreement, obligation, instrument, permit, concession, franchise, license, statute, law, ordinance, rule or regulation applicable to the Parent or its properties or assets (except for such Violations as would not, singly or in the aggregate, have a material adverse effect on the Parent), or (ii) any judgment, order or decree applicable to the Parent or its properties or assets.

               4.6 Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to the Parent in connection with the execution and delivery of this Agreement by the Parent, or the consummation by the Parent of the transactions contemplated hereby, except for (a) the filing with the SEC of the Registration Statement (including the Proxy Statement as a part thereof), (b) the filing of the Articles of Merger with the Utah Division of Corporations and appropriate documents with the relevant authorities of other states in which the Parent is qualified to do business, (c) notices and other filings as may be required under the HSR Act, (d) filings as may be required under state securities laws and (e) such filings, authorizations, orders and approvals as may be required under foreign laws.

               4.7 Information Supplied. None of the information supplied or to be supplied by the Parent for inclusion or incorporation by reference in the Proxy Statement, at the date of mailing to the Acquired Corporation's shareholders and at the time of the Special Meeting, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that the Parent is responsible for filing with any Governmental Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law. Without limiting any of the representations and warranties contained herein, no representation or warranty by the Parent as of the date thereof contains any untrue statement of material fact, or omits a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements are or will be made, not misleading.

               4.8 Financial Statements. The financial statements of the Parent (including any balance sheets and statements of income, changes in stockholders' equity and cash flow, together with any reports thereon of independent certified public accountants) provided by the Parent in connection with the preparation of the Registration Statement, fairly present the financial condition and the results of operations, changes in stockholders' equity and cash flow of the Parent as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP. The financial statements referred to in this Section 4.8 reflect the consistent application of accounting principles throughout the periods involved, except as otherwise disclosed in the notes to such financial statements.

               4.9 Litigation. There are no Proceedings commenced by or against the Parent or any of the Reorganization Corporations (or that otherwise relate to or may affect the business or the assets of the Parent or any of the Reorganization Corporations) that either (a) challenge or may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of transactions specified in this Agreement, or (b) would reasonably be expected to have a material adverse effect on the Parent and the Reorganization Corporations considered as a whole. To the knowledge of the Parent, (a) no such Proceeding has been threatened, and (b) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

               4.10 Undisclosed Liabilities. The Parent is not subject to any liabilities of any nature which have had or can reasonably be expected to have a material adverse effect on its business or financial prospects.

                                   V. Conditions to Closing

               5.1 Conditions to the Corporations' Obligations. The respective obligations of each of the Corporations to consummate the Mergers shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

                      (a) This Agreement shall have been approved by (i) the
               shareholders of each of the Reorganization Corporations and the Acquired Corporations in accordance with the URBCA, and (ii) a majority of the shareholders of the Parent in accordance with resolutions duly adopted by the Board of Directors of the Parent.

                      (b) The total value of all of the Dissenting Shares, as
               determined in accordance with the appraisals of the Acquired Companies prepared by Houlihan Valuation Advisors and dated October 23, 1997 (the "HVA Appraisals") (after applying the discount for minority interest provided for in the HVA Appraisals), shall not be greater than five percent (5%) of the aggregate value of the Acquired Companies, as determined in accordance with the HVA Appraisals (without applying any discounts for minority interest).

                      (c) The Parent and the Acquired Corporations shall have
               received the opinion of Grant Thorton LLP that the Mergers constitute tax-free transfers in accordance with Section 351 of the Code or tax-free reorganizations in accordance with Section 368(a)(1)(B) of the Code.

                      (d) No Governmental Authority shall have issued any order, and there shall not be any statute, rule, decree or regulation restraining, prohibiting or making illegal the consummation of the Merger.

                      (e) Any waiting period applicable to the consummation of
               the Mergers under the HSR Act shall have expired or been terminated.

               5.2 Conditions to the Obligations of the Acquired Corporations. The obligation of the Acquired Corporations to effect the Mergers is further subject to the satisfaction or waiver, on or prior to the Closing Date, of each of the following conditions:

                      (a) The representations and warranties of the Parent
               contained in this Agreement shall be true and correct in all material respects when made and as of the Closing Date (except for matters which specifically address a particular date which need only be true and correct as of such date).

                      (b) The Parent shall have performed in all material
               respects all of the obligations to be performed by it under this Agreement prior to the Closing Date.

                      (c) A responsible officer of the Parent shall have
               provided the Acquired Corporations with a certificate dated the Closing Date which provides (i) that the matters referred to in subsections (a) and (b) of this Section 5.2 are accurate and complete, (ii) that the Parent is prepared in all material respects to perform, and shall perform, all of the obligations to be performed by it under this Agreement up to the Effective Time, and (iii) for statements of fact with respect to such other matters as the Acquired Corporations may reasonably request.

               5.3 Conditions to the Obligations of the Parent. The obligation of the Parent to effect the Mergers is further subject to the satisfaction or waiver, on or prior to the Closing Date, of each of the following conditions:

                      (a) The representations and warranties of each of the
               Acquired Corporations contained in this Agreement shall be true and correct in all material respects when made and as of the Closing Date (except for matters which specifically address a particular date which need only be true and correct as of such date).

                      (b) Each of the Acquired Corporations shall have performed in all material respects all of the obligations to be performed by it under this Agreement prior to the Closing Date.

                      (c) A responsible officer of each of the Acquired
               Corporations shall have provided the Parent with a certificate dated the Closing Date which provides (i) that the matters referred to in subsections (a) and (b) of this Section 5.3 are accurate and complete, (ii) that the Acquired Corporation is prepared in all material respects to perform, and shall perform, all of the obligations to be performed by it under this Agreement up to the Effective Time, and (iii) for statements of fact with respect to such other matters as the Parent may reasonably request.

                               (d) The Parent shall have received a written
               agreement substantially in the form of Exhibit 5.3(d) attached hereto (the "Affiliates Agreement") from each person who is an "affiliate" (as such term is used in paragraphs (c) and (d)of Rule 145 of the Securities Act) of any of the Parent, Clyde, Geneva Rock, Utah Service or Beehive Insurance at or prior to the Effective Time (each of such persons being identified in the Affiliates Agreement).

                                       VI. Termination

        6.1 Right to Terminate. Notwithstanding any other provision of this Agreement to the contrary, this Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time, whether before or after shareholder approval, in accordance with Sections 6.2 through 6.4 below.

               6.2 Automatic Termination. Unless otherwise agreed in writing by each of the Corporations, this Agreement shall be automatically terminated, without any further actions by any of the Corporations (except as may be otherwise required by the URBCA), if (a) any Governmental Authority shall have issued a statute, order, decree or regulation or taken any other action permanently restraining or enjoining or otherwise materially restricting the consummation of the transactions contemplated by this Agreement and such statute, order, decree, regulation or other action shall have become final and non-appealable, or (b) the Mergers have not been consummated on or before June 30, 1998.

               6.3 Termination by the Acquired Corporations. This Agreement may be terminated by the Boards of Directors of the Acquired Corporations, acting jointly, if the Parent breaches or fails in any material respect to perform or comply with any of its covenants and agreements contained herein or breaches its representations and warranties in any material respect; provided, however, that if any such breach is curable by the breaching party through the exercise of the breaching party's reasonable best efforts and for so long as such breaching party shall be so attempting to cure such breach for a period not to exceed 20 days, the Acquired Corporations may not terminate this Agreement pursuant to this Section 6.3.

               6.4 Termination by the Parent. This Agreement may be terminated by the Board of Directors of the Parent if any of the Acquired Corporations breaches or fails in any material respect to perform or comply with any of its covenants and agreements contained herein or breaches its representations and warranties in any material respect; provided, however, that if any such breach is curable by the Acquired Corporation through the exercise of the Acquired Corporation's reasonable best efforts and for so long as the Acquired Corporations shall be so attempting to cure such breach for a period not to exceed 20 days, the Parent may not terminate this Agreement pursuant to this
Section 6.4.

        6.5 Notice of Termination. In the event of the termination of this Agreement as provided in Sections 6.3 or 6.4 above, written notice thereof shall forthwith be given to the other party and such written notice shall specify the provision of this Agreement pursuant to which such termination is made.

        6.6 Effect of Termination. Upon the termination of this Agreement pursuant to any of Sections 6.2, 6.3 or 6.4 above, this Agreement shall thereupon become null and void and there shall be no liability on the part of any of the Corporations to the other (or to any other person). Without limiting the generality of the foregoing, the Corporations expressly agree (a) that the sole remedy for any breach of this Agreement shall be the termination rights contained in Sections 6.3 or 6.4 above, and (b) that in the event of any breach of this Agreement, the breaching party shall have no liability to any person whatsoever (including, without limitation, liability for actual, consequential, punitive, exemplary or special damages).

                             VII. General Provisions

        7.1 Approval. This Agreement has been approved by the Board of Directors and the shareholders of each of the Corporations as required by the URBCA.

        7.2 Actions Prior to Closing. Between the date of this Agreement and the Effective Time, (a) the Acquired Corporations shall each operate their respective businesses in accordance with sound business practices and shall not engage in any transactions other than in the ordinary course of business, and
(b) neither the Parent nor any of the Acquired Corporations shall issue any additional shares of its capital stock (except, the Parent shall issue shares of Parent Common Stock in accordance with the Parent Recapitalization Documents).

        7.3 Taxation of Transaction. The Corporations intend that the transactions contemplated by this Agreement shall constitute tax-free transfers and/or reorganizations pursuant to Sections 351 and 368 of the Code. Therefore, all of the terms and provisions of this Agreement shall be interpreted so that such terms and provisions are in accordance with Sections 351 and 368 of the Code.

        7.4 Additional Actions. The officers of the Corporations shall execute all such other documents and shall take all such other actions as may be necessary or advisable to make this Agreement and the Mergers effective.

               7.5 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented at any time prior to the Closing Date by the written agreement of each of the Corporations and the Parent.

        7.6 Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of any of the Corporations to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

        7.7 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by overnight express courier service or by facsimile transmission (in each case, as of the date of a written receipt obtained by the party giving such notice), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                      (a)    if to Clyde, to:

                      1375 N. Main Street
                      Springville, Utah  84663
                      Facsimile:  (801) 489-7653

                      (b) if to Geneva Rock, to:

                      302 West 5400 South
                      Suite 200
                      Murray, Utah  84107
                      Facsimile:  (801) 765-7830

                      (c) if to the Utah Service, to:

                      35 East 400 South
                      Springville, Utah  84663
                      Facsimile:  (801) 489-8978

                      (d) if to the Beehive Insurance, to:

                      302 West 5400 South
                      Suite 109
                      Murray, Utah  84107
                      Facsimile:  (801) 685-2899

                      (e)    if to the Parent, to:

                      1423 Devonshire Drive
                      Salt Lake City, Utah  84108
                      Facsimile:  (801) ___-____

Copies of any notices should be provided to counsel as follows:

                      Van Cott, Bagley, Cornwall & McCarthy
                      50 South Main Street, Suite 1600
                      Salt Lake City, Utah  84144
                      Attention:  David E. Salisbury, Esq.
                      Facsimile:  (801) 534-0058

        7.8 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Corporations and their respective successors and assigns.

        7.9 Third Party Rights. This Agreement is not intended to confer upon any other person except the Corporations any rights or remedies hereunder.

        7.10 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require.

        7.11 Entire Agreement. This Agreement, including any certificates and instruments referred to herein, embody the entire agreement and understanding of the Corporations in respect of the transactions contemplated by this Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the Corporations with respect to such transactions.

               7.12 Expenses. If the Mergers are consummated in accordance with this Agreement, the Parent shall pay all of the expenses incurred by the Corporations in connection with transactions contemplated by this Agreement. If this Agreement is terminated, (a) each Corporation shall pay its pro rata share (based upon the valuation of each of the Corporations as set forth in the HVA Appraisals) of the expenses incurred by all of the Corporations in connection with transactions contemplated by this Agreement, and (b) the officers of each of the Corporations shall, in good faith, take all of the actions which may be necessary or advisable to cause such expenses to be paid in accordance with clause (a) above.

               7.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        7.14 Governing Law. This Agreement shall be governed by the laws of the State of Utah (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.



                            [signature page follows]

               IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized officers of the Corporations as of the date first written above.

               Acquired
               Corporations:   W.W. Clyde & Co., a Utah corporation


                                 By:  ____________________________
                                 Its:  ___________________________


                                 Geneva Rock Products, Inc., a Utah corporation


                                 By:
                                      ----------------------------
                                 Its:
                                       ---------------------------


                                 Utah Service Inc., a Utah corporation


                                 By:
                                      ----------------------------
                                 Its:
                                       ---------------------------


                                 Beehive Insurance Agency, Inc., a Utah
                                 corporation


                                 By:
                                      ----------------------------
                                 Its:
                                       ---------------------------

               Reorganization
               Corporations:        W.W. Clyde Reorganization
                        Corporation, a Utah corporation

                                            Geneva Rock Reorganization
                        Corporation, a Utah corporation

                                            Utah Service Reorganization
                        Corporation, a Utah corporation

                                            Beehive Insurance Reorganization
                        Corporation, a Utah corporation


                                 By:
                                      ----------------------------
                                 Their:
                                       ---------------------------



               The Parent:  Clyde Companies, Inc.,
                                 a Utah corporation


                                 By:
                                      ----------------------------
                                 Its:
                                       ---------------------------

                                     ANNEX B

                             [STOCK REDEMPTION PLAN]

                              [BEGINS ON NEXT PAGE]

                              CLYDE COMPANIES, INC.

                              STOCK REDEMPTION PLAN


        The Board of Directors (the "Board") of Clyde Companies, Inc., a Utah corporation (the "Company"), has adopted the following stock redemption plan (this "Plan"), effective as of January 1, 1999:

        3. Purposes. Certain shareholders of the Company ("Shareholders") desire to sell shares of the common stock of Company ("Common Stock") from time to time. However, there is no public or other ready market for the Common Stock. Accordingly, the Shareholders have requested that the Company redeem, on an annual basis, a limited number of shares of Common Stock. The Board has determined that it is advisable and in the best interests of the Company and the Shareholders for the Company to redeem shares of Common Stock, each year on a date established by the Board (the "Redemption Date"), in accordance with the terms of this Plan (the "Redemption").

        4. Valuation of the Common Stock. Each year, as soon as practicable following the issuance by the Company's auditors of their report regarding the consolidated financial statements of the Company and its subsidiaries for the prior year (the "Financial Statements"), the Board shall cause an appraisal (or an update of a prior appraisal) of the Company (the "Appraisal") to be completed by an independent individual or firm selected by the Board which shall set forth a determination of the total fair market value of the Company as of the last day of the prior year (the "Appraisal Value"). The price to be paid to the Shareholders for each share of redeemed Common Stock (the "Redemption Price") shall be an amount equal to the Appraisal Value divided by the number of shares of Common Stock outstanding on the last day of the prior year, discounted by twenty-five percent (25%) (reflecting a lack of marketability and minority interest).

        5. Redemption Fund. As soon as practicable following the Appraisal, the Board shall determine the amount which shall be made available by the Company on the Redemption Date to fund the Redemption (the "Redemption Fund"). Notwithstanding any other provision of this Plan to the contrary, the Redemption Fund shall be an amount which is greater than or equal to Five Percent (5%) and less than or equal to Ten Percent (10%) of the net earnings of the Company (after taxes) as recorded in the Financial Statements. Any amount of the Redemption Fund remaining after the Redemption Date shall be reallocated for the purposes determined by the Board.

        6. Redemption Procedures. Each year, as soon as practicable after the determination of the amount of the Redemption Fund, the following shall occur:

                (a) The Company shall mail to each record Shareholder (i) a form of letter of transmittal (the "Transmittal Letter") advising such Shareholder of his or her right to redeem shares of Common Stock and specifying
(A) the Appraisal Value, (B) the Redemption Price, (C) the Redemption Date, and
(D) the instructions necessary for the Shareholders to participate in and complete the Redemption, (ii) the Financial Statements, (iii) a copy of the Appraisal (or a summary thereof), and (iv) such other information as shall be required by applicable law.

                (b) The Shareholders who desire to participate in the Redemption (each a "Selling Shareholder") shall comply with all of the requirements set forth in the Transmittal Letter and shall surrender certificates evidencing shares of Common Stock to be redeemed to the Company. If less than all of the shares represented by any certificate evidencing shares of Common Stock are to be redeemed, as soon as practicable following the Redemption Date, the Company shall issue a new certificate to the Selling Shareholder for the appropriate number of shares of Common Stock.

                (c) If the number of shares of Common Stock offered for Redemption by the Selling Shareholders is greater than the number of shares which may be redeemed by the Company (given the amount of the Redemption Fund and the Redemption Price), the Company shall spend the entire amount of the Redemption Fund and shares of Common Stock shall be redeemed from each Selling Shareholder on a pro rata basis.

                (d) If the number of shares of Common Stock offered for Redemption by the Selling Shareholders is less than the number of shares which may be redeemed by the Company (given the amount of the Redemption Fund and the Redemption Price), the Company shall spend such amount of the Redemption Fund as is necessary to redeem all of the shares of Common Stock offered for Redemption and the remaining amounts shall be treated as set forth in paragraph 3 above.

                (e) In accordance with applicable law and the Transmittal Letter, the Company shall pay to each Selling Shareholder an amount in cash equal to the Redemption Price multiplied by the number of shares of Common Stock redeemed from such Selling Shareholder pursuant to this Plan.

                (f) Upon Redemption, all shares of Common Stock redeemed shall be authorized and unissued shares of the Company and any certificates representing such shares of Common Stock shall be canceled.

        7. Eligible Shares. All shares of Common Stock shall be eligible for redemption subject to and in accordance with the terms of this Plan.

        8. Administration. This Plan shall be administered and interpreted by the Board in its sole and absolute discretion. This Plan may be repealed, amended, modified, supplemented or changed, or the Redemption for any particular year may be canceled, only after the approval of such action by a seventy-five percent (75%) majority of the Board.

                                     ANNEX C

                  [SECTIONS 16-10A-1301 THROUGH 16-10A-1331 OF
                   THE UTAH REVISED BUSINESS CORPORATION ACT]

                                    UTAH CODE

                             TITLE 16. CORPORATIONS
                  CHAPTER 10A. REVISED BUSINESS CORPORATION ACT
                           PART 13. DISSENTERS' RIGHTS

16-10a-1301. Definitions.

    For purposes of Part 13:

      (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

      (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

      (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 16-10a-1302 and who exercises that right when and in the manner required by Sections 16-10a-1320 through 16-10a-1328.

      (4) "Fair value" with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

      (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the statutory rate set forth in Section 15-1-1, compounded annually.

      (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent the beneficial owner is recognized by the corporation as the shareholder as provided in Section 16-10a-723.

      (7) "Shareholder" means the record shareholder or the beneficial shareholder.

16-10a-1302. Right to dissent.

      (1) A shareholder, whether or not entitled to vote, is entitled to dissent from, and obtain payment of the fair value of shares held by him in the event of, any of the following corporate actions:

         (a) consummation of a plan of merger to which the corporation is a party if:

            (i) shareholder approval is required for the merger by Section 16-10a-1103 or the articles of incorporation; or

            (ii) the corporation is a subsidiary that is merged with its parent under Section 16-10a-1104;

         (b) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

         (c) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under Subsection 16-10a-1202(1), but not including a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale; and

         (d) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to Subsection 16-10a-1202(2).

      (2) A shareholder is entitled to dissent and obtain payment of the fair value of his shares in the event of any other corporate action to the extent the articles of incorporation, bylaws, or a resolution of the board of directors so provides.

      (3) Notwithstanding the other provisions of this part, except to the extent otherwise provided in the articles of incorporation, bylaws, or a resolution of the board of directors, and subject to the limitations set forth in Subsection (4), a shareholder is not entitled to dissent and obtain payment under Subsection (1) of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the National Market System of the National Association of Securities Dealers Automated Quotation System, or were held of record by more than 2,000 shareholders, at the time of:

         (a) the record date fixed under Section 16-10a-707 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

         (b) the record date fixed under Section 16-10a-704 to determine shareholders entitled to sign writings consenting to the proposed corporate action; or

         (c) the effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

      (4) The limitation set forth in Subsection (3) does not apply if the shareholder will receive for his shares, pursuant to the corporate action, anything except:

         (a) shares of the corporation surviving the consummation of the plan of merger or share exchange;

         (b) shares of a corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the National Market System of the National Association of Securities Dealers Automated Quotation System, or will be held of record by more than 2,000 shareholders;

         (c) cash in lieu of fractional shares; or

         (d) any combination of the shares described in Subsection (4), or cash in lieu of fractional shares.

      (5) A shareholder entitled to dissent and obtain payment for his shares under this part may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to him or to the corporation.

16-10a-1303. Dissent by nominees and beneficial owners.

      (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if the shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states the dissent and the name and address of each person on whose behalf dissenters' rights are being asserted. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the other shares held of record by him were registered in the names of different shareholders.

      (2) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

         (a) the beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

         (b) the beneficial shareholder dissents with respect to all shares of which he is the beneficial shareholder.

      (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each beneficial shareholder must certify to the corporation that both he and the record shareholders of all shares owned beneficially by him have asserted, or will timely assert, dissenters' rights as to all the shares unlimited on the ability to exercise dissenters' rights. The certification requirement must be stated in the dissenters' notice given pursuant to Section 16-10a-1322.

16-10a-1320. Notice of dissenters' rights.

      (1) If a proposed corporate action creating dissenters' rights under
Section 16-10a-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must be sent to all shareholders of the corporation as of the applicable record date, whether or not they are entitled to vote at the meeting. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this part. The notice must be accompanied by a copy of this part and the materials, if any, that under this chapter are required to be given the shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as required by this subsection does not affect any action taken at the shareholders' meeting for which the notice was to have been given.

      (2) If a proposed corporate action creating dissenters' rights under
Section 16-10a-1302 is authorized without a meeting of shareholders pursuant to
Section 16-10a-704, any written or oral solicitation of a shareholder to execute a written consent to the action contemplated by Section 16-10a-704 must be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this part, by a copy of this part, and by the materials, if any, that under this chapter would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give written notice as provided by this subsection does not affect any action taken pursuant to Section 16-10a-704 for which the notice was to have been given.

16-10a-1321. Demand for payment - Eligibility and notice of intent.

      (1) If a proposed corporate action creating dissenters' rights under
Section 16-10a-1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

         (a) must cause the corporation to receive, before the vote is taken, written notice of his intent to demand payment for shares if the proposed action is effectuated; and

         (b) may not vote any of his shares in favor of the proposed action.

      (2) If a proposed corporate action creating dissenters' rights under
Section 16-10a-1302 is authorized without a meeting of shareholders pursuant to
Section 16-10a-704, a shareholder who wishes to assert dissenters' rights may not execute a writing consenting to the proposed corporate action.

      (3) In order to be entitled to payment for shares under this part, unless otherwise provided in the articles of incorporation, bylaws, or a resolution adopted by the board of directors, a shareholder must have been a shareholder with respect to the shares for which payment is demanded as of the date the proposed corporate action creating dissenters' rights under Section 16-10a-1302 is approved by the shareholders, if shareholder approval is required, or as of the effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

      (4) A shareholder who does not satisfy the requirements of Subsections (1) through (3) is not entitled to payment for shares under this part.

16-10a-1322. Dissenters' notice.

      (1) If proposed corporate action creating dissenters' rights under Section 16-10a-1302 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this part.

      (2) The dissenters' notice required by Subsection (1) must be sent no later than ten days after the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302, and shall:

         (a) state that the corporate action was authorized and the effective date or proposed effective date of the corporate action;

         (b) state an address at which the corporation will receive payment demands and an address at which certificates for certificated shares must be deposited;

         (c) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

         (d) supply a form for demanding payment, which form requests a dissenter to state an address to which payment is to be made;

         (e) set a date by which the corporation must receive the payment demand and by which certificates for certificated shares must be deposited at the address indicated in the dissenters' notice, which dates may not be fewer than 30 nor more than 70 days after the date the dissenters' notice required by Subsection (1) is given;

         (f) state the requirement contemplated by Subsection 16-10a-1303(3), if the requirement is imposed; and

         (g) be accompanied by a copy of this part.

16-10a-1323. Procedure to demand payment.

      (1) A shareholder who is given a dissenters' notice described in Section 16-10a-1322, who meets the requirements of Section 16-10a-1321, and wishes to assert dissenters' rights must, in accordance with the terms of the dissenters' notice:

         (a) cause the corporation to receive a payment demand, which may be the payment demand form contemplated in Subsection 16-10a-1322(2)(d), duly completed, or may be stated in another writing;

         (b) deposit certificates for his certificated shares in accordance with the terms of the dissenters' notice; and

         (c) if required by the corporation in the dissenters' notice described in Section 16-10a-1322, as contemplated by Section 16-10a-1327, certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters' rights acquired beneficial ownership of the shares before the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under
Section 16-10a-1302.

      (2) A shareholder who demands payment in accordance with Subsection (1) retains all rights of a shareholder except the right to transfer the shares until the effective date of the proposed corporate action giving rise to the exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of the corporate action.

      (3) A shareholder who does not demand payment and deposit share certificates as required, by the date or dates set in the dissenters' notice, is not entitled to payment for shares under this part.

16-10a-1324. Uncertificated shares.

      (1) Upon receipt of a demand for payment under Section 16-10a-1323 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer of the shares until the proposed corporate action is taken or the restrictions are released under Section 16-10a-1326.

      (2) In all other respects, the provisions of Section 16-10a-1323 apply to shareholders who own uncertificated shares.

16-10a-1325. Payment.

      (1) Except as provided in Section 16-10a-1327, upon the later of the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302, and receipt by the corporation of each payment demand pursuant to
Section 16-10a-1323, the corporation shall pay the amount the corporation estimates to be the fair value of the dissenter's shares, plus interest to each dissenter who has complied with Section 16-10a-1323, and who meets the requirements of Section 16-10a-1321, and who has not yet received payment.

      (2) Each payment made pursuant to Subsection (1) must be accompanied by:

         (a) (i) (A) the corporation's balance sheet as of the end of its most recent fiscal year, or if not available, a fiscal year ending not more than 16 months before the date of payment;

            (B) an income statement for that year;

            (C) a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, if the corporation customarily provides such statements to shareholders; and

            (D) the latest available interim financial statements, if any;

           (ii) the balance sheet and statements referred to in Subsection (i) must be audited if the corporation customarily provides audited financial statements to shareholders;

         (b) a statement of the corporation's estimate of the fair value of the shares and the amount of interest payable with respect to the shares;

         (c) a statement of the dissenter's right to demand payment under
Section 16-10a-1328; and (d) a copy of this part.

16-10a-1326. Failure to take action.

      (1) If the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302 does not occur within 60 days after the date set by the corporation as the date by which the corporation must receive payment demands as provided in Section 16-10a-1322, the corporation shall return all deposited certificates and release the transfer restrictions imposed on uncertificated shares, and all shareholders who submitted a demand for payment pursuant to Section 16-10a-1323 shall thereafter have all rights of a shareholder as if no demand for payment had been made.

      (2) If the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302 occurs more than 60 days after the date set by the corporation as the date by which the corporation must receive payment demands as provided in Section 16-10a-1322, then the corporation shall send a new dissenters' notice, as provided in Section 16-10a-1322, and the provisions of Sections 16-10a-1323 through 16-10a-1328 shall again be applicable.

16-10a-1327. Special provisions relating to shares acquired after announcement of proposed corporate action.

      (1) A corporation may, with the dissenters' notice given pursuant to
Section 16-10a-1322, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under Section 16-10a-1302 and state that a shareholder who asserts dissenters' rights must certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters' rights acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not certify in writing, in or with the payment demand that he or the person on whose behalf the dissenters' rights are being asserted, acquired beneficial ownership of the shares before that date, the corporation may, in lieu of making the payment provided in Section 16-10a-1325, offer to make payment if the dissenter agrees to accept it in full satisfaction of his demand.

      (2) An offer to make payment under Subsection (1) shall include or be accompanied by the information required by Subsection 16-10a-1325(2).

16-10a-1328. Procedure for shareholder dissatisfied with payment or offer.

      (1) A dissenter who has not accepted an offer made by a corporation under
Section 16-10a-1327 may notify the corporation in writing of his own estimate of the fair value of his shares and demand payment of the estimated amount, plus interest, less any payment made under Section 16-10a-1325, if:

         (a) the dissenter believes that the amount paid under Section 16-10a-1325 or offered under Section 16-10a-1327 is less than the fair value of the shares;

         (b) the corporation fails to make payment under Section 16-10a-1325 within 60 days after the date set by the corporation as the date by which it must receive the payment demand; or

      (c) the corporation, having failed to take the proposed corporate action creating dissenters' rights, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by Section 16-10a-1326.

    (2) A dissenter waives the right to demand payment under this section unless he causes the corporation to receive the notice required by Subsection (1) within 30 days after the corporation made or offered payment for his shares.

16-10a-1330. Judicial appraisal of shares - Court action.

    (1) If a demand for payment under Section 16-10a-1328 remains unresolved, the corporation shall commence a proceeding within 60 days after receiving the payment demand contemplated by Section 16-10a-1328, and petition the court to determine the fair value of the shares and the amount of interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unresolved the amount demanded.

    (2) The corporation shall commence the proceeding described in Subsection
(1) in the district court of the county in this state where the corporation's principal office, or if it has no principal office in this state, the county where its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with, or whose shares were acquired by, the foreign corporation was located.

      (3) The corporation shall make all dissenters who have satisfied the requirements of Sections 16-10a-1321, 16-10a-1323, and 16-10a-1328, whether or not they are residents of this state whose demands remain unresolved, parties to the proceeding commenced under Subsection (2) as an action against their shares. All such dissenters who are named as parties must be served with a copy of the petition. Service on each dissenter may be by registered or certified mail to the address stated in his payment demand made pursuant to Section 16-10a-1328. If no address is stated in the payment demand, service may be made at the address stated in the payment demand given pursuant to Section 16-10a-1323. If no address is stated in the payment demand, service may be made at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares. Service may also be made otherwise as provided by law.

      (4) The jurisdiction of the court in which the proceeding is commenced under Subsection (2) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

      (5) Each dissenter made a party to the proceeding commenced under Subsection (2) is entitled to judgment:

         (a) for the amount, if any, by which the court finds that the fair value of his shares, plus interest, exceeds the amount paid by the corporation pursuant to Section 16-10a-1325; or

         (b) for the fair value, plus interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under Section 16-10a-1327.

16-10a-1331. Court costs and counsel fees.

      (1) The court in an appraisal proceeding commenced under Section 16-10a-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds that the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 16-10a-1328.

      (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

         (a) against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 16-10a-1320 through 16-10a-1328; or

         (b) against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this part.

      (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Article IV, Section 1 of CCI's Articles of Incorporation provides that, except as otherwise required by Utah law, CCI will indemnify and advance expenses to its directors and officers and to any person who is or was serving at CCI's request as a director or officer of another domestic or foreign corporation or other person to the fullest extent permitted by Utah law. Article IV, Section 2 of CCI's Articles of Incorporation provides that the personal liability of the directors and officers of CCI to CCI or its shareholders will be eliminated or limited to the fullest extent permitted by Utah law. Section
6.2 of CCI's Bylaws provides for indemnification of directors to the fullest extent and in the manner permitted by Utah law. Sections 16-10a-901 through 16-10a-909 of the Utah Revised Business Corporation Law make provision for such indemnification in terms sufficiently broad to cover directors under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

EXHIBIT
NUMBER                                   EXHIBIT
------                                   -------

2.1 Agreement and Plan of Merger dated November 13, 1997 by and among CCI, W.W. Clyde Reorganization Corporation, Clyde, Geneva Rock Reorganization Corporation, Geneva Rock, Utah Service Reorganization Corporation, Utah Service, Beehive Insurance Reorganization Corporation and Beehive Insurance.

3.1         Articles of Incorporation of CCI

3.2         Bylaws of CCI.

4.1         Bylaws of CCI filed as Exhibit 3.2 to this Registration Statement.

4.2         Form of CCI Common Stock Certificate.

5           Opinion of Van Cott, Bagley, Cornwall & McCarthy re legality of
            Common Stock.

8           Opinion of Grant Thornton LLP regarding tax matters.

[CCI Material Contracts:  Exhibits 10.1-10.3]

10.1        Voting Agreement dated November 14, 1997 among the persons named on
            Schedule 1 thereto.

10.2 Stock Redemption Plan adopted by the Board of Directors of CCI as of November 12, 1997.

10.3        Form of Employment Agreement between CCI and Richard C. Clyde.

[Geneva Rock Material Contracts:  Exhibits 10.4-10.10]

10.4        Promissory Note dated June 28, 1996 in favor of J&J Mill and Lumber
            Company.

10.5 Promissory Note dated October 18, 1994 in favor of Ideal Concrete Corporation.

10.6 Lease dated January 1, 1991 between Mt. Jordan Limited Partnership and Geneva.

10.7 Asphalt Sales Contract dated February 13, 1997 between Geneva Rock and Sinclair Oil Corporation.

10.8 Asphalt Cement Contract dated May 29, 1997 between Geneva Rock and Crysen Refining, Inc.

10.9 Stock Purchase and Shipping Order dated May 1, 1997 between Geneva Rock and Conoco Inc.

10.10 Stock Purchase and Shipping Order dated July 1, 1997 between Geneva Rock and Conoco Inc.

[Clyde Material Contracts:  Exhibits 10.11-10.17]

10.11 Contract dated October 2, 1997 between Clyde and Holmes Creek Irrigation Company.

10.12 Contract No. ES-01 dated July 21, 1997 between Clyde and Kennecott Utah Copper Corporation.

10.13 Agreement dated September 12, 1997 between Clyde and Sun River St. George Development, L.C.

10.14       Agreement dated July 23, 1997 between Clyde and USPCI.

10.15 Profit Participation Agreement dated September 23, 1997 between Clyde and Overland Trails, L.L.C.

10.16 Contract dated April 28, 1997 between Clyde and the Utah Department of Transportation.

10.17 Proposal and Contract dated September 22, 1997 between Clyde and the United States Department of Transportation.

[Utah Service Material Contracts:  Exhibits 10.18-10.19]

10.18 Supply Contract dated July 2, 1990 between Utah Service and Mike Petersen Oil Company

10.19 Ace Dealer Franchise Agreement dated April 29, 1981 between Utah Service and Ace Hardware Corporation

[Beehive Insurance Material Contracts:  Exhibits 10.20-10.28]

10.20 Agency Agreement dated September 7, 1993 between Beehive Insurance and St. Paul Fire and Marine Insurance Company.

10.21 Agency-Company Agreement dated December 27, 1994 between Beehive Insurance and Reliance Insurance Company

10.22 Agency Agreement dated January 1, 1995 between Beehive Insurance and The Ohio Casualty Insurance Company.

10.23 Producer Agreement dated May 16, 1988 between Beehive Insurance and The Swett & Crawford Group, Inc.

10.24 Producer Agreement dated January 1, 1993 between Beehive Insurance and Sobieski & Bradley, Inc.

10.25 Agency-Company Agreement dated December 15, 1992 between Beehive Insurance and Royal Insurance Company of America.

10.26 Independent Agency Agreement dated January 1, 1997 between Beehive Insurance and Unigard Insurance Company.

10.27       Lease Agreement dated October 31, 1997 between Beehive Insurance and
            Geneva.

10.28       Retirement Plan for Employees of Clyde, Geneva Rock and Beehive
            Insurance.

21          Subsidiaries of the Registrant.

23.1        Consent of Houlihan Valuation Advisors.

23.2        Consent of Van Cott, Bagley, Cornwall & McCarthy (included in
            Exhibit 5.1).

23.3        Consent of Grant Thornton LLC

23.4        Consent of Daines Associates LLC

23.5        Consent of Squire & Company, PC

24.1        Power of Attorney (included in the signature page hereto).

27.1        Financial Data Schedule for CCI.

27.2        Financial Data Schedule for Clyde.

27.3        Financial Data Schedule for Geneva Rock.

27.4        Financial Data Schedule for Utah Service.

27.5        Financial Data Schedule for Beehive Insurance.

99.1        Forms of Proxy Cards.

99.2 Valuation report of Houlihan Valuation Advisors with respect to Clyde.

99.3 Valuation report of Houlihan Valuation Advisors with respect to Geneva Rock.

99.4        Valuation report of Houlihan Valuation Advisors with respect to Utah
            Service.

99.5 Valuation report of Houlihan Valuation Advisors with respect to Beehive Insurance.

            (b) Financial Statement Schedules

            Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 22.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         The Registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the Registrant in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and CCI being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on Decemeber 10, 1997.

                                       CLYDE COMPANIES, INC.

                                       By: /s/ CAROL C. SALISBURY
                                           -------------------------------------
                                           Carol C. Salisbury
                                           President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Carol C. Salisbury his or her attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign this Registration Statement and any and all amendments hereto (including post-effective amendments), and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on December 10, 1997 in the capacities indicated.

          SIGNATURE                              TITLE
          ---------                              -----
/s/ CAROL C. SALISBURY              President and Director
-------------------------------
Carol C. Salisbury


/s/ ILA C. COOK                     Vice President and Director
-------------------------------
Ila C. Cook


/s/ WILLIAM R. CLYDE                Vice President and Director
-------------------------------
William R. Clyde


/s/ LOUISE C. GAMMELL               Secretary, Treasurer and Director
-------------------------------
Louise C. Gammell


/s/ PAUL B. CLYDE                   Director
-------------------------------
Paul B. Clyde


/s/ RICHARD C. CLYDE                Director
-------------------------------
Richard C. Clyde

                                  EXHIBIT INDEX

EXHIBIT
NO.                                      EXHIBIT                                    PAGE
------                                   -------                                    ----
2.1         Agreement and Plan of Merger dated November 13, 1997 by and among
            CCI, W.W. Clyde Reorganization Corporation, Clyde, Geneva Rock
            Reorganization Corporation, Geneva Rock, Utah Service Reorganization
            Corporation, Utah Service, Beehive Insurance Reorganization
            Corporation and Beehive Insurance.

3.1         Articles of Incorporation of CCI

3.2         Bylaws of CCI.

4.1         Bylaws of CCI filed as Exhibit 3.2 to this Registration Statement.

4.2         Form of CCI Common Stock Certificate.

5           Opinion of Van Cott, Bagley, Cornwall & McCarthy re legality of
            Common Stock.

8           Opinion of Grant Thornton LLP regarding tax matters.

            [CCI Material Contracts:  Exhibits 10.1-10.3]

10.1        Voting Agreement dated November 14, 1997 among the persons named on
            Schedule 1 thereto.

10.2 Stock Redemption Plan adopted by the Board of Directors of CCI as of November 12, 1997.

10.3        Form of Employment Agreement between CCI and Richard C. Clyde.

            [Geneva Rock Material Contracts: Exhibits 10.4-10.10]

10.4        Promissory Note dated June 28, 1996 in favor of J&J Mill and Lumber
            Company.

10.5        Promissory Note dated October 18, 1994 in favor of Ideal Concrete
            Corporation.

10.6 Lease dated January 1, 1991 between Mt. Jordan Limited Partnership and Geneva.

10.7 Asphalt Sales Contract dated February 13, 1997 between Geneva Rock and Sinclair Oil Corporation.

10.8        Asphalt Cement Contract dated May 29, 1997 between Geneva Rock and
            Crysen Refining, Inc.

10.9        Stock Purchase and Shipping Order dated May 1, 1997 between Geneva
            Rock and Conoco Inc.

10.10       Stock Purchase and Shipping Order dated July 1, 1997 between Geneva
            Rock and Conoco Inc.

            [Clyde Material Contracts: Exhibits 10.11-10.17]

10.11       Contract dated October 2, 1997 between Clyde and Holmes Creek
            Irrigation Company.

10.12       Contract No. ES-01 dated July 21, 1997 between Clyde and Kennecott

            Utah Copper Corporation.

10.13       Agreement dated September 12, 1997 between Clyde and Sun River St.
            George Development, L.C.

10.14       Agreement dated July 23, 1997 between Clyde and USPCI.

10.15       Profit Participation Agreement dated September 23, 1997 between
            Clyde and Overland Trails, L.L.C.

10.16 Contract dated April 28, 1997 between Clyde and the Utah Department of Transportation.

10.17       Proposal and Contract dated September 22, 1997 between Clyde and the
            United States Department of Transportation.

            [Utah Service Material Contracts: Exhibits 10.18-10.19]

10.18       Supply Contract dated July 2, 1990 between Utah Service and Mike
            Petersen Oil Company

10.19       Ace Dealer Franchise Agreement dated April 29, 1981 between Utah
            Service and Ace Hardware Corporation

            [Beehive Insurance Material Contracts: Exhibits 10.20-10.28]

10.20 Agency Agreement dated September 7, 1993 between Beehive Insurance and St. Paul Fire and Marine Insurance Company.

10.21       Agency-Company Agreement dated December 27, 1994 between Beehive
            Insurance and Reliance Insurance Company

10.22       Agency Agreement dated January 1, 1995 between Beehive Insurance and
            The Ohio Casualty Insurance Company.

10.23       Producer Agreement dated May 16, 1988 between Beehive Insurance and
            The Swett & Crawford Group, Inc.

10.24 Producer Agreement dated January 1, 1993 between Beehive Insurance and Sobieski & Bradley, Inc.

10.25       Agency-Company Agreement dated December 15, 1992 between Beehive
            Insurance and Royal Insurance Company of America.

10.26       Independent Agency Agreement dated January 1, 1997 between Beehive
            Insurance and Unigard Insurance Company.

10.27       Lease Agreement dated October 31, 1997 between Beehive Insurance and
            Geneva.

10.28       Retirement Plan for Employees of Clyde, Geneva Rock and Beehive
            Insurance.

21          Subsidiaries of the Registrant.

23.1        Consent of Houlihan Valuation Advisors.

23.2        Consent of Van Cott, Bagley, Cornwall & McCarthy (included in
            Exhibit 5.1).

23.3        Consent of Grant Thornton LLC

23.4        Consent of Daines Associates LLC

23.5        Consent of Squire & Company, PC

24.1        Power of Attorney (included in the signature page hereto).

27.1        Financial Data Schedule for CCI.

27.2        Financial Data Schedule for Clyde.

27.3        Financial Data Schedule for Geneva Rock.

27.4        Financial Data Schedule for Utah Service.

27.5        Financial Data Schedule for Beehive Insurance.

99.1        Forms of Proxy Cards.

99.2 Valuation report of Houlihan Valuation Advisors with respect to Clyde.

99.3 Valuation report of Houlihan Valuation Advisors with respect to Geneva Rock.

99.4        Valuation report of Houlihan Valuation Advisors with respect to Utah
            Service.

99.5 Valuation report of Houlihan Valuation Advisors with respect to Beehive Insurance.